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PROSPECTUS
Dated August 16, 2004

FOSTER WHEELER LTD.

Offer to Exchange
up to 5,320,000 Common Shares, 86,100 Series B Convertible Preferred Shares
(Liquidation preference of $0.01 per preferred share)
and Warrants to purchase up to 293,389,891 Common Shares

for

Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC, including accrued dividends

and

up to 33,726,000 Common Shares and 318,570 Series B Convertible Preferred Shares
for
Any and All Outstanding 6.50% Convertible Subordinated Notes due 2007
Issued by Foster Wheeler Ltd. and Guaranteed by Foster Wheeler LLC

and

up to 19,519,327 Common Shares and approximately 184,187.74 Series B Convertible Preferred Shares
for
Any and All Outstanding Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement,
and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee)

and

Solicitation of Consents to Proposed Amendments to

the Indenture Relating to the 9.00% Junior Subordinated Deferrable Interest
Debentures, Series I of Foster Wheeler LLC
and

the Indenture Relating to the 6.50% Convertible Subordinated Notes due 2007

        Holders of securities tendered for exchange and not withdrawn will receive the following:

        • Each holder of 9.00% Preferred Securities, Series I (liquidation amount $25 per trust security) issued by FW Preferred Capital Trust I, or the trust securities, will receive 0.760 common shares, 0.0123 preferred shares and one warrant to purchase a specified number of common shares, as described in this prospectus, for each trust security (liquidation amount $25). Holders of trust securities who participate in this exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities they exchange.

        • Each holder of 6.50% convertible subordinated notes due 2007 issued by Foster Wheeler Ltd., or the convertible notes, will receive 160.600 common shares and 1.517 preferred shares plus accrued and unpaid interest through the date of the exchange for each $1,000 in principal amount of convertible notes.

        • Each holder of Series 1999 C Bonds maturing in 2009, or the 2009 Series C Robbins bonds, will receive 192.900 common shares and 1.817 preferred shares plus accrued and unpaid interest through the date of the exchange for each $1,000 in principal amount outstanding as of June 25, 2004, of 2009 Series C Robbins bonds. Each holder of Series 1999 C bonds maturing in 2024, or the 2024 Series C Robbins bonds, will receive 160.600 common shares and 1.517 preferred shares plus accrued and unpaid interest through the date of the exchange for each $1,000 in principal amount outstanding as of June 25, 2004, of 2024 Series C Robbins bonds. Each holder of Series 1999 D Bonds, or the Series D Robbins bonds, will receive 192.900 common shares and 1.817 preferred shares for each $1,000 in accreted principal amount outstanding as of June 25, 2004, of Series D Robbins bonds.

        Each preferred share offered hereby will be optionally convertible into 1,300 common shares upon the circumstances described in this prospectus, and, prior to becoming convertible, will vote with the common shares as a single class and at all times be entitled to dividends and distributions, in each case on an as converted basis except in certain circumstances described in this prospectus.

        By means of a separate prospectus, we are also offering to exchange up to 9,220,000 common shares and up to 87,400 preferred shares of Foster Wheeler Ltd. and up to $150,000,000 in principal amount of fixed rate senior secured notes due 2011, Series A, of Foster Wheeler LLC, referred to herein as the new notes, plus accrued and upaid interest through the date of the exchange, for all of the $200,000,000 in aggregate principal amount of Foster Wheeler LLC's outstanding 6.75% senior notes due 2005, referred to herein as the 2005 notes, as part of this exchange offer.

        For a discussion of factors you should consider before you decide to participate in the exchange offer and consent solicitation, see "Risk Factors" beginning on page 28.

The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on August 30, 2004, which we refer to as the expiration date, unless extended by us. You may revoke your tender and, if applicable, your consent at any time prior to 5:00 p.m., New York City time, on the expiration date.

        Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB" and are subject to penny stock rules. These factors may make it more difficult to buy and sell our shares. On August 12, 2004, the average of the high and low quotations for our common shares on the Over-the-Counter Bulletin Board was $0.76 per share.

        Neither the preferred shares nor the warrants will be listed on any national securities exchange and, currently, there is no public market for the preferred shares or the warrants, although we intend to apply for listing of the warrants, and under certain circumstances, the preferred shares, following the closing of the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The dealer manager for the exchange offer and consent solicitation is: Rothschild Inc.

TABLE OF CONTENTS

Summary	1
Risk Factors	28
Forward Looking Statements	51
Capitalization	52
Unaudited Pro Forma Condensed Consolidated Financial Statements	60
Selected Financial Data	83
Ratio of Earnings to Fixed Charges	86
Use of Proceeds	88
Accounting Treatment for the Exchange Offer	89
The Exchange Offer and the Consent Solicitation	92
The Proposed Amendments	123
The Trust	127
Market Price Information	128
Description of Share Capital	130
Description of the Warrants	143
Comparison of Rights	146
U.S. Federal Income Tax Considerations	179
Legal Matters	190
Experts	190
Where You Can Find More Information About Us	191
Incorporation of Documents by Reference	191
Enforcement of Civil Liabilities	192

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letters of transmittal and consent and letter of transmittal. If given or made, such information and representations must not be relied upon by you as having been authorized by us, the trustee, the exchange agent, the information agent, the warrant agent, the dealer manager or any other party involved in the exchange offer. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

i

SUMMARY

        This summary represents a summary of all material terms of the exchange offer and consent solicitation and highlights selected information described in greater detail elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus, including the risk factors beginning on page 28, and the documents incorporated by reference in this prospectus to fully understand this exchange offer and consent solicitation and our business, results of operations and financial condition. Except as the context otherwise requires, the terms "we," "us," "our," and "Foster Wheeler," as used in this prospectus, refer to Foster Wheeler Ltd. and its direct and indirect subsidiaries on a consolidated basis.

Purpose of the Exchange Offer and Consent Solicitation (see page 92)

        The purpose of the exchange offer and consent solicitation for the trust securities, the convertible notes and the Robbins bonds is to reduce our debt and to improve our overall capital structure. The purpose of the exchange offer for the 2005 notes is effectively to extend the maturity of a portion of the 2005 notes and to reduce our debt.

        Following the consummation of the exchange offer, Foster Wheeler will no longer have any payment obligations with respect to:

  •
  trust securities that are exchanged, including with respect to accrued and unpaid dividends,

  •
  convertible notes that are exchanged,

  •
  Robbins bonds that are exchanged, and

  •
  2005 notes that are exchanged for common shares and preferred shares.

        Foster Wheeler will pay all accrued and unpaid interest through the date the exchange offer is consummated, or the exchange date, on the convertible notes, Robbins bonds and 2005 notes tendered in the exchange offer and not withdrawn. Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange.

        In addition, the new notes, that are issued in exchange for the 2005 notes will have a maturity date that is approximately six years later than the maturity date of the 2005 notes. Consequently, Foster Wheeler will have a significantly longer period in which to repay the new notes.

        Following the consummation of the exchange offer and consent solicitation, holders of the trust securities, convertible notes, Robbins bonds and 2005 notes that receive shares in the exchange offer will become equity holders of Foster Wheeler and will no longer have the contractual rights previously accorded them in the applicable debt instruments governing their securities. The holders of 2005 notes that receive new notes will not be entitled to be repaid the principal amount of those notes until the new notes' maturity date in 2011. For a comparison of rights of holders who participate in the exchange offer, you should read the section of the prospectus entitled "Comparison of Rights".

Principal Terms of the Exchange Offer (see page 103)

        The completion of the exchange offer is conditioned upon, among other things, our receipt of valid tenders from not less than 75% of the aggregate liquidation amount of trust securities, 90% of the aggregate principal amount of convertible notes, 90% of the aggregate principal amount or, if applicable, accreted principal amount, as of June 25, 2004, of outstanding 2009 Series C Robbins bonds and Series D Robbins bonds, 20% of the aggregate principal amount, as of June 25, 2004, of outstanding 2024 Series C Robbins bonds, and 90% of the aggregate principal amount of 2005 notes.

        In order to complete the exchange offer, we must receive the consent of the lenders under our senior secured credit facility. We have entered into an amendment to our senior secured credit facility that permits the exchange offer and the private upsize notes offering subject to the satisfaction of certain conditions. The amendment is an exhibit to the registration statements of which this prospectus is a part. The amendment will reduce the aggregate letter of credit availability from $149,900,000 to $125,000,000. If the lenders do not consent, we will be unable to consummate the proposed exchange offer.

        In addition, the private upsize notes offering must be completed in order to complete the exchange offer.

        We and the holders of approximately 85% of the aggregate principal amount of convertible notes, approximately 61% of the aggregate principal amount of 2005 notes, 92.6% of the combined aggregate principal amount, or aggregate accreted principal amount, as the case may be, of the 2009 Series C Robbins bonds and the Series D Robbins bonds, 7.1% of the aggregate principal amount of the 2024 Series C Robbins bonds and 22.2% of the aggregate principal amount of the trust securities have entered into a lockup agreement dated July 30, 2004, as described in this prospectus, in which they have agreed to tender their securities in the exchange offer and consent to the proposed amendments. You should read the section entitled "The Exchange Offer and the Consent Solicitation—Background and Purpose of the Exchange Offer" for more information regarding this lockup agreement.

        The following table sets forth information regarding ownership of our securities:

	Title of Security
	Existing common shareholders and Restricted Stock Plan		Trust securities	Convertible notes	2009 Series C Robbins bonds and Series D Robbins bonds		2024 Series C Robbins bonds		2005 notes
Aggregate liquidation or principal amount outstanding at June 25, 2004	N/A		$175 million	$210 million	$36.9 million	(1)	$77.2 million	(1)	$200 million
Accrued and unpaid dividends or interest through June 25, 2004	N/A		$47.7 million	$1.1 million	$0.2 million		$1.2 million		$1.7 million
Total obligation as of June 25, 2004	N/A		$222.7 million	$211.1 million	$37.1 million		$78.4 million		$201.7 million
% of aggregate principal amount that have executed lockup agreements	N/A		22.2%	85%	92.6%		7.1%		61%
Minimum % required to tender for consummation of exchange offer	N/A		75%	90%	90%		20%		90%
Total number of preferred shares to be issued(2)	N/A		64,575	286,713	60,429		23,409		78,660
Total number of common shares to be issued(2)	N/A		3,990,000	30,353,400	6,415,410		2,478,219		8,298,000
% common shares outstanding (assuming conversion of the preferred shares) after exchange offer(2)(4)	10	%(3)	11.0%	50.4%	10.6%		4.1%		13.9%
% of common shares outstanding (assuming conversion of the preferred shares and the exercise of the warrants and options for common shares) after the exchange offer(2)(5)	17.5	%(3)	23.2%	37.8%	8.0%		3.1%		10.4%

(1)
The 2009 Series C Robbins bonds had a face amount of $17.8 million at issuance. Since issuance, in accordance with the terms of the 2009 Series C Robbins bonds, Foster Wheeler LLC has made principal repayments of $5.7 million. The total amount due as of June 25, 2004 was $12.1 million. The 2024 Series C Robbins bonds had a face amount of $77.2 million at issuance. No principal repayments are scheduled until 2023, and the total amount due under the 2024 Series C Robbins bonds as of June 25, 2004, was $77.2 million. The Series D Robbins bonds had a face amount of $18 million at issuance. The total amount due under the Series D Robbins bonds as of June 25, 2004, which includes $6.8 million of accreted principal through this date, was $24.8 million.

(2)
Assuming minimum conditions with respect to percentages tendered into the exchange offer are tendered, and excludes the common shares to be issued upon the exercise of warrants and stock options discussed in note (5) below.

(3)
Includes 39,172,675 common shares, or 4.9% of the common shares assuming the preferred shares are converted, to be issued in conjunction with the consummation of the exchange offer under a restricted stock plan which we intend to adopt prior to the closing of the exchange offer to members of Foster Wheeler's senior management and directors. See "The Exchange Offer and Consent Solicitation—Management Participation" for more information about the restricted stock plan. Of the total common shares to be issued under the restricted stock plan, 37,031,227 common shares have been allocated to members of senior management and the board of directors while 2,141,448 common shares are issuable at the discretion of the compensation committee of the board of directors. Excludes approximately 8,959,501 shares reserved for issuance pursuant to employee stock option plans and approximately 1,309,000 shares reserved for issuance upon conversion of convertible notes that remain outstanding.

(4)
Assumes the conversion of each preferred share offered in the exchange offer into 1,300 common shares. Excludes warrants to purchase common shares of Foster Wheeler Ltd. to be issued to existing common shareholders and holders of trust securities in conjunction with the consummation of the exchange offer under a warrant agreement to be adopted upon the closing of the exchange offer. Based on minimum participation levels of the exchange offer, existing common shareholders would receive warrants to purchase 53,293,410 common shares and holders of trust securities would receive warrants to purchase 159,880,230 common shares. See "Description of the Warrants" for more information about the warrants. Excludes options to purchase common shares of Foster Wheeler Ltd. to be issued to members of Foster Wheeler Ltd.'s senior management and directors in conjunction with the consummation of the exchange offer under a stock option plan to be adopted upon or prior to the closing of the exchange offer. Based on minimum participation levels of the exchange offer, management would receive options to purchase 53,293,410 common shares.

(5)
Assumes the conversion of each preferred share offered in the exchange offer into 1,300 common shares. Assumes the exercise of warrants to purchase common shares of Foster Wheeler Ltd. to be issued to existing common shareholders and holders of trust securities in conjunction with the consummation of the exchange offer under a warrant agreement to be adopted upon the closing of the exchange offer. Based on minimum participation levels of the exchange offer, existing common shareholders would receive warrants to purchase 53,293,410 common shares and holders of trust securities would receive warrants to purchase 159,880,230 common shares. See "Description of the Warrants" for more information about the warrants. Assumes the exercise of options to purchase common shares of Foster Wheeler Ltd. to be issued to members of Foster Wheeler Ltd.'s senior management and directors in conjunction with the consummation of the exchange offer under a stock option plan to be adopted upon or prior to the closing of the exchange offer. Based on minimum participation levels of the exchange offer, management would receive options to purchase 53,293,410 common shares.

  Trust Securities Exchange

        Foster Wheeler Ltd. is offering to exchange up to 5,320,000 common shares, 86,100 preferred shares, or in the aggregate 117,250,000 common shares on an as converted basis, and up to 7,000,000 warrants to purchase in the aggregate up to 293,389,891 common shares for any and all of the 7,000,000 outstanding trust securities on the terms and conditions described in this prospectus. The holder of each trust security tendered in the exchange offer and not withdrawn will receive 0.760 common shares and 0.0123 preferred shares, or in the aggregate 16.750 common shares on an as converted basis, and one warrant to purchase a specified number of common shares, or, if applicable, preferred shares, as is described below under "Description of the Warrants—Terms of the Warrants," for each trust security (liquidation amount $25). For more information regarding the warrants, see "Description of the Warrants." Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange. You should read "The Exchange Offer and the Consent Solicitation—Terms of the Exchange Offer—Trust Securities Exchange" for further information regarding the election described above.

        Holders may exchange any portion or all of their trust securities in the exchange offer in increments of $25 in liquidation amount, which is equal to one trust security.

        We will pay to soliciting dealers a fee of $0.50 for each trust security ($25 liquidation amount) validly tendered, not properly withdrawn and accepted for exchange if the soliciting dealer has affirmatively solicited and obtained this tender. See "The Exchange Offer and the Consent Solicitation—Dealer Manager and Soliciting Dealers."

  Convertible Notes Exchange

        Foster Wheeler Ltd. is offering to exchange up to 33,726,000 of its common shares and 318,570 of its preferred shares, or in the aggregate 447,867,000 common shares on an as converted basis, for any and all of the $210 million in aggregate principal amount of the convertible notes. Each holder of convertible notes tendered in the exchange offer and not withdrawn will receive 160.600 common shares and 1.517 preferred shares, or in the aggregate 2,132.700 common shares on an as converted basis, plus accrued and unpaid interest through the exchange date for each $1,000 in principal amount of convertible notes tendered in the exchange offer and not withdrawn.

  Robbins Bonds Exchange

        Foster Wheeler Ltd. is offering to exchange up to 19,519,327 of its common shares and approximately 184,187.74 of its preferred shares, or in the aggregate 258,963,384 common shares on an as converted basis, plus accrued and unpaid interest for any and all of the $114.108 million in aggregate principal amount outstanding as of June 25, 2004 of the Robbins bonds. Each holder of 2009 Series C Robbins bonds tendered in the exchange offer and not withdrawn will receive 192.900 common shares and 1.817 preferred shares, or in the aggregate 2,555.000 common shares on an as converted basis, plus accrued and unpaid interest through the exchange date for each $1,000 in principal amount outstanding as of June 25, 2004 of 2009 Series C Robbins bonds tendered in the exchange offer and not withdrawn. Each holder of 2024 Series C Robbins bonds tendered in the exchange offer and not withdrawn will receive 160.600 common shares and 1.517 preferred shares, or in the aggregate 2,132.700 common shares on an as converted basis, plus accrued and unpaid interest through the exchange date for each $1,000 in principal amount outstanding as of June 25, 2004 of 2024 Series C Robbins bonds tendered in the exchange offer and not withdrawn. Each holder of Series D Robbins bonds tendered in the exchange offer and not withdrawn will receive 192.900 common shares and 1.817 preferred shares, or in the aggregate 2,555.000 common shares on an as converted basis, for each $1,000 in accreted principal amount outstanding as of June 25, 2004 of Series D Robbins bonds tendered in the exchange offer and not withdrawn.

  2005 Notes Exchange

        Foster Wheeler LLC is offering to exchange up to $150 million in aggregate principal amount of its new notes and up to 9,220,000 common shares and 87,400 preferred shares, or in the aggregate 122,840,000 common shares on an as converted basis, for any and all of its $200 million in aggregate principal amount of 2005 notes. Each holder of 2005 notes tendered in the exchange offer and not withdrawn will receive $750 in principal amount of new notes and 46.100 common shares and 0.437 preferred shares, or in the aggregate 614.200 common shares on an as converted basis, of Foster Wheeler Ltd. plus accrued and unpaid interest through the exchange date for each $1,000 in principal amount of 2005 notes tendered in the exchange offer and not withdrawn.

        The interest rate on the new notes will equal a rate of 6.65% plus the yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. Consequently, we cannot provide the specific interest rate on the new notes. We will announce the interest rate on the new notes by press release two business days prior to the expiration of the exchange offer.

Terms of the Preferred Shares

        Each preferred share offered in the exchange offer will be optionally convertible into 1,300 common shares, if, as and when the par value of Foster Wheeler Ltd.'s shares is reduced from $1.00 per share to $0.01 per share, and the number of authorized common shares of Foster Wheeler Ltd. is increased from 160 million to at least 1,475.9 million, subject to adjustment for certain dilutive events. Foster Wheeler Ltd. intends to hold a general meeting of its voting shareholders to effect these alterations to capital promptly following the completion of the exchange offer. Prior to becoming convertible, the preferred shares will vote on an as converted basis together with the common shares as a single class on the proposals to effect such alterations which shall be effected upon the affirmative vote of a majority of such votes cast. If the par value is so reduced and the number of authorized shares is so increased, the preferred shares will become convertible at the holder's option on the date of the shareholder meeting described above. If the par value is not so reduced and the number of authorized common shares is not so increased, the preferred shares will not be convertible into common shares.

        Immediately upon issuance, the preferred shares will vote on an as converted basis with the common shares as a single class, except in the limited circumstances described in this prospectus. That means each preferred share will have the number of votes that the common shares issuable upon conversion of a preferred share would have if the preferred shares were converted. If and when the preferred shares become convertible at each holder's option, they will cease to vote except in limited circumstances as required under Bermuda law and Foster Wheeler Ltd.'s bye-laws. The preferred shares will have a $0.01 liquidation preference. At all times, the preferred shares will have the right to receive dividends and other distributions, including liquidating distributions, on an as converted basis when, as and if declared by the board of directors of Foster Wheeler Ltd. and paid on the common shares.

Terms of the Warrants

        Each warrant offered in exchange for trust securities will, upon the circumstances described in this prospectus, entitle its owner to purchase a specified number of common shares, or in certain circumstances, preferred shares based on the formula described under "Description of the Warrants." The number of common shares issuable upon exercise of a warrant will be impacted by the level of participation in the exchange offer. Assuming the minimum conditions with respect to the percentage of each class of securities tendered into the exchange offer are satisfied, the number of common shares issuable upon exercise of each warrant will be approximately 30.45, and in the aggregate will represent 15% of the fully diluted common shares of Foster Wheeler Ltd. assuming the conversion of the preferred shares and the exercise of the warrants and options issued in and in connection with the exchange offer. Assuming 100% participation in the exchange offer, the number of common shares issuable upon exercise of each warrant will be approximately 41.91, and in the aggregate will represent 20% of the fully diluted common shares of Foster Wheeler Ltd. assuming the conversion of the preferred shares and the exercise of the warrants and options issued in and in connection with the exchange offer. Each warrant offered in the exchange offer will, upon the circumstances described in this prospectus, entitle its owner to purchase that number of common shares as described in this section for $0.4689 per common share issuable thereunder. Currently, Foster Wheeler Ltd. does not have a sufficient number of authorized common shares to cover the exercise of all of the warrants being offered in, and in connection with, the exchange offer. The warrants will only become exercisable into common shares if, as and when the par value of Foster Wheeler Ltd.'s shares is reduced from $1.00 per share to $0.01 per share and the number of authorized common shares of Foster Wheeler Ltd. is increased from 160 million to at least 1,475.9 million, subject to adjustment for certain dilutive events. Foster Wheeler Ltd. intends to hold a general meeting of its voting shareholders to effect the reduction in par value and increase of authorized common shares promptly following the completion of the exchange offer. If the par value is not so reduced and the number of authorized shares is not so increased, the warrants will be exercisable for preferred shares, and not for common shares. In the event that the warrants are exercisable for preferred shares rather than for common shares, each warrant will be exercisable for that number of preferred shares that would entitle the holder to convert its preferred shares into the number of common shares for which the warrants would have been exercisable had the conditions described above been satisfied. Assuming the minimum conditions with respect to the percentage of each class of securities tendered in the exchange offer are satisfied, the number of preferred shares issuable upon the exercise of each warrant will be approximately 0.0234 shares. Foster Wheeler Ltd. has a sufficient number of authorized preferred shares available to satisfy the exercise of the warrants, and will, for so long as the warrants are or may become exercisable for preferred shares, reserve a sufficient number of preferred shares to cover the exercise of all warrants being offered in, and in connection with, the exchange offer.

        The warrants offered in exchange for the trust securities are exercisable, subject to the satisfaction of the conditions described above, only after the first anniversary of the consummation of the exchange offer and, subject to extension as described in this prospectus, on or before the fifth anniversary of the consummation of the exchange offer.

        You should read the information set forth under the caption "Description of the Warrants" for more information.

Exchange Procedures

        If you wish to participate in the exchange offer, you must validly tender your trust securities, convertible notes, Robbins bonds and 2005 notes, which we refer to collectively as the securities, before 5:00 p.m., New York City time, on August 30, 2004, or the expiration date, unless the exchange offer is extended by us. Only registered holders of securities can effectively tender securities. If you are a beneficial owner whose securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your securities in the exchange offer, you must first contact the broker, dealer, commercial bank, trust company or other nominee holding on your behalf and instruct it to send the exchange agent an "agent's message" on your behalf or to complete and deliver to the exchange agent a letter of transmittal by facsimile or hand delivery to the facsimile number or address, as the case may be, on the back cover of this prospectus. If an "agent's message" is sent on your behalf, there is no need to also send a letter of transmittal to the exchange agent. You must also instruct that broker, dealer, commercial bank, trust company or other nominee holding on your behalf to tender your securities by effecting a book-entry transfer of the securities into the account of the exchange agent through the Automated Tender Offer Program, or ATOP, of The Depository Trust Company, or DTC. If you cannot complete a book-entry transfer of your securities together with an agent's message or letter of transmittal to the exchange agent prior to the expiration of the exchange offer, you may follow the guaranteed delivery procedures described in this prospectus. After the exchange offer expires, you will no longer be able to tender your securities in the exchange offer, although we reserve the right to have a subsequent offering period, which we would announce as described herein.

Delivery of Consent

        If you are a holder of trust securities and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the debentures underlying the trust securities. Your tender of trust securities will be deemed a consent to these proposed amendments.

        If you are a holder of convertible notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the convertible notes. Your tender of convertible notes will be deemed a consent to these proposed amendments.

        If you are a holder of 2005 notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the 2005 notes. Your tender of 2005 notes will be deemed a consent to these proposed amendments.

        We will accept all validly tendered securities and validly delivered consents that have not been withdrawn or revoked before 5:00 p.m., New York City time, on the expiration date.

        Holders of the securities are not entitled to any dissenter's rights or other rights of appraisal under Bermuda or Delaware law, as applicable.

Concurrent Private Notes Offering

        Concurrently with the exchange offer, Foster Wheeler LLC is offering in a separate private transaction up to $120 million in aggregate principal amount of its fixed rate senior secured notes due 2011, Series B, or the upsize notes. See "The Exchange Offer and the Consent Solicitation—Background and Purpose of the Exchange Offer—Upsize Notes Commitment." This private offering is conditional on the consummation of the exchange offer. Foster Wheeler LLC has entered into a commitment letter with some of the holders of the 2005 notes and the convertible notes relating to its offering of the upsize notes. For a description of the commitment letter, see "The Exchange Offer and Consent Solicitation—Background and Purpose of the Exchange Offer—Upsize Notes Commitment".

Registration Rights

        We have agreed with certain of the holders of the 2005 notes, the convertible notes, the Robbins bonds and the trust securities that will hold 5% or more of the voting shares of Foster Wheeler Ltd. upon consummation of the proposed exchange offer and holders that are broker-dealers, that we will, at our cost, use commercially reasonable efforts to cause to become effective a shelf registration statement with respect to resales of common shares, preferred shares, warrants and notes of Foster

Wheeler LLC and Foster Wheeler Ltd. held by such holders, and to keep the registration statement effective until the earlier of (i) the fifth anniversary of the effective date of the shelf registration statement, (ii) the date on which none of such holders are broker-dealers or beneficially own 5% or more of the voting shares of Foster Wheeler Ltd., provided that no voting shares acquired after the issue date (other than as a result of any stock dividend, stock split or other similar event) by such holders shall be counted for this purpose, (iii) if no such holders are broker-dealers, the date on which our legal counsel delivers an opinion to each of the holders to the effect that such holders are not an affiliate, as that term is used in Rule 144 under the Securities Act and that all of such securities beneficially owned by such holders may be sold without registration under the Securities Act and counsel for the holders shall deliver a concurring opinion; provided that the holders have agreed to use their good faith efforts to obtain such concurring opinion, or (iv) the date when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement or have otherwise become freely tradable. We have agreed to file the registration statement relating to the shelf within 45 days of the issue date and to use our reasonable best efforts to have it declared effective within 90 days of the issue date. In the event we do not satisfy our registration obligations under this agreement within or for the time periods specified, we have agreed to pay these holders as a group liquidated damages in an aggregate amount of approximately $13,700 per day until such registration default is cured. We will, in connection with the shelf registration, provide copies of the prospectus to each holder that is entitled to include its securities under such shelf registration statement, notify each such holder when the shelf registration statement for the securities has become effective and take certain other actions as are required to permit resales of the securities. A holder that sells its securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to a selling holder, including certain indemnification obligations. See "The Exchange Offer and Consent Solicitation—Registration Rights."

Foster Wheeler Ltd.

        Foster Wheeler Ltd., a Bermuda company which was incorporated on December 20, 2000, is the indirect parent of Foster Wheeler LLC. Foster Wheeler Ltd. does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler Ltd. is the issuer of the convertible notes and a guarantor of the trust securities, the 2005 notes and the new notes. The executive offices of Foster Wheeler Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Foster Wheeler LLC

        Foster Wheeler LLC, which was formed on February 9, 2001, is a Delaware limited liability company that does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler LLC is the successor in interest to Foster Wheeler Corporation, the original issuer of the 2005 notes. Foster Wheeler LLC is an indirectly wholly owned subsidiary of Foster Wheeler Ltd. Foster Wheeler LLC owns all of the common securities of the trust that issued the trust securities, is a guarantor of the trust securities and the convertible notes, and is the issuer of the Robbins bonds, the 2005 notes and the new notes. The executive offices of Foster Wheeler LLC are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

The Trust (see page 127)

        FW Preferred Capital Trust I is a statutory business trust organized under Delaware law and is the issuer of the trust securities. The trust is a special purpose financing subsidiary of Foster Wheeler LLC that has no operating history or independent operations and is a financial vehicle to issue the trust securities and to hold as trust assets the junior subordinated debentures issued by Foster Wheeler LLC. The executive office of the trust is c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Amendment to Existing Exchange Offer

        The prospectus dated August 2, 2004 amended and updated the terms of the exchange offer described in our prospectus dated June 11, 2004. On June 11, 2004, we launched the exchange offer on the terms set forth in amendment No. 7 to the registration statement on Form S-4, No. 333-107054. As discussed under "The Exchange Offer and The Consent Solicitation—Background and Purpose of the Exchange Offer—Background," we worked with an informal committee formed by several holders of our 2005 notes and our convertible notes prior to launching the exchange offer to develop the terms of the proposed exchange offer described in amendment No. 7. Several additional holders of our securities, including holders of the Robbins bonds and the trust securities as well as holders of additional convertible notes and 2005 notes, that had not participated in the informal committee in developing the terms included in the initial launch joined the informal committee. We eventually concluded that these holders would not participate unless they were offered a greater portion of the voting equity of Foster Wheeler Ltd., on an as converted basis. In addition, based on the initial response to the exchange offer after its launch, we believed that a soliciting dealer's fee would increase the participation of the holders of the trust securities. On the basis of these discussions, we concluded that without the participation of these holders the proposed exchange offer would be unlikely to succeed. Accordingly, we revised the terms of the exchange offer, as described in this prospectus, to:

  •
  offer five-year warrants, in addition to common shares and preferred shares, in exchange for the trust securities;

  •
  pay soliciting dealers a fee of $0.50 for each trust security (liquidation amount $25) tendered through them, subject to the limitations described in this prospectus;

  •
  increase the total voting equity on an as converted basis being offered in exchange for the 2005 notes, the convertible notes, the Robbins bonds and (assuming the warrants are exercised) the trust securities, as described under "The Exchange Offer and the Consent Solicitation—Terms of the Exchange Offer—Beneficial Ownership after the Exchange Offer."

        These additional holders, along with the participants in the original informal committee, signed the amendment to the no-transfer agreement dated June 30, 2004 and the lock-up agreement dated July 30, 2004 each described under "The Exchange Offer and the Consent Solicitation—Background and Purpose of the Exchange Offer" in connection with the revisions to the terms of the exchange offer. We believe it more likely that the exchange offer will succeed with the expected participation of these additional holders.

        This prospectus amends and updates the prospectus dated August 2, 2004 to reflect the financial and other information contained in our quarterly report on Form 10-Q for the period ended June 25, 2004 which was filed on August 9, 2004. It is intended to replace that prospectus in its entirety.

Our Business

        Our business falls within two business groups, the Engineering and Construction Group and the Energy Group. The Engineering and Construction Group designs, engineers and constructs upstream and downstream petroleum processing facilities, chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, LNG receiving terminals and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities. The Engineering and Construction Group provides direct technical and management services, and purchases equipment, materials and services from third party vendors and subcontractors. The group has industry leading technology in delayed coking, solvent de-asphalting and hydrogen production. The Engineering and Construction Group also provides ancillary environmental remediation services, together with related technical, design and regulatory services; however, a substantial portion of the domestic U.S. environmental remediation assets were sold in 2003.

        The Energy Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass full plant construction, maintenance engineering, plant upgrading and life extension and plant repowering. The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries. The Energy Group generates revenues from construction and operating activities pursuant to long-term sale of project outputs, i.e., electricity contracts, operating and maintenance agreements and from related investment activities.

Material Control Weaknesses

        On December 16, 2003, our external auditors notified the audit committee of our board of directors that they believed that insufficient staffing levels in our corporate accounting department represented a "material weakness" in the preparation of the subsidiary financial statements, but noted that this did not constitute a material weakness for our consolidated financial statements. The insufficient staffing levels in the corporate accounting department were specifically related to the preparation of the subsidiary financial statements required under Rule 3-16 and not related to the preparation of Foster Wheeler Ltd.'s consolidated financial statements. The additional year-end financial statements were erroneously omitted from our 2002 10-K filing as the result of an oversight. We had a process in place both internally and externally whereby this evaluation was made and an error occurred in the evaluation process. The preparation of these additional financial statements began near the end of the third quarter of 2003 in connection with the preparation of the amended 2002 10-K, which was filed on December 19, 2003. In addition, our accounting workload increased due to our operational restructuring and certain potential divestitures pursued in the second half of 2003, which were later discontinued. Early in the fourth quarter of 2003, a key financial officer responsible for the preparation of the nine sets of subsidiary financial statements resigned. The material weakness concerning inadequate staffing arose in the fourth quarter of 2003 as a result of all of these factors taken together. Foster Wheeler Ltd. has taken the actions it believes necessary to address this material weakness but believes additional time must pass in order for the additional staff to become fully trained and integrated into its operations and to evidence that the additional staff is performing as intended.

        On March 3, 2004, our external auditors notified the audit committee of our board of directors that they believed our lack of a formal process for senior financial management to review assumptions and check calculations on a timely basis relating to our asbestos liability and asset balances represented a "material weakness" in the internal controls for the preparation of our consolidated financial statements for 2003. In connection with the preparation of our 2003 consolidated financial statements, we submitted our calculations and assumptions relating to asbestos liability and related assets to the external auditors without them being reviewed by senior management. As a result, the external auditors noted a proposed change in an assumption used to calculate the liability that had not been approved by senior management and also noted a mechanical error in calculating the number of open claims. The material weakness related to our process for calculating asbestos liability arose in the first quarter of 2004 in connection with the preparation of the financial statements for the year ended December 26, 2003. In response, we corrected the mechanical error in our calculation and determined not to make the proposed change in the assumption. Foster Wheeler Ltd. has taken the actions it believes necessary to address this material weakness and both issues were resolved prior to Foster Wheeler Ltd. issuing its consolidated financial statements. Consequently, the external auditors rendered an unqualified audit opinion.

        As noted above, our management concluded that its disclosure controls and procedures were effective as of December 26, 2003, the evaluation date. Prior to reaching this conclusion, management, through its Disclosure Committee, undertook a review of its disclosure controls and procedures. The review identified what management believes to be evidence of a comprehensive disclosure control structure. Management also carefully evaluated the two material weaknesses as well as the error that caused the omission of the additional subsidiary financial statements in the initial filing of the 2002 10-K during the first quarter of 2003. Management concluded that our disclosure controls and procedures were effective on the evaluation dates at the end of each quarterly period during 2003 based on its belief that although an error had occurred which resulted in the additional subsidiary financial statements being omitted from the 2002 10-K, the design of our disclosure controls and procedures taken as a whole were effective. Management viewed the omission as an isolated error, not a systemic problem. With respect to the staffing issue, management noted that the issue was raised prior to the end of the fiscal 2003 and before the audit process for the year had begun, and that the process for preparing the additional sets of financial statements had been changed prior to year end. The revised process included a thorough review by our experienced accounting and tax personnel of the work prepared by temporary staff, prior to submission to our external auditors. Management concluded the necessary actions had been taken to eliminate the staffing material weakness, although more time is needed to train and integrate these new employees. With respect to the material weakness identified in our asbestos calculation process, management took note of the informal process followed in prior periods. Management noted that this process was used in prior periods and that our external auditors did not note it as a reportable condition or material weakness during those periods. Management noted that the fact that the process was not followed led to the material weakness. We agreed to formalize the process, in accordance with our external auditor's suggestion. However, management also believed that the process itself would have been sufficient had it been followed. Our management believes that a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. With this in mind, and looking at the design and operation of our disclosure controls and procedures as a whole, management concluded, notwithstanding the material weaknesses described above and after taking into account the remedial measures taken as of the evaluation date, that they were effective as of December 26, 2003.

        See "Risk Factors—If we are unable to successfully address the material weaknesses in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected."

Subsidiary Bonding Covenants; Disclosure Control Weakness

        One of our foreign subsidiaries is a party to a project-specific, Euro-denominated performance bonding facility, which as of June 25, 2004 had the equivalent of approximately $40 million of performance bonds outstanding, none of which has been drawn. This bonding facility prohibits the subsidiary from making any dividends or other restricted payments unless it maintains a minimum equity ratio, which is calculated by dividing equity by total assets, each as defined in the facility. In addition, the facility requires the subsidiary to maintain a minimum equity ratio, compliance with which is tested quarterly. As a result of operating losses at the subsidiary during the second quarter of 2004, the subsidiary's equity ratio fell below the required minimum, breaching the equity ratio covenant under the facility. On August 6, 2004, we obtained a waiver from each of the institutions party to this facility that provides that the remedy for falling below the minimum equity ratio is the agreement on the subsidiary's part that, for so long as the facility is in place, it will not make any dividends or other restricted payments until the equity ratio has returned to the required minimum. The ability to make these payments was already restricted by an existing covenant in the facility, and is therefore already included in our liquidity analysis. We believe that this restriction on dividends and other restricted payments to us by this subsidiary will not have an adverse impact on our forecasted liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" contained in our quarterly report on Form 10-Q for the quarter ended June 25, 2004 for further discussion of our liquidity.

        In early August, in connection with our review of the performance bonding facility described above, we became aware for the first time that the same subsidiary was also in breach under a minimum equity ratio covenant contained in a separate performance bonding facility with one of the same financial institutions. This facility had the equivalent of approximately $12 million of performance bonds, none of which has been drawn, outstanding as of June 25, 2004, and is used for general purposes. The equity ratio covenant contained in this facility requires the subsidiary to maintain a minimum equity ratio, which is calculated by dividing equity by total assets, each as defined in the facility. As a result of operating losses at the subsidiary during the second quarter of 2004, the subsidiary's equity ratio fell below the required minimum, breaching the equity ratio covenant under the facility. On August 9, 2004, the subsidiary obtained a waiver of this covenant through October 31, 2004. After October 31, 2004, the subsidiary will be required to have its equity ratio return to the required minimum or to obtain a further waiver. In the event that the equity ratio has not returned to the required minimum, we plan to negotiate to obtain a further waiver or amendment prior to October 31, 2004. In the event that we are unable to obtain a further waiver or amendment, we will pursue a replacement for this bonding facility. In addition, the subsidiary has sufficient cash on hand to collateralize the obligations supported by the performance bonds in the event it is unable to obtain a waiver or an alternative bonding facility. Therefore, we believe that this matter will not have an adverse impact on our forecasted liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" contained in our quarterly report on Form 10-Q for the quarter ended June 25, 2004 for further discussion of our liquidity.

        In response to our discovery of the breach under the second facility at such a late date, we undertook a review of our procedures relating to the monitoring of, and reporting of defaults under, our subsidiaries' financial covenants globally. Although the management of the subsidiary in question was aware of the covenant's existence, it did not fully understand its implications. As a consequence, they did not notify our corporate center on a timely basis of the breach of the covenant. Further, our corporate center did not independently detect the breach on a timely basis. Management concluded that the failure to detect the covenant breach on a timely basis was the result of a deficiency in our disclosure controls and procedures, which are intended to be designed to ensure that this type of breach is detected on a timely basis. After reviewing our controls and procedures relating to covenant monitoring and reporting as of the end of fiscal 2003 and each of the two fiscal quarters in 2004, management concluded that the deficiency arose in February of 2004. Prior to February 2004, our treasurer maintained an inventory of, and actively tested and analyzed, the financial covenants and the potential consequences to us and our subsidiaries of a failure to comply with such covenants. As of the end of fiscal 2003, this covenant inventory included the covenants in both of the performance bonding facilities discussed above. However, our treasurer left us at the end of January 2004. Following his departure, although we fully tested and analyzed our domestic financial covenants, the covenant inventory that included the foreign subsidiary's covenants was not fully tested and analyzed against the quarter's financial results by us at the corporate center level. Management believes that had the compensating control of the corporate center's covenant monitoring process been continued in the first two quarters of 2004, the breach would have been detected by us on a timely basis.

        We have given this issue the highest priority and are in the process of updating our disclosure controls and procedures relating to covenant compliance. In order to address this issue, we intend to:

  •
  comprehensively review and update our covenant inventory;

  •
  upgrade the reporting procedure at the subsidiary level on a global basis; and

  •
  ensure the quarterly global covenant monitoring process by our corporate center is properly implemented.

        We expect that we will have these actions completed well before the end of the third quarter.

        Based on an evaluation under the supervision and with the participation of our management, our principal executive officer and principal financial officer have concluded that, based on the deficiency in our covenant compliance disclosure controls described above, our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of June 25, 2004 to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. In addition, in light of the new information that has come to their attention as a result of our review of our disclosure controls and procedures undertaken in connection with our second fiscal quarter, our principal executive officer and principal financial officer have revised their previous conclusions and have concluded that our disclosure controls and procedures as of the end of the first fiscal quarter in 2004 were not effective for the reasons described above. However, we are actively seeking to remedy this deficiency. Our principal executive officer and principal financial officer did not note any other material deficiencies in our disclosure controls and procedures during their evaluation and confirmed their conclusion that the disclosure controls and procedures were effective as of December 26, 2004.

Our Corporate Structure

        Our structure, assuming consummation of the exchange offer and the private upsize notes offering, will be as follows:

Ranking of New Notes

        The new notes will be the senior secured obligations of Foster Wheeler LLC. The new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement and its obligations under the upsize notes, subject to certain payment priorities. The new notes will be secured by a lien on the following assets of Foster Wheeler LLC and each of the guarantors of the new notes:

  •
  substantially all of its tangible and intangible assets, excluding intercompany debt and receivables and capital stock held in subsidiaries, except as described under the two bullet points below,

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  capital stock held in certain of Foster Wheeler LLC's and the guarantors' direct subsidiaries, consisting primarily of Foster Wheeler's operating entities or their immediate parent companies, and

  •
  pledges of certain specified existing intercompany notes in addition to rights under Foster Wheeler's intercompany cash management agreement, as well as portions of future intercompany notes.

        Although the new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement, the proceeds held or received by the collateral agent in respect of any sale of collateral securing the new notes will be applied first to all obligations in respect of any letters of credit under the senior secured credit agreement, which were collectively $73.2 million as of June 25, 2004, and all obligations outstanding in respect of letters of credit or revolving loans under any other credit facility permitted under the new notes indenture and thereafter, on a pro rata basis, to all obligations in respect of the new notes, the upsize notes and term loans under any future credit facility, permitted under the new notes indenture. We intend to apply the net proceeds from the private upsize notes offering first to reduce in full amounts outstanding under term loans under the senior secured credit agreement (which were approximately $46.9 million as of June 25, 2004), and second to permanently repay in full outstanding revolving credit borrowings under the senior secured credit agreement (which were approximately $69 million as of June 25, 2004).

        Under the terms of the new notes, subject to meeting certain financial ratios, Foster Wheeler is permitted to incur up to $325 million in senior secured bank obligations including obligations under the senior secured credit agreement, which amount shall increase to up to $445 million after September 15, 2008. See "Description of the New Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock" for more information regarding this covenant. The indenture and collateral documents governing the new notes will permit Foster Wheeler to grant a lien on the collateral securing the new notes to the lenders under any new credit facility permitted by the indenture that is pari passu with the lien securing the new notes.

Principal Terms of the Trust Securities Consent Solicitation (see page 109)

        Foster Wheeler LLC is seeking the consent of the holders of the trust securities to amend the terms of the indenture governing the junior subordinated debentures underlying the trust securities to eliminate the provisions that restrict the ability of Foster Wheeler LLC to enter into a merger or consolidation transaction or to sell, lease or otherwise convey substantially all of its assets. Further, Foster Wheeler LLC is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying Trust Securities Letter of Transmittal and Consent, in connection with the tender of trust securities, will be deemed to constitute the consent of the tendering holder to all of the proposed amendments relating to the trust securities. The holders of at least a majority in aggregate liquidation amount of the trust securities must consent to the proposed amendments relating to the trust securities for them to be effective.

Principal Terms of the Convertible Notes Consent Solicitation (see page 109)

        Foster Wheeler Ltd. is seeking the consent of holders of the convertible notes to amend the terms of the indenture governing the convertible notes to eliminate the provisions that restrict the ability of Foster Wheeler Ltd. or Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities. Further, Foster Wheeler Ltd. is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion,

execution and delivery of the accompanying Convertible Notes Letter of Transmittal and Consent in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the convertible notes must consent to the proposed amendments relating to the convertible notes for them to be effective.

Principal Terms of the 2005 Notes Consent Solicitation (see page 110)

        Foster Wheeler LLC is seeking the consent of holders of the 2005 notes to amend the terms of the indenture governing the 2005 notes to eliminate the provisions that restrict the ability of Foster Wheeler LLC to (1) merge with, or convey, transfer or lease its properties and assets to, other entities, (2) permit its subsidiaries to incur debt in excess of 10% of its net tangible assets, (3) incur liens without securing the 2005 notes equally and ratably and (4) enter into sale and leaseback transactions. The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to the security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying 2005 Notes Letter of Transmittal and Consent in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the 2005 notes must consent to the proposed amendments relating to the 2005 notes for them to be effective.

        The proposed amendments to the terms of the 2005 notes will not affect the terms of the new notes offered in the exchange offer, which will contain similar, as well as additional covenants and be secured.

Consequences of Not Participating in the Exchange Offer (see page 118)

Holders of Trust Securities

        If you are a holder of trust securities and you do not participate in the exchange offer and the proposed amendments to the indenture governing the junior subordinated debentures underlying the trust securities are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture governing the junior subordinated debentures underlying the trust securities and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture governing the junior subordinated debentures underlying the trust securities that are deleted as a part of the consent solicitation.

        The terms of the indenture prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

  •
  there has been an event of default under the terms of the indenture,

  •
  there has been an event of default under the guarantee agreement relating to the junior subordinated debentures, or

  •
  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures as permitted by the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        As required by the terms of Foster Wheeler LLC's senior secured credit agreement, Foster Wheeler LLC will continue to defer payments on the junior subordinated debentures issued by Foster Wheeler LLC to the trust in respect of the trust securities. As a result, you will continue (1) not to receive distributions and (2) to experience adverse tax effects from original issue discount. In addition, if the amendments relating to the trust securities constitute a significant modification of the trust securities for U.S. federal income tax purposes, you would be deemed to have exchanged your trust securities for new trust securities. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007.

        If a large enough number of holders of the trust securities decide to participate in the exchange offer, the liquidity of the trust securities may be impaired and your ability to sell the trust securities may be adversely affected.

Holders of Convertible Notes

        If you are a holder of convertible notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the convertible notes are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trusteee will have greater difficulty enforcing your rights under the indenture and will have fewer remedies available to you in the event Foster Wheeler Ltd. were to commit an act constituting an event of default under the terms of the existing indenture that are deleted as part of the consent solicitation. In addition, if the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, you would be deemed to have exchanged your convertible notes for new convertible notes. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Also, if a large enough number of holders of the convertible notes decide to participate in the exchange, the liquidity of the convertible notes may be impaired and your ability to sell convertible notes may be adversely affected.

Holders of 2005 Notes

        If you are a holder of 2005 notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the 2005 notes are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture governing the 2005 notes and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture governing the 2005 notes that are deleted as a part of the consent solicitation. In addition, if the amendments to the indenture governing the 2005 notes constitute a significant modification of the 2005 notes for U.S. federal income tax purposes, you would be deemed to have exchanged your 2005 notes for new 2005 notes. In this regard, please refer to "U.S. Federal Income Tax Considerations" in the new notes prospectus.

        The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to the security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted, and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

        Also, if a large enough number of holders of 2005 notes decide to participate in the exchange, the liquidity of the 2005 notes may be impaired and your ability to sell the 2005 notes may be adversely affected.

Conditions to the Exchange Offer and Consent Solicitation (see page 112)

        Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon, among other things:

  •
  holders of at least 75% of the aggregate liquidation amount of trust securities having validly tendered, and not validly withdrawn, those trust securities; and

  •
  holders of at least 90% of the aggregate principal amount of convertible notes having validly tendered, and not validly withdrawn, those convertible notes; and

  •
  holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of June 25, 2004 of 2009 Series C Robbins bonds and Series D Robbins bonds having validly tendered, and not validly withdrawn, those 2009 Series C Robbins bonds and Series D Robbins bonds; and

  •
  holders of 20% of the aggregate principal amount, outstanding as of June 25, 2004 of 2024 Series C Robbins bonds having validly tendered, and not validly withdrawn, those 2024 Series C Robbins bonds; and

  •
  holders of at least 90% of the aggregate principal amount of 2005 notes having validly tendered, and not validly withdrawn, those 2005 notes.

        In order to complete the exchange offer, we must receive the consent of the lenders under our senior secured credit facility. If the lenders do not consent, we will be unable to consummate the proposed exchange offer. We have entered into an amendment to our senior secured credit facility that permits the exchange offer and the private upsize notes offering subject to the satisfaction of certain conditions. The amendment is an exhibit to the registration statement of which this prospectus is a part. The amendment will reduce the aggregate letter of credit availability from $149,900,000 to $125,000,000.

        In addition, the private upsize notes offering must be completed in order to complete the exchange offer.

        Subject to the terms of the lockup agreement and commitment letter, we may, in our sole discretion, waive any of the conditions to the exchange offer and consent solicitation prior to the expiration of the exchange offer. The conditions to the exchange offer and consent solicitation are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any condition will not be a waiver of our rights. In the event that any waiver constitutes a material change in the terms of the exchange offer or consent solicitation, we will extend the expiration date for at least five business days.

Expiration Dates; Subsequent Offering Period (see page 110)

        The exchange offer will expire at 5:00 p.m., New York City time, on August 30, 2004, unless we extend the exchange offer period. We will announce the results of the exchange offer and consent solicitation, including the approximate number and percentage of securities deposited for exchange and whether we have elected to conduct a subsequent offering period, on Foster Wheeler Ltd.'s website (www.fwc.com) and by press release by 9:00 a.m. New York City time on the next business day after the previously scheduled expiration date. In addition, if we waive a material condition to the exchange offer and consent solicitation, we will notify you of such waiver in the same manner as above and will hold the exchange offer and consent solicitation open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition. We may terminate the exchange offer and consent solicitation at any time before we have accepted any trust securities for exchange at our option.

        We may provide a subsequent offering period after the acceptance of securities in the exchange offer, which will be not less than three business days or more than 20 business days. In order to provide a subsequent offering period, we will issue a notice announcing the results of the exchange offer on the website of Foster Wheeler Ltd. (www.fwc.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period. We will offer the same form and amount of consideration to holders of each class of the securities in both the initial exchange offer period and the subsequent offering period. During a subsequent offering period, you will not have the right to withdraw any securities that you have tendered and not previously withdrawn or that you tender during any subsequent offering period.

Withdrawal of Tenders; Revocation of Consents (see page 117)

        Securities tendered on or prior to the expiration date may be withdrawn and the related consents, with respect to the trust securities, the convertible notes and the 2005 notes, may thereby be revoked at any time on or prior to the expiration date. Tenders of securities received on or prior to the expiration date will become irrevocable on the expiration date, if not validly revoked prior to that time. If you hold through a broker, dealer or other agent, you can withdraw your securities from the exchange offer and, with respect to the trust securities, the convertible notes and the 2005 notes, the consent solicitation, by following the instructions provided by your broker, dealer, trust company or other nominee. If we provide for a subsequent offering period after the acceptance of securities in the exchange offer and, with respect to the trust securities, the convertible notes and 2005 notes, the consent solicitation, you will not be permitted to withdraw any securities you tender in the subsequent offering period. In addition, tenders of any and all securities may be validly withdrawn if the exchange offer is terminated by us without any securities being exchanged under the exchange offer. In the event of a termination of the exchange offer, the securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder and the proposed amendments relating to the trust securities, the convertible notes, and the 2005 notes will not become effective. See "The Proposed Amendments."

Prior Tenders of Securities and Related Consents (see page 118)

        If you have already tendered your securities and, if applicable, the related consents in the exchange offer and do not wish to participate in the exchange offer under the terms described in this prospectus, then you must withdraw your securities and your related consent from the exchange offer in the manner described herein. See "The Exchange Offer and the Consent Solicitation—Withdrawal of Tenders and Revocation of Consents."

Trust Securities Amendments (see page 123)

        The proposed amendments relating to the indenture governing the junior subordinated debentures underlying the trust securities, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC, Foster Wheeler Ltd. and the trustee, as the case may be, as promptly as practicable after we accept the trust securities tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture will become effective when the supplemental indenture is executed. The indenture, governing the junior subordinated debentures underlying the trust securities without giving effect to the proposed amendments, will remain in effect until the proposed amendments become effective. If the exchange offer is terminated, or the requisite amount of trust securities are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective.

Convertible Notes Amendments (see page 124)

        The proposed amendments to the indenture governing the convertible notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler Ltd. and the trustee as promptly as practicable after we accept the convertible notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture governing the convertible notes will become effective when the supplemental indenture is executed. The indenture governing the convertible notes, without giving effect to the proposed amendments, will remain in effect until the proposed amendments relating to the convertible notes become effective. If the exchange offer is terminated, or the requisite amount of convertible notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective.

2005 Notes Amendments (see page 125)

        The proposed amendments to the indenture governing the 2005 notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC, the guarantors and the trustee as promptly as practicable after we accept the 2005 notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture governing the 2005 notes will become effective when the supplemental indenture is executed. The indenture governing the 2005 notes, without giving effect to the proposed amendments, will remain in effect until the proposed amendments relating to the 2005 notes become effective. If the exchange offer is terminated, or the requisite amount of 2005 notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective.

Contracts and Relationships among Foster Wheeler Ltd., Foster Wheeler LLC, and FW Preferred Capital Trust I

        You should refer to the chart on page 13 for an illustration of the corporate structure of Foster Wheeler. As of March 26, 2004, Joseph J. Melone and John E. Stuart, two directors of Foster Wheeler Ltd., owned an aggregate of $485,000 in liquidation amount of the trust securities. Such trust securities may be tendered by such directors under the same terms and conditions of the exchange offer. Three of the five administrative trustees of FW Preferred Capital Trust I were appointed by Foster Wheeler LLC in accordance with the terms of the trust.

U.S. Federal Income Tax Considerations (see page 179)

        For a discussion of the material U.S. federal income tax considerations relating to the exchange offer and consent solicitation, please refer to "U.S. Federal Income Tax Considerations."

Dealer Manager (see page 120)

        We have engaged Rothschild Inc. to act as dealer manager in connection with the exchange offer and consent solicitation. The address and telephone number of the dealer manager are set forth on the back cover of this prospectus.

Exchange Agent (see page 121)

        The exchange agent for the exchange offer and consent solicitation is The Bank of New York, London branch. The letters of transmittal and consent and/ or letter of transmittal should be sent only to the exchange agent. The address and telephone number of the exchange agent are set forth on the back cover of this prospectus.

Information Agent (see page 121)

        The information agent for the exchange offer and consent solicitation is Georgeson Shareholder Communications Inc. Additional copies of this prospectus, the letter of transmittal and consent and/ or letter of transmittal and other related materials may be obtained from the information agent.

        If you have questions about the exchange offer or consent solicitation, you may contact Georgeson Shareholder Communications Inc., the information agent, at:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, N.Y. 10014
Banks and Brokers call (212) 440-9800
All Other Securityholders call toll free (800) 891-3214

Warrant Agent (see page 121)

        Mellon Investor Services LLC has been appointed as the warrant agent under the warrant agreement governing the warrants.

Transmittal Documents (see page 113)

        Letters of transmittal and consent and/or letter of transmittal and other documents required by the instructions to the letters of transmittal and consent and/or letter of transmittal should be sent only to the exchange agent, and not to us, the information agent or the dealer manager.

Solicitation Fee (see page 121)

        We will pay to soliciting dealers a fee of $0.50 for each trust security ($25 liquidation amount) validly tendered, not properly withdrawn and accepted for exchange if the soliciting dealer has affirmatively solicited and obtained this tender. See "The Exchange Offer and the Consent Solicitation—Dealer Manager and Soliciting Dealers."

Fairness Opinion (see page 122)

        We have not obtained, and do not intend to obtain, a fairness opinion from an independent investment banking firm regarding the terms of the exchange offer.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

        The following summary historical statement of operations and cash flow data for each of the three fiscal years in the period ended December 26, 2003 have been derived from our audited consolidated financial statements which have been incorporated by reference in this prospectus. The summary historical results of operations and cash flow data for the six months ended June 25, 2004 and June 27, 2003 and the summary historical balance sheet data as of June 25, 2004 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus, the June 27, 2003 balance sheet data has been derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q/A-1 for the quarter ended June 27, 2003, not incorporated by reference in this prospectus and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the six months ended June 25, 2004 may not be indicative of results that may be expected for the full year.

        The summary pro forma financial data (except for the information presented under the heading "Other Data") included on page 22 and page 23 and on page 25 have been derived from the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus and give effect to the exchange offer as if it had occurred on December 28, 2002 in the unaudited pro forma income statement and June 25, 2004 in the unaudited pro forma balance sheet, assuming that:

  •
  holders of 75% of the aggregate liquidation amount of trust securities validly tender, and do not validly withdraw those trust securities; and

  •
  holders of 90% of the aggregate principal amount of convertible notes validly tender, and do not validly withdraw, those convertible notes; and

  •
  holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of June 25, 2004 of 2009 Series C Robbins bonds and Series D Robbins bonds validly tender, and do not validly withdraw, those 2009 Series C Robbins bonds and Series D Robbins bonds; and

  •
  holders of 20% of the aggregate principal amount outstanding as of June 25, 2004 of 2024 Series C Robbins bonds validly tender, and do not validly withdraw, those 2024 Series C Robbins bonds; and

  •
  holders of 90% of the aggregate principal amount of 2005 notes validly tender, and do not validly withdraw, those 2005 notes.

        The summary pro forma financial data also give effect to the concurrent issuance of $120 million aggregate principal amount of upsize notes. The upsize notes are being offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. It is anticipated that the proceeds from the upsize notes offering will be used to reduce amounts outstanding under our senior secured credit agreement.

        The exchange of the 2005 notes for equity and new notes will be accounted for in accordance with Emerging Issue Task Force Issue No. 96-19, which we refer to as EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." We will account for the treatment of the 2005 notes in the exchange offer using either the modification method or the extinguishment method, as appropriate. Whether the exchange of the 2005 notes is a modification or extinguishment under EITF 96-19 is dependent on the interest rate on the new notes and the value of the common shares and preferred shares on the closing date. If the interest rate on the new notes is 10.497% and the price per common share on the closing date of the exchange offer is $0.31 or greater then the extinguishment method will apply. If the interest rate on the new notes is 10.497% and the price per common share is $0.30 or less, then the modification method will apply. You should read "Accounting Treatment for the Exchange Offer" on page 89 for more information regarding the accounting methods to be applied. The pro forma financial data on pages 22 through 24 has been prepared using the pro forma common share price of $0.30 (the price at which the modification method of accounting is appropriate at the assumed interest rate of 10.497%) and $0.31 (the price at which the extinguishment method of accounting is appropriate at the assumed interest rate of 10.497%). The pro forma financial data on pages 25 through 27 has been prepared using the pro forma common share price of $0.74 which was the closing share price on August 6, 2004.

        You should read this information together with the consolidated financial statements, including the notes contained in the consolidated financial statements, and the unaudited pro forma condensed consolidated financial statements, of us and our subsidiaries, which are contained in or incorporated by reference in this prospectus.

Pro forma common share price of $0.30 and $0.31

											Pro forma for the exchange offer and the upsize notes offering Fiscal year ended December 26, 2003(1)(2) (modification method)		Pro forma for the exchange offer and the upsize notes offering Fiscal year ended December 26, 2003(2)(3) (extinguishment method)		Pro forma for the exchange offer and the upsize notes offering Six Months ended June 25, 2004(1)(2) (modification method)		Pro forma for the exchange offer and the upsize notes offering Six Months ended June 25, 2004(2)(3) (extinguishment method)
	Fiscal year ended
							Six Months ended June 25, 2004		Six Months ended June 27, 2003
	2003		2002		2001
	(in thousands, except ratios)
Statement of Operations Data:
Revenues	$3,801,308		$3,574,537		$3,392,474		$1,372,148		$1,746,674		$3,801,308		$3,801,308		$1,372,148		$1,372,148
(Loss)/earnings before income taxes	(109,637	)(4)	(360,062	)(5)	(212,965	)(6)	58,739	(13)	(34,765	)(14)	(82,917	)(4)	(84,637	)(4)	76,952	(13)	76,366	(13)
Provision/(benefit) for income taxes	47,426		14,657		123,395	(7)	33,202		14,393		47,426		47,426		33,202		33,202
(Loss)/earnings prior to cumulative effect of a change in accounting principle	(157,063)		(374,719)		(336,360)		25,537		(49,158)		(130,343)		(132,063)		43,750		43,164
Cumulative effect of a change in accounting principal for goodwill, net of $0 tax	—		(150,500	)(8)	—		—		—		—		—		—		—
Net (loss)/earnings	$(157,063)		$(525,219)		$(336,360)		$25,537		$(49,158)		$(130,343)		$(132,063)		$43,750		$43,164
Net earnings allocated to preferred shareholders	$—		$—		$—		$—		$—		$—		$—		$37,810		$37,303
Net (loss)/earnings available to common shareholders	$(157,063)		$(525,219)		$(336,360)		$25,537		$(49,158)		$(130,343)		$(132,063)		$5,940		$5,861
(Loss)/earnings per share: basic
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(3.83)		$(9.15)		$(8.23)		$0.62		$(1.20)		$(1.24)		$(1.26)		$0.06		$0.06
(Loss)/earnings per share: diluted
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(3.83)		$(9.15)		$(8.23)		$0.60		$(1.20)		$(1.24)		$(1.26)		$0.06		$0.05
Cumulative effect on prior years (to December 28, 2001) of a change in accounting principle for goodwill	$—		$(3.67)		$—		$—		$—
(Loss)/earnings per share:
basic	$(3.83)		$(12.82)		$(8.23)		$0.62		$(1.20)
(Loss)/earnings per share:
diluted	$(3.83)		$(12.82)		$(8.23)		$0.60		$(1.20)
Weighted average number of shares outstanding—basic	41,045		40,957		40,876		41,055		41,039		104,924		104,924		104,934		104,934
Effect of stock options, convertible notes and common shares under a restricted stock plan(9)	—		—		—		13,108		—		—		—		3,086		3,086

Weighted average number of shares outstanding—diluted	41,045		40,957		40,876		54,163		41,039		104,924		104,924		108,020		108,020

Cash Flow Data(16):
Net cash provided/(used) by operating activities	$(62,098)		$160,365		$(88,681)		$(16,097)		$(72,081)
Net cash provided/(used) by investing activities	105,895		(122,706)		43,212		(3,634)		114,663
Net cash provided/(used) by financing activities	(51,805)		60,002		85,533		(21,533)		(34,515)
Other Data:
EBITDA(10)	$21,421		$(219,209)		$(72,731)		$126,223		$28,210		$17,718		$17,594		$125,297		$125,266
Ratio of total debt to net earnings (loss)	(6.6)		(2.1)		(3.1)		39.8		(22.2)		(4.7)		(4.6)		14.1		14.1
Ratio of earnings to fixed charges(11)	—		—		—		2.07		—		—		—		3.14		3.09

	As of June 25, 2004
	Actual	Pro Forma for the exchange offer and the upsize notes offering(1)(2) (modification method)	Pro Forma for the exchange offer and the upsize notes offering(2)(3) (extinguishment method)
	(in thousands)
Balance Sheet Data:
Current assets	$1,017,973	$1,011,267	$1,011,267
Current liabilities	1,315,014	1,194,271	1,194,271
Working capital	(297,041)	(183,004)	(183,004)
Land, building and equipment (net)	284,537	284,537	284,537
Total assets	2,289,960	2,267,002	2,268,195
Long-term borrowing (including current installments):
Corporate and other debt	121,306	5,437	5,437
Project debt	131,255	131,255	131,255
Capital lease obligations	65,295	65,295	65,295
Subordinated Robbins Facility exit funding obligations	114,108	65,419	65,419
Convertible subordinated notes	210,000	21,000	21,000
Preferred trust securities	175,000	43,750	43,750
6.75% senior notes due 2005	200,000	20,000	20,000
Fixed rate senior secured notes due 2011, Series A(15)	—	146,237	135,000
Fixed rate senior secured notes due 2011, Series B(12)(15)	—	120,000	120,000

(1)
Assumes the treatment of the 2005 notes in the exchange offer is accounted for using the modification method.

(2)
In accordance with Emerging Issue Task Force Issue No. 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments" we will account for the treatment of the 2005 notes in the exchange offer using either the modification method or the extinguishment method, as appropriate. You should read "Accounting Treatment for the Exchange Offer" for more information.

(3)
Assumes the treatment of 2005 notes in the exchange offer is accounted for using the extinguishment method.

(4)
Includes in fiscal year 2003, a $(15,100) impairment loss on the anticipated sale of a domestic corporate office building; a $16,700 gain on the sale of certain assets of Environmental and a gain of $4,300 on the sale of a waste-to-energy plant; revisions to project claim estimates and related cost $1,500; revisions to project estimates and related receivable allowances $(32,300); provision for asbestos claims $(68,100); performance intervention and restructuring charges $(43,600); charges for severance cost $(15,900); and legal and other $800.

(5)
Includes in fiscal year 2002, losses recognized in anticipation of sales ($54,500); revisions to project claim estimates and related costs ($136,200); revisions to project cost estimates and related receivable allowances ($80,500); provision for asbestos claims ($26,200); provision for domestic plant impairment ($18,700); performance intervention and restructuring charges ($37,100); increased pension and postretirement medical costs ($10,600); and severance, increased legal and other provisions ($31,600).

(6)
Includes in fiscal year 2001, losses recognized in anticipation of sales ($40,300); revisions to project claim estimates and related costs ($37,000); revisions to project cost estimates and related receivable allowances ($123,600); provision for domestic plant impairment ($6,100); increased pension and postretirement medical costs ($9,100); and severance, increased legal and other provisions ($38,200).

(7)
Includes in fiscal year 2001, a valuation allowance for domestic deferred tax assets ($194,600).

(8)
In fiscal year 2002, Foster Wheeler Ltd. recognized $150,500 of impairment losses upon adoption of SFAS 142, "Goodwill and Other Intangible Assets."

(9)
The effect of the common shares issued under the restricted stock plan has been included in the calculation of pro forma diluted earnings per share for the six months ended June 25, 2004, although these shares will be subject to forfeiture under certain circumstances described in the restricted stock plan. The effect of the existing stock options has been included in the calculation of diluted earnings per share for the six months ended June 25, 2004 because the exercise price of the stock options and warrants was less than the market price of the common shares. The effect of the existing stock options has not been included in the calculation of diluted earnings per share for all other periods presented due to losses incurred during those periods or the exercise price of the stock options was greater than the market price of the common shares. The effect of the convertible notes has not been included in the calculation of diluted earnings per share, for all periods presented other than the six months ended June 25, 2004, as the assumed conversion of the convertible notes was antidilutive.

(10)
EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings (loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. Foster Wheeler has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the senior secured credit agreement, is also used as a measure for certain covenants under the senior credit agreement. Foster Wheeler believes that the line item on its consolidated statement of earnings entitled "net earnings (loss)" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. EBITDA, as Foster Wheeler calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of Foster Wheeler's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings (loss) a GAAP measure, is shown below.

						Pro forma for the exchange offer and the upsize notes offering Fiscal year ended December 26, 2003(1)(2)(15) (modification method)	Pro forma for the exchange offer and the upsize notes offering Fiscal year ended December 26, 2003(2)(3)(15) (extinguishment method)
	Year ended
	December 26, 2003	December 27, 2002	December 28, 2001	Six Months ended June 25, 2004	Six Months ended June 27, 2003			Pro forma for the exchange offer and the upsize notes offering Six months ended June 25, 2004(1)(2)(15) (modification method)	Pro forma for the exchange offer and the upsize notes offering Six months ended June 25, 2004(2)(3)(15) (extinguishment method)
EBITDA	$21,421	$(219,209)	$(72,731)	$126,223	$28,210	$17,718	$17,594	$125,297	$125,266
Less: Interest expense	95,484	83,028	84,484	51,080	44,691	65,061	66,657	31,941	32,496
Less: Depreciation and amortization	35,574	57,825	55,750	16,404	18,284	35,574	35,574	16,404	16,404

(Loss)/earnings before income tax	(109,637)	(360,062)	(212,965)	58,739	(34,765)	(82,917)	(84,637)	76,952	76,366
Income tax	47,426	14,657	123,395	33,202	14,393	47,426	47,426	33,202	33,202

Net income/(loss) prior to cumulative effect of a change in accounting principle of goodwill	(157,063)	(374,719)	(336,360)	25,537	(49,158)	(130,343)	(132,063)	43,750	43,164
Cumulative effect on prior years of a change in accounting principle of goodwill	—	(150,500)	—	—	—

Net (loss) earnings	$(157,063)	$(525,219)	$(336,360)	$25,537	$(49,158)

        Our non-GAAP performance measure, "EBITDA" has certain material limitations as follows:

  •
  It does not include interest expense. Because we have borrowed substantial amounts of money to finance some of our operations, interest is a necessary and ongoing part of our costs and has assisted us in generating revenue. Therefore any measure that excludes interest expense has material limitations;

  •
  It does not include taxes. Because the payment of taxes is a necessary and ongoing part of our operations, any measure that excludes taxes has material limitations;

  •
  It does not include depreciation. Because we must utilize substantial property, plant and equipment in order to generate revenues in our operations, depreciation is a necessary and ongoing part of our costs. Therefore any measure that excludes depreciation has material limitations.

(11)
Includes in fiscal years 2001, 2002 and 2003 and in the six month periods ended June 25, 2004 and June 27, 2003 dividends on preferred securities of a subsidiary trust of $15,750, $16,610, $18,130, $9,693 and $8,859, respectively. The pro forma results for the year ended December 26, 2003 include a $13,891 reduction in dividends on the trust securities, a $13,434 reduction in interest on the convertible notes, a $782 increase in interest on the 2005 notes under the modification method and a $2,378 increase in interest on the 2005 notes under the extinguishment method, and a $3,436 reduction in interest on the Robbins bonds. The pro forma results for the six months ended June 25, 2004 include a $7,417 reduction in dividends on the trust securities, a $6,726 reduction in interest on the convertible notes, a $402 increase in interest on the 2005 notes under the modification method and a $958 increase in interest on the 2005 notes under the extinguishment method, and a $1,702 reduction in interest on the Robbins bonds. The pro forma results also include the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement. Earnings are inadequate to cover fixed charges by $216,122, $363,418, $116,803 and $33,207 for fiscal years 1999, 2001, 2002 and 2003 and the six-month period ended June 27, 2003, respectively. The coverage deficiency is $90,083 for the year ended December 26, 2003 on a pro forma basis using the modification method for the exchange offer and $91,803 for the year ended December 26, 2003 on a pro forma basis using the extinguishment method for the exchange offer.

(12)
Reflects issuance of $120,000 in aggregate principal amount of fixed rate senior secured notes due 2011 or the upsize notes, expected to be issued concurrently with the exchange offer in a separate private transaction to certain holders of 2005 notes and convertible notes. For the purposes of the pro forma financial data included herein, we have assumed an interest rate of 10.497% per annum. This private offering is conditional on the consummation of the exchange offer. Proceeds from the upsize notes offering will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum.

(13)
Includes in the six months ended June 25, 2004, profits of $23,200 associated with the re-evaluation of contract cost estimates; a $19,200 aggregate gain on the sales of development rights to certain power projects in Europe; a $13,400 aggregate gain on asbestos settlements; a $2,900 gain on legal settlements; restructuring activities and credit agreement costs ($13,800); and severance costs ($600).

(14)
Includes in the six months ended June 27, 2003, a $15,300 gain on the sale of certain assets of Environmental; the reversal of profits associated with the re-evaluation of contract cost and project claim estimates ($35,600); restructuring activities and credit agreement costs ($20,500); severance costs ($8,600); a pension curtailment charge ($6,100); and legal settlements and other provisions ($5,300).

(15)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The pro forma financial data presented in tables beginning on page 22 reflect pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

(16)
Pro forma cash flow data has been intentionally omitted as it is not required.

Pro forma common share price of $0.74

											Pro forma for the exchange offer and the upsize notes offering Fiscal year ended December 26, 2003(1) (common share price $0.74)		Pro forma for the exchange offer and the upsize notes offering Six Months ended June 25, 2004(1) (common share price $0.74)
	Fiscal year ended
							Six Months ended June 25, 2004		Six Months ended June 27, 2003
	2003		2002		2001
	(in thousands, except ratios)
Statement of Operations Data:
Revenues	$3,801,308		$3,574,537		$3,392,474		$1,372,148		$1,746,674		$3,801,308		$1,372,148
(Loss)/earnings before income taxes	(109,637	)(2)	(360,062	)(3)	(212,965	)(4)	58,739	(11)	(34,765	)(12)	(103,603	)(2)	75,039	(11)
Provision/(benefit) for income taxes	47,426		14,657		123,395	(5)	33,202		14,393		47,426		33,202
(Loss)/earnings prior to cumulative effect of a change in accounting principle	(157,063)		(374,719)		(336,360)		25,537		(49,158)		(151,029)		41,837
Cumulative effect of a change in accounting principal for goodwill, net of $0 tax	—		(150,500	)(6)	—		—		—		—		—
Net (loss)/earnings	$(157,063)		$(525,219)		$(336,360)		$25,537		$(49,158)		$(151,029)		$41,837
Net earnings allocated to preferred shareholders	$—		$—		$—		$—		$—		$—		$36,157
Net (loss)/earnings available to common shareholders	$(157,063)		$(525,219)		$(336,360)		$25,537		$(49,158)		$(151,029)		$5,680
(Loss)/earnings per share: basic
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(3.83)		$(9.15)		$(8.23)		$0.62		$(1.20)		$(1.44)		$0.05
(Loss) earnings per share: diluted
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(3.83)		$(9.15)		$(8.23)		0.60		$(1.20)		$(1.44)		$0.05	(15)
Cumulative effect on prior years (to December 28, 2001) of a change in accounting principle for goodwill	$—		$(3.67)		$—		$—		$—
(Loss)/earnings per share:
basic	$(3.83)		$(12.82)		$(8.23)		$0.62		$(1.20)
(Loss) earnings per share:
diluted	$(3.83)		$(12.82)		$(8.23)		$0.60		$(1.20)
Weighted average number of shares outstanding—basic	41,045		40,957		40,876		41,055		41,039		104,924		104,934
Effect of stock options, convertible notes and common shares under a restricted stock plan(7)	—		—		—		13,108		—		—		3,086

Weighted average number of shares outstanding—diluted	41,045		40,957		40,876		54,163		41,039		104,924		108,020

Cash Flow Data(14):
Net cash provided/(used) by operating activities	$(62,098)		$160,365		$(88,681)		$(16,097)		$(72,081)
Net cash provided/(used) by investing activities	105,895		(122,706)		43,212		(3,634)		114,663
Net cash provided/(used) by financing activities	(51,805)		60,002		85,533		(21,533)		(34,515)
Other Data:
EBITDA(8)	$21,421		$(219,209)		$(72,731)		$126,223		$28,210		$(1,372)		$123,939
Ratio of total debt to net earnings (loss)	(6.6)		(2.1)		(3.1)		39.8		(22.2)		(4.0)		14.5
Ratio of earnings to fixed charges(9)	—		—		—		2.07		—		—		3.05
	As of June 25, 2004
	Actual	Pro Forma for the exchange offer and the upsize notes offering(1) (common share price $0.74)
	(in thousands)
Balance Sheet Data:
Current assets	$1,017,973	$1,011,267
Current liabilities	1,315,014	1,194,271
Working capital	(297,041)	(183,004)
Land, building and equipment (net)	284,537	284,537
Total assets	2,289,960	2,268,195
Long-term borrowing (including current installments):
Corporate and other debt	121,306	5,437
Project debt	131,255	131,255
Capital lease obligations	65,295	65,295
Subordinated Robbins Facility exit funding obligations	114,108	65,419
Convertible subordinated notes	210,000	21,000
Preferred trust securities	175,000	43,750
6.75% senior notes due 2005	200,000	20,000
Fixed rate senior secured notes due 2011, Series A(13)	—	135,000
Fixed rate senior secured notes due 2011, Series B(10)(13)	—	120,000

(1)
In accordance with Emerging Issue Task Force Issue No. 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments" we will account for the treatment of the 2005 notes in the exchange offer using either the modification method or the extinguishment method, as appropriate. You should read "Accounting Treatment for the Exchange Offer" for more information.

(2)
Includes in fiscal year 2003, a $(15,100) impairment loss on the anticipated sale of a domestic corporate office building; a $16,700 gain on the sale of certain assets of Environmental and a gain of $4,300 on the sale of a waste-to-energy plant; revisions to project claim estimates and related cost $1,500; revisions to project estimates and related receivable allowances $(32,300); provision for asbestos claims $(68,100); performance intervention and restructuring charges $(43,600); charges for severance cost $(15,900); and legal and other $800.

(3)
Includes in fiscal year 2002, losses recognized in anticipation of sales ($54,500); revisions to project claim estimates and related costs ($136,200); revisions to project cost estimates and related receivable allowances ($80,500); provision for asbestos claims ($26,200); provision for domestic plant impairment ($18,700); performance intervention and restructuring charges ($37,100); increased pension and postretirement medical costs ($10,600); and severance, increased legal and other provisions ($31,600).

(4)
Includes in fiscal year 2001, losses recognized in anticipation of sales ($40,300); revisions to project claim estimates and related costs ($37,000); revisions to project cost estimates and related receivable allowances ($123,600); provision for domestic plant impairment ($6,100); increased pension and postretirement medical costs ($9,100); and severance, increased legal and other provisions ($38,200).

(5)
Includes in fiscal year 2001, a valuation allowance for domestic deferred tax assets ($194,600).

(6)
In fiscal year 2002, Foster Wheeler Ltd. recognized $150,500 of impairment losses upon adoption of SFAS 142, "Goodwill and Other Intangible Assets."

(7)
The effect of the common shares issued under the restricted stock plan has been included in the calculation of pro forma diluted earnings per share for the six months ended June 25, 2004, although these shares will be subject to forfeiture under certain circumstances described in the restricted stock plan. The effect of the existing stock options has been included in the calculation of diluted earnings per share for the six months ended June 25, 2004 because the exercise price of the stock options was less than the market price of the common shares. The effect of the existing stock options has not been included in the calculation of diluted earnings per share for all other periods presented due to losses incurred during those periods or the exercise price of the stock options was greater than the market price of the common shares. The effect of the convertible notes has not been included in the calculation of diluted earnings per share, for all periods presented other than the six months ended June 25, 2004, as the assumed conversion of the convertible notes was antidilutive. In the calculation of diluted earnings per share, the effect of the stock options and warrants to be issued in connection with the exchange offer are presumed to be convertible into preferred shares.

(8)
EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings (loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. Foster Wheeler has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the senior secured credit agreement, is also used as a measure for certain covenants under the senior credit agreement. Foster Wheeler believes that the line item on its consolidated statement of earnings entitled "net earnings (loss)" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. EBITDA, as Foster Wheeler calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of Foster Wheeler's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings (loss) a GAAP measure, is shown below.

						Pro forma for the exchange offer and the upsize notes offering Fiscal year ended December 26, 2003(13) (common share price $0.74)
	Year ended
	December 26, 2003	December 27, 2002	December 28, 2001	Six Months ended June 25, 2004	Six Months ended June 27, 2003		Pro forma for the exchange offer and the upsize notes offering Six months ended June 25, 2004(13) (common share price $0.74)
EBITDA	$21,421	$(219,209)	$(72,731)	$126,223	$28,210	$(1,372)	$123,939
Less: Interest expense	95,484	83,028	84,484	51,080	44,691	66,657	32,496
Less: Depreciation and amortization	35,574	57,825	55,750	16,404	18,284	35,574	16,404

(Loss)/earnings before income tax	(109,637)	(360,062)	(212,965)	58,739	(34,765)	(103,603)	75,039
Income tax	47,426	14,657	123,395	33,202	14,393	47,426	33,202

Net (loss) earnings prior to cumulative effect of a change in accounting principle of goodwill	(157,063)	(374,719)	(336,360)	25,537	(49,158)	(151,029)	41,837
Cumulative effect on prior years of a change in accounting principle of goodwill	—	(150,500)	—	—	—

Net (loss) earnings	$(157,063)	$(525,219)	$(336,360)	$25,537	$(49,158)

        Our non-GAAP performance measure, "EBITDA" has certain material limitations as follows:

  •
  It does not include interest expense. Because we have borrowed substantial amounts of money to finance some of our operations, interest is a necessary and ongoing part of our costs and has assisted us in generating revenue. Therefore any measure that excludes interest expense has material limitations;

  •
  It does not include taxes. Because the payment of taxes is a necessary and ongoing part of our operations, any measure that excludes taxes has material limitations;

  •
  It does not include depreciation. Because we must utilize substantial property, plant and equipment in order to generate revenues in our operations, depreciation is a necessary and ongoing part of our costs. Therefore any measure that excludes depreciation has material limitations.

(9)
Includes in fiscal years 2001, 2002 and 2003 and in the six month periods ended June 25, 2004 and June 27, 2003 dividends on preferred securities of a subsidiary trust of $15,750, $16,610, $18,130, $9,693 and $8,859, respectively. The pro forma results for the year ended December 26, 2003 include a $13,891 reduction in dividends on the trust securities, a $13,434 reduction in interest on the convertible notes, a $2,378 increase in interest on the 2005 notes and a $3,436 reduction in interest on the Robbins bonds. The pro forma results for the six months ended June 25, 2004 include a $7,417 reduction in dividends on the trust securities, a $6,726 reduction in interest on the convertible notes, a $958 increase in interest on the 2005 notes and a $1,702 reduction in interest on the Robbins bonds. The pro forma results also include the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement. Earnings are inadequate to cover fixed charges by $216,122, $363,418, $116,803 and $33,207 for fiscal years 1999, 2001, 2002 and 2003 and the six-month period ended June 27, 2003, respectively. The coverage deficiency is $110,769 for the year ended December 26, 2003 on a pro forma basis.

(10)
Reflects issuance of $120,000 in aggregate principal amount of fixed rate senior secured notes due 2011 or the upsize notes, expected to be issued concurrently with the exchange offer in a separate private transaction to certain holders of 2005 notes and convertible notes. For the purposes of the pro forma financial data included herein, we have assumed an interest rate of 10.497% per annum. This private offering is conditional on the consummation of the exchange offer. Proceeds from the upsize notes offering will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum.

(11)
Includes in the six months ended June 25, 2004, profits of $23,200 associated with the re-evaluation of contract cost estimates; a $19,200 aggregate gain on the sales of development rights to certain power projects in Europe; a $13,400 aggregate gain on asbestos settlements; a $2,900 gain on legal settlements; restructuring activities and credit agreement costs ($13,800); and severance costs ($600).

(12)
Includes in the six months ended June 27, 2003, a $15,300 gain on the sale of certain assets of Environmental; the reversal of profits associated with the re-evaluation of contract cost and project claim estimates ($35,600); restructuring activities and credit agreement costs ($20,500); severance costs ($8,600); a pension curtailment charge ($6,100); and legal settlements and other provisions ($5,300).

(13)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The pro forma financial data presented in tables beginning on page 25 reflect pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

(14)
Pro forma cash flow data has been intentionally omitted as it is not required.

(15)
For purposes of calculating diluted earnings per share, the net income allocated to preferred shareholders has increased to $36,583 and the net income available to common shareholders has decreased to $5,254 to reflect the exercise of (a) the warrants to purchase preferred shares issued to existing common shareholders (40,994.931 preferred shares), (b) the warrants to purchase preferred shares issued to holders of the trust securities (122,984.793 preferred shares) and (c) the options to purchase preferred shares issued to members of Foster Wheeler Ltd.'s senior management (38,753.866 preferred shares).

RISK FACTORS

        Before deciding whether to participate in the exchange offer and consent solicitation you should carefully read the following risk factors and the other information included and incorporated in this prospectus.

Risk Factors Relating to Security Holders Participating in the Exchange Offer

By tendering your trust securities in the exchange offer, you will be giving up your right to receive the accrued and unpaid dividends on the trust securities tendered in the exchange offer.

        In January 2002, Foster Wheeler LLC exercised its option to defer payments of interest on the junior subordinated debentures held by FW Preferred Capital Trust I. As the junior subordinated debentures are the only asset of FW Preferred Capital Trust I, dividends have been suspended on the trust securities since that date. As of June 25, 2004, total accrued and unpaid dividends were $6.82 for each $25 in aggregate liquidation amount per trust security. For each trust security that you exchange, you will be entitled to receive 0.760 common shares, 0.0123 preferred shares and one warrant to purchase a specified number of common shares, or, if applicable, preferred shares, as is described under "Description of the Warrants," of Foster Wheeler Ltd. You will not receive any additional consideration for accrued and unpaid dividends on your trust securities.

Dividend income, if any, on common shares and preferred shares will not be exempt from U.S. federal income taxation.

        Interest paid on Robbins bonds is specifically exempt from U.S. federal income taxation. Dividend income, if any, on common shares or preferred shares received by U.S. holders in exchange for Robbins bonds or the other securities that are subject to the exchange offer, generally will be subject to U.S. federal income tax.

Holders of securities who participate in the exchange offer will lose their rights under the indentures and other agreements governing the securities that they tender.

        Upon tendering securities in the exchange offer for our common shares and preferred shares, holders of securities will lose the contractual and legal rights they currently have under the indentures and other agreements governing the securities that they tender and will have different rights as shareholders. For example, the holders of trust securities who tender their trust securities for common shares and preferred shares will lose their right to receive dividends on the trust securities and any other rights they have under the declaration of trust or the indenture governing the underlying debentures.

        Furthermore, under most circumstances, the value of equity issued in the exchange offer will likely react to changes in our business and financial condition with a higher degree of volatility than will the value of a trust security or debt claim. Consequently, as equity holders, the tendering holders of securities may suffer more from future adverse developments relating to our financial condition, results of operations or prospects than they would as holders of their current securities.

SEC rules relating to low-priced or penny stock may make it more difficult for you to buy or sell our common shares and for us to enter into future equity financings or to effect an acquisition or merger with other businesses.

        Our common shares were traded on the NYSE until they were delisted on November 14, 2003. Now our common shares trade on the NASD's Over-the-Counter Bulletin Board under the symbol "FWLRF.OB" and trading in our shares may be adversely affected by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. Accredited investors are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by these rules, a broker-dealer must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. These requirements may reduce the potential market for our common shares by reducing the number of potential investors. Additionally, these rules may affect the ability of broker-dealers to sell our common shares and also may affect the ability of holders of our common shares to resell their common shares. In addition, the fact that our common shares remain delisted may make our shares less attractive to third parties, which could adversely affect our ability to enter into future equity financing transactions or to effect an acquisition or merger with other businesses.

In the future, we may acquire any securities that are not tendered in the exchange offer for consideration different than that in the exchange offer.

        In the future, we may acquire securities that are not tendered in the exchange offer through open market purchases, privately negotiated transactions, an exchange offer or such other means as we deem appropriate. Any such acquisitions will occur upon the terms and at the prices as we may determine in our discretion, which may be more or less than the value of the shares being exchanged for the securities under the exchange offer, and could be for cash or other consideration. We may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

The preferred shares, the common shares and the warrants will rank junior to all of our trust securities that remain outstanding, and all of our debt and other obligations, including the convertible notes, Robbins bonds and 2005 notes that remain outstanding, which could limit your ability to recover amounts originally invested by you.

        As of June 25, 2004, the preferred shares, the common shares and warrants of Foster Wheeler Ltd. would have effectively ranked junior to approximately $821 million of debt of Foster Wheeler Ltd. and its subsidiaries, as well as approximately $131 million of limited recourse project debt of special purpose subsidiaries and approximately $65 million of capital lease obligations. The preferred shares, the common shares and warrants will also rank junior to the $150 million in aggregate principal amount of new notes, the $120 million in aggregate principal amount of upsize notes being offered concurrently with the exchange offer, amounts outstanding under the senior secured credit agreement and any debt incurred in the future. As of June 25, 2004, after giving effect to the exchange offer and the upsize notes offering (including repayment of approximately $120 million in amounts outstanding under the senior secured credit agreement), the common shares, the preferred shares and warrants would have effectively ranked junior to approximately $411 million of debt of Foster Wheeler and its subsidiaries, as well as approximately $131 million of project debt of special purpose subsidiaries and approximately $65 million of capital lease obligations.

On November 14, 2003, our common shares and trust securities were delisted from the NYSE. We intend to seek an alternate listing of the common shares after the exchange offer is completed, however we may not be able to successfully list our common shares. Our common shares are currently quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB". Common shares quoted on the Over-the-Counter Bulletin Board may be less liquid and trade at a lower price than common shares listed on the NYSE.

        As a result of our delisting from the NYSE, the trading price of our common shares may decline substantially and shareholders may experience a significant decrease in the liquidity of the common shares. Securities that trade on the Over-the-Counter Bulletin Board, including our common shares, may also be subject to higher transaction costs for trades and have reduced liquidity compared to securities that trade on the NYSE and other organized markets and exchanges. We may not be able to successfully list our common shares following the exchange offer.

We cannot predict the price at which our common shares will trade following the restructuring.

        We are offering up to 67,785,327 common shares, up to 676,258 preferred shares, or in the aggregate 946,920,384 common shares on an as converted basis, and warrants to purchase up to 293,389,891 common shares to the holders of our securities. We also intend to issue 39,172,675 common shares and stock options to purchase up to 73,347,473 common shares to members of our senior management and board of directors, and warrants to purchase up to 73,347,473 common shares, or in certain circumstances preferred shares, to our existing common share holders, in connection with the exchange offer. As of June 25, 2004, there were approximately 40.8 million common shares of Foster Wheeler Ltd. issued and outstanding. After giving effect to the exchange offer, we estimate that there will be up to approximately 1,466.9 million common shares of Foster Wheeler Ltd. issued and outstanding assuming full conversion of the preferred shares and full exercise of the warrants and options, including 39,172,675 common shares and options to purchase 73,347,473 common shares to be issued to members of senior management and the board of directors of Foster Wheeler pursuant to its Management Restricted Stock Plan and its 2004 Stock Option Plan, respectively, and excluding 8,959,501 shares allocated for employee options and up to 1,308,575 shares for non-exchanged convertible notes assuming the preferred shares are converted in full. This means that our existing common shareholders will hold only approximately 7.779% of our common shares following the exchange offer, assuming such conversion and exercise and including common shares and options to be issued to senior management in connection with the exchange offer.

        The issuance of common shares, including common shares upon the conversion of preferred shares and exercise of the warrants and options, could materially depress the price of our common shares if holders of a large number of common shares attempt to sell all or a substantial portion of their holdings following the exchange offer. We cannot predict what the demand for our common shares will be following the exchange offer, how many common shares will be offered for sale or be sold following the exchange offer, or the price at which our common shares will trade following the exchange offer. There are no agreements or other restrictions that prevent the sale of a large number of our preferred shares, common shares or warrants immediately following the exchange offer. The issuance of the common shares, preferred shares and warrants offered pursuant to this prospectus has been registered with the SEC, and we intend to register the common shares for which the warrants will be exercisable following the exchange offer. As a consequence, we expect that all of our outstanding common shares, including upon conversion of the preferred shares and exercise of the warrants, will, in general, be freely tradeable under U.S. securities laws.

Foster Wheeler Ltd. is a Bermuda company and it may be difficult for you to enforce judgments against it or its directors and executive officers.

        Foster Wheeler Ltd. is a Bermuda exempted company. As a result, the rights of shareholders will be governed by Bermuda law and the memorandum of association and bye-laws of Foster Wheeler Ltd. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial portion of the assets of Foster Wheeler Ltd. are located outside the United States. It may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against Foster Wheeler Ltd. or its directors based on the civil liability provisions of the U.S. securities laws. Uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, under the securities laws of those jurisdictions or entertain actions in Bermuda under the securities laws of other jurisdictions.

Foster Wheeler Ltd.'s bye-laws restrict shareholders from bringing legal action against its officers and directors.

        Foster Wheeler Ltd.'s bye-laws contain a broad waiver by its shareholders of any claim or right of action, both individually and on Foster Wheeler Ltd.'s behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against Foster Wheeler Ltd.'s officers and directors unless the act or failure to act involves fraud or dishonesty.

If the exchange offer is consummated, our U.S. federal income tax liability may be significantly higher.

        We will experience certain U.S. federal income tax consequences if the exchange offer is consummated. For example, the number of common shares and preferred shares issued pursuant to the exchange offer will be sufficient to cause us to undergo an "ownership change" within the meaning of Section 382 of the Internal Revenue Code (generally, a change of more than 50 percentage points in the ownership of our shares, by value, over the three-year period ending on the date such shares are issued), so that, as a result, our ability to use losses from taxable years or periods ending on or before the date of the ownership change to offset U.S. federal taxable income in any post-change year will be subject to substantial limitations, and our ability to utilize pre-change tax credits in post-change years will be similarly limited. We expect that our U.S. federal income tax liability will be higher, and may be significantly higher, than it would have been if the exchange offer were not consummated.

If you acquire 10% or more of the total combined voting power of our common shares and preferred shares, controlled foreign corporation rules may apply to you.

        Under U.S. federal income tax law, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation", or CFC, for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC on the last day of the CFC's taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income", even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly, or indirectly through a foreign entity or through applicable constructive ownership rules, 10% or more of the total combined voting power of all classes of stock of a foreign corporation entitled to vote will be considered to be a "United States shareholder". In general, we will be treated as a CFC only if such "United States shareholders" collectively own more than 50% of the total combined voting power or total value of our stock. U.S. persons who might, directly, or indirectly through a foreign entity or through applicable constructive ownership rules, acquire or be deemed to acquire 10% or more of the voting power of our common shares and preferred shares should consider the possible application to them of the CFC rules.

Holders of the 2005 notes who do not participate in the exchange offer may be paid the principal amount of their notes before holders who receive new notes in the exchange offer.

        Because the 2005 notes mature in November 2005, the holders of 2005 notes who do not participate in the exchange offer may receive payment of the principal amount of their notes from Foster Wheeler Ltd. or a guarantor when the 2005 notes mature in advance of any payments of principal made on the new notes by Foster Wheeler Ltd. or any guarantors to holders of the new notes.

The U.S. federal income tax consequences to tendering holders of trust securities, convertible notes and Robbins bonds are unclear.

        If, pursuant to the exchange offer, the holders of trust securities, convertible notes, Robbins bonds and 2005 notes who transfer (or are deemed to transfer) property directly to Foster Wheeler Ltd. in exchange for common and preferred shares own, immediately after the exchanges, shares representing "control" of Foster Wheeler Ltd. (that is, shares having at least 80% of the voting power of all classes of shares of Foster Wheeler Ltd. entitled to vote), the convertible notes constitute "securities" for U.S. federal income tax purposes and certain other requirements are satisfied, the exchanges would be characterized in the aggregate as a transaction described in Section 351 of the Code. If Section 351 applies, exchanging U.S. holders (i) subject to the succeeding sentence, generally would not recognize income or gain except to the extent of accrued market discount and, in the case of trust securities, the fair market value of warrants received, and (ii) would not recognize loss. In the case of holders of Robbins bonds and holders that will own 5% or more of our shares, by vote or value, immediately after the exchanges, nonrecognition of gain would depend upon the application of special rules governing certain transfers to foreign corporations.

        As described in "U.S. Federal Income Tax Considerations," qualification of the exchanges under Section 351 is subject to a number of significant uncertainties. If Section 351 does not apply, the exchanges would be taxable to exchanging U.S. holders of trust securities and Robbins bonds and, if the convertible notes do not constitute securities for U.S. federal income tax purposes, should also be taxable to exchanging U.S. holders of convertible notes.

The U.S. federal income tax consequences to tendering holders of 2005 notes are unclear.

        The qualification of the exchange of 2005 notes for new notes, common shares and preferred shares as a partially tax-free "recapitalization" will depend in part upon whether the 2005 notes and the new notes constitute "securities" for U.S. federal income tax purposes. The term "security" is not defined in the Internal Revenue Code or applicable Treasury regulations and has not been clearly defined by court decisions or administrative rulings. Based upon an evaluation of various factors relevant to the classification of the 2005 notes and the new notes as securities, Foster Wheeler LLC intends to take the position that the 2005 notes and the new notes should be treated as securities for U.S. federal income tax purposes (in which case the exchange of 2005 notes for new notes, common shares and preferred shares would qualify as a partially tax-free "recapitalization"). However, due to the lack of clear authority with respect to this issue, the treatment of the 2005 notes and the new notes as securities is uncertain. Because of this uncertainty, counsel will not render an opinion on this issue. If it is determined that either the 2005 notes or the new notes are not securities, the exchange of 2005 notes for new notes, common shares and preferred shares will be a taxable event (with respect to which gain or loss would be fully recognized by tendering U.S. holders) for U.S. federal income tax purposes.

Holders of trust securities will not receive any additional consideration if the market value of the trust securities increases.

        The value of the consideration that holders of trust securities receive in the exchange offer is fixed at 0.760 common shares, 0.0123 preferred shares and one warrant to purchase a specified number of common shares, as is described under "Description of the Warrants," per trust security. Holders will not receive any additional consideration if the market value of the trust securities increases after the date of this prospectus.

Risks Factors Relating to the Preferred Shares and the Warrants

The preferred shares issued in the exchange offer may not become convertible into, and warrants issued in the exchange offer may not become exercisable for, common shares of Foster Wheeler Ltd.

        The certificate of designation of the preferred shares provides that each preferred share will be optionally convertible into 1,300 common shares, and the terms of the warrants provide that each warrant will be exercisable for common shares if, as and when (i) the par value of Foster Wheeler Ltd.'s shares is reduced from $1.00 per share to $0.01 per share and (ii) the number of authorized common shares of Foster Wheeler Ltd. is increased from 160 million to at least 1,475.9 million. Foster Wheeler Ltd. intends to hold a general meeting of its voting shareholders to effect this reduction in par value and the increase in its authorized capital promptly following the completion of the exchange offer. If the reduction in par value is not effected and the number of authorized common shares is not increased, the preferred shares will not become convertible into common shares but will remain preferred shares, and the warrants will not become exercisable for common shares, but will remain exercisable for preferred shares.

If the preferred shares become convertible, they will no longer be entitled to vote, except in certain limited circumstances as required under Bermuda law and Foster Wheeler Ltd.'s bye-laws.

        Upon issuance, the preferred shares will vote on an as converted basis together with the common shares as a single class, except in the limited circumstances described in this prospectus. If and when the preferred shares become convertible at each holder's option, they will cease to vote except in limited circumstances as required under Bermuda law and Foster Wheeler Ltd.'s bye-laws.

Neither our preferred shares nor the warrants are listed or quoted on any national securities exchange or other market. We intend to seek a listing for the warrants, and if the preferred shares do not convert on or before November 30, 2004, we intend to seek a listing for the preferred shares. However we may not be able to successfully list the preferred shares or the warrants, which may cause the preferred shares and the warrants to have reduced liquidity compared with securities listed on an organized market or exchange. Moreover, if the preferred shares become convertible, we will not seek a listing and, if listed, are obligated to delist the preferred shares at that time.

        Neither our preferred shares nor the warrants are listed or quoted on any national securities exchange or other market. We have agreed to use our commercially reasonable best efforts to facilitate the quotation of the warrants on the Over-the-Counter Bulletin Board or, at such time as Foster Wheeler Ltd. meets the applicable criteria, to list the warrants on the NYSE or NASDAQ. We have also agreed to use our commercially reasonable best efforts to facilitate a quotation of the preferred shares on the OTC Bulletin Board, or, at such time as Foster Wheeler Ltd. meets the applicable criteria, to list the preferred shares on the NYSE or NASDAQ, if the preferred shares are not converted to common shares by November 30, 2004. Moreover, if the preferred shares become convertible, we will not seek a listing and, if listed, are obligated to delist the preferred shares at that time. If not listed, the preferred shares and the warrants may have reduced liquidity compared with securities listed on an organized market or exchange and may be subject to higher transaction costs for trades as a result. In addition, because the number of our preferred shares and warrants outstanding after the consummation of the exchange offer will be less than the number of our common shares outstanding after the exchange offer, the preferred shares and warrants may have reduced liquidity compared with our common shares.

An active trading market for the preferred shares and the warrants may not develop, which could reduce their value.

        The preferred shares and the warrants are each a new issue of securities for which there is currently no public market. Although the preferred shares will carry dividend and other similar rights that are substantially the same as the rights of the number of common shares into which they are convertible and they will carry voting rights only until such time as they become convertible, we cannot predict whether an active trading market for the preferred shares will develop or be sustained and they may not trade with or at the same price (on an as converted basis) as the common shares. No market in the preferred shares or for the warrants may develop, and any market that develops may not last. To the extent that an active trading market does not develop, the price at which you may be able to sell the preferred shares or the warrants may be less than the price at which you acquire them in exchange for other securities.

In some circumstances the holders of common shares and the preferred shares are each entitled to a separate class vote in which the other class of shareholders will not vote. This could have the effect of providing each class of shareholders with a veto power over certain decisions of Foster Wheeler Ltd.

        Prior to becoming convertible, the preferred shares will generally vote on an "as converted" basis together with the common shares as a single class, and in any event, the preferred shares will vote on the proposal to reduce the par value of the shares of, and to increase the number of authorized common shares of, Foster Wheeler Ltd. as described in the section entitled "Terms of the Preferred Shares" on an as converted basis together with the common shares as a single class, which reduction and increase shall be authorized upon the affirmative vote of a majority of such votes cast. However, under Bermuda law and Foster Wheeler Ltd.'s bye-laws, any variation of the rights attached to either class of shares, whether by amendment, alteration or repeal of the terms of the memorandum of association or bye-laws of Foster Wheeler Ltd., resulting from any merger, amalgamation or similar business combination, or otherwise, would require the approval of at least three-fourths of the issued and outstanding shares of such class, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of such class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding shares of such class is present. This could result in the holders of each class of shares having the ability in some circumstances, such as a merger, amalgamation or consolidation, to prevent action to be undertaken by or affecting Foster Wheeler Ltd. which the holders of the other class of shares might otherwise approve. For more information, you should read the section entitled "Description of Share Capital."

A future issuance of additional preferred shares of Foster Wheeler Ltd. may adversely affect the rights of Foster Wheeler Ltd.'s equity holders.

        The bye-laws of Foster Wheeler Ltd. authorize the issuance of up to 1,500,000 shares of "blank check" preferred shares, with such designations, rights, preferences, limitations and voting rights as may be determined upon issuance by Foster Wheeler Ltd.'s board of directors without further shareholder approval, provided that such provisions must, at a minimum, (1) entitle the holders of such shares, voting as a class, to elect at least two directors upon certain defaults with respect to payment of dividends, and (2) require the affirmative approval of holders of at least two-thirds of the issued preferred shares for any amendments to the memorandum of association or bye-laws of Foster Wheeler Ltd. altering materially any provision of such shares. Foster Wheeler Ltd. has designated 400,000 shares of such preferred shares as its Series A Junior Participating Preferred Shares, and, prior to issuing the preferred shares at the completion of the exchange offer, will designate approximately 1,014,785 of such shares as Series B Convertible Preferred Shares which will be offered in the exchange offer. Upon completion of the exchange offer, there will be up to approximately 676,258 preferred shares issued and outstanding and up to approximately 338,527 preferred shares reserved for issuance upon the exercise of the warrants. Consequently, Foster Wheeler Ltd. will have 823,742 authorized but unissued preferred shares that may be issued in the future, including up to approximately 338,527 preferred shares reserved for issuance upon the exercise of the warrants, and approximately 85,215 of which can, at the discretion of the board of directors of Foster Wheeler Ltd., be designated as other series of preferred shares with dividend and liquidation preferences that may be senior, and may not be available to, the holders of Foster Wheeler Ltd. common shares. In the event Foster Wheeler Ltd. issues additional preferred shares, the holders of such shares may be entitled to receive dividends and distributions prior to their receipt by the holders of Foster Wheeler Ltd. common shares. Thus, holders of common shares could realize less than the amount of dividends and/or distributions to which they would otherwise be entitled had the new preferred shares not been issued.

The warrants may have no value in a bankruptcy.

        In the event of a bankruptcy or reorganization or other insolvency, proceeding by or against us, the unexercised warrants may be deemed to be executory contracts subject to rejection by us with approval of the bankruptcy court. As a result, even if sufficient funds are available, holders of the warrants may not be entitled to receive any consideration or may receive less than they would be entitled to if they had exercised their warrants prior to the commencement of such bankruptcy or reorganization.

We may be deprived of favorable opportunities to secure additional equity capital due to the warrant holders' ability to exercise their warrants.

        For the life of the warrants, the warrant holders are given the opportunity to profit from the rise in the market value of our common shares, if any, at the expense of the common shareholders and we might be deprived of favorable opportunities to secure additional equity capital, if it should then be needed, for the purpose of our business. A warrant holder may be expected to exercise the warrants at a time when we, in all likelihood, would be able to obtain equity capital, if we needed capital then, by a public sale of a new offering on terms more favorable then those provided in the warrants.

The warrants may expire without value.

        During the limited time in which the warrants can be exercised, the price of the common shares could be below $0.4689, the exercise price of the warrants. Assuming the conditions set forth in this prospectus are met, the warrants to be issued in the exchange offer will be exercisable for a period of 4 years, beginning on the first anniversary after the completion of the exchange offer, and will expire on the fifth anniversary of the date of their issuance, subject to extension in some circumstances as described in this prospectus. Any warrants not exercised before their expiration date will be void. If the price of the common shares remains below the exercise price for the warrants during the period in which the warrants are exercisable, the warrants will expire without value.

You may not be able to exercise your warrants if we do not maintain an effective registration statement.

        We have agreed to use our best efforts to file and maintain, at all times during which the warrants are exercisable, a resale "shelf" registration statement relating to the offer and sale of the common shares, or, if applicable, preferred shares, underlying the warrants, for the benefit of the warrant holders. See "Description of the Warrants."

Risks to Non-Tendering Holders of Securities

U.S. holders of trust securities who do not participate in the exchange offer will continue to recognize original issue discount income, possibly in substantially greater amounts than the amount of original issue discount income they recognized prior to the exchange offer, and may be deemed to exchange their trust securities in a taxable transaction.

        Foster Wheeler LLC is prohibited by the terms of its senior secured credit agreement from making payments in respect of the trust securities. Therefore, Foster Wheeler LLC will be required to continue to defer payments on the junior subordinated debentures at least until the expiration of the senior secured credit agreement in April 2005 and may at its option defer payments until January 2007. Any credit agreement that replaces Foster Wheeler LLC's current senior secured credit agreement may contain similar restrictions requiring Foster Wheeler LLC to defer payments with respect to the trust securities.

        Under current U.S. federal income tax law, U.S. holders of trust securities who do not participate in the exchange offer will continue to recognize original issue discount income on an economic accrual basis regardless of such holders' method of tax accounting, even though Foster Wheeler LLC will continue to exercise its right to defer payments.

        In addition, if the amendments to the indenture governing the trust securities constitute a significant modification of the trust securities for U.S. federal income tax purposes, such holders will be deemed to exchange their trust securities for new trust securities which, depending on the characterization of such deemed exchange, may result in taxable gain or loss to non-exchanging holders. The amount of gain, if any, that would be recognized in such a transaction is uncertain, and may exceed a holder's economic gain. Such a deemed exchange, whether or not taxable, may also result in the creation of a substantial amount of additional original issue discount (based on the difference between the fair market value of the trust securities and their face amount), which U.S. holders generally would be required to include in income over the term of the new trust securities in addition to any original issue discount referred to in the preceding paragraph (relating to the deferral of payments on the junior subordinated debentures and the trust securities). Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

U.S. holders of convertible notes who do not participate in the exchange offer may be deemed to exchange their convertible notes for new convertible notes in a taxable transaction and may be required to recognize original issue discount income.

        If the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, U.S. holders of convertible notes who do not participate in the exchange offer will be deemed to exchange their convertible notes for new convertible notes in a transaction that will be taxable unless the convertible notes are "securities" and the new convertible notes are treated as "securities" under recently issued IRS guidance, treating as "securities" two-year debt instruments issued by an acquiring corporation in a reorganization in exchange for a target corporation's outstanding "securities" having substantially identical terms. The amount of gain, if any, that would be recognized in such a transaction is uncertain, and may exceed a holder's economic gain. Such a deemed exchange, whether or not taxable, may also result in the creation of a substantial amount of original issue discount (based on the difference between the fair market value of the new convertible notes and their face amount), which U.S. holders would be required to include in income over the term of the new convertible notes. Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

U.S. holders of 2005 notes who do not participate in the exchange offer may be deemed to exchange their 2005 notes for new 2005 notes in a taxable transaction and may be required to recognize original issue discount income.

        If the amendments to the indenture governing the 2005 notes constitute a significant modification of the 2005 notes for U.S. federal income tax purposes, U.S. holders of 2005 notes who do not participate in the exchange offer will be deemed to exchange their 2005 notes for new 2005 notes in a transaction that will be taxable unless the 2005 notes are "securities" and the new 2005 notes are treated as "securities" under recently issued IRS guidance, treating as "securities" two-year debt instruments issued by an acquiring corporation in a reorganization in exchange for a target corporation's outstanding "securities" having substantially identical terms. The amount of gain, if any, that would be recognized in such a transaction is uncertain, and may exceed a holder's economic gain. This type of a deemed exchange, whether or not taxable, may also result in the creation of original issue discount, based on the difference between the fair market value of the new 2005 notes and their face amount, which U.S. holders would be required to include in income over the term of the new 2005 notes. Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

Holders of trust securities, convertible notes and 2005 notes who do not participate in the exchange offer will be subject to the trust securities indenture, the convertible notes indenture and the 2005 notes indenture, respectively, in each case, as amended, which will significantly limit the rights of these holders.

        Trust Securities.    If adopted, the proposed amendments relating to the trust securities would eliminate from the indenture the requirement that Foster Wheeler LLC be the surviving entity of a merger, asset sale or other conveyance or that in the alternative the surviving entity be a U.S. corporation. Therefore, if a business combination involving Foster Wheeler LLC were to occur, the surviving entity could be a non-U.S. entity which could make it difficult for holders of trust securities to effect service of process on the non-U.S. entity or to enforce liabilities predicated upon U.S. securities laws. In addition, the proposed amendments relating to the trust securities would eliminate from the indenture the requirement that Foster Wheeler LLC deliver to the trustee copies of all reports and other information that Foster Wheeler Ltd. files with the SEC.

        Convertible Notes.    If adopted, the proposed amendments to the indenture governing the convertible notes would eliminate from the indenture the requirement that Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, be the surviving entity of a merger, asset sale or other conveyance or that in the alternative the surviving entity be a U.S. or Bermuda entity. Therefore, if a business combination involving Foster Wheeler Ltd. or Foster Wheeler LLC were to occur, the surviving entity could be a non-U.S. or non-Bermuda entity which could make it difficult for holders of convertible notes to effect service of process on such entity or to enforce liabilities predicated upon U.S. or Bermuda securities laws. In addition, the proposed amendments would eliminate from the indenture governing the convertible notes the requirement that Foster Wheeler Ltd. deliver copies of all reports and other information that Foster Wheeler Ltd. files with the SEC.

        2005 Notes.    If adopted, the proposed amendments to the indenture governing the 2005 notes would eliminate from the indenture, among other things, restrictions on the ability of Foster Wheeler LLC to (1) merge with, or convey, transfer or lease its properties and assets to, other entities, (2) permit its subsidiaries to incur debt in excess of 10% of its net tangible assets, (3) incur certain liens without securing the 2005 notes equally and ratably and (4) enter into sale and leaseback transactions. The proposed elimination of the limitation on liens covenant would also eliminate the holders of the 2005 notes rights to the security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

If you do not participate in this exchange offer, the market for your securities may be less liquid than before the exchange offer and the market value of your securities may be lower.

        The exchange of securities in the exchange offer will reduce the number of holders of the class of securities so exchanged and the number of securities that would otherwise be available for trading and, depending upon the number of securities so exchanged, could adversely affect the liquidity and market value of the remaining securities held by the public.

We may be unable to repurchase the convertible notes which remain outstanding after the consummation of the exchange offer upon a change of control as required by the indenture governing the convertible notes.

        Upon the occurrence of certain specific change of control events, we must offer to repurchase all convertible notes which remain after the consummation of the exchange offer. In such circumstances, we may not have sufficient funds available to repay all of our senior indebtedness and other indebtedness that would become payable upon a change of control and to repurchase all of the convertible notes at the required prices. Our failure to purchase the convertible notes would be a default under the convertible notes indenture.

Risk Factors Relating to Our Business

Foster Wheeler Ltd.'s financial statements are prepared on a going concern basis, but we may not be able to continue as a going concern.

        The consolidated financial statements of Foster Wheeler Ltd., incorporated by reference into this prospectus for the fiscal year ended December 26, 2003 and the quarter ended June 25, 2004, are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, our ability to continue to operate profitably, to generate cash flows from operations, asset sales and collections of receivables to fund our obligations, including those resulting from asbestos related liabilities, as well as our ability to maintain credit facilities and bonding capacity adequate to conduct our business. Despite reporting earnings for the six months ended June 25, 2004, we incurred significant losses in each of the years in the three-year period ended December 26, 2003 and have a shareholder deficit of approximately $857 million at June 25, 2004. We have substantial debt obligations and during 2002 were unable to comply with certain debt covenants under our previous revolving credit agreement. Accordingly, we received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In

November 2002, we amended the new agreement to provide for the exclusion of up to $180 million of gross pre-tax charges recorded in the third quarter of 2002 and up to an additional $63 million in pre-tax charges related to specific contingencies through December 31, 2003, if incurred, for covenant calculation purposes. In March 2003, we again amended the agreement to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA and senior debt ratio. We may not be able to comply with the terms of our senior secured credit agreement, as amended, and other debt agreements during 2004 or thereafter. These matters raise substantial doubt about our ability to continue as a going concern.

We might not be able to implement our financial restructuring plan and might not be able to restructure our indebtedness in a manner that would allow us to remain a going concern.

        Our planned restructuring contemplates the exchange offer and the private offering of the upsize notes. We intend to use the proceeds received from the offering of upsize notes to reduce amounts outstanding under our senior secured credit agreement. However, we may not be able to complete the components of our restructuring plan on acceptable terms, or at all. If we do not complete our restructuring plan, there will continue to be substantial doubt about our ability to continue as a going concern. Even if we complete our restructuring plan, we may be left with too much debt and too few assets to survive. If we are successful in our restructuring plan, we will have to continue to improve our business operations, including our contracting and execution process, to achieve our forecast and continue as a going concern. Even if we successfully complete the exchange offer, we may not be able to continue as a going concern.

Our U.S. operations, which include Foster Wheeler's corporate center, are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern.

        Our U.S. operations, which include Foster Wheeler's corporate center, are cash-flow negative and are expected to continue to incur negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension plans and other expenses related to corporate overhead. As of June 25, 2004, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of approximately $1 billion, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. In addition, as of June 25, 2004, Foster Wheeler Ltd. had $629 million of undrawn letters of credit, bank guarantees and surety bonds issued and outstanding, $52 million of which were cash collateralized. As of June 25, 2004, we had cash, cash equivalents, short-term investments and restricted cash of approximately $405 million, of which approximately $327 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $76 million of our U.S. operations' minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fund our working capital requirements, to repay debt or to satisfy other obligations of our U.S. operations, which could limit our ability to continue as a going concern. We may not be able to continue as a going concern even if we successfully complete the exchange offer.

If we are unable to successfully address the material weaknesses in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.

        Our financial reporting requirements increased significantly as a result of the SEC requirements relating to the security interest granted to the holders of the 2005 notes in August 2002, and from the financial reporting requirements relating to the proposed exchange offer and restructuring process. Nine additional sets of audited financial statements for subsidiary companies, including three year comparable results, were required for 2002 and the first nine months of 2003. The additional year end financial statements were erroneously omitted from our 2002 10-K filing as the result of an oversight. We had a process in place both internally and externally whereby this evaluation was made and an error occurred in the evaluation process. The preparation of these additional financial statements began near the end of the third quarter of 2003 in connection with the preparation of the amended 2002 10-K, which was filed on December 19, 2003. In addition, our accounting workload increased due to our operational restructuring and certain potential divestitures pursued in the second half of 2003, which were later discontinued. Early in the fourth quarter of 2003, a key financial officer responsible for the preparation of the nine sets of subsidiary financial statements resigned. As a result of all of these factors taken together, during the fourth quarter of 2003, our remaining permanent corporate accounting staff was not structured to address this increased workload under the deadlines required so we hired temporary professional personnel to assist with the process. Because the temporary personnel were unfamiliar with our operations, this led to audit adjustments deemed material in relation to the size of the subsidiaries in the financial reporting process. The external auditors notified the audit committee of our board of directors on December 16, 2003 that they believed the insufficient staffing levels in the corporate accounting department represented a "material weakness" in the preparation of the subsidiary financial statements, but noted that this did not constitute a material weakness for our consolidated financial statements. We have assigned the highest priority to the assessment of this material weakness and are working together with the audit committee to resolve the issue. The insufficient staffing levels in the corporate accounting department were specifically related to the preparation of the subsidiary financial statements required under Rule 3-16 and not related to the preparation of Foster Wheeler Ltd.'s consolidated financial statements. Foster Wheeler Ltd. made the noted audit adjustments and the financial statements as filed were properly stated. In the second quarter 2004, we augmented our initial hires with three permanent senior financial personnel. Directors of Corporate Accounting and SEC Reporting, and a Manager of Financial Planning & Analysis were hired. The two directors each have significant public accounting experience and previously worked at public companies. Both hold active CPA licenses. The manager is assisting in the financial planning and analysis area. Additionally, we are seeking to hire two additional permanent accounting staff level personnel to replace two of the consultants hired in 2003. The consultancy personnel hired for the initial preparation of the subsidiary financial statements remain with us. If these actions are not successful in addressing this material weakness, our ability to report our financial results on a timely and accurate basis may be adversely affected.

        On March 3, 2004, our external auditors notified the audit committee of our board of directors that they believed our lack of a formal process for senior financial management to review assumptions and check calculations on a timely basis relating to our asbestos liability and asset balances represented a "material weakness" in the internal controls for the preparation of our consolidated financial statements for 2003. In connection with the preparation of our 2003 consolidated financial statements, we submitted our calculations and assumptions relating to asbestos liability and related assets to the external auditors without them being reviewed by senior management. As a result, the external auditors noted a proposed change in an assumption used to calculate the liability that had not been approved by senior management and also noted a mechanical error in calculating the number of open claims. In response, we corrected the mechanical error in our calculation and determined not to make the proposed change in the assumption. Estimating our obligations arising from asbestos litigation, and the amounts of related insurance recoveries is a complex process involving many different assumptions about future events extending well into the future. These assumptions are developed by management together with its internal and external asbestos litigation team based on historical data regarding asbestos claims made against us, recoveries sought and settlement and trial resolution data. As these factors vary over any given period, the assumptions about future periods used to calculate our asbestos liabilities are adjusted correspondingly. In their March 3, 2004 letter, the external auditors recommended that the assumptions and calculations prepared by members of our asbestos litigation team be reviewed carefully by our chief accounting officer and that all significant assumptions and estimates, including changes thereof, be approved by our chief financial and chief executive officers prior to the asbestos calculations being submitted to the external auditor for review. We agreed with these suggestions and have adopted them both in connection with the 2003 audit and going forward. If these actions are not successful in addressing these material weaknesses, our ability to report our financial results on a timely and accurate basis may be adversely affected.

        As noted above our management concluded that its disclosure controls and procedures were effective as of December 26, 2003, the evaluation date. Prior to reaching this conclusion, management, through its Disclosure Committee, undertook a review of its disclosure controls and procedures. The review identified what management believes to be evidence of a comprehensive disclosure control structure. Management also carefully evaluated the two material weaknesses as well as the error that caused the omission of the additional subsidiary financial statements in the initial filing of the 2002 10-K during the first quarter of 2003. Management concluded that our disclosure controls and procedures were effective on the evaluation dates at the end of each quarterly period during 2003 based on its belief that although an error had occurred which resulted in the additional subsidiary financial statements being omitted from the 2002 10-K, the design of our disclosure controls and procedures taken as a whole were effective. Management viewed the omission as an isolated error not a systemic problem. With respect to the staffing issue, management noted that the issue was raised prior to the end of the fiscal 2003 and before the audit process for the year had begun, and that the process for preparing the additional sets of financial statements had been changed prior to year end. The revised process included a thorough review by our experienced accounting and tax personnel of the work prepared by temporary staff, prior to submission to our external auditors. Management concluded the necessary actions had been taken to eliminate the staffing material weakness, although more time is needed to train and integrate these new employees. With respect to the material weakness identified in our asbestos calculation process, management took note of the informal process followed in prior periods. Management noted that this process was used in prior periods and that our external auditors did not note it as a reportable condition or material weakness during those periods. Management noted that the fact that the process was not followed led to the material weakness. We agreed to formalize the process, in accordance with our external auditor's suggestion. However, management also believed that the process itself would have been sufficient had it been followed. Our management believes that a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. With this in mind, and looking at the design and operation of our disclosure controls and procedures as a whole, management concluded, notwithstanding the material weaknesses described above and after taking into account the remedial measures taken as of the evaluation date, that they were effective as of December 26, 2003.

        We have taken a series of actions we believe will address the material weaknesses described above and in our 2003 10-K/A and First Quarter 2004 10-Q/A. We have hired additional permanent staff to address the identified material weaknesses, but believe additional time must pass in order for the additional staff to become fully trained and integrated into our operations and to evidence that the additional staff and controls are performing as intended. If we are unable to successfully address the identified material weaknesses in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.

If we are unable to effectively and efficiently implement our plan to improve our disclosure controls and procedures, it could adversely affect our ability to provide the public with timely and accurate material information about our company, and could hurt our reputation and the prices of our debt and equity securities.

        One of our foreign subsidiaries is a party to a project-specific, Euro-denominated performance bonding facility, which as of June 25, 2004 had the equivalent of approximately $40 million of performance bonds, none of which has been drawn, outstanding. This bonding facility required compliance by the subsidiary with a minimum equity ratio. During the second quarter of 2004, due to operating issues of this subsidiary, it fell below these minimum equity ratios, breaching the covenants.

        In early August, in connection with our review of the performance bonding facility described above, we became aware for the first time that the same subsidiary was also in breach under a minimum equity ratio covenant contained in a separate performance bonding facility with one of the same financial institutions. This facility had the equivalent of approximately $12 million of performance bonds, none of which has been drawn, outstanding as of June 25, 2004, and is used for general purposes. The equity ratio covenant contained in this facility requires the subsidiary to maintain a minimum equity ratio, which is calculated by dividing equity by total assets, each as defined in the facility. As a result of operating losses at the subsidiary during the second quarter of 2004, the subsidiary's equity ratio fell below the required minimum, breaching the equity ratio covenant under the facility. On August 9, 2004, the subsidiary obtained a waiver of this covenant through October 31, 2004.

        In response to the discovery of this breach under the facility at such a late date, we undertook a review of our procedures relating to the monitoring of, and reporting of defaults under, our subsidiaries' financial covenants globally. Although the management of the subsidiary in question was aware of the covenant's existence, they did not fully understand its implications. As a consequence, they did not notify our corporate center on a timely basis of the breach of the covenant. Further, our corporate center did not independently detect the breach on a timely basis. Management concluded that the failure to detect the covenant breach on a timely basis was the result of a deficiency in our disclosure controls and procedures, which are intended to be designed to ensure that this type of breach is detected on a timely basis. After reviewing our controls and procedures relating to covenant monitoring and reporting as of the end of fiscal 2003 and each of the two fiscal quarters in 2004, management concluded that the deficiency arose in February of 2004.

        We have given this issue the highest priority and are in the process of updating our disclosure controls and procedures relating to covenant compliance. In order to address this issue, we intend to:

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  comprehensively review and update our covenant inventory;

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  upgrade the reporting procedure at the subsidiary level on a global basis; and

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  ensure the quarterly global covenant monitoring process by our corporate center is properly implemented.

        In order for investors and the equity analyst community to make informed investment decisions and recommendations about our securities, it is important that we provide them with accurate and timely information in accordance with the Exchange Act and the rules promulgated thereunder.

        If we are unable to implement these changes effectively or efficiently, it could adversely affect our ability to provide the public with timely and accurate material information about our company, and could hurt our reputation and the prices of our debt and equity securities.

Our international operations involve risks that may limit or disrupt operations, limit repatriation of earnings, increase foreign taxation or otherwise have a material adverse effect on our business and results of operations.

        We have substantial international operations that are conducted through foreign and domestic subsidiaries, as well as through agreements with foreign joint venture partners. Our international operations accounted for approximately 76% of our fiscal year 2003 operating revenues and substantially all of our operating cash flow. We have international operations throughout the world, including operations in Europe, the Middle East, Asia and South America. Our foreign operations are subject to risks that could materially adversely affect our business and results of operations, including:

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  uncertain political, legal and economic environments;

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  potential incompatibility with foreign joint venture partners;

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  foreign currency controls and fluctuations;

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  energy prices;

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  terrorist attacks against facilities owned or operated by U.S. companies;

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  war and civil disturbances; and

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  labor problems.

        Because of these risks, our international operations may be limited, or disrupted, we may be restricted in moving funds, we may lose contract rights, our foreign taxation may be increased or we may be limited in repatriating earnings. In addition, in some cases, applicable law and joint venture or other agreements may provide that each joint venture partner is jointly and severally liable for all liabilities of the venture. These events and liabilities could have a material adverse effect on our business and results of operations.

Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business.

        We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of June 25, 2004, Foster Wheeler Ltd.'s total consolidated debt amounted to approximately $1 billion, $131 million of which was comprised of limited recourse project debt of special purpose subsidiaries. This debt includes $115.9 million of outstanding loans under the senior secured credit agreement, $200 million of 2005 notes, $210 million of convertible notes, $175 million of trust securities and $114.1 million of Robbins bonds outstanding. In addition, under our senior secured credit agreement we paid a $13.6 million fee on March 31, 2004 and our annual interest rate on our borrowings thereunder has been increased by an additional .50% per quarter until we have repaid $100 million of indebtedness thereunder. As of June 25, 2004, on a pro forma basis after giving effect to the exchange offer and the issuance of the upsize notes (including repayment of approximately $120 million of outstanding loans under the senior secured credit agreement), our total consolidated debt would have been $618 million, assuming the issuance of the new notes in exchange for 2005 notes is accounted for as a modification and $607 million assuming the issuance of new notes in exchange for 2005 notes is accounted for as an extinguishment. You should read "Accounting Treatment for the Exchange Offer" for more information. We will likely not have sufficient funds available to pay any of this long-term debt upon maturity.

        Over the last five years, we have been required to allocate a significant portion of our earnings to pay interest on our debt. After paying interest on our debt, we have fewer funds available for working capital, capital expenditures, acquisitions and other business purposes. This could limit our ability to respond to changing market conditions, limit our ability to expand through acquisitions, increase our vulnerability to adverse economic and industry conditions and place us at a competitive disadvantage compared to our competitors that have less indebtedness. In addition, certain of our borrowings are at variable rates of interest that expose us to the risk of a rise in interest rates. Based on the rates in effect in 2003, our debt service payment obligations under our currently outstanding debt for 2003 totaled approximately $100 million and will be about the same for 2004. If the interest rate on our variable rate debt were to increase by one percentage point, our annual debt service payment obligations would increase by $1.3 million. After giving effect to the exchange offer and the private upsize notes offering (including repayment of approximately $120 million in amounts outstanding under the senior secured credit agreement), based on rates currently in effect in 2004, our debt service payment obligations would be approximately $78.0 million on an annual basis.

Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business.

        Our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders to elect to accelerate the repayment dates with respect to such debt. We would not be able to repay such indebtedness, if accelerated, and as a consequence may be unable to continue operating as a going concern. Our failure to repay such amounts under our senior secured credit agreement and indentures would have a material adverse effect on our financial condition and operations and result in defaults under the terms of our other indebtedness.

We face severe restrictions on our ability to obtain new letters of credit, bank guarantees and performance bonds from our banks and surety on the same terms as we have historically. If we are unable to obtain letters of credit, bank guarantees or performance bonds on reasonable terms, our business would be materially adversely affected.

        It is customary in the industries in which we operate to provide letters of credit, bank guarantees or performance bonds in favor of clients to secure obligations under contracts. We have traditionally obtained letters of credit or bank guarantees from our banks, or performance bonds from a surety on an unsecured basis. Due to our financial condition and current credit ratings, as well as changes in the bank and surety markets, we are now required in certain circumstances to provide collateral to banks and the surety to obtain new letters of credit, bank guarantees and performance bonds. If we are unable to provide sufficient collateral to secure the letters of credit, bank guarantees and performance bonds, our ability to enter into new contracts could be materially limited.

        Providing security to obtain letters of credit, bank guarantees and performance bonds increases our working capital needs and limits our ability to provide bonds, guarantees, and letters of credit, and to repatriate funds or pay dividends. We may not be able to continue obtaining new letters of credit, bank guarantees, and performance bonds on either a secured or an unsecured basis in sufficient quantities to match our business requirements. As our senior secured credit agreement matures in April 2005, since April 2004, we no longer have the ability to obtain one-year letters of credit. If our financial condition further deteriorates, we may also be required to provide cash collateral or other security to maintain existing letters of credit, bank guarantees and performance bonds. If this occurs, our ability to perform under our existing contracts may be adversely affected.

Our current and future lump-sum, or fixed price, contracts and other shared risk contracts may result in significant losses if costs are greater than anticipated.

        Many of our contracts are lump-sum contracts and other shared risk contracts that are inherently risky because we agree to the selling price of the project at the time we enter the contracts. The selling price is based on our estimates of the ultimate cost of the contract and we assume substantially all of the risks associated with completing the project as well as the post-completion warranty obligations. In the second quarter of 2004 and during fiscal years 2003 and 2002, we took charges of approximately

$26.9 million, $30.8 million and $216.7 million, respectively, relating to underestimated costs and post-completion warranty obligations primarily on lump-sum contracts.

        We also assume the project's technical risk, meaning that we must tailor our products and systems to satisfy the technical requirements of a project even though, at the time the project is awarded, we may not have previously produced such a product or system. The revenue, cost and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to changes in a variety of factors, including but not limited to:

  •
  unanticipated technical problems with the equipment being supplied or developed by us, which may require that we spend our own money to remedy the problem;

  •
  changes in the costs of components, materials or labor;

  •
  difficulties in obtaining required governmental permits or approvals;

  •
  changes in local laws and regulations;

  •
  changes in local labor conditions;

  •
  project modifications creating unanticipated costs;

  •
  delays caused by local weather conditions; and

  •
  our suppliers' or subcontractors' failure to perform.

        These risks are exacerbated if the duration of the project is long-term because there is an increased risk that the circumstances upon which we based our original bid will change in a manner that increases its costs. In addition, we sometimes bear the risk of delays caused by unexpected conditions or events. Our long-term, fixed price projects often make us subject to penalties if portions of the project are not completed in accordance with agreed-upon time limits. Therefore, significant losses can result from performing large, long-term projects on a lump-sum basis. These losses may be material and could negatively impact our business, financial condition and results of operations.

We may be unable to successfully implement our performance improvement plan which could negatively impact our results of operations.

        In order to mitigate future charges due to underestimated costs on lump-sum contracts and to otherwise reduce operating costs, in March 2002 we undertook and are continuing to implement a series of management performance enhancements. This plan may not be successful, we may record significant charges and our operating costs may increase in the future.

We plan to expand the operations of our engineering and construction group which could negatively impact the group's performance and bonding capacity.

        We plan to expand the operations of our engineering and construction group to increase the size and number of lump-sum turnkey contracts, sometimes in countries where we have limited previous experience. We may bid for and enter into such contracts through partnerships or joint ventures with third parties that have greater bonding capacity than we do. This would increase our ability to bid for the contracts. Entering into these partnerships or joint ventures will expose us to credit and performance risks of those third party partners which could have a negative impact on our business and results of operations if these parties fail to perform under the arrangements.

We have high working capital requirements and will be required to refinance some of our indebtedness in the near term. We may have difficulty obtaining financing which would have a negative impact on our financial condition.

        Our business requires a significant amount of working capital and our U.S. operations, including our corporate center, are, and are expected to continue to be, cash-flow negative in the near future. In many cases, significant amounts of our working capital are required to finance the purchase of materials and performance of engineering, construction and other work on projects before payment is received from customers. In some cases, we are contractually obligated to our customers to fund working capital on our projects. Moreover, we may need to incur additional indebtedness in the future to satisfy our working capital needs. In addition, our senior secured credit agreement and any 2005 notes and convertible notes that are not exchanged and which remain outstanding after this exchange offer mature in April 2005, November 2005 and June 2007, respectively, and will need to be repaid or refinanced at or prior to such dates. In addition, the new notes and the upsize notes mature in 2011 and will need to be repaid or refinanced at or prior to such date. As a result, we are subject to risks associated with debt financing, including increased interest expense, insufficient cash flow to meet required payments on our debt, inability to meet credit facility covenants and inability to refinance or repay debt as it becomes due.

        Our working capital requirements may increase if we are required to give our customers more favorable payment terms under contracts to compete successfully for certain projects. These terms may include reduced advance payments, and payment schedules that are less favorable to us. In addition, our working capital requirements have increased in recent years because we have had to advance funds to complete projects under lump-sum contracts and have been involved in lengthy arbitration or litigation proceedings to recover these amounts. All of these factors may result, or have resulted, in increases in the amount of contracts in process and receivables and short-term borrowings. Continued increases in working capital requirements would have a material adverse effect on our financial condition and results of operations.

Projects included in our backlog may be delayed or cancelled which could materially harm our cash flow position, revenues and earnings.

        The dollar amount of backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts, contracts awarded but not finalized and letters of intent which we have determined are likely to be performed. Backlog projects represent only business that is considered firm, although cancellations or scope adjustments may occur. Due to changes in project scope and schedule, we cannot predict with certainty when or if backlog will be performed. In addition, even where a project proceeds as scheduled, it is possible that contracted parties may default and fail to pay amounts owed. Any delay, cancellation or payment default could materially harm our cash flow position, revenues and/or earnings.

        Backlog at the end of 2003 declined 58% as compared to the year 2002. This decline is primarily attributable to the sale of assets of Foster Wheeler Environmental Corporation and our completion of several large projects that were booked into backlog in 2002 and executed in 2003. Backlog as of June 25, 2004 was approximately the same as compared to the end of 2003. However, backlog may decline in the future.

The cost of our current and future asbestos claims could be substantially higher than we have estimated which could materially adversely affect our financial condition.

        Some of our subsidiaries are named as defendants in numerous lawsuits and out-of-court administrative claims pending in the United States in which the plaintiffs claim damages for bodily injury or death arising from exposure to asbestos in connection with work performed and heat exchange devices assembled, installed and/or sold by those subsidiaries. We expect these subsidiaries to be named as defendants in similar suits and claims brought in the future. For purposes of our financial statements, we have estimated the indemnity payments and defense costs to be incurred in resolving pending and forecasted claims through year end 2018. Although we believe our estimates are reasonable, the actual number of future claims brought against us and the cost of resolving these claims could be substantially higher than our estimates. Some of the factors that may result in the costs of these claims being higher than our current estimates include:

  •
  the rate at which new claims are filed;

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  the number of new claimants;

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  changes in the mix of diseases alleged to be suffered by the claimants, such as type of cancer, asbestosis or other illness;

  •
  increases in legal fees or other defense costs associated with these claims;

  •
  increases in indemnity payments as a result of more expensive medical treatments for asbestos related diseases;

  •
  bankruptcies of other asbestos defendants, causing a reduction in the number of available solvent defendants and thereby increasing the number of claims and the size of demands against our subsidiaries;

  •
  adverse jury verdicts requiring us to pay damages in amounts greater than we expect to pay in settlement;

  •
  changes in legislative or judicial standards which make successful defense of claims against our subsidiaries more difficult; or

  •
  enactment of legislation requiring us to contribute amounts to a national settlement trust in excess of our expected net liability, after insurance, in the tort system.

        The total liability recorded on our balance sheet is based on estimated indemnity payments and defense costs expected to be incurred through year end 2018. We believe that it is likely that there will be new claims filed after 2018, but in light of uncertainties inherent in long-term forecasts, we do not believe that we can reasonably estimate the indemnity payments and defense costs which might be incurred after 2018. Our forecast contemplates that new claims requiring indemnity will decline from year to year. Failure of future claims to decline as we expect will result in our aggregate liability for asbestos claims being higher than estimated.

        Our forecast is based on a curvilinear regression model, which employs the statistical analysis of our historical claims data to generate a trend line for future claims. Although, we believe this forecast method is reasonable, other forecast methods that attempt to estimate the population of living persons who could claim they were exposed to asbestos at worksites where our subsidiaries performed work or sold equipment could also be used and might project higher numbers of future claims than our forecast.

        All of these factors could cause our actual claims, indemnity payments and defense costs to exceed our estimates. We periodically update our forecasts to take into consideration recent claims experience and other developments, such as legislation, that may affect our estimates of future asbestos related costs. The announcement of increases to our asbestos reserves as a result of revised forecasts, adverse jury verdicts or other negative developments involving our asbestos litigation may cause the value or trading prices of our securities to decrease significantly. These negative developments could cause us to default under covenants in our indebtedness relating to judgments against us and material adverse changes, cause our credit ratings to be downgraded, restrict our access to the capital markets and otherwise have a material adverse effect on our financial condition, results of operations, cash flows and liquidity.

The amount and timing of insurance recoveries of our asbestos related costs is uncertain. Failure to obtain insurance recoveries would cause a material adverse effect on our financial condition.

        We believe that substantially all of our liability and defense costs for asbestos claims will be covered by insurance. Our balance sheet as of June 25, 2004 includes as an asset an aggregate of approximately $515.4 million in probable insurance recoveries relating to (a) liability for pending and expected future asbestos claims through year end 2018. Under an interim funding agreement in place with a number of our insurers from 1993 through June 12, 2001, these insurers paid a substantial portion of our costs incurred prior to 2002, and a portion of the costs incurred in connection with resolving asbestos claims during 2002 and 2003. The interim funding agreement was terminated in 2003. On February 13, 2001, litigation was commenced against us by certain insurers that were parties to the interim funding agreement seeking to recover from other insurers amounts previously paid by them under the interim funding agreement and to adjudicate their rights and responsibilities under our subsidiaries' insurance policies.

        As a result of the termination of the interim funding agreement, we have had to cover a substantial portion of our settlement payments and defense costs out of working capital. However, we recently entered into several settlement agreements calling for insurers to make lump sum payments, as well as payments over time, for use by us to fund asbestos related indemnity and defense costs. Some of those settlements also reimbursed us for portions of our out of pocket costs. We are in the process of negotiating additional settlements in order to minimize the amount of future costs we will be required to fund out of working capital. If we cannot achieve settlements in amounts necessary to cover our future costs we will continue to fund a portion of future costs out of pocket, which will reduce our cash flow and our working capital and will adversely affect our liquidity.

        Although we continue to believe that our insurers eventually will reimburse us for substantially all of our prior asbestos related costs, and to pay substantially all such future costs, our ability ultimately to recover a substantial portion of future asbestos related costs from insurance is dependent on successful resolution of outstanding coverage issues related to our insurance policies. These issues include:

  •
  disputes regarding allocations of liabilities among us and the insurers;

  •
  the effect of deductibles and policy limits on available insurance coverage; and

  •
  the characterization of asbestos claims brought against us as product related or non-product related.

An adverse outcome in the insurance litigation on these coverage issues could materially limit our insurance recoveries.

        In addition, even if these coverage issues are resolved in a manner favorable to us, we may not be able to collect all of the amounts due under our insurance policies. Our recoveries will be limited by insolvencies among our insurers. We are aware of at least two of our significant insurers which are currently insolvent, and other insurers may become insolvent in the future. Our insurers may also fail to reimburse amounts owed to us on a timely basis. If we do not receive timely payment from our insurers, we may be unable to make required payments under settlement agreements with asbestos plaintiffs or to fund amounts required to be posted with the court in order to appeal trial judgments. If we are unable to file such appeals, we may be ordered to pay large damage awards arising from adverse jury verdicts, and such awards may exceed our available cash. Any failure to realize our expected insurance recoveries, and any delays in receiving from our insurers amounts owed to us, will reduce our cash flow and adversely affect our liquidity and could have a material adverse effect on our financial condition.

Claims made by us against project owners for payment have increased over the last few years and failure by us to recover adequately on future claims could have a material adverse effect upon our financial condition, results of operations and cash flows.

        Project claims increased as a result of the increase in lump-sum contracts between the years 1992 and 2000. Project claims are claims brought by us against project owners for additional costs exceeding the contract price or amounts not included in the original contract price. These claims typically arise from changes in the initial scope of work or from owner caused delays. These claims are often subject to lengthy arbitration or litigation proceedings. The costs associated with these changes or owner caused delays include additional direct costs, such as labor and material costs associated with the performance of the additional work, as well as indirect costs that may arise due to delays in the completion of the project, such as increased labor costs resulting from changes in labor markets. We have used significant additional working capital in projects with cost overruns pending the resolution of the relevant project claims. Project claims may continue in the future.

        In 2002, we reduced our estimates of claim recoveries to reflect recent adverse experience due to our desire to monetize claims and poor economic conditions. As of June 25, 2004, we had $2.3 million of outstanding claims. In 2002, we recorded approximately $136.2 million in pre-tax contract related charges as a result of claims reassessment. We continue to pursue claims, but may not recover the full amount of these claims, and any future recoveries of these claims, if any, will be reflected as gains in our consolidated statement of operations. In 2003, Foster Wheeler Ltd. recorded a net gain related to contract claims of $1.5 million.

        We also face a number of counterclaims brought against us by certain project owners in connection with several of the project claims described above. If we are found liable for any of these counterclaims, we would have to incur write downs and charges against our earnings to the extent a reserve is not established. Failure to recover amounts under these claims and charges related to counterclaims could have a material adverse impact on our liquidity and financial condition.

Because our operations are concentrated in four particular industries, we may be adversely impacted by economic or other developments in these industries.

        We derive a significant amount of our revenues from services provided to corporations that are concentrated in four industries: power, oil and gas, pharmaceuticals and chemical/petrochemical. Unfavorable economic or other developments in one or more of these industries could adversely affect our customers and could have a material adverse effect on our financial condition and results of operations.

Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

        We operate in more than 55 countries around the world, with approximately 5,400, or 81%, of our employees located outside of the United States. In order to manage our day-to-day operations, we must overcome cultural and language barriers and assimilate different business practices. In addition, we are required to create compensation programs, employment policies and other administrative programs that comply with the laws of multiple countries. Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

We may lose business to our competitors who have greater financial resources.

        We are engaged in highly competitive businesses in which customer contracts are often awarded through bidding processes based on price and the acceptance of certain risks. We compete with other general and specialty contractors, both foreign and domestic, including large international contractors and small local contractors. Some competitors have greater financial and other resources than we have and may have significantly more favorable leverage ratios. Because financial strength is a factor in deciding whether to grant a contract in our business, our competitors' more favorable leverage ratios give them a competitive advantage and could prevent us from obtaining contracts for which we bid.

A failure by us to attract and retain qualified personnel, joint venture partners, advisors and subcontractors could have an adverse effect on us.

        Our ability to attract and retain qualified engineers and other professional personnel, as well as joint venture partners, advisors and subcontractors, will be an important factor in determining our future success. The market for these professionals, joint venture partners, advisors and subcontractors is competitive, and we may not be successful in our efforts to attract and retain these professionals, joint venture partners, advisors and subcontractors. In addition, our success depends in part on our ability to attract and retain skilled laborers. Our failure to attract or retain these workers could have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in the countries in which we operate. If we fail to comply with these laws and regulations, we may have to incur significant costs and penalties that could adversely affect our liquidity or financial condition.

        Our operations are subject to U.S., European and other laws and regulations governing the generation, management, and use of regulated materials, the discharge of materials into the environment, the remediation of environmental contamination, or otherwise relating to environmental protection. These laws include U.S. Federal statutes, such as the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, the Clean Water Act, the Clean Air Act and similar state and local laws, and European laws and regulations including those promulgated under the Integrated Pollution Prevention and Control Directive issued by the European Union in 1996 and the 1991 directive dealing with waste and hazardous waste and laws and regulations similar to those in other countries in which we operate. Both our E&C Group and Energy Group make use of and produce as wastes or byproducts substances that are considered to be hazardous under the laws and regulations referred to above. We may be subject to liabilities for environmental contamination as an owner or operator of a facility or as a generator of hazardous substances without regard to negligence or fault, and we are subject to additional liabilities if we do not comply with applicable laws regulating such hazardous substances, and, in either case, such liabilities can be substantial.

        We may be subject to significant costs, fines and penalties and/or compliance orders if we do not comply with environmental laws and regulations including those referred to above. Some environmental laws, including CERCLA, provide for joint and several strict liability for remediation of releases of hazardous substances, which could result in a liability for environmental damage without regard to negligence or fault. These laws and regulations and common laws principles could expose us to liability arising out of the conduct of our current and past operations or conditions, including those associated with formerly owned or operated properties caused by us or others, or for acts by us or others which were in compliance with all applicable laws at the time the acts were performed. In some cases, we have assumed contractual indemnification obligations for environmental liabilities associated with some formerly owned properties. Additionally, we may be subject to claims alleging personal injury, property damage or natural resource damages as a result of alleged exposure to or contamination by hazardous substances. The ongoing costs of complying with existing environmental laws and regulations can be substantial. Changes in the environmental laws and regulations, remediation obligations, enforcement actions or claims for damages to persons, property, natural resources or the environment, could result in material costs and liabilities.

Foster Wheeler Ltd. has anti-takeover provisions in its bye-laws that may discourage a change of control.

        Foster Wheeler Ltd.'s bye-laws contain provisions that could make it more difficult for a third party to acquire it without the consent of its board of directors. These provisions provide for:

  •
  The board of directors to be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

  •
  Any amendment to the bye-law limiting the removal of directors to be approved by the board of directors and the affirmative vote of the holders of three-quarters of the issued shares entitled to vote at general meetings.

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  The board of directors to consist of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

  •
  Restrictions on the time period in which directors may be nominated. A shareholder notice to nominate an individual for election as a director must be received not less than 120 calendar days in advance of Foster Wheeler Ltd.'s proxy statement released to shareholders in connection with the previous year's annual meeting.

  •
  Restrictions on the time period in which shareholder proposals may be submitted. To be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice for a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting.

  •
  The board of directors to determine the powers, preferences and rights of preference shares and to issue the preference shares without shareholder approval. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

  •
  A general prohibition on "business combinations" between Foster Wheeler Ltd. and an "interested member." Specifically, "business combinations" between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

      "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

      "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

  •
  Any matter submitted to the shareholders at a meeting called on the requisition of shareholders holding not less than one-tenth of the paid-up voting shares of Foster Wheeler Ltd. to be approved by the affirmative vote of all of the shares eligible to vote at such meeting.

These provisions could make it more difficult for a third party to acquire Foster Wheeler Ltd., even if the third party's offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward looking statements that are based on management's assumptions, expectations and projections about us and the various industries within which we operate. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward looking statements by their nature involve a degree of risk and uncertainty. We caution you that a variety of factors, including but not limited to the factors described above under the heading "Risk Factors" and the following, could cause our business conditions and results to differ materially from what is contained in forward looking statements:

  •
  changes in the rate of economic growth in the United States and other major international economies;

  •
  changes in investment by the power, oil & gas, pharmaceutical, chemical/petrochemical and environmental industries;

  •
  changes in the financial condition of our customers;

  •
  changes in regulatory environment;

  •
  changes in project design or schedules;

  •
  contract cancellations;

  •
  changes in estimates made by us of costs to complete projects;

  •
  changes in trade, monetary and fiscal policies worldwide;

  •
  currency fluctuations;

  •
  war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided;

  •
  outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure;

  •
  protection and validity of patents and other intellectual property rights;

  •
  increasing competition by foreign and domestic companies;

  •
  compliance with debt covenants;

  •
  monetization of certain power systems facilities;

  •
  implementation of our restructuring plan;

  •
  recoverability of claims against customers and others; and

  •
  changes in estimates used in its critical accounting policies.

        Other factors and assumptions not identified above were also involved in the formation of these forward looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward looking statements that may be made by us.

        We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures Foster Wheeler Ltd. makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC.

CAPITALIZATION

        The following capitalization tables show the consolidated cash, restricted cash and capitalization of Foster Wheeler Ltd. and its subsidiaries as of June 25, 2004, for both the modification method, using an assumed interest rate of 10.497% on the new notes (based on recent market data) and a common share price of $0.30 (at which price the exchange will be treated as a modification) and for the extinguishment method, using an assumed interest rate of 10.497% on the new notes (based on recent market data) and a common share price of $0.31 (at which price the exchange will be treated as an extinguishment):

  •
  on an actual historical basis, and

  •
  as adjusted to give effect:

  (1)
  to the completion of the exchange offer, assuming:

  •
  holders of 75% of the aggregate liquidation amount of trust securities validly tender, and do not validly withdraw, those trust securities; and

  •
  holders of 90% of the aggregate principal amount of convertible notes validly tender, and do not validly withdraw, those convertible notes; and

  •
  holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount outstanding as of June 25, 2004 of 2009 Series C Robbins bonds and Series D Robbins bonds validly tender, and do not validly withdraw, those 2009 Series C Robbins bonds and Series D Robbins bonds; and

  •
  holders of 20% of the aggregate principal amount outstanding as of June 25, 2004 of 2024 Series C Robbins bonds validly tender, and do not validly withdraw, those 2024 Series C Robbins bonds; and

  •
  holders of 90% of the aggregate principal amount of 2005 notes validly tender, and do not validly withdraw, those 2005 notes.

  (2)
  the concurrent issuance of $120 million aggregate principal amount of upsize notes. The upsize notes are being offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. This private offering is conditional on the consummation of the exchange offer and the exchange offer is contingent on the private offering. It is anticipated that the proceeds from the upsize notes offering will be used to reduce amounts outstanding under our senior secured credit agreement.

  (3)
  the award of 39,172,675 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer. Of the total common shares to be issued under the restricted stock plan, 37,031,227 common shares have been allocated to members of senior management and the board of directors while 2,141,448 common shares are issuable at the discretion of the compensation committee of the board of directors.

        A capitalization table is also included for the extinguishment method on the same basis set forth above, except that a pro forma common share price of $0.74 is used, which was the closing share price on August 6, 2004.

        The calculation of the actual price per share will be determined using the market price for the common shares and the fair value for the preferred shares on the closing date. Based upon the terms of the preferred shares, the fair value of a preferred share is expected to be equal to the market price of the corresponding number of common shares on an as converted basis.

        Whether the exchange of the 2005 notes is a modification or extinguishment under Emerging Issues Task Force Issue No. 96-19 is dependent on the interest rate on the new notes and the value of the common shares and preferred shares on the closing date. The charts on page 58 indicate when the modification versus extinguishment method of accounting will apply at various interest rates and stock prices and how the interest rate will be determined.

        There is no net effect on the capitalization tables of the warrants to be issued to existing shareholders or of the options to purchase common shares of Foster Wheeler Ltd. to be issued to management.

        You should read this information together with the consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus. You should read "Unaudited Pro Forma Condensed Consolidated Financial Statements" for more information, including the sensitivity analysis with regards to the exchange offer found in the notes to the pro forma balance sheet and income statements therein. You should also read "Accounting Treatment for the Exchange Offer" for more information regarding the accounting treatment for the 2005 notes using the modification method and extinguishment method.

Capitalization
(In thousands, except share amounts)
Modification Method (pro forma common share price of $0.30):

	As of June 25, 2004
	Actual	Adjustments (modification method)	As adjusted (modification method)
Unrestricted cash and cash equivalents(1)	$347,171	$(6,706)	$340,465
Restricted cash and cash equivalents	57,507	—	57,507

Total restricted and unrestricted cash and cash equivalents	$404,678	$(6,706)	$397,972

Short-term debt:
Current installments on long-term debt, including senior secured credit facility(2)(5)	$137,468	$(117,390)	$20,078
Bank loans	—	—	—

Total short-term debt	137,468	(117,390)	20,078

Long-term debt:
Other debt	5,436	—	5,436
6.75% senior notes due 2005(3)	200,000	(180,000)	20,000
Fixed rate senior secured notes due 2011, Series A(4)(10)	—	146,237	146,237
Fixed rate senior secured notes due 2011, Series B(2)(10)	—	120,000	120,000
Special-purpose project debt less current installments	112,760	—	112,760
Capital lease obligations less current	63,882	—	63,882
Subordinated Robbins exit funding obligations Series C-2009 less current(5)	10,440	(9,396)	1,044
Subordinated Robbins exit funding obligations Series C-2024 (5)	77,155	(15,431)	61,724
Subordinated Robbins exit funding obligations Series D(5)	24,823	(22,341)	2,482
6.50% convertible subordinated notes due 2007(6)	210,000	(189,000)	21,000
Mandatory redeemable preferred securities of subsidiary holding solely junior subordinated deferrable interest debentures(7)	175,000	(131,250)	43,750

Total long-term debt	879,496	(281,181)	598,315

Total debt	1,016,964	(398,571)	618,393

Minority interest in equity of consolidated affiliates	24,047	—	24,047
Shareholders' deficit:
Preferred shares: 1,500,000 shares authorized; $1.00 par value; none issued (513,786 Pro Forma)	—	515	515
Common shares: 160,000,000 shares authorized, $1.00 par value; 40,771,560 shares issued (129,337,816 Pro Forma)(8)(9)	40,772	88,566	129,338
Paid-in capital(8)(9)	201,841	335,916	537,757
Retained earnings (deficit)(8)	(785,517)	864	(784,653)
Unearned compensation(9)	—	(11,109)	(11,109)
Accumulated other comprehensive income	(313,697)	—	(313,697)

Total shareholders' deficit	(856,601)	414,752	(441,849)

Total capitalization	$184,410	$16,181	$200,591

(1)
Assumes estimated transaction costs of $7,485 and reflects the payment of accrued interest of $3,352 on the 2005 notes, the convertible notes, the Robbins bonds and under our senior secured credit agreement.

(2)
Adjusted to reflect the concurrent offering of $120,000 in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. Foster Wheeler has the option to add other wholly owned guarantors and certain collateral within 90 days of the closing of the exchange offer. Should Foster Wheeler elect not to provide the additional guarantors and collateral, the interest rate will increase by one percentage point per annum. The private offering is conditional on the consummation of the exchange offer. Current installments on long-term debt at June 25, 2004 includes $115,869 related to the senior secured credit agreement.

(3)
Adjusted to reflect the exchange of 90% of the 2005 notes for new notes, common stock and preferred stock. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange.

(4)
Adjusted to reflect the issuance of $135 million of new notes, calculated as follows:
Face value of 2005 notes to be exchanged	$180,000
Fair value of common shares and preferred shares	(33,167)
Fees paid to/on behalf of holders	(596)

Carrying value of the new notes	$146,237

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and provide certain collateral, the interest rate will increase by one percentage point per annum.

(5)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of the 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of the 2024 Series C Robbins bonds, for common shares and preferred shares. Current installments on long term debt at June 25, 2004 includes $1,521 related to the Robbins bonds.

(6)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares.

(7)
Adjusted to reflect the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants.

(8)
The pro forma capitalization table, as adjusted, has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of June 25, 2004 assuming a share price of $0.30 per share. For sensitivities, please refer to the footnotes to the unaudited pro forma condensed consolidated balance sheet on page 64.

	Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)
Par value of common shares issued	$37,031	†	$8,298	$8,894	$30,353	$3,990	$88,566
Par value of preferred shares issued	$—		$79	$84	$287	$65	$515
Paid in capital	$(25,922)	†	$24,790	$26,387	$272,346	$38,315	$335,916
Retained Deficit:
Debt conversion expense	$—		$—	$—	$(118,466)	$—	$(118,466)
Gain on exchange	—		—	13,324	—	124,667	137,991
Write-off issuance and offering cost	$(8,885)	*	$(1,444)	$(996)	$—	$(7,336)	$(18,661)

Total change	$(8,885)		$(1,444)	$12,328	$(118,466)	$117,331	$864

  *
  Reflects the write-off of the unamortized portion of a fee of $13,613 paid to lenders under our senior secured credit facility.

  †
  Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price of $0.30 per share. Grants under the plan will be expensed over a three year vesting period.

(9)
Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price of $0.30 per share. Grants under the plan will be expensed over a three year vesting period.

(10)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The "as adjusted" financial data included in the capitalization tables beginning on page 54 reflects pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

Capitalization
(In thousands, except share amounts)
Extinguishment Method (pro forma common share price of $0.31):

	As of June 25, 2004
	Actual	Adjustments (extinguishment method)	As adjusted (extinguishment method)
Unrestricted cash and cash equivalents(1)	$347,171	$(6,706)	$340,465
Restricted cash and cash equivalents	57,507	—	57,507

Total restricted and unrestricted cash and cash equivalents	$404,678	$(6,706)	$397,972

Short-term debt:
Current installments on long-term debt, including senior secured credit facility(2)(5)	$137,468	$(117,390)	$20,078
Bank loans	—	—	—

Total short-term debt	137,468	(117,390)	20,078

Long-term debt:
Other debt	5,436	—	5,436
6.75% senior notes due 2005(3)	200,000	(180,000)	20,000
Fixed rate senior secured notes due 2011, Series A(4)(10)	—	135,000	135,000
Fixed rate senior secured notes due 2011, Series B(2)(10)	—	120,000	120,000
Special-purpose project debt less current installments	112,760	—	112,760
Capital lease obligations less current	63,882	—	63,882
Subordinated Robbins exit funding obligations Series C-2009 less current(5)	10,440	(9,396)	1,044
Subordinated Robbins exit funding obligations Series C-2024(5)	77,155	(15,431)	61,724
Subordinated Robbins exit funding obligations Series D(5)	24,823	(22,341)	2,482
6.50% convertible subordinated notes due 2007(6)	210,000	(189,000)	21,000
Mandatory redeemable preferred securities of subsidiary holding solely junior subordinated deferrable interest debentures(7)	175,000	(131,250)	43,750

Total long-term debt	879,496	(292,418)	587,078

Total debt	1,016,964	(409,808)	607,156

Minority interest in equity of consolidated affiliates	24,047	—	24,047
Shareholders' deficit:
Preferred shares: 1,500,000 shares authorized; $1.00 par value; none issued (513,786 Pro Forma)	—	515	515
Common shares: 160,000,000 shares authorized, $1.00 par value; 40,771,560 shares issued (129,337,816 Pro Forma)(8)(9)	40,772	88,566	129,338
Paid-in capital(8)(9)	201,841	344,962	546,803
Retained earnings (deficit)(8)	(785,517)	4,619	(780,898)
Unearned compensation(9)	—	(11,480)	(11,480)
Accumulated other comprehensive income	(313,697)	—	(313,697)

Total shareholders' deficit	(856,601)	427,182	(429,419)

Total capitalization	$184,410	$17,374	$201,784

(1)
Assumes estimated transaction costs of $7,485 and reflects the payment of accrued interest of $3,352 on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement.

(2)
Adjusted to reflect the concurrent offering of $120,000 in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. Foster Wheeler has the option to add other wholly owned guarantors and certain collateral within 90 days of the closing of the exchange offer. Current installments on long-term debt at June 25, 2004 includes $115,869 related to the senior secured credit agreement.

(3)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of 2005 notes for new notes, common shares and preferred shares. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase one percentage point per annum.

(4)
Adjusted to reflect the issuance of $135,000 in aggregate principal amount of new notes. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase one percentage point per annum.

(5)
Adjusted to reflect the exchange of 90% of the aggregate principal amount or, if applicable, the aggregate accreted principal amount, of the 2009 Series C Robbins bonds and Series D Robbins bonds, and of 20% of the aggregate principal amount of the 2024 Series C Robbins bonds, for common shares and preferred shares. Current installments on long term debt at June 25, 2004 includes $1,521 related to the Robbins bonds.

(6)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares.

(7)
Adjusted to reflect the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants.

(8)
The pro forma capitalization table, as adjusted, has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of June 25, 2004 assuming a price of $0.31 per share. For sensitivities, please refer to the footnotes to the unaudited pro forma condensed consolidated balance sheets on page 70.

	Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)
Par value of common shares issued	$37,031	†	$8,298	$8,894	$30,353	$3,990	$88,566
Par value of preferred shares issued	$—		$79	$84	$287	$65	$515
Paid in capital	$(25,551)		$25,896	$27,566	$276,259	$40,792	$344,962
Retained Deficit:
Debt conversion expense	$—		$—	$—	$(122,379)	$—	$(122,379)
Gain on exchange	$—		$10,728	$12,145	$—	$122,190	$145,063
Write-off of issuance and offering cost	$(8,885)	*	$(848)	$(996)	$—	$(7,336)	$(18,065)

Total change	$(8,885)		$9,880	$11,149	$(122,379)	$114,854	$4,619

  *
  Reflects the write-off of the unamortized portion of a fee of $13,613 paid to the lenders under our senior secured credit facility.

  †
  Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, under a restricted stock plan which we intend to adopt before the closing of the exchange offer at a price of $0.31 per share. Grants under the plan will be expensed over a three year vesting period.

(9)
Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer at a price of $0.31 per share. Grants under the plan will be expensed over a three year vesting period.

(10)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The "as adjusted" financial data included in the capitalization tables beginning on page 56 reflects pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

Capitalization
(In thousands, except share amounts)
Extinguishment Method (pro forma common share price of $0.74)

	As of June 25, 2004
	Actual	Adjustments (extinguishment method)	As adjusted (extinguishment method)
Unrestricted cash and cash equivalents(1)	$347,171	$(6,706)	$340,465
Restricted cash and cash equivalents	57,507	—	57,507

Total restricted and unrestricted cash and cash equivalents	$404,678	$(6,706)	$397,972

Short-term debt:
Current installments on long-term debt, including senior secured credit facility(2)(5)	$137,468	$(117,390)	$20,078
Bank loans	—	—	—

Total short-term debt	137,468	(117,390)	20,078

Long-term debt:
Other debt	5,436	—	5,436
6.75% senior notes due 2005(3)	200,000	(180,000)	20,000
Fixed rate senior secured notes due 2011, Series A(4)(10)	—	135,000	135,000
Fixed rate senior secured notes due 2011, Series B(2)(10)	—	120,000	120,000
Special-purpose project debt less current installments	112,760	—	112,760
Capital lease obligations less current	63,882	—	63,882
Subordinated Robbins exit funding obligations Series C-2009 less current(5)	10,440	(9,396)	1,044
Subordinated Robbins exit funding obligations Series C-2024(5)	77,155	(15,431)	61,724
Subordinated Robbins exit funding obligations Series D(5)	24,823	(22,341)	2,482
6.50% convertible subordinated notes dues 2007(6)	210,000	(189,000)	21,000
Mandatory redeemable preferred securities of subsidiary holding solely junior			—
subordinated deferrable interest debentures (7)	175,000	(131,250)	43,750

Total long-term debt	879,496	(292,418)	587,078

Total debt	1,016,964	(409,808)	607,156

Minority interest in equity of consolidated affiliates	24,047	—	24,047
Shareholders' deficit:
Preferred shares: 1,500,000 shares authorized; $1.00 par value; none issued (513,786 Pro Forma)	—	515	515
Common shares: 160,000,000 shares authorized, $1.00 par value; 40,771,560 shares issued (129,337,816 Pro Forma)(8)(9)	40,772	88,566	129,338
Paid-in capital(8)(9)	201,841	731,607	933,448
Retained earnings (deficit)(8)	(785,517)	(352,444)	(1,137,961)
Unearned compensation(9)	—	(41,062)	(41,062)
Accumulated other comprehensive loss	(313,697)	—	(313,697)

Total shareholders' deficit	(856,601)	427,182	(429,419)

Total capitalization	$184,410	$17,374	$201,784

(1)
Assumes estimated transaction costs of $7,485 and reflects the payment of accrued interest of $3,352 on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement.

(2)
Adjusted to reflect the concurrent offering of $120,000 in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. Foster Wheeler has the option to add other wholly owned guarantors and certain collateral within 90 days of the closing of the exchange offer Current installments on long-term debt at June 25, 2004 includes $115,869 related to the senior secured credit agreement.

(3)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of 2005 notes for new notes, common shares and preferred shares. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange offer. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase one percentage point per annum.

(4)
Adjusted to reflect the issuance of $135,000 in aggregate principal amount of new notes. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange offer. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase one percentage point per annum.

(5)
Adjusted to reflect the exchange of 90% of the aggregate principal amount or, if applicable, the aggregate accreted principal amount, of the 2009 Series C Robbins bonds and Series D Robbins bonds, and of 20% of the aggregate principal amount of the 2024 Series C Robbins bonds, for common shares and preferred shares. Current installments on long term debt at June 25, 2004 includes $1,521 related to the Robbins bonds.

(6)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares.

(7)
Adjusted to reflect the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants.

(8)
The pro forma capitalization table, as adjusted, has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of June 25, 2004 assuming a price of $0.74 per share. For sensitivities, please refer to the footnotes to the unaudited pro forma condensed consolidated balance sheets on page 77.

	Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)
Par value of common shares issued	$37,031	†	$8,298	$8,894	$30,353	$3,990	$88,566
Par value of preferred shares issued	$—		$79	$84	$287	$65	$515
Paid in capital	$4,031	†	$73,435	$78,256	$444,520	$131,365	$731,607
Retained Deficit:
Debt conversion expense	$—		$—	$—	$(290,640)	$—	$(290,640)
Loss on exchange	$—		$(36,811)	$(38,545)	$—	$31,617	$(43,739)
Write-off of issuance and offering cost	$(8,885)		$(848)	$(996)	$—	$(7,336)	$(18,065)

Total change	$(8,885)		$(37,659)	$(39,541)	$(290,640)	$24,281	$(352,444)

  *
  Reflects the write-off of the unamortized portion of a fee of $13,613 paid to the lenders under our senior secured credit facility.

  †
  Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, under a restricted stock plan which we intend to adopt before the closing of the exchange offer at a price of $0.74 per share. Grants under the plan will be expensed over a three year vesting period. Also reflects unearned compensation related to the options to purchase 38,753.866 preferred shares (the equivalent of 50,380,026 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler's senior management under a stock option plan which we intend to adopt before the closing of the exchange offer. The unearned compensation has been determined as the difference between the share price of $0.74 per share and the exercise price of $0.4689 per share. The options vest over a one year period.

(9)
Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer at a price of $0.74 per share. Grants under the plan will be expensed over a three year vesting period. Also reflects unearned compensation related to the options to purchase 38,753.866 preferred shares (the equivalent of 50,380,026 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler's senior management under a stock option plan which we intend to adopt before the closing of the exchange offer. The unearned compensation has been determined as the difference between the share price of $0.74 per share and the exercise price of $0.4689 per share. The options vest over a one year period

(10)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The "as adjusted" financial data included in the capitalization tables beginning on page 58 reflects pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed consolidated income statements for the three months ended June 25, 2004 and the year ended December 26, 2003 give effect to the events discussed below as if each had occurred on December 28, 2002, the first day of our 2003 fiscal year. The unaudited pro forma condensed consolidated balance sheet as of June 25, 2004 gives effect to the exchange offer as if it had occurred on June 25, 2004. In each case we assume that:

  •
  holders of 75% of the aggregate liquidation amount of trust securities validly tender, and do not validly withdraw, those trust securities; and

  •
  holders of 90% of the aggregate principal amount of convertible notes validly tender, and do not validly withdraw, those convertible notes; and

  •
  holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount outstanding as of June 25, 2004 of 2009 Series C Robbins bonds and Series D Robbins bonds validly tender, and do not validly withdraw, those 2009 Series C Robbins bonds and Series D Robbins bonds; and

  •
  holders of 20% of the aggregate principal amount outstanding as of June 25, 2004 of 2024 Series C Robbins bonds validly tender, and do not validly withdraw, those 2024 Series C Robbins bonds; and

  •
  holders of 90% of the aggregate principal amount of 2005 notes validly tender, and do not validly withdraw, those 2005 notes.

        The unaudited pro forma condensed consolidated financial statements also give effect to the concurrent issuance of $120 million aggregate principal amount of upsize notes. The upsize notes are being offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. This private offering is conditional on the consummation of the exchange offer. It is anticipated that the proceeds from the upsize notes offering will be used to reduce amounts outstanding under our senior secured credit agreement. In addition, the unaudited pro forma financial statements assume the award of 39,172,675 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer. Of the total common shares to be issued under the restricted stock plan, 37,031,227 common shares have been allocated to members of senior management and the board of directors while 2,141,448 common shares are issuable at the discretion of the compensation committee of the board of directors.

        The exchange of the 2005 notes for equity and new notes will be accounted for in accordance with EITF 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments". We will account for the treatment of the 2005 notes in the exchange offer using either the modification method or the extinguishment method, as appropriate. You should read "Accounting Treatment for the

Exchange Offer" on page 89 for more information. The following chart indicates when the modification versus extinguishment method of accounting will apply at various interest rates and stock prices.

	Stock Price
Interest Rate
	Modification	Extinguishment
10.997%	$0.26	$0.27
10.872%	$0.27	$0.28
10.747%	$0.28	$0.29
10.622%	$0.29	$0.30
10.497%*	$0.30	$0.31
10.247%	$0.31	$0.32
10.122%	$0.32	$0.33
9.997%	$0.33	$0.34
9.872%	$0.34	$0.35

*
The approximate yield on U.S. Treasury Notes maturing August 2011 plus 665 basis points as of August 6, 2004 (the "current assumed interest rate").

        The following table sets forth the EITF 96-19 calculation at an interest rate of 10.497% (current assumed interest rate, based on recent market data) and a price per common share of $0.31 (extinguishment method), $0.74 (extinguishment method and closing common share price on August 6, 2004) and $0.30 (modification method) at the 90% minimum participation level (in thousands).

Share price at closing	$0.30	$0.31	$0.74
Value of common and preferred shares issued	$33,167	$34,272	$81,811
Present value of new notes*	162,854	162,854	162,854
Fees and expenses to/on behalf of holders	1,720	1,720	1,720

Total value	$197,741	$198,846	$246,385
Accounting treatment **	Modification	Extinguishment	Extinguishment

*
Using a discount rate of 6.75%, in accordance with EITF No 96-19.

**
If the total value is below $162 million (10% below $180,000 face value of 2005 notes) or above $198 million (10% above $180 million face value of 2005 notes), the exchange will be treated as an extinguishment. If the total value is between $162 million and $198 million, the exchange will be accounted for as a modification. The gain to be recognized under the extinguishment method would be $10.7 million and annual interest expense on the new notes would be $2.4 million more than the interest expense currently being recorded on the $180 million of 2005 notes. The gain to be recognized under the modification method would be $0 and annual interest expense on the new notes would be $782,000 more than the interest expense currently being recorded on the $180 million of 2005 notes. The gain not recognized at closing under the modification method reduces interest expense over the life of the debt.

        The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The actual price per share will be determined using the market price for the common shares and the fair value for the preferred shares on the closing date. Based upon the terms of the preferred shares, the fair value of a preferred share is expected to be equal to the market price of the corresponding number of common shares on an as converted basis.

        The unaudited pro forma condensed consolidated financial statements presented in the tables beginning on page 63 reflect pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497% and a stock price of $0.30 (modification method) and the unaudited pro forma condensed consolidated financial statements in the tables beginning on page 70 reflect pro forma results giving effect to the exchange offer and the upsize notes assuming an interest rate of 10.497% and a stock price of $0.31 (extinguishment method).

        There is no effect on the unaudited pro forma condensed consolidated financial statements (presented in the tables beginning on page 63) of the warrants to be issued to existing shareholders in conjunction with the consummation of the exchange offer since the exercise price of the warrants is greater than the assumed share price of $0.30 for the modification method and $0.31 for the extinguishment method. Similarly, there is no effect on the unaudited pro forma condensed consolidated financial statements (presented in the tables beginning on page 63) of the options to purchase common shares of Foster Wheeler Ltd. to be issued to management in conjunction with the consummation of the exchange offer since the exercise price of the options is greater than the assumed share price of $0.30 for the modification method and $0.31 for the extinguishment method.

        The unaudited pro forma consolidated financial statements (as presented in the tables beginning on page 76, which assumes a share price of $0.74) reflect the assumed exercise of the warrants and options into preferred shares when calculating diluted earnings per share as the exercise price of the warrants and options is below the pro forma share price.

        The unaudited pro forma condensed consolidated financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the events described above taken place as of the dates or for the periods presented.

        You should read this information together with the consolidated financial statements, including the notes contained in the consolidated financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus.

Unaudited Pro Forma Condensed Consolidated Balance Sheet(1)
(In thousands)
(Modification Method—pro forma common share price of $0.30)

	June 25, 2004	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)†	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma June 25, 2004
Cash, cash equivalents and short-term investments(2)	$$347,171	$3,238	$(3,589)	$(1,394)	$(2,098)	$(2,863)	$340,465
Account and notes receivable, net	472,026	—	—	—	—	—	472,026
Contracts in process and inventories	146,335	—	—	—	—	—	146,335
Prepaid expenses, prepaid, deferred and refundable income taxes	52,441	—	—	—	—	—	52,441

Total current assets	1,017,973	3,238	(3,589)	(1,394)	(2,098)	(2,863)	1,011,267

Land, buildings and equipment	605,655	—	—	—	—	—	605,655
Less accumulated depreciation	321,118	—	—	—	—	—	321,118

Net book value	284,537	—	—	—	—	—	284,537

Restricted Cash	57,507	—	—	—	—	—	57,507
Asbestos-related insurance recovery receivable	455,394	—	—	—	—	—	455,394
Other assets	474,549	(8,374)	—	—	(3,406)	(4,472)	458,297

Total assets	$2,289,960	$(5,136)	$(3,589)	$(1,394)	$(5,504)	$(7,335)	$2,267,002

Current installments on long-term debt and bank loans	$137,468	$(115,869)	$—	$(1,521)	$—	$—	$20,078
Accounts payable and accrued expenses	580,859	(382)	(1,549)	(398)	(1,024)	—	577,506
Estimated cost to complete long-term contracts	454,551	—	—	—	—	—	454,551
Other current liabilities	142,136	—	—	—	—	—	142,136

Total current liabilities	1,315,014	(116,251)	(1,549)	(1,919)	(1,024)	—	1,194,271

Corporate and other debt less current installments	118,196	—	—	—	—	—	118,196
6.75% senior notes due 2005	200,000	—	(180,000)	—	—	—	20,000
Fixed rate senior secured notes due 2011, Series A(8)(16)	—	—	146,237	—	—	—	146,237
Fixed rate senior secured notes due 2011, Series B(16)	—	120,000	—	—	—	—	120,000
Pension, post retirement and other employees benefits	301,773	—	—	—	—	—	301,773
Asbestos-related liability	472,891	—	—	—	—	—	472,891
Other liabilities (excluding minority interest)	169,508	—	—	—	—	—	169,508
Subordinated Robbins exit funding obligations Series C-2009 less current	10,440	—	—	(9,396)	—	—	1,044
Subordinated Robbins exit funding obligations Series C-2024	77,155	—	—	(15,431)	—	—	61,724
Subordinated Robbins exit funding obligations Series D	24,823	—	—	(22,341)	—	—	2,482
Convertible subordinated notes	210,000	—	—	—	(189,000)	—	21,000
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures	175,000	—	—	—	—	(131,250)	43,750
Deferred accrued interest expense – mandatory redeemable interest securities	47,714	—	—	—	—	(35,786)	11,928

Total liabilities	3,122,514	3,749	(35,312)	(49,087)	(190,024)	(167,036)	2,684,804

Minority interest in equity of consolidated affiliates	24,047	—	—	—	—	—	24,047

Shareholders' Deficit:
Preferred Shares(9)	—	—	79	84	287	65	515
Common shares(9)	40,772	37,031	8,298	8,894	30,353	3,990	129,338
Paid-in capital	201,841	(25,922)	24,790	26,387	272,346	38,315	537,757
Retained earnings (deficit)	(785,517)	(8,885)	(1,444)	12,328	(118,466)	117,331	(784,653)
Unearned Compensation†	—	(11,109)	—	—	—	—	(11,109)
Accumulated other comprehensive loss	(313,697)	—	—	—	—	—	(313,697)

Total shareholders' deficit(1),(10),(11),(12),(13),(14),(15)	(856,601)	(8,885)	31,723	47,693	184,520	159,701	(441,849)

Total liabilities and shareholders' deficit	$2,289,960	$(5,136)	$(3,589)	$(1,394)	$(5,504)	$(7,335)	$2,267,002

Notes to the unaudited pro forma condensed balance sheet:

(1)
The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of June 25, 2004.

	Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)
Par value of common shares issued	$37,031	†	$8,298	$8,894	$30,353	$3,990	$88,566
Par value of preferred shares issued	$—		$79	$84	$287	$65	$515
Paid in capital	$(25,922)	†	$24,790	$26,387	$272,346	$38,315	$335,916
Retained Deficit:
Debt conversion expense	$—		$—	$—	$(118,466)	$—	$(118,466)
Gain on exchange and offering	$—		$—	$13,324	$—	$124,667	$137,991
Write-off issuance and offering cost	$(8,885	)*	$(1,444)	$(996)	$—	$(7,336)	$(18,661)

Total change	$(8,885)		$(1,444)	$12,328	$(118,466)	$117,331	$864

  *
  Reflects the write-off of the unamortized portion of a fee of $13,613 paid to the lenders under our senior secured credit facility.

  †
  Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price of $0.30 per share. Grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus.

(2)
Assumes estimated transaction costs of $7,485 and reflects the payment of accrued interest of $3,352 on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement.

(3)
Adjusted to reflect the concurrent offering of $120,000 in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of the 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. The private offering is conditional on the consummation of the exchange offer. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum. Reflects payment of $512 in transaction costs and $381 of accrued interest. Current installments on long term debt at June 25, 2004 includes $115,869 related to the senior secured credit agreement.

(4)
Assumes the exchange of 90% of the aggregate principal amount of the 2005 notes for new notes, common shares and preferred shares, payment of transaction costs of $2,040 and payment of interest of $1,549. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum.

(5)
Assumes the exchange of 90% of the aggregate principal amount, or if applicable, aggregate accreted principal amount, of the 2009 Series C and Series D Robbins bonds and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares, and payment of transaction costs of $996 and payment of accrued interest of $398. Current installments on long term debt at June 25, 2004 includes $1,521 related to the Robbins bonds.

(6)
Assumes the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the write-off of 90% of the unamortized issuance costs for $3,406 against paid-in capital. Reflects payment of $1,074 in transaction costs and $1,024 of accrued interest.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants and the resulting elimination of 75% of the deferred accrued interest and the write-off of 75% of the unamortized issuance costs for $4,472. Reflects payment of $2,863 in transaction costs.

(8)
Adjusted to reflect the issuance of $135 million of new notes, calculated as follows (in thousands):

Face value of 2005 notes to be exchanged	$180,000
Fair value of common shares and preferred shares	(33,167)
Fees paid to/on behalf of holders	(596)

Carrying value of the new notes	$146,237
(9)
The unaudited pro forma condensed consolidated balance sheet does not reflect the conversion of the preferred shares into common shares. Upon conversion of the preferred shares into common shares, the total number of common shares outstanding would be approximately 797,259,704.

(10)
If 100% of each of the outstanding 2005 notes, Robbins bonds, trust securities and convertible notes are exchanged, the shareholders' deficit would be reduced by an additional $143,913 and total liabilities would be reduced by an additional $147,019.

(11)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $368 and total liabilities would be reduced by $385.

(12)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $1,140 and total liabilities would be reduced by $1,154.

(13)
If the percentage of convertible notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,063 and total liabilities would be reduced by $2,111.

(14)
If the percentage of trust securities exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,167 and total liabilities would be reduced by $2,227.

(15)
If the price per common share at closing is $0.03 lower, the shareholders' deficit would be increased by $3,317. Since a price higher than $0.30 per share would result in the transaction being treated as an extinguishment, see the extinguishment scenarios for the impact of a higher price per common share.

(16)
The interest rate on the new notes will equal a rate of 6.65% plus the yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The unaudited pro forma condensed consolidated financial statements presented in tables beginning on page 63 reflect pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

Unaudited Condensed Consolidated Pro Forma Income Statement(1)
(In thousands, except per share amounts)
(Modification Method—pro forma common share price of $0.30)

	For the Year Ended December 26, 2003	Pro Forma Adjustment for the Senior Secured Credit Agreement and Restricted Stock Plan(3)		Pro Forma Adjustments for 2005 Notes(4)	Pro Forma Adjustments for Robbins Bonds(5)	Pro Forma Adjustments for Convertible Notes(6)	Pro Forma Adjustments for Trust Securities(7)	Pro Forma for the Year Ended December 26, 2003
Operating revenues	$3,723,815	$—		$—	$—	$—	$—	$3,723,815
Other income	77,493	—		—	—	—	—	77,493

Total revenues and other income	3,801,308	—		—	—	—	—	3,801,308

Cost of operating revenues	3,441,342	—		—	—	—	—	3,441,342
Selling, general and administrative expenses	199,949	3,703	(14)	—	—	—	—	203,652
Other deductions	168,455	—		—	—	—	—	168,455
Interest expense	77,354	(445)		782	(3,436)	(13,434)	(293)	60,528
Dividends on preferred securities of subsidiary trust	18,130	—		—	—	—	(13,597)	4,533
Minority interest in net earnings of consolidated affiliates	5,715	—		—	—	—	—	5,715

Total costs and expenses	3,910,945	3,258		782	(3,436)	(13,434)	(13,890)	3,884,225

Income (loss) before taxes	(109,637)	(3,258)		(782)	3,436	13,434	13,890	(82,917)
Provision for income taxes	47,426	—		—	—	—	—	47,426

Net (loss) income(8), (9), (10), (11), (12), (13), (14)	$(157,063)	$(3,258)		$(782)	$3,436	$13,434	$13,890	$(130,343)

Basic and diluted (loss) income per common share(2)	$(3.83)							$(1.24)
Weighted average number of common shares outstanding (in thousands)	41,045							104,924

Notes to the unaudited condensed consolidated pro forma income statement:

(1)
The unaudited pro forma condensed consolidated income statement has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. An interest rate of 10.497% and a share price of $0.30 per common share have been assumed. The pro forma income statement does not reflect the non-recurring gain of $137,991 on exchange of common shares and preferred shares of Foster Wheeler Ltd. for the Robbins bonds and trust securities, nor the non-recurring loss of $(118,466) on the conversion of the convertible notes or the write off of issuance and offering costs of $18,661.

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share.

(3)
Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes in a private offering which is conditional of the consummation of the exchange offer, and corresponding interest and issuance cost amortizations are eliminated, and additional interest incurred on the upsize notes:

Interest under senior secured credit agreement	$(7,290)
Amortization of issuance expenses	(1,954)
Interest on upsize notes at 10.497%	12,596
Amortization of bank fee	(3,797)

Net impact on interest expense	$(445)

  Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum.

(4)
Assumes 90% of the aggregate principal amount of the 2005 notes are exchanged for new notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest is incurred on the new notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the new notes:

Interest on the 2005 notes	$(12,150)
Net impact of amortization of issuance expenses	(128)
Interest on new notes*	13,060

Net impact on interest expense	$782

  Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

*
The difference of $1,111 in the interest on the new notes between the extinguishment method and the modification method is due to the following:

•
In the extinguishment case, the gain of $10,728 is recognized at closing, and the annual interest expense is calculated as 10.497% of the face value of $135,000.

•
In the modification case, no gain is recognized at closing, the carrying value of the new notes is equal to the face value of the 2005 notes exchanged less the fair market value when issued of the common shares and preferred shares issued in exchange for the 2005 notes. The interest expense on the new notes is then calculated using the effective interest rate method, at a rate of 9.0062%.

(5)
Assumes the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of 90% of the interest expense.

(6)
Assumes the exchange of aggregate principal amount of the 90% of the convertible notes for common shares and preferred shares, and the elimination of 90% of the interest expense and issuance costs amortization.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount trust securities for common shares, preferred shares and warrants, and the elimination of 75% of the interest expense and issuance costs amortization.

(8)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, the loss available to common shareholders would be $(119,573), and the basic and diluted loss per share would be $(1.14).

(9)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the loss available to common shareholders would increase by $8. If the interest rate on the new notes decreases by 1/8th of a percentage point, the loss available to common shareholders would decrease by $74. You should read the extinguishment scenario for the impact of a 1/8th of a percentage point increase in the interest rate on the new notes.

(10)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $81.

(11)
If the percentage of convertible notes exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $149.

(12)
If the percentage of trust securities exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $186.

(13)
If the price per common share at closing is $0.03 lower, the loss available to common shareholders would decrease by $749. For the impact of a higher price per common share, see the extinguishment scenarios.

(14)
Reflects the amortization of the cost of 37,031,227 common shares of Foster Wheeler Ltd. to be granted to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price per share of $0.30. The cost of grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus.

Unaudited Condensed Consolidated Pro Forma Income Statement(1)
(In thousands, except per share amounts)
(Modification Method—pro forma common share price of $0.30)

	For the Six Months Ended June 25, 2004	Pro Forma Adjustments for the Senior Secured Credit Agreement and Restricted Stock Plan(3)		Pro Forma Adjustments for 2005 Notes(4)	Pro Forma Adjustments for Robbins Bonds(5)	Pro Forma Adjustments for Convertible Notes(6)	Pro Forma Adjustments for Trust Securities(7)	Pro Forma for the Combined Six Months Ended June 25, 2004
Operating revenues	$1,301,378	$—		$—	$—	$—	$—	$1,301,378
Other income	70,770	—		—	—	—	—	70,770

Total revenues and other income	1,372,148	—		—	—	—	—	1,372,148

Cost of operating revenues	1,120,141	—		—	—	—	—	1,120,141
Selling, general and administrative expenses	113,642	926	(14)	—	—	—	—	114,568
Other deductions	25,575	—		—	—	—	—	25,575
Interest expense	41,387	(3,696)		402	(1,702)	(6,726)	(147)	29,518
Dividends on preferred securities of subsidiary trust	9,693	—		—	—	—	(7,270)	2,423
Minority interest in net earnings of consolidated affiliates	2,971	—		—	—	—	—	2,971

Total costs and expenses	1,313,409	(2,770)		402	(1,702)	(6,726)	(7,417)	1,295,196

Income before taxes	58,739	2,770		(402)	1,702	6,726	7,417	76,952
Provision for income taxes	33,202	—		—	—	—	—	33,202

Net income(8), (9), (10), (11), (12), (13), (14)	$25,537	$2,770		$(402)	$1,702	$6,726	$7,417	$43,750

Net income allocated to preferred shareholders(2)	—							37,810

Net income available to common shareholders(2)	$25,537							$5,940

Earnings per share:
Basic income per share	$0.62							$0.06
Weighted average number of common shares—basic	41,055							104,934
Diluted income per share	$0.60							$0.06
Weighted average number of common shares—diluted	54,163							108,020

Notes to the unaudited condensed consolidated pro forma income statement:

(1)
The unaudited pro forma condensed consolidated income statement has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. An interest rate of 10.497% and a share price of $0.30 per common share have been assumed. The pro forma income statement does not reflect the non-recurring gain of $137,991 on exchange of common shares and preferred shares of Foster Wheeler Ltd. for the Robbins bonds and trust securities, nor the non-recurring loss of $(118,466) on the conversion of the convertible notes or the write off of issuance and offering cost of $18,661.

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share. Net income was allocated to preferred shareholders based on the number of common shares they would hold on an as converted basis.

(3)
Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes in a private offering which is conditional of the consummation of the exchange offer, and corresponding interest and issuance cost amortizations are eliminated, and additional interest incurred on the upsize notes:

Interest under senior secured credit agreement	$(4,789)
Amortization of issuance expenses	(1,479)
Interest on upsize notes at 10.497%	6,298
Amortization of bank fee	(3,726)

Net impact on interest expense	$(3,696)

  Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum.

(4)
Assumes 90% of the aggregate principal amount of the 2005 notes are exchanged for new notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest is incurred on the new notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the new notes:

Interest on the 2005 notes	$(6,075)
Net impact of amortization of issuance expenses	(53)
Interest on new notes*	6,530

Net impact on interest expense	$402

  Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

*
The difference of $555 in the interest on the new notes between the extinguishment method and the modification method is due to the following:

•
In the extinguishment case, the gain of $10,728 is recognized at closing, and the annual interest expense is calculated as 10.497% of the face value of $135,000.

•
In the modification case, no gain is recognized at closing, the carrying value of the new notes is equal to the face value of the 2005 notes exchanged less the fair market value when issued of the common shares and preferred shares issued in exchange for the 2005 notes. The interest expense on the new notes is then calculated using the effective interest rate method, at a rate of 9.0062%.

(5)
Assumes the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of 90% of the interest expense.

(6)
Assumes the exchange of aggregate principal amount of the 90% of the convertible notes for common shares and preferred shares, and the elimination of 90% of the interest expense and issuance costs amortization.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount trust securities for common shares, preferred shares and warrants, and the elimination of 75% of the interest expense and issuance costs amortization.

(8)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, income available to common shareholders would be $5,971, and the basic and diluted income per share would be $0.06.

(9)
If the percentage of 2005 notes exchanged is 1 percentage point higher, income available to common shareholders would decrease by $5. If the interest rate on the new notes decreases by 1/8th of a percentage point, income available to common shareholders would increase by $9. You should read the extinguishment scenario for the impact of a 1/8th of a percentage point increase in the interest rate on the new notes.

(10)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, income available to common shareholders would decrease by $3.

(11)
If the percentage of convertible notes exchanged is 1 percentage point higher, income available to common shareholders would decrease by $5.

(12)
If the percentage of trust securities exchanged is 1 percentage point higher, income available to common shareholders would increase by $8.

(13)
If the price per common share at closing is $0.03 lower, income available to common shareholders would increase by $39. For the impact of a higher price per common share, see the extinguishment scenarios.

(14)
Reflects the amortization of the cost of 37,031,227 common shares of Foster Wheeler Ltd. to be granted to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price per share of $0.30. The cost of grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus.

Unaudited Condensed Consolidated Pro Forma Balance Sheet(1)
(In thousands)
(Extinguishment Method—pro forma common share price of $0.31)

	June 25, 2004	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)†	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma June 25, 2004
Cash, cash equivalents and short-term investments(2)	$347,171	$3,238	$(3,589)	$(1,394)	$(2,098)	$(2,863)	$340,465
Account and notes receivable, net	472,026	—	—	—	—	—	472,026
Contracts in process and inventories	146,335	—	—	—	—	—	146,335
Prepaid expenses, prepaid, deferred and refundable income taxes	52,441	—	—	—	—	—	52,441

Total current assets	1,017,973	3,238	(3,589)	(1,394)	(2,098)	(2,863)	1,011,267

Land, buildings and equipment	605,655	—	—	—	—	—	605,655
Less accumulated depreciation	321,118	—	—	—	—	—	321,118

Net book value	284,537	—	—	—	—	—	284,537

Restricted Cash	57,507	—	—	—	—	—	57,507
Asbestos-related insurance recovery receivable	455,394	—	—	—	—	—	455,394
Other assets	474,549	(8,374)	1,193	—	(3,406)	(4,472)	459,490

Total assets	$2,289,960	$(5,136)	$(2,396)	$(1,394)	$(5,504)	$(7,335)	$2,268,195

Current installments on long-term debt and bank loans	$137,468	$(115,869)	$—	$(1,521)	$—	$—	$20,078
Accounts payable and accrued expenses	580,859	(382)	(1,549)	(398)	(1,024)	—	577,506
Estimated cost to complete long-term contracts	454,551	—	—	—	—	—	454,551
Other current liabilities	142,136	—	—	—	—	—	142,136

Total current liabilities	1,315,014	(116,251)	(1,549)	(1,919)	(1,024)	—	1,194,271

Corporate and other debt less current installments	118,196	—	—	—	—	—	118,196
6.75% senior notes due 2005	200,000	—	(180,000)	—	—	—	20,000
Fixed rate senior secured notes due 2011, Series A(8)(16)	—	—	135,000	—	—	—	135,000
Fixed rate senior secured notes due 2011, Series B(16)	—	120,000	—	—	—	—	120,000
Pension, post retirement and other employees benefits	301,773	—	—	—	—	—	301,773
Asbestos-related liability	472,891	—	—	—	—	—	472,891
Other liabilities (excluding minority interest)	169,508	—	—	—	—	—	169,508
Subordinated Robbins exit funding obligations Series C-2009 less current	10,440	—	—	(9,396)	—	—	1,044
Subordinated Robbins exit funding obligations Series C-2024	77,155	—	—	(15,431)	—	—	61,724
Subordinated Robbins exit funding obligations Series D	24,823	—		(22,341)	—	—	2,482
Convertible subordinated notes	210,000	—	—	—	(189,000)	—	21,000
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures(7)	175,000	—	—	—	—	(131,250)	43,750
Deferred accrued interest expense—mandatory redeemable interest securities(7)	47,714	—	—	—	—	(35,786)	11,928

Total liabilities	3,122,514	3,749	(46,549)	(49,087)	(190,024)	(167,036)	2,673,567

Minority interest in equity of consolidated affiliates	24,047	—	—	—	—	—	24,047

Shareholders' Deficit:
Preferred Shares(9)	—	—	79	84	287	65	515
Common shares(9)	40,772	37,031	8,298	8,894	30,353	3,990	129,338
Paid-in capital	201,841	(25,551)	25,896	27,566	276,259	40,792	546,803
Retained earnings (deficit)	(785,517)	(8,885)	9,880	11,149	(122,379)	114,854	(780,898)
Unearned Compensation†	—	(11,480)	—	—	—	—	(11,480)
Accumulated other comprehensive loss	(313,697)	—	—	—	—	—	(313,697)

Total shareholders' deficit,(1), (10),(11),(12),(13),(14),(15)	(856,601)	(8,885)	44,153	47,693	184,520	159,701	(429,419)

Total liabilities and shareholders' deficit	$2,289,960	$(5,136)	$(2,396)	$(1,394)	$(5,504)	$(7,335)	$2,268,195

Notes to unaudited pro forma condensed consolidated balance sheet:

(1)
The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of June 25, 2004. A share price of $0.31 per common share is assumed:

	Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)
Par value of common shares issued	$37,031	†	$8,298	$8,894	$30,353	$3,990	$88,566
Par value of preferred shares issued	—		$79	$84	$287	$65	$515
Paid in capital	$(25,551)	†	$25,896	$27,566	$276,259	$40,792	$344,962
Retained Deficit:
Debt conversion expense	$—		$—	$—	$(122,379)	$—	$(122,379)
Gain on exchange and offering	$—		$10,728	$12,145	$—	$122,190	$145,063
Write-off issuance and offering cost	$(8,885)	*	$(848)	$(996)	$—	$(7,336)	$(18,065)

Total change	$(8,885)		$9,880	$11,149	$(122,379)	$114,854	$4,619

  *
  Reflects the write-off of the unamortized portion of a fee of $13,613 paid to the lenders under our senior secured credit facility .
  †
  Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and a board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt prior to the closing of the exchange offer, at a price of $0.31 per share. Grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus.

(2)
Assumes estimated transaction costs of $7,485, and reflects the payment of accrued interest of $3,352 on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement.

(3)
Adjusted to reflect the concurrent offering of $120,000 in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of the 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. The private offering is conditional on the consummation of the exchange offer. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum. Reflects payment of $512 in transaction costs and $381 of accrued interest. Current installments on long term debt at June 25, 2004 includes $115,869 related to the senior secured credit agreement.

(4)
Assumes the exchange of 90% in aggregate principal amount of the 2005 notes for new notes, common shares and preferred shares, payment of transaction costs of $2,040 and payment of accrued interest of $1,549. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum.

(5)
Assumes the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares, payment of transaction costs of $996 and payment of accrued interest of $398. Current installments on long term debt at June 25, 2004 includes $1,521 related to the Robbins bonds.

(6)
Assumes the exchange of 90% in aggregate principal amount of the convertible notes for common shares and preferred shares, and the write-off of 90% of the unamortized issuance costs for $3,406 against paid-in capital. Reflects payment of $1,074 in transaction costs and $1,024 of accrued interest.

(7)
Assumes the exchange of 75% aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants and the resulting elimination of 75% of the deferred accrued interest and the write-off of 75% of the unamortized issuance costs for $4,472. Reflects payment of $2,863 in transaction costs.

(8)
Adjusted to reflect the issuance of $135,000 in aggregate principal amount of new notes.

(9)
The unaudited pro forma condensed consolidated balance sheet does not reflect the conversion of the preferred shares into common shares. Upon conversion of the preferred shares into common shares, the total number of common shares outstanding would be approximately 797,259,704.

(10)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, the shareholders' deficit would be reduced by an additional $145,200 and total liabilities would be reduced by an additional $148,334.

(11)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $497 , and total liabilities would be reduced by $517.

(12)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $1,140 and total liabilities would be reduced by $1,154.

(13)
If the percentage of convertible notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,063 and total liabilities would be reduced by $2,111.

(14)
If the percentage of trust securities exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,167 and total liabilities would be reduced by $2,227.

(15)
The price per common share at closing has no impact on the shareholders' deficit in the extinguishment scenario.

(16)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The unaudited pro forma condensed consolidated financial statements presented in tables beginning on page 70 reflect pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

Unaudited Condensed Consolidated Pro Forma Income Statement(1)
(In thousands, except per share amounts)
(Extinguishment Method—pro forma common share price of $0.31)

	For the Year Ended December 26, 2003	Pro Forma Adjustments for the Senior Secured Credit Agreement and Restricted Stock Plan(3)		Pro Forma Adjustments for 2005 Notes(4)	Pro Forma Adjustments for Robbins Bonds(5)	Pro Forma Adjustments for Convertible Notes(6)	Pro Forma Adjustments for Trust Securities(7)	Pro Forma Combined Twelve Months Ended December 26, 2003
Operating revenues	$3,723,815	$—		$—	$—	$—	$—	$3,723,815
Other income	77,493	—		—	—	—	—	77,493

Total revenues and other income	3,801,308	—		—	—	—	—	3,801,308

Cost of operating revenues	3,441,342	—		—	—	—	—	3,441,342
Selling, general and administrative expenses	199,949	3,827	(14)	—	—	—	—	203,776
Other deductions	168,455	—		—	—	—	—	168,455
Interest expense	77,354	(445)		2,378	(3,436)	(13,434)	(293)	62,124
Dividends on preferred securities of subsidiary trust	18,130	—		—	—	—	(13,597)	4,533
Minority interest in net earnings of consolidated affiliates	5,715	—		—	—	—	—	5,715

Total costs and expenses	3,910,945	3,382		2,378	(3,436)	(13,434)	(13,890)	3,885,945

Income (loss) before taxes	(109,637)	(3,382)		(2,378)	3,436	13,434	13,890	(84,637)
Provision for income taxes	47,426	—		—	—	—	—	47,426

Net (loss) income(8), (9), (10), (11), (12), (13), (14)	$(157,063)	$(3,382)		$(2,378)	$3,436	$13,434	$13,890	$(132,063)

Basic and diluted (loss) income per common share(2)	$(3.83)							$(1.26)
Weighted average number of common shares outstanding (in thousands)(2)	41,045							104,924

Notes to the unaudited condensed consolidated pro forma income statement:

(1)
The unaudited pro forma condensed consolidated income statement has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. An interest rate of 10.497% and a share price of $0.31 per common share have been assumed. The pro forma income statement does not reflect the non-recurring gain of $145,063 on exchange of common shares and preferred shares of Foster Wheeler Ltd. for the 2005 notes, Robbins bonds and trust securities, nor the non-recurring loss of $(122,379) on the conversion of the convertible notes or the writeoff of issuance and offering costs of $18,065.

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share.

(3)
Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes in a private offering which is conditional on the consummation of the exchange offer, and corresponding interest and issuance cost amortizations are eliminated, and additional interest incurred on the upsize notes:

Interest under senior secured credit agreement	$(7,290)
Amortization of issuance expenses	(1,954)
Interest on upsize notes at 10.497%	12,596
Amortization of bank fee	(3,797)

Net impact on interest expense	$(445)
Foster
Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantors and collateral the interest rate will increase by one percentage point per annum.

(4)
Assumes 90% of the aggregate principal amount of the 2005 notes are exchanged for new notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest is incurred on the new notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the new notes (in thousands):

Interest on the 2005 notes	$(12,150)
Net impact of amortization of issuance expenses	357
Interest on new notes*	14,171

Net impact on interest expense	$2,378

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

*
The difference of $1,111 in the interest on the new notes between the extinguishment method and the modification method is due to the following:

•
In the extinguishment case, the gain of $10,728 is recognized at closing, and the annual interest expense is calculated as 10.497% of the face value of $135,000.

•
In the modification case, no gain is recognized at closing, the carrying value of the new notes is equal to the face value of the 2005 notes exchanged less the fair market value when issued of the common shares and preferred shares issued in exchange for the 2005 notes. The interest expense on the new notes is then calculated using the effective interest rate method, at a rate of 9.0062%.

(5)
Assumes the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of 90% of the interest expense.

(6)
Assumes the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of 90% of the interest expense and issuance costs amortization.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants, and the elimination of 75% of the interest expense and issuance costs amortization.

(8)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, the loss available to common shareholders would be $(121,472), and the basic and diluted loss per share would be $(1.16).

(9)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the loss available to common shareholders would increase by $26. If the interest rate on the new notes increases by 1/8th of a percentage point, the loss available to common shareholders would increase by $18. You should read the modification scenario for the impact of a 1/8th of a percentage point decrease in the interest rate on the new notes.

(10)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $81.

(11)
If the percentage of convertible notes exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $149.

(12)
If the percentage of trust securities exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $186.

(13)
If the price per common share at closing is $0.03 higher, the loss available to common shareholders would increase by $370. Above a share price of $0.47, see the $0.74 unaudited condensed consolidated pro forma income statement presented on page 79. Since a price lower than $0.31 per share would result in the transaction being treated as a modification, see the modification scenario for the impact of a lower price per common share.

(14)
Reflects the amortization of the cost of 37,031,227 common shares of Foster Wheeler Ltd. to be granted to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price per common share of $0.31. The cost of grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus.

Unaudited Condensed Consolidated Pro Forma Income Statement(1)
(In thousands, except per share amounts)
(Extinguishment Method—pro forma common share price of $0.31)

	For the Six Months Ended June 25, 2004	Pro Forma Adjustments for the Senior Secured Credit Agreement and Restricted Stock Plan(3)		Pro Forma Adjustments for 2005 Notes(4)	Pro Forma Adjustments for Robbins Bonds(5)	Pro Forma Adjustments for Convertible Notes(6)	Pro Forma Adjustments for Trust Securities(7)	Pro Forma Six Months Ended June 25, 2004
Operating revenues	$1,301,378	$—		$—	$—	$—	$—	$1,301,378
Other income	70,770	—		—	—	—	—	70,770

Total revenues and other income	1,372,148	—		—	—	—	—	1,372,148

Cost of operating revenues	1,120,141	—		—	—	—	—	1,120,141
Selling, general and administrative expenses	113,642	957	(14)	—	—	—	—	114,599
Other deductions	25,575	—		—	—	—	—	25,575
Interest expense	41,387	(3,696)		957	(1,702)	(6,726)	(147)	30,073
Dividends on preferred securities of subsidiary trust	9,693	—		—	—	—	(7,270)	2,423
Minority interest in net earnings of consolidated affiliates	2,971	—		—	—	—	—	2,971

Total costs and expenses	1,313,409	(2,739)		957	(1,702)	(6,726)	(7,417)	1,295,782

Income before taxes	58,739	2,739		(957)	1,702	6,726	7,417	76,366
Provision for income taxes	33,202	—		—	—	—	—	33,202

Net income(8), (9), (10), (11), (12), (13), (14)	$25,537	$2,739		$(957)	$1,702	$6,726	$7,417	$43,164

Net income allocated to preferred shareholders(2)	—							37,303

Net income available to common shareholders(2)	$25,537							$5,861

Earnings per share:
Basic income per share:	$0.62							$0.06
Weighted average number of common shaes—basic	41,055							104,934
Diluted income per share:	$0.60							$0.05
Weighted average number of common shares—diluted	54,163							108,020

Notes to the unaudited condensed consolidated pro forma income statement:

(1)
The unaudited pro forma condensed consolidated income statement has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. An interest rate of 10.497% and a share price of $0.31 per common share have been assumed. The pro forma income statement does not reflect the non-recurring gain of $145,063 on exchange of common shares and preferred shares of Foster Wheeler Ltd. for the 2005 notes, Robbins bonds and trust securities, nor the non-recurring loss of $(122,379) on the conversion of the convertible notes or the write off of issuance and offering cost of $18,065.

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share. Net income was allocated to preferred shareholders based on the number of common shares they would hold on an as converted basis.

(3)
Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes in a private offering which is conditional on the consummation of the exchange offer, and corresponding interest and issuance cost amortizations are eliminated, and additional interest incurred on the upsize notes:

Interest under senior secured credit agreement	$(4,789)
Amortization of issuance expenses	(1,479)
Interest on upsize notes at 10.497%	6,298
Amortization of bank fee	(3,726)

Net impact on interest expense	$(3,696)
(4)
Assumes 90% of the aggregate principal amount of the 2005 notes are exchanged for new notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest is incurred on the new notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the new notes:

Interest on the 2005 notes	$(6,075)
Net impact of amortization of issuance expenses	(53)
Interest on new notes*	7,085

Net impact on interest expense	$957

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

*
The difference of $555 in the interest on the new notes between the extinguishment method and the modification method is due to the following:

•
In the extinguishment case, the gain of $10,728 is recognized at closing, and the annual interest expense is calculated as 10.497% of the face value of $135,000.

•
In the modification case, no gain is recognized at closing, the carrying value of the new notes is equal to the face value of the 2005 notes exchanged less the fair market value when issued of the common shares and preferred shares issued in exchange for the 2005 notes. The interest expense on the new notes is then calculated using the effective interest rate method, at a rate of 9.0062%.

(5)
Assumes the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of 90% of the interest expense.

(6)
Assumes the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of 90% of the interest expense and issuance costs amortization.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants, and the elimination of 75% of the interest expense and issuance costs amortization.

(8)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, income available to common shareholders would be $5,893, and the basic income per share would be $0.06 and diluted income per share would be $0.05.

(9)
If the percentage of 2005 notes exchanged is 1 percentage point higher, income available to common shareholders would decrease by $6. If the interest rate on the new notes increases by 1/8th of a percentage point, income available to common shareholders would decrease by $18. You should read the modification scenario for the impact of a 1/8th of a percentage point decrease in the interest rate on the new notes.

(10)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, income available to common shareholders would decrease by $4.

(11)
If the percentage of convertible notes exchanged is 1 percentage point higher, income available to common shareholders would decrease by $5.

(12)
If the percentage of trust securities exchanged is 1 percentage point higher, income available to common shareholders would increase by $7.

(13)
If the price per common share at closing is $0.03 higher, income available to common shareholders would decrease by $13. Above a share price of $0.47, see the $0.74 unaudited condensed consolidated pro forma income statement presented on page 81. Since a price lower than $0.31 per share would result in the transaction being treated as a modification, see the modification scenario for the impact of a lower price per common share.

(14)
Reflects the amortization of the cost of 37,031,227 common shares of Foster Wheeler Ltd. to be granted to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price per common share of $0.31. The cost of grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus.

Unaudited Condensed Consolidated Pro Forma Balance Sheet(1)
(In thousands)
(Extinguishment method—pro forma common share price of $0.74)

	June 25, 2004	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)†	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma June 25, 2004
Cash, cash equivalents and short-term investments(2)	$347,171	$3,238	$(3,589)	$(1,394)	$(2,098)	$(2,863)	$340,465
Account and notes receivable, net	472,026	—	—	—	—	—	472,026
Contracts in process and inventories	146,335	—	—	—	—	—	146,335
Prepaid expenses, prepaid, deferred and refundable income taxes	52,441	—	—	—	—	—	52,441

Total current assets	1,017,973	3,238	(3,589)	(1,394)	(2,098)	(2,863)	1,011,267

Land, buildings and equipment	605,655	—	—	—	—	—	605,655
Less accumulated depreciation	321,118	—	—	—	—	—	321,118

Net book value	284,537	—	—	—	—	—	284,537

Restricted Cash	57,507	—	—	—	—	—	57,507
Asbestos-related insurance recovery receivable	455,394	—	—	—	—	—	455,394
Other assets	474,549	(8,374)	1,193	—	(3,406)	(4,472)	459,490

Total assets	$2,289,960	$(5,136)	$(2,396)	$(1,394)	$(5,504)	$(7,335)	$2,268,195

Current installments on long-term debt and bank loans	$137,468	$(115,869)	$—	$(1,521)	$—	$—	$20,078
Accounts payable and accrued expenses	580,859	(382)	(1,549)	(398)	(1,024)	—	577,506
Estimated cost to complete long-term contracts	454,551	—	—	—	—	—	454,551
Other current liabilities	142,136	—	—	—	—	—	142,136

Total current liabilities	1,315,014	(116,251)	(1,549)	(1,919)	(1,024)	—	1,194,271

Corporate and other debt less current installments	118,196	—	—	—	—	—	118,196
6.75% senior notes due 2005	200,000	—	(180,000)	—	—	—	20,000
Fixed rate senior secured notes due 2011, Series A(8)(16)	—	—	135,000	—	—	—	135,000
Fixed rate senior secured notes due 2011, Series B(16)	—	120,000	—	—	—	—	120,000
Pension, post retirement and other employees benefits	301,773	—	—	—	—	—	301,773
Asbestos-related liabilities	472,891	—	—	—	—	—	472,891
Other liabilities (excluding minority interest)	169,508	—	—	—	—	—	169,508
Subordinated Robbins exit funding obligations							—
Series C-2009 less current	10,440	—	—	(9,396)	—	—	1,044
Subordinated Robbins exit funding obligations Series C-2024	77,155	—	—	(15,431)	—	—	61,724
Subordinated Robbins exit funding obligations Series D	24,823	—	—	(22,341)	—	—	2,482
Convertible subordinated notes	210,000	—	—	—	(189,000)	—	21,000
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures(7)	175,000	—	—	—	—	(131,250)	43,750

Deferred accrued interest expense—mandatory redeemable interest securities(7)	47,714	—	—	—	—	(35,786)	11,928

Total liabilities	3,122,514	3,749	(46,549)	(49,087)	(190,024)	(167,036)	2,673,567

Minority interest in equity of consolidated affiliates	24,047	—	—	—	—	—	24,047

Shareholders' Deficit
Preferred Shares(9)	—	—	79	84	287	65	515
Common Shares(9)	40,772	37,031	8,298	8,894	30,353	3,990	129,338
Paid-in capital	201,841	4,031	73,435	78,256	444,520	131,365	933,448
Retained earnings (deficit)	(785,517)	(8,885)	(37,659)	(39,541)	(290,640)	24,281	(1,137,961)
Unearned Compensation†	—	(41,062)	—	—	—	—	(41,062)
Accumulated other comprehensive loss	(313,697)	—	—	—	—	—	(313,697)

Total shareholders' deficit(1),(10),(11),(12),(13), (14),(15)	(856,601)	(8,885)	44,153	47,693	184,520	159,701	(429,419)

Total liabilities and shareholders' deficit	$2,289,960	$(5,136)	$(2,396)	$(1,394)	$(5,504)	$(7,335)	$2,268,195

Notes to unaudited pro forma condensed consolidated balance sheet:

(1)
The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of June 25, 2004. A share price of $0.74 per common share is assumed:

	Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
Par value of common shares issued	$37,031	†	$8,298	$8,894	$30,353	$3,990	$88,566
Par value of preferred shares issued	$—		$79	$84	$287	$65	$515
Paid in capital	$4,031		$73,435	$78,256	$444,520	$131,365	$731,607
Retained Deficit:
Debt conversion expense	$—		$—	$—	$(290,640)	$—	$(290,640)
Loss on exchange	$—		$(36,811)	$(38,545)	$—	$31,617	$(43,739)
Write-off of issuance and offering cost	$(8,885	)*	$(848)	$(996)	$—	$(7,336)	$(18,065)

Total change	$(8,885)		$(37,659)	$(39,541)	$(290,640)	$24,281	$(352,444)

*
Reflects the write-off of the unamortized portion of a fee of $13,613 paid to the lenders under our senior secured credit facility.

†
Reflects the issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and a board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt prior to the closing of the exchange offer, at a price of $0.74 per share. Grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus. Also reflects unearned compensation related to the options to purchase 38,753.866 preferred shares (the equivalent of 50,380,026 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler's senior management under a stock option plan which we intend to adopt before the closing of the exchange offer. The unearned compensation has been determined as the difference between the share price of $0.74 per share and the exercise price of $0.4689 per share. The options vest over a one year period.

(2)
Assumes estimated transaction costs of $7,485, and reflects the payment of accrued interest of $3,352 on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement.

(3)
Adjusted to reflect the concurrent offering of $120,000 in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of the 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. The private offering is conditional on the consummation of the exchange offer. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum. Reflects payment of $512 in transaction costs and $381 of accrued interest. Current installments on long term debt at June 25, 2004 includes $115,869 related to the senior secured credit agreement.

(4)
Assumes the exchange of 90% in aggregate principal amount of the 2005 notes for new notes, common shares and preferred shares, payment of transaction costs of $2,040 and payment of accrued interest of $1,549. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum.

(5)
Assumes the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares, payment of transaction costs of $996 and payment of accrued interest of $398. Current installments on long term debt at June 25, 2004 includes $1,521 related to the Robbins bonds.

(6)
Assumes the exchange of 90% in aggregate principal amount of the convertible notes for common shares and preferred shares, and the write-off of 90% of the unamortized issuance costs for $3,406 against paid-in capital. Reflects payment of $1,074 in transaction costs and $1,024 of accrued interest.

(7)
Assumes the exchange of 75% aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants and the resulting elimination of 75% of the deferred accrued interest and the write-off of 75% of the unamortized issuance costs for $4,472. Reflects payment of $2,863 in transaction costs.

(8)
Adjusted to reflect the issuance of $135,000 in aggregate principal amount of new notes.

(9)
The unaudited pro forma condensed consolidated balance sheet does not reflect the conversion of the preferred shares into common shares. Upon conversion of the preferred shares into common shares, the total number of common shares outstanding would be approximately 797,259,704.

(10)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, the shareholders' deficit would be reduced by an additional $145,200 and total liabilities would be reduced by an additional $148,334.

(11)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $497, and total liabilities would be reduced by $517.

(12)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $1,140 and total liabilities would be reduced by $1,154.

(13)
If the percentage of convertible notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,063 and total liabilities would be reduced by $2,111.

(14)
If the percentage of trust securities exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,167 and total liabilities would be reduced by $2,227.

(15)
The price per common share at closing has no impact on the shareholders' deficit in the extinguishment scenario.

(16)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The unaudited pro forma condensed consolidated financial statements presented in tables beginning on page 76 reflect pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

Unaudited Condensed Consolidated Pro Forma Income Statement(1)
(In thousands, except per share amounts)
(Extinguishment method—pro forma common share price of $0.74)

	For the Year Ended December 26, 2003	Pro Forma Adjustments for the Senior Secured Credit Agreement and Restricted Stock Plan(3)		Pro Forma Adjustments for 2005 Notes(4)	Pro Forma Adjustments for Robbins Bonds(5)	Pro Forma Adjustments for Convertible Notes(6)	Pro Forma Adjustments for Trust Securities(7)	Pro Forma Combined Twelve Months Ended December 26, 2003
Operating revenues	$3,723,815	—		—	—	—	—	$3,723,815
Other income	77,493	—		—	—	—	—	77,493

Total revenues and other income	3,801,308	—		—	—	—	—	3,801,308

Cost of operating revenues	3,441,342	—		—	—	—	—	3,441,342
Selling, general and administrative expenses	199,949	22,793	(14)	—	—	—	—	222,742
Other deductions	168,455	—		—	—	—	—	168,455
Interest expense	77,354	(445)		2,378	(3,436)	(13,434)	(293)	62,124
Dividends on preferred securities of subsidiary trust	18,130	—		—	—	—	(13,597)	4,533
Minority interest in net earnings of consolidated affiliates	5,715	—		—	—	—	—	5,715

Total costs and expenses	3,910,945	22,348		2,378	(3,436)	(13,434)	(13,890)	3,904,911

Income (loss) before taxes	(109,637)	(22,348)		(2,378)	3,436	13,434	13,890	(103,603)
Provision for income taxes	47,426	—		—	—	—	—	47,426

Net (loss) income(8), (9), (10) (11), (12), (13), (14)	$(157,063)	$(22,348)		$(2,378)	$3,436	$13,434	$13,890	$(151,029)

Basic and diluted (loss) income per common share(2)	$(3.83)							$(1.44)
Weighted average number of common shares outstanding (in thousands)(2)	41,045							104,924

Notes to the unaudited condensed consolidated pro forma income statement:

(1)
The unaudited pro forma condensed consolidated income statement has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. An interest rate of 10.497% and a share price of $0.74 per common share have been assumed. The pro forma income statement does not reflect the non-recurring loss of $(43,739) on exchange of common shares and preferred shares of Foster Wheeler Ltd. for the 2005 notes, Robbins bonds and trust securities, nor the non-recurring loss of $(290,640) on the conversion of the convertible notes or the write-off of issuance and offering costs of $18,065.

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share.

(3)
Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes in a private offering which is conditional on the consummation of the exchange offer, and corresponding interest and issuance cost amortizations are eliminated, and additional interest incurred on the upsize notes:

Interest under senior secured credit agreement	$(7,290)
Amortization of issuance expenses	(1,954)
Interest on upsize notes at 10.497%	12,596
Amortization of bank fee	(3,797)

Net impact on interest expense	$(445)

Foster
Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantors and collateral the interest rate will increase by one percentage point per annum.

(4)
Assumes 90% of the aggregate principal amount of the 2005 notes are exchanged for new notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest is incurred on the new notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the new notes (in thousands):

Interest on the 2005 notes	$(12,150)
Net impact of amortization of issuance expenses	357
Interest on new notes*	14,171

Net impact on interest expense	$2,378

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

*
The difference of $1,111 in the interest on the new notes between the extinguishment method and the modification method is due to the following:

  •  In the extinguishment case, the gain of $10,728 is recognized at closing, and the annual interest expense is calculated as 10.497% of the face value of $135,000.

  •  In the modification case, no gain is recognized at closing, the carrying value of the new notes is equal to the face value of the 2005 notes exchanged less the fair market value when issued of the common shares and preferred shares issued in exchange for the 2005 notes. The interest expense on the new notes is then calculated using the effective interest rate method, at a rate of 9.0062%.

(5)
Assumes the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of 90% of the interest expense.

(6)
Assumes the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of 90% of the interest expense and issuance costs amortization.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants, and the elimination of 75% of the interest expense and issuance costs amortization.

(8)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, the loss available to common shareholders would be $(145,578), and the basic and diluted loss per share would be $(1.39).

(9)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the loss available to common shareholders would increase by $47. If the interest rate on the new notes increases by 1/8th of a percentage point, the loss available to common shareholders would increase by $319. If the interest rate on the new notes decreases by 1/8th of a percentage point, the loss available to common shareholders would decrease by $319.

(10)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $37.

(11)
If the percentage of convertible notes exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $73.

(12)
If the percentage of trust securities exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $129.

(13)
If the price per common share at closing is $0.03 higher, the loss available to common shareholders would increase by $1,882. If the price per common share at closing is $0.03 lower, the loss available to common shareholders would decrease by $1,882. Below a share price of $0.47, see the $0.31 unaudited condensed consolidated pro forma income statement presented on page 72.

(14)
Reflects the amortization of the cost of 37,031,227 common shares of Foster Wheeler Ltd. to be granted to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price per common share of $0.74. The cost of grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus. Also reflects unearned compensation related to the options to purchase 38,753.866 preferred shares (the equivalent of 50,380,026 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler's senior management under a stock option plan which we intend to adopt before the closing of the exchange offer. The unearned compensation has been determined as the difference between the share price of $0.74 per share and the exercise price of $0.4689 per share. The options vest over a one year period.

Unaudited Condensed Consolidated Pro Forma Income Statement(1)
(In thousands, except per share amounts)
(Extinguishment method—pro forma common share price of $0.74)

	For the Six Months Ended June 25, 2004	Pro Forma Adjustments for the Senior Secured Credit Agreement and Restricted Stock Plan(3)		Pro Forma Adjustments for 2005 Notes(4)	Pro Forma Adjustments for Robbins Bonds(5)	Pro Forma Adjustments for Convertible Notes(6)	Pro Forma Adjustments for Trust Securities (7)	Pro Forma Six Months Ended June 25, 2004
Operating revenues	$1,301,378	$—		$—	$—	$—	$—	$1,301,378
Other income	70,770	—		—	—	—	—	70,770

Total revenues and other income	1,372,148	—		—	—	—	—	1,372,148

Cost of operating revenues	1,120,141	—		—	—	—	—	1,120,141
Selling, general and administrative expenses	113,642	2,284	(14)	—	—	—	—	115,926
Other deductions	25,575	—		—	—	—	—	25,575
Interest expense	41,387	(3,696)		957	(1,702)	(6,726)	(147)	30,073
Dividends on preferred securities of subsidiary trust	9,693	—		—	—	—	(7,270)	2,423
Minority interest in net earnings of consolidated affiliates	2,971	—		—	—	—	—	2,971

Total costs and expenses	1,313,409	(1,412)		957	(1,702)	(6,726)	(7,417)	1,297,109

Income before taxes	58,739	1,412		(957)	1,702	6,726	7,417	75,039
Provision for income taxes	33,202	—		—	—	—	—	33,202

Net income(8), (9), (10) (11), (12), (13), (14)	$25,537	$1,412		$(957)	$1,702	$6,726	$7,417	$41,837

Net income allocated to preferred shareholders(2)	—							36,157

Net income available to common shareholders(2)	$25,537							$5,680

Earnings per share:
Basic income per share	$0.62							$0.05
Weighted average number of common shares—basic	41,055							104,934
Diluted income per share	$0.60							$0.05	(15)
Weighted average number of common shares—diluted	54,163							108,020

Notes to the unaudited condensed consolidated pro forma income statement:

(1)
The unaudited pro forma condensed consolidated income statement has been prepared to reflect the exchange of 90% of the convertible notes for common shares and preferred shares, the exchange of 90% of the 2009 Series C Robbins bonds and Series D Robbins bonds for common shares and preferred shares, the exchange of 20% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares, preferred shares and warrants, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. An interest rate of 10.497% and a share price of $0.74 per common share have been assumed. The pro forma income statement does not reflect the non-recurring loss of $(43,739) on exchange of common shares and preferred shares of Foster Wheeler Ltd. for the 2005 notes, Robbins bonds and trust securities, nor the non-recurring loss of $(290,640) on the conversion of the convertible notes or the write off of issuance and offering cost of $18,065.

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share. Net income was allocated to preferred shareholders based on the number of common shares they would hold on an as converted basis.

(3)
Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes in a private offering which is conditional on the consummation of the exchange offer, and corresponding interest and issuance cost amortizations are eliminated, and additional interest incurred on the upsize notes:

Interest under senior secured credit agreement	$(4,789)
Amortization of issuance expenses	(1,479)
Interest on upsize notes at 10.497%	6,298
Amortization of bank fee	(3,726)

Net impact on interest expense	$(3,696)
(4)
Assumes 90% of the aggregate principal amount of the 2005 notes are exchanged for new notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest is incurred on the new notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the new notes:

Interest on the 2005 notes	$(6,075)
Net impact of amortization of issuance expenses	(53)
Interest on new notes*	7,085

Net impact on interest expense	$957

  Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

  *
  The difference of $555 in the interest on the new notes between the extinguishment method and the modification method is due to the following:

    •
    In the extinguishment case, the gain of $10,728 is recognized at closing, and the annual interest expense is calculated as 10.497% of the face value of $135,000.

    •
    In the modification case, no gain is recognized at closing, the carrying value of the new notes is equal to the face value of the 2005 notes exchanged less the fair market value when issued of the common shares and preferred shares issued in exchange for the 2005 notes. The interest expense on the new notes is then calculated using the effective interest rate method, at a rate of 9.0062%.

(5)
Assumes the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of 2009 Series C Robbins bonds and Series D Robbins bonds, and 20% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of 90% of the interest expense.

(6)
Assumes the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of 90% of the interest expense and issuance costs amortization.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants, and the elimination of 75% of the interest expense and issuance costs amortization.

(8)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, income available to common shareholders would be $5,732, and the basic income per share would be $0.05 and diluted income per share would be $0.03.

(9)
If the percentage of 2005 notes exchanged is 1 percentage point higher, income available to common shareholders would decrease by $5. If the interest rate on the new notes increases by 1/8th of a percentage point, income available to common shareholders would decrease by $21. If the interest rate on the new notes decreases by 1/8th of a percentage point, the income available to common shareholders would increase by $22.

(10)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, income available to common shareholders would decrease by $3.

(11)
If the percentage of convertible notes exchanged is 1 percentage point higher, income available to common shareholders would decrease by $4.

(12)
If the percentage of trust securities exchanged is 1 percentage point higher, income available to common shareholders would increase by $8.

(13)
If the price per common share at closing is $0.03 higher, income available to common shareholders would decrease by $12. If the price per common share at closing is $0.03 lower, the income available to common shareholders would increase by $13. Below a share price of $0.47, see the $0.31 unaudited condensed consolidated pro forma income statement presented on page 74.

(14)
Reflects the amortization of the cost of 37,031,227 common shares of Foster Wheeler Ltd. to be granted to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price per common share of $0.74. The cost of grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus. Also reflects unearned compensation related to the options to purchase 38,753.866 preferred shares (the equivalent of 50,380,026 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler's senior management under a stock option plan which we intend to adopt before the closing of the exchange offer. The unearned compensation has been determined as the difference between the share price of $0.74 per share and the exercise price of $0.4689 per share. The options vest over a one year period.

(15)
For purposes of calculating diluted income per share, the net income allocated to preferred shareholders has increased to $36,583 and the net income available to common shareholders has decreased to $5,254 to reflect the exercise of (a) the warrants to purchase preferred shares issued to existing common shareholders (40,994.931 preferred shares), (b) the warrants to purchase preferred shares issued to holders of the trust securities (122,984.793 preferred shares) and (c) the options to purchase preferred shares issued to members of Foster Wheeler Ltd.'s senior management (38,753.866 preferred shares).

SELECTED FINANCIAL DATA

        The following selected balance sheet data as of December 26, 2003 and December 27, 2002 and statement of operations and cash flow data for each of our three fiscal years in the period ended December 26, 2003 have been derived from our audited consolidated financial statements, incorporated by reference in this prospectus. The June 27, 2003 balance sheet data has been derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q/A-1 for the quarter ended June 27, 2003, not incorporated by reference in this prospectus. The selected balance sheet data as of June 25, 2004 and the selected statement of operations and cash flow data for the six months ended June 25, 2004 and June 27, 2003 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the six months ended June 25, 2004 may not be indicative of results that may be expected for the full year. The selected balance sheet data for 2001, 2000 and 1999, and the statement of operations and cash flow data for the years ended 1999 and 2000, have been derived from Item 6 of our Annual Report on Form 10-K/A for the year ended December 26, 2003. Our operating data for each period displayed is derived from our books and records. You should read this information together with the consolidated financial statements, including the notes contained in the consolidated financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus.

	2003		2002		2001		2000	1999		Six Months ended June 25, 2004		Six Months ended June 27, 2003
	(in thousands, except for per share amounts)
Statement of Operations Data:
Revenues	$3,801,308		$3,574,537		$3,392,474		$3,969,355	$3,944,074		$1,372,148		$1,746,634
(Loss)/earnings before income taxes	(109,637	)(1)	(360,062	)(2)	(212,965	)(4)	52,166	(194,288	)(6)	58,739	(9)	(34,765	)(10)
Provision/(benefit) for income taxes	47,426		14,657		123,395	(5)	15,179	(48,208)		33,202		14,393
(Loss)/earnings prior to cumulative effect of a change in accounting principle	(157,063)		(374,719)		(336,360)		36,987	(146,080)		25,537		(49,158)
Cumulative effect of a change in accounting principal for goodwill, net of $0 tax	—		(150,500	)(3)	—		—	—		—		—
Net (loss)/earnings	(157,063)		(525,219)		(336,360)		36,987	(146,080)		25,537		(49,158)
(Loss)/earnings per share: Basic
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(3.83)		$(9.15)		$(8.23)		$.91	$(3.59)		$.62		$(1.20)
(Loss) earnings per share: Diluted
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(3.83)		$(9.15)		$(8.23)		$.91	$(3.59)		$.60		$(1.20)
Cumulative effect on prior years (to December 28, 2001) of a change in accounting principle for goodwill	—		(3.67)		—		—	—		—		—
Net(Loss)/earnings per share:
Basic	$(3.83)		$(12.82)		$(8.23)		$.91	$(3.59)		$.62		$(1.20)
Net (Loss) earnings per share:
Diluted	$(3.83)		$(12.82)		$(8.23)		$.91	$(3.59)		$.60		$(1.20)
Shares Outstanding:
Basic
Weighted average number of shares outstanding	41,045		40,957		40,876		40,798	40,742		41,055		41,039
Diluted:
Effect of stock options and convertible notes(7)	—		—		—		7	—		13,108		—

Total diluted	41,045		40,957		40,876		40,805	40,742		54,163		41,039

	2003	2002	2001	2000	1999	Six Months ended June 25, 2004	Six Months ended June 27, 2003
	(in thousands, except for per share amounts)
Balance Sheet Data:
Current assets	$1,174,376	$1,329,847	$1,754,376	$1,622,976	$1,615,096	$1,017,973	$1,221,457
Current liabilities	1,373,760	1,449,795	2,388,620	1,454,603	1,471,552	1,315,014	1,371,457
Working capital	(199,384)	(119,948)	(634,244)	168,373	143,544	(297,041)	(150,000)
Land, building and equipment (net)	309,615	407,819	399,198	495,034	648,199	284,537	370,199
Total assets	2,506,530	2,842,277	3,325,837	3,507,581	3,467,085	2,289,960	2,670,925
Bank loans	121	14,474	20,244	103,479	63,378	—	442
Long-term borrowing (including current installments):
Corporate and other debt	333,800	346,707	297,627	306,188	372,921	321,306	335,676
Project debt	137,177	205,840	226,056	274,993	349,501	131,255	200,605
Capital lease obligations	63,695	58,987	—	—	—	65,295	60,955
Subordinated Robbins Facility exit funding obligations	113,279	113,254	113,123	113,238	113,000	114,108	108,865
Convertible subordinated notes	210,000	210,000	210,000	—	—	210,000	210,000
Preferred trust securities	175,000	175,000	175,000	175,000	175,000	175,000	175,000
Cash dividends per share of common stock	$.00	$.00	$.12	$.24	$.54	$0.00	$0.00
Cash Flow Data:
Net cash provided/(used) by operating activities	$(62,098)	$160,365	$(88,681)	$(16,744)	$(5,620)	$(16,097)	$(72,081)
Net cash provided/(used) by investing activities	105,895	(122,706)	43,212	38,248	60,299	(3,634)	114,663
Net cash provided/(used) by financing activities	(51,805)	60,002	85,533	(12,633)	(48,375)	(21,533)	(34,515)
Operating Data:
Unfilled orders, end of year or period	$2,285,318	$5,445,934	$6,004,420	$6,142,347	$6,050,525	$2,276,930	$3,345,266
New orders booked	2,163,499	3,052,410	4,109,321	4,480,000	3,623,202	1,336,971	1,123,423
Other Data:
EBITDA(8)	$21,421	$(219,209)	$(72,731)	$193,136	$63,627	$126,223	$28,210

(1)
Includes in fiscal year 2003, a ($15,100) impairment loss on the anticipated sale of a domestic corporate office building; a $16,700 gain on the sale of certain assets of Foster Wheeler Environmental Corporation and a gain of $4,300 on the sale of a waste-to-energy plant; revisions to project claim estimates and related cost $1,500; revisions to project estimates and related receivable allowances ($32,300); provision for asbestos claims ($68,100); performance intervention and restructuring charges ($43,600); charges for severance cost ($15,900); and legal and other $800.

(2)
Includes in fiscal year 2002, losses recognized in anticipation of sales ($54,500); revisions to project claim estimates and related costs ($136,200); revisions to project cost estimates and related receivable reserves ($80,500); provision for asbestos claims ($26,200); provision for domestic plant impairment ($18,700); performance intervention and restructuring charges ($37,100); increased pension and postretirement medical costs ($10,600); and severance, increased legal and other provisions ($31,600).

(3)
In fiscal year 2002, Foster Wheeler Ltd. recognized ($150,500) of impairment losses upon adoption of SFAS 142, "Goodwill and Other Intangible Assets."

(4)
Includes in fiscal year 2001, losses recognized in anticipation of sales ($40,300); revisions to project claim estimates and related costs ($37,000); revisions to project cost estimates and related receivable reserves ($123,600); provision for domestic plant impairment ($6,100); increased pension and postretirement and medical costs ($9,100); and severance, increased legal and other provisions ($38,200).

(5)
Includes in fiscal year 2001, a valuation allowance for domestic deferred tax assets ($194,600).

(6)
Includes in fiscal year 1999, a provision for cost realignment ($37,600) and a charge totaling ($244,600) of which ($214,000) related to the Robbins facility write-down and ($30,600) relates to the current year operations of the Robbins facility.

(7)
The effect of the stock options was not included in the calculation of diluted earnings per share as these options were antidilutive due to the losses incurred during the periods presented. The effect of the convertible notes was not included in the calculation of diluted earnings per share as the assumed conversion of the convertible notes was antidilutive.

(8)
EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings (loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. Foster Wheeler has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the senior secured credit agreement, is also used as a measure for certain covenants under the senior credit agreement. Foster Wheeler believes that the line item on its consolidated statement of earnings entitled "net earnings (loss)" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. EBITDA, as Foster Wheeler calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of Foster Wheeler's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings (loss), a GAAP measure, is shown below.

	Year Ended					Six Months Ended
	December 26, 2003	December 27, 2002	December 28, 2001	December 29, 2000	December 31, 1999	June 25, 2004	June 27, 2003
EBITDA	$21,421	$(219,209)	$(72,731)	$193,136	$(63,627)	$126,223	$28,210
Less: Interest expense	95,484	83,028	84,484	83,254	70,213	51,080	44,691
Less: Depreciation and amortization	35,574	57,825	55,750	57,716	60,448	16,404	18,284

(Loss)/earnings before income tax	(109,637)	(360,062)	(212,965)	52,166	(194,288)	58,739	(34,765)

Income tax	47,426	14,657	123,395	15,179	(48,208)	33,202	14,393
Net loss prior to cumulative effect of a change in accounting principle of goodwill	(157,063)	(374,719)	(336,360)	36,987	(146,080)	25,537	(49,158)

Cumulative effect on prior years of a change in accounting principle of goodwill	—	(150,500)	—	—	—	—	—

Net (loss) earnings	$(157,063)	$(525,219)	$(336,360)	$36,987	$(146,080)	$25,537	$(49,158)

        Our non-GAAP performance measure, "EBITDA" has certain material limitations as follows:

  •
  It does not include interest expense. Because we have borrowed substantial amounts of money to finance some of our operations, interest is a necessary and ongoing part of our costs and has assisted us in generating revenue. Therefore any measure that excludes interest expense has material limitations;

  •
  It does not include taxes. Because the payment of taxes is a necessary and ongoing part of our operations, any measure that excludes taxes has material limitations;

  •
  It does not include depreciation. Because we must utilize substantial property, plant and equipment in order to generate revenues in our operations, depreciation is a necessary and ongoing part of our costs. Therefore any measure that excludes depreciation has material limitations.

(9)
Includes in the six months ended June 25, 2004, profits of $23,200 associated with the re-evaluation of contract cost estimates; a $19,200 aggregate gain on the sales of development rights to certain power projects in Europe; a $13,400 aggregate gain on asbestos settlements; a $2,900 gain on legal settlements; restructuring activities and credit agreement costs ($13,800); and severance costs ($600).

(10)
Includes in the six months ended June 27, 2003, a $15,300 gain on the sale of certain assets of Environmental; the reversal of profits associated with the re-evaluation of contract cost and project claim estimates ($35,600); restructuring activities and credit agreement costs ($20,500); severance costs ($8,600); a pension curtailment charge ($6,100); and legal settlements and other provisions ($5,300).

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis using the pro forma common share price of $0.30 (the price where the modification method of accounting is appropriate at the assumed interest rate of 10.497%) and $0.31 (the price where the extinguishment method of accounting is appropriate at the assumed interest rate of 10.497%).

								Year ended December 26, 2003 on a pro forma basis for the exchange offer and the upsize notes offering (modification method) (2)(3)(4)(6)(7)	Year ended December 26, 2003 on a pro forma basis for the exchange offer and the upsize notes offering (extinguishment method) (2)(3)(5)(6)(7)	Six Months ended June 25, 2004 on a pro forma basis for the exchange offer and the upsize notes offering (modification method) (3)(4)(6)(7)	Six Months ended June 25, 2004 on a pro forma basis for the exchange offer and the upsize notes offering (extinguishment method) (3)(5)(6)(7)
						Six Months ended
	Fiscal Year
						June 25, 2004	June 27, 2003
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges(1)(2)	-	-	-	1.47	-	2.07	—	-	-	3.14	3.09

(1)
Includes in fiscal years 1999, 2000, 2001, 2002 and 2003 and in the six month periods ended June 25, 2004 and June 27, 2003 dividends on preferred securities of a subsidiary trust of $15,181, $15,750, $15,750, $16,610, $18,130, $9,693, and $8,859, respectively. The pro forma results for the year ended December 26, 2003 include a $13,891 reduction in dividends on the trust securities, a $13,434 reduction in interest on the convertible notes, a $782 increase in interest on the 2005 notes under the modification method and a $2,378 increase in interest on the 2005 notes under the extinguishment method, and a $3,436 reduction in interest on the Robbins bonds. The pro forma results for the six months ended June 25, 2004 include a $7,417 reduction in dividends on the trust securities, a $6,726 reduction in interest on the convertible notes, a $402 increase in interest on the 2005 notes under the modification method and a $958 increase in interest on the 2005 notes under the extinguishment method, and a $1,702 reduction in interest on the Robbins bonds. The pro forma results also include the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement.

(2)
Earnings are inadequate to cover fixed charges by $207,749, $216,122, $363,418, $116,803 and $33,207 for fiscal years 1999, 2001, 2002 and 2003 and the six-month period ended June 27, 2003, respectively. The coverage deficiency is $90,083 for the year ended December 26, 2003 on a pro forma basis using the modification method for the exchange offer and $91,803 for the year ended December 26, 2003 on a pro forma basis using the extinguishment method for the exchange offer.

(3)
Assumes that:

•
the holders of 75% of the aggregate liquidation amount of the trust securities validly tender to the exchange agent, and not validly withdraw, those trust securities; and

•
the holders of 90% of the aggregate principal amount of the convertible notes validly tender to the exchange agent, and not validly withdraw, those convertible notes; and

•
holders of 90% of the aggregate principal amount outstanding as of June 25, 2004 of 2009 Series C Robbins bonds and Series D Robbins bonds validly tender, and do not validly withdraw, those 2009 Series C Robbins bonds and Series D Robbins bonds;

•
holders of 20% of the aggregate principal amount or, if applicable, accreted principal amount outstanding as of June 25, 2004 of 2024 Series C Robbins bonds validly tender, and do not validly withdraw, those 2024 Series C Robbins bonds; and

•
the holders of 90% of the aggregate principal amount of 2005 notes validly tender to the exchange agent, and not validly withdraw, those 2005 notes; and

•
certain holders of 2005 notes and convertible notes purchase, concurrently with the exchange offer, $120,000 aggregate principal amount of upsize notes, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement.

The numerator of the above ratio consists of the following:

•
net earnings (loss) prior to cumulative effect of change in accounting principle, plus

•
the provision (benefit) for income taxes, plus

•
fixed charges, minus

•
capitalized interest, plus

•
capitalized interest amortized, minus

•
equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

Fixed charges include the sum of the following:

•
interest expensed and capitalized,

•
amortized premiums, discounts and capitalized expenses related to indebtedness,

•
imputed interest on non-capitalized lease payments, and

•
preference security dividend requirements of consolidated subsidiaries.

(4)
Assumes the treatment of the 2005 notes in the exchange offer is accounted for using the modification method. For more information you should read "Accounting Treatment for the Exchange Offer."

(5)
Assumes the treatment of the 2005 notes in the exchange offer is accounted for using the extinguishment method. For more information you should read "Accounting Treatment for the Exchange Offer."

(6)
Assumes issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer and assuming such shares are issued at a price of $0.30 per share under the modification method and $0.31 per share under the extinguishment method. Grants under the plan will be expensed over a three year vesting period.

(7)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The pro forma ratio of earnings to fixed charges data reflects pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

        The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis using the pro forma common share price of $0.74 which was the closing share price on August 6, 2004.

								Year ended December 26, 2003 on a pro forma basis for the exchange offer and the upsize notes offering (common share price $0.74) (2)(3)(4)(5)	Six Months ended June 25, 2004 on a pro forma basis for the exchange offer and the upsize notes offering (common share price $0.74) (3)(4)(5)
						Six Months ended
	Fiscal Year
						June 25, 2004	June 27, 2003
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges(1)(2)	-	-	-	1.47	-	2.07	—	-	3.05

(1)
Includes in fiscal years 1999, 2000, 2001, 2002 and 2003 and in the six month periods ended June 25, 2004 and June 27, 2003 dividends on preferred securities of a subsidiary trust of $15,181, $15,750, $15,750, $16,610, $18,130, $9,693, and $8,859, respectively. The pro forma results for the year ended December 26, 2003 include a $13,891 reduction in dividends on the trust securities, a $13,434 reduction in interest on the convertible notes, a $2,378 increase in interest on the 2005 notes and a $3,436 reduction in interest on the Robbins bonds. The pro forma results for the six months ended June 25, 2004 include a $7,417 reduction in dividends on the trust securities, a $6,726 reduction in interest on the convertible notes, a $958 increase in interest on the 2005 notes and a $1,702 reduction in interest on the Robbins bonds. The pro forma results also include the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement.

(2)
Earnings are inadequate to cover fixed charges by $207,749, $216,122, $363,418, $116,803 and $33,207 for fiscal years 1999, 2001, 2002 and 2003 and the six-month period ended June 27, 2003, respectively. The coverage deficiency is $110,769 for the year ended December 26, 2003 on a pro forma basis.

(3)
Assumes that:

•
the holders of 75% of the aggregate liquidation amount of the trust securities validly tender to the exchange agent, and not validly withdraw, those trust securities; and

•
the holders of 90% of the aggregate principal amount of the convertible notes validly tender to the exchange agent, and not validly withdraw, those convertible notes; and

•
holders of 90% of the aggregate principal amount outstanding as of June 25, 2004 of 2009 Series C Robbins bonds and Series D Robbins bonds validly tender, and do not validly withdraw, those 2009 Series C Robbins bonds and Series D Robbins bonds;

•
holders of 20% of the aggregate principal amount or, if applicable, accreted principal amount outstanding as of June 25, 2004 of 2024 Series C Robbins bonds validly tender, and do not validly withdraw, those 2024 Series C Robbins bonds; and

•
the holders of 90% of the aggregate principal amount of 2005 notes validly tender to the exchange agent, and not validly withdraw, those 2005 notes; and

•
certain holders of 2005 notes and convertible notes purchase, concurrently with the exchange offer, $120,000 aggregate principal amount of upsize notes, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement.

The numerator of the above ratio consists of the following:

•
net earnings (loss) prior to cumulative effect of change in accounting principle, plus

•
the provision (benefit) for income taxes, plus

•
fixed charges, minus

•
capitalized interest, plus

•
capitalized interest amortized, minus

•
equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

Fixed charges include the sum of the following:

•
interest expensed and capitalized,

•
amortized premiums, discounts and capitalized expenses related to indebtedness,

•
imputed interest on non-capitalized lease payments, and

•
preference security dividend requirements of consolidated subsidiaries.

(4)
Assumes issuance of 37,031,227 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, to be issued, subject to certain restrictions, under a restricted stock plan which we intend to adopt before the closing of the exchange offer and assuming such shares are issued at a price of $0.74 per share. Grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus. Also reflects unearned compensation related to the options to purchase 38,753.866 preferred shares (the equivalent of 50,380,026 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler's senior management under a stock option plan which we intend to adopt before the closing of the exchange offer. The unearned compensation has been determined as the difference between the share price of $0.74 per share and the exercise price of $0.4689 per share. The options vest over a one year period.

(5)
The interest rate on the new notes will equal a rate of 6.65% plus that yield on U.S. Treasury notes having a remaining maturity, as of the second business day prior to the expiration date of the exchange offer, equal to the maturity of the new notes. The pro forma ratio of earnings to fixed charges data reflects pro forma results giving effect to the exchange offer and the upsize notes offering assuming an interest rate of 10.497%.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the common shares, preferred shares, warrants or the new notes in the exchange offer.

        Concurrently with the exchange offer, we are offering in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer up to $120 million in aggregate principal amount of upsize notes. We intend to use the net cash proceeds from the offering of the upsize notes to reduce amounts outstanding under our senior secured credit agreement and for general corporate purposes. Our senior secured credit agreement will mature on April 30, 2005. As of June 25, 2004, amounts outstanding under our senior secured credit agreement bore interest at an average rate of 7.75% per annum.

ACCOUNTING TREATMENT FOR THE EXCHANGE OFFER

        The following section discusses the accounting treatment for the exchange of the trust securities, the convertible notes, the Robbins bonds and the 2005 notes.

Trust securities

        The exchange of trust securities for common shares, preferred shares and warrants to purchase preferred shares will be accounted for as a debt extinguishment. The trust securities exchanged for common shares, preferred shares and warrants to purchase preferred shares in the exchange offer will be removed from our consolidated balance sheet. We will record a gain or loss on the exchange of these trust securities equal to the difference between the carrying value of the trust securities exchanged, including any accrued and unpaid dividends forgiven, and the fair market value when issued of the common shares, preferred shares and warrants to purchase preferred shares issued in the exchange, net of unamortized underlying debt securities issuance costs and direct costs associated with the exchange of the trust securities.

Convertible notes

        The exchange of the convertible notes for common shares and preferred shares will be accounted for in accordance with Statement of Financial Accounting Standards No. 84, "Induced Conversions of Convertible Debt, an Amendment of Accounting Principles Board Opinion No. 26," under which we will recognize an expense equal to the fair market value of the common shares and preferred shares issued in the exchange offer less the fair market value of common shares issuable pursuant to the original conversion terms of the convertible notes. We will also expense the unamortized debt issuance costs and record an expense for the direct costs associated with the exchange of the convertible notes.

Robbins bonds

        The exchange of the Robbins bonds for common shares and preferred shares will be accounted for as a debt extinguishment. The Robbins bonds exchanged in the exchange offer will be removed from our consolidated balance sheet. We will record a gain or loss on the exchange of the Robbins bonds equal to the difference between the carrying value of the Robbins bonds exchanged and the fair market value when issued of the common shares and preferred shares, net of direct costs associated with the exchange of the Robbins bonds.

2005 Notes

        The exchange of the 2005 notes for new notes, common shares and preferred shares will be accounted for either as a modification or as an extinguishment of debt in accordance with Emerging Issues Task Force Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." If the difference between (1) the sum of the present value of each future payment of interest and principal due under the new notes issued in the exchange offer (in each case discounted to present value using the stated interest rate of 6.75% on the 2005 notes) plus all fees and expenses paid to the holders of the 2005 notes, including to their outside counsel and financial advisors in connection with the exchange offer, plus the market value when issued of all common shares and preferred shares issued to holders of the 2005 notes in the exchange offer and (2) the face value of the 2005 notes exchanged is less than 10% of the face value of the 2005 notes exchanged, then the exchange of the 2005 notes will be accounted for as a modification. If the exchange of the 2005 notes is accounted for as a modification, the carrying value of the new notes issued in the exchange will be equal to the face value of the 2005 notes exchanged, less the fair market value when issued of the common shares and preferred shares issued in exchange for the 2005 notes. Further, for accounting purposes, the interest expense on the new notes will be calculated based on the effective interest rate method. In applying the effective interest rate method, all fees and expenses paid or payable to the holders of the 2005 notes, including to their outside counsel and financial advisors, in connection with the exchange will be amortized as an adjustment to interest expense over the life of the new notes. All fees and expenses paid or payable to our outside counsel and financial advisors in connection with the exchange offer will be expensed as incurred.

        If the difference between (1) the sum of the present value of each future payment of interest and principal due under the new notes issued in the exchange offer (in each case discounted to present value using the stated interest rate of 6.75% on the 2005 notes) plus all fees and expenses paid to the holders of the 2005 notes, including to their outside counsel and financial advisors, in connection with the exchange offer plus the market value when issued of all common shares and preferred shares issued to holders of the 2005 notes in the exchange offer and (2) the face value of the 2005 notes exchanged is 10% or more than the face value of the 2005 notes exchanged, then the exchange of the 2005 notes will be accounted for as a debt extinguishment. If the exchange of the 2005 notes is accounted for as a debt extinguishment, then the difference between the carrying value of the 2005 notes and the aggregate market value when issued of the new notes, the common shares and the preferred shares issued in the exchange offer will be accounted for as a gain or a loss. The gain or loss calculated using this method of accounting will include any fees and expenses payable to the holders of the 2005 notes, including to their outside counsel and financial advisors, in connection with the exchange offer. All fees and expenses paid or payable to our outside counsel and financial advisors in connection with the exchange offer will be capitalized and amortized over the life of the new notes using the interest method.

Impact of Issuing Preferred Shares on Earnings/(Loss) per Share

        Because the holders of the preferred shares are entitled to receive dividends together with the common shares and do not become convertible until the shareholders approve the increase in authorized common shares, the preferred shares will be treated as a separate class of shares for accounting purposes. The impact on earnings per share as a result of having two distinct classes of shares, common and preferred, is dictated by Emerging Issues Task Force Issue No. 03-6 "Participating Securities and the Two-Class Method under FAS 128". If Foster Wheeler Ltd. is in a loss position, the entire loss is allocated to the holders of the common shares since the preferred shares are not required to fund losses. If Foster Wheeler Ltd. records earnings, basic earnings per common share would be calculated using the two-class method, which applies an earnings allocation formula that determines earnings per share for each class of shares. A proportionate amount of the earnings otherwise available to common shares would be allocable to the weighted average number of preferred shares outstanding once they are issued.

        Based upon the fair value of the preferred shares at issuance in relation to the fair value of the common shares, a beneficial conversion feature may exist. If it does exist, the amount of the beneficial conversion feature at issuance would negatively impact earnings per share available to common shareholders upon the preferred shares becoming convertible into common shares.

Impact of Issuing Warrants to Purchase Preferred Shares on Earnings/(Loss) per Share

        Warrants to purchase preferred shares will be issued to both holders of the trust securities who elect to tender their shares in connection with this exchange offer and currently existing shareholders. The warrants issued may be considered in the diluted earnings/(loss) per share calculation. If Foster Wheeler Ltd. is in a loss position, the warrants will not impact the loss per share. If Foster Wheeler Ltd. records earnings and the share price exceeds the exercise price of the warrants the warrants will be assumed exercised into preferred shares using the treasury stock method to determine the incremental preferred shares that are assumed to be issued and to which earnings will be allocated thereby reducing diluted earnings per share. Should the number of authorized common shares be sufficiently increased as described under the "Description of Warrants" section, the warrants will be assumed to have been exercised for common shares using the treasury stock method to determine the incremental number of securities that are assumed to be issued, thereby reducing diluted earnings per share.

Impact of Issuing Warrants to Existing Shareholders

        The fair value of the warrants issued to existing shareholders represents a dividend; however, since Foster Wheeler Ltd. has an accumulated deficit, the fair value of the dividend decreases paid-in capital related to common shares and increases paid-in capital related to the warrants. These amounts are grouped into one account for financial statement purposes. The issuance of the warrants does not constitute a dividend, nor does it constitute a reduction of share capital, for the purposes of Bermuda law. Under the terms of the warrant agreement, the warrant exercise price and the number of shares for which each warrant can be exercised are adjusted should a non-cash dividend be distributed. This may represent a beneficial conversion feature which would be measured at the time should a non-cash dividend be declared. If it does exist, the amount of the beneficial conversion feature would negatively impact earnings per share available to common shareholders.

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

Background and Purpose of the Exchange Offer

  Purpose

        The purpose of the exchange offer and consent solicitation for the trust securities, the convertible notes and the Robbins bonds is to reduce our debt and to improve our overall capital structure. The purpose of the exchange offer for the 2005 notes is effectively to extend the maturity of a portion of the 2005 notes and to reduce our debt.

        Following the consummation of the exchange offer, Foster Wheeler will no longer have any payment obligations with respect to:

  •
  trust securities that are exchanged, including with respect to accrued and unpaid dividends,

  •
  the convertible notes that are exchanged, or

  •
  the Robbins bonds that are exchanged, and

  •
  2005 notes that are exchanged for common shares and preferred shares.

        Foster Wheeler will pay all accrued and unpaid interest through the exchange date on the convertible notes, Robbins bonds and 2005 notes tendered in the exchange offer and not withdrawn. Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange.

        In addition, the new notes that are issued in exchange for the 2005 notes will have a maturity date that is approximately six years later than the maturity date of the 2005 notes. Consequently, Foster Wheeler will have a significantly longer period in which to repay the new notes.

        Following the consummation of the exchange offer and consent solicitation, holders of the trust securities, convertible notes, Robbins bonds and 2005 notes that receive shares in the exchange offer will become equity holders of Foster Wheeler and will no longer have the contractual rights previously accorded to them under the applicable debt instruments governing their securities. The holders of the 2005 notes that receive new notes will not be entitled to be repaid the principal amount of those notes until the new notes' maturity date in 2011. For a comparison of rights of holders who participate in the exchange offer, you should read the section of the prospectus entitled "Comparison of Rights."

        We refer to the trust securities, convertible notes, Robbins bonds and 2005 notes collectively as the securities.

  Background

        In March 2002, Foster Wheeler adopted an improvement plan that focused on four key areas: ensuring a strong, sound backlog; enhancing its project management system; improving its cash position and balance sheet; and scrutinizing discretionary spending. The operating performance portion of the plan concentrates on the quality and quantity of backlog, the execution of projects in order to achieve or exceed profit and cash targets and the optimization of all non-project related cash sources and uses. In connection with this plan, a group of outside consultants was hired for the purpose of carrying out a performance improvement intervention. The tactical portion of the performance improvement intervention concentrates on booking current projects, executing twenty-two "high leverage projects" and generating incremental cash from high leverage opportunities such as overhead reductions, procurement and accounts receivable. The systemic portion of the performance improvement intervention concentrates on sales effectiveness, estimating, bidding and project execution procedures.

        In conjunction with this initiative, and due to our significant leverage, we have reviewed various options to restructure our balance sheet to improve our overall capital structure. The exchange offer and the upsize notes offering are an integral part of this restructuring plan.

        In August 2002, Foster Wheeler Ltd. finalized the senior secured credit agreement with its lender group. The senior secured credit agreement included a $71 million term loan, a $69 million revolving credit facility, and a $149.9 million letter of credit facility, and expires on April 30, 2005. The senior secured credit agreement is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries. The senior secured credit agreement has no scheduled repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retains the first $77 million of such amounts and also retains a 50% share of the balance. The financial covenants in the agreement became effective at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level as described in the agreement, as amended. With Foster Wheeler Ltd.'s sale of the Foster Wheeler Environmental Corporation's net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77 million asset sale threshold was exceeded. Foster Wheeler Ltd. also sold a domestic corporate office building on April 28, 2004 for net cash proceeds of $16.4 million. Accordingly, principal prepayments of $12.3 million and $11.8 million were made on the term loan in the first six months of 2004 and during the full year of 2003, respectively.

        As a result of Foster Wheeler's recognition of charges in the second half of 2002, Foster Wheeler was required to renegotiate the senior secured credit agreement. These charges principally related to:

  •
  the impact of changes in accounting principles and the resulting impairment of goodwill;

  •
  losses recognized in anticipation of the sale of two facilities;

  •
  project/contract-related write-downs, including reduced estimates of claim recoveries and revisions of project cost estimates and related receivables reserves;

  •
  provisions for asbestos claims;

  •
  provisions for plant impairment;

  •
  provisions for restructuring and performance intervention activities;

  •
  recognition of pension underfunding;

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  severance costs; and

  •
  charges for accrual of legal settlements.

        These charges significantly negatively impacted Foster Wheeler's net worth. As a result, Foster Wheeler was unable to satisfy covenants under the senior secured credit agreement as described below.

        Amendment No. 1 to the senior secured credit agreement, obtained on November 8, 2002, provides for the exclusion of up to $180 million of gross pre-tax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002 and up to an additional $63 million in pre-tax charges related to specific contingencies through December 31, 2003, if incurred, for covenant calculation purposes. As of December 26, 2003, $31 million of the contingency risks were favorably resolved, and additional project reserves were established for $32 million leaving a contingency balance of $0.

        Amendment No. 2 to the senior secured credit agreement, entered into on March 24, 2003, modifies certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA and senior debt ratio, as specified in the senior secured credit agreement. In connection with this amendment to the senior secured credit agreement, Foster Wheeler Ltd. made a prepayment of principal on the term loan in the aggregate amount of $10 million in March 2003.

        The recognition of charges during the third and fourth quarters of 2002, described above, were the primary reason for the need for Foster Wheeler to renegotiate its senior secured credit agreement and enter into Amendments No. 1 and 2.

        Amendment No. 3 to the senior secured credit agreement, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offer described in this prospectus, other internal restructuring transactions as well as transfers, cancellations and set-offs of certain intercompany obligations. Under the senior secured credit agreement we paid a $13.6 million fee on March 31, 2004, and our annual interest rate on borrowings thereunder has been increased by an additional .50% per quarter until we have repaid $100 million of indebtedness thereunder. The fee was included in Foster Wheeler's liquidity forecast for 2004.

        In response to its significant leverage and liquidity issues, in early 2002, Foster Wheeler began considering alternatives to addressing these issues. The board considered two basic options: restructuring its balance sheet and reorganization. The balance sheet restructuring includes the exchange offer in conjunction with the private offering of upsize notes.

        The restructuring originally contemplated two separate exchange offers: one for the trust securities and another for the convertible notes and Robbins bonds, neither of which was conditioned upon the other. In those exchange offers, Foster Wheeler contemplated offering preferred shares of two of its subsidiaries. On July 15, 2003, Foster Wheeler Ltd. filed a registration statement on Form S-4 with the SEC with respect to the first exchange offer originally contemplated and a Schedule TO-C with respect to the second exchange offer originally contemplated.

        In October 2003, Foster Wheeler was informed by holders of the 2005 notes and the convertible notes that they had formed an informal committee to evaluate Foster Wheeler's financial situation as it related to the 2005 notes and the convertible notes. Foster Wheeler felt it was in its best interests and the best interests of our security holders to engage in discussions with the holders of the 2005 notes and the convertible notes to address our financial situation. The committee sought to engage Saybrook Restructuring Advisors, LLC as its financial advisor and Milbank, Tweed, Hadley & McCloy LLP as its legal advisor. Foster Wheeler agreed to pay for these engagements and executed engagement agreements with Milbank on November 21, 2003 and with Saybrook on November 24, 2003.

        Amendment No. 4 to the senior secured credit agreement, entered into on October 30, 2003, modified certain definitions and representations to allow for the maintenance and administration of certain bank accounts of Foster Wheeler Ltd.

        On November 14, 2003, the NYSE suspended trading of Foster Wheeler Ltd.'s common shares and the trust securities. Following the NYSE's decision to delist Foster Wheeler Ltd.'s securities, Foster Wheeler's financial advisors met with Saybrook to continue the discussions relating to its financial situation and its recent delisting. In addition, Foster Wheeler Ltd.'s board met with Foster Wheeler's financial advisors to consider the restructuring in light of the delisting. At that time the informal committee's financial advisor, Saybrook, advised Foster Wheeler that the informal committee had indicated that, if the committee members were willing to participate in an exchange offer, they would prefer voting equity of Foster Wheeler Ltd., even if the voting equity is quoted over the counter instead of on a national stock exchange, over the preferred shares of a subsidiary, as originally proposed.

        In making its decision to pursue the proposed exchange offer, the board considered the following primary factors:

  (1)
  the much more significant reduction in debt and improvement in Foster Wheeler's balance sheet that would result from exchanging equity of Foster Wheeler Ltd. for trust securities, convertible notes, Robbins bonds and a portion of the 2005 notes in the exchange offer than would have resulted from the originally proposed exchange of preferred shares of subsidiaries for trust securities, convertible notes and Robbins bonds;

  (2)
  the indicated preference of the informal committee; and

  (3)
  the impact of the NYSE's delisting, including the removal of NYSE–imposed limitations on Foster Wheeler's ability to issue voting equity.

The board then decided to pursue a single exchange offer using its voting equity. Initially, the exchange offer contemplated offering common shares of Foster Wheeler Ltd. In light of the limited amount of authorized common shares available, the board determined to offer convertible preferred shares in the exchange offer in addition to common shares.

        In order to complete the exchange offer, we must receive the consent of the lenders under our senior secured credit facility. On May 14, 2004 we entered into Amendment No. 5 to our senior secured credit facility, which permits the exchange offer and the private upsize notes offering subject to the satisfaction of certain conditions. The amendment is an exhibit to the registration statement of which this prospectus is a part. The amendment will reduce the aggregate letter of credit availability from $149,900,000 to $125,000,000 upon the closing of the exchange offer. If the lenders do not consent, we will be unable to consummate the proposed exchange offer.

        By exchanging shares and warrants for trust securities, convertible notes, Robbins bonds and a portion of the 2005 notes, Foster Wheeler Ltd. will reduce its overall debt. By exchanging the new notes, which are due in 2011, for a portion of the 2005 notes, Foster Wheeler Ltd., also expects to improve its overall capital structure by effectively extending the maturity of those 2005 notes. Foster Wheeler Ltd.'s board also generally evaluated a negotiated pre-arranged plan of reorganization in which Foster Wheeler would negotiate settlements with its major creditors prior to implementation of such plan of reorganization. Although it continues to evaluate its alternatives, based on the facts, the board decided to pursue the restructuring and the exchange offer.

        On June 11, 2004 we launched the exchange offer on the terms set forth in Amendment No. 7 to the registration statement on Form S-4, No. 333-107054, of which this prospectus is a part. Several additional holders of our securities, including holders of the Robbins bonds and the trust securities as well as holders of additional convertible notes and 2005 notes, that had not participated in the informal committee in developing the terms included in the initial launch joined the informal committee. We eventually concluded that these holders would not participate unless they were offered a greater portion of the voting power of Foster Wheeler Ltd., on an as converted basis. In addition, based on the initial response to the exchange offer after its launch, we believed that a soliciting dealer's fee would increase the participation of the holders of the trust securities. On the basis of these discussions, we concluded that without the participation of these holders the proposed exchange offer would be unlikely to succeed. Accordingly, we revised the terms of the exchange offer, as described in this prospectus, to:

  •
  offer five-year warrants, in addition to common shares and preferred shares, in exchange for the trust securities;

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  pay soliciting dealers a fee of $0.50 for each trust security (liquidation amount $25) tendered through them, subject to the limitations described in this prospectus;

  •
  increase the total voting power on an as converted basis being offered in exchange for the 2005 notes, the convertible notes, the Robbins bonds and (assuming the warrants are exercised) the trust securities, as described under "—Terms of the Exchange Offer—Beneficial Ownership after the Exchange Offer."

These additional holders, along with the participants in the original informal committee, signed the revised no transfer agreement described below under "—No Transfer Agreement" in connection with our revising the terms of the exchange offer. We believe the expected participation of these additional holders will make the proposed exchange offer more likely to succeed.

Upsize Notes Commitment

        Concurrently with the exchange offer and as part of the restructuring of Foster Wheeler's balance sheet, Foster Wheeler LLC is offering, in a separate private transaction, to certain holders of the 2005 notes and convertible notes, up to $120 million in aggregate principal amount of upsize notes. Foster Wheeler Ltd. anticipates the proceeds of this offering will be used to reduce amounts outstanding under its senior secured credit agreement.

        On February 4, 2004, Foster Wheeler LLC entered into a commitment letter with some of the holders of the 2005 notes and the convertible notes relating to its offering of the "upsize notes". The parties to the commitment letter have committed to purchase for cash $120 million of the upsize notes in a private transaction separate from the exchange offer, subject to completion of the exchange offer and other customary conditions being met. On April 12, 2004, May 4, 2004, May 7, 2004, May 19, 2004 and June 30, 2004 Foster Wheeler LLC and the holders party to the commitment letter agreed to extend the commitment thereunder upon the terms described herein.

        The upsize notes will be offered initially as unregistered securities in a private offering. Pursuant to the commitment letter, Foster Wheeler has agreed that prior to 30 days following the upsize notes offering it will file and, seek to have declared effective, a registration statement to register an offer to exchange senior secured notes having terms identical to the upsize notes (other than the transfer restrictions) for all outstanding upsize notes.

        This discussion of the commitment letter and the offering of the upsize notes is a description only, and nothing contained in this prospectus constitutes an offer to sell, or solicitation of an offer to buy, upsize notes.

        We intend to apply the net proceeds from the upsize notes offering first to reduce in full amounts outstanding under term loans under the senior secured credit agreement (which were approximately $46.9 million as of June 25, 2004), and second to reduce outstanding revolving credit borrowings under the senior secured credit agreement which were approximately $69 million as of June 25, 2004.

        The commitment letter and all of the obligations and undertakings of the parties in the commitment letter will be terminated upon the earliest to occur of:

  •
  July 9, 2004, unless an amendment to the registration statement of which this prospectus is a part has been filed reflecting the terms set forth in the commitment letter, as amended;

  •
  the day 30 calendar days following the date of filing of the registration statement of which this prospectus is a part, if such registration statement has not been declared effective by such date;

  •
  the day two business days following the effectiveness of the registration statement of which this prospectus is a part, if the exchange offer described herein has not been commenced by such date;

  •
  a material breach by any of Foster Wheeler Ltd., Foster Wheeler LLC or any holder party to the commitment letter of its respective obligations, representations or warranties under the commitment letter that is not cured within 10 days after notice of breach;

  •
  the filing of any voluntary or involuntary bankruptcy or other insolvency case or proceeding involving either Foster Wheeler Ltd. or Foster Wheeler LLC;

  •
  a determination by (1) a governmental agency that the securities to be issued pursuant to the exchange offer will not be freely tradable or (2) by the SEC not to take the necessary action to permit the exchange offer to be declared effective;

  •
  in the determination of the security holders representing a majority of the aggregate principal amount of the commitment to purchase upsize notes under the commitment letter, failure of

    Foster Wheeler LLC to timely pay the fees and expenses of certain advisors to the security holders;

  •
  the commencement of a proceeding by a tribunal of relevant authority seeking to enjoin, restrict, modify or prohibit the exchange offer or the issuance of the upsize notes; and

  •
  the 65th calendar day following the commencement of the exchange offer, if the exchange offer has not been consummated by such 65th calendar day.

No-Transfer Agreement

        On April 8, 2004, Foster Wheeler Ltd. and Foster Wheeler LLC entered into a no-transfer agreement with holders of 45.3% of the 2005 notes, and 46.7% of the convertible notes. Under this agreement each holder that signed this agreement has agreed, as long as the agreement is in effect, not to transfer any securities of Foster Wheeler held by it, in whole or in part other than (1) to certain affiliates or members of the informal committee that agree in writing to be bound by the terms of the agreement, (2) to Foster Wheeler Ltd. or Foster Wheeler LLC, (3) pursuant to certain pledge terms or (4) through conversion of the securities in accordance with their terms. Pursuant to amendments dated May 4, 2004, May 7, 2004, May 19, 2004, and June 30, 2004 Foster Wheeler Ltd., Foster Wheeler LLC and the holders party to the no-transfer agreement agreed to extend the no-transfer agreement to the term described below. Following the amendments outlined above, as of July 29, 2004 holders of 57% of the 2005 notes, of 84.1% of the convertible notes, of 92.6% of the Robbins bonds due 2009, 7.1% of the Robbins bonds due 2024 and 21.2% of the trust securities were parties to the no-transfer agreement.

        Under the no-transfer agreement, as amended, each of Foster Wheeler Ltd. and Foster Wheeler LLC agreed:

  •
  as promptly as practicable, (i) and in any event no later than July 9, 2004, to file the registration statement of which this prospectus is a part, to reflect the terms set forth in the no-transfer agreement, (ii) and in any event no later than 30 calendar days following the filing of such registration statement, to use commercially reasonable best efforts to (A) amend such registration statement to reflect the terms set forth in the no-transfer agreement, (B) provide to the security holders party to the no-transfer agreement a reasonable opportunity to review and approve the final form and substance of such amendment, such approval not to be unreasonably withheld, and (C) cause such amendment to be declared effective and (iii) and in any event no later than 2 Business Days after such amendment has been declared effective, to use its commercially reasonable best efforts to commence the exchange offer, and to do all things reasonably necessary and appropriate in furtherance thereof, and to use its commercially reasonable best efforts to complete the same and consummate the restructuring as described in this prospectus;

  •
  it will not, as long as the no-transfer agreement is in effect,

  •
  without the prior consent of each security holder, file any amendment to the registration statement of which this prospectus is a part relating to the exchange offer or the related transactions, and to allow the holders who sign the no-transfer agreement to review and approve the final form of the documentation required in order for a holder to tender its securities in the exchange offer;

  •
  without the prior written consent of each security holder, initiate any exchange offer for the securities except the exchange offer contemplated by the registration statement of which this prospectus is a part;

    •
    without the prior written consent of each security holder, otherwise seek to restructure or recapitalize or negotiate or provide confidential information to any person known by Foster Wheeler to be contemplating an alternate plan of restructuring, except as contemplated by the exchange offer and concurrent related transactions and except for discussions with and information provided to the holders of the Robbins bonds with respect to the possible change in consideration to be delivered to them in connection with the exchange offer;

    •
    without the prior written consent of each security holder, change any terms or conditions to the exchange offer (including, without limitation, change the terms of the restructuring described in this prospectus in any manner whatsoever that modifies, amends, or alters the treatment of, consideration to or distribution to holders of the 2005 notes, convertible notes Robbins bonds, trust securities, common stock, any other claims or equity interests against or in Foster Wheeler Ltd. or Foster Wheeler LLC, or other persons);

    •
    object to, or otherwise commence any proceeding to oppose, the restructuring of Foster Wheeler's balance sheet as described in this prospectus and shall not take any action that is inconsistent with or that would unreasonably delay the consummation of, such restructuring;

    •
    without the prior written consent of each security holder, except as otherwise contemplated by the exchange offer and concurrent related transactions, not to, and will cause its subsidiaries not to engage in any transaction outside the ordinary course of business including any merger, acquisition, security issuance or asset sale or lease outside the ordinary course of business, other than certain identified transactions.

  •
  if (i) Foster Wheeler Ltd. or Foster Wheeler LLC enters into a no-transfer or similar agreement with another holder of securities the subject of the exchange offer with respect to or relating in any way to a restructuring, recapitalization or exchange offer and (ii) such agreement contains any term, provision or condition that is either more favorable to such holder of securities or other party in interest or more restrictive or onerous to the Foster Wheeler than those contained (or not contained) in the no-transfer agreement, then the security holders party to the no-transfer agreement shall have the benefit of such term, provision or condition as if it were fully set forth herein and as if such security holders were signatories to such other agreement for the purpose of making such term, provision or condition legally valid, binding and enforceable by and between such security holders and Foster Wheeler.

  •
  Foster Wheeler shall not, and will not take any action to, amend any of the terms or conditions of any options outstanding on the date hereof that are exercisable for common shares of Foster Wheeler Ltd. or any of its subsidiaries; or

  •
  without the prior consent of each security holder party to the no-transfer agreement and other than in accordance with the terms of the restructuring described in this prospectus, Foster Wheeler shall not directly or indirectly, do or permit to occur or suffer to exist any of the following (other than in respect of certain specified transactions): (A) issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its equity interests including without limitation partnership interests or share capital; (B) amend or propose to amend the respective memorandum of association and bye-laws, articles of incorporation or comparable organizational documents of Foster Wheeler Ltd. or Foster Wheeler LLC; or (C) split, combine or reclassify any outstanding shares or other equity interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of their equity interests including without limitation partnership or membership interests or share capital (except intercompany dividends and distributions).

        The no-transfer agreement, as amended, will be terminated upon the earliest to occur of:

  •
  (A) July 9, 2004, unless an amendment to the registration statement of which this prospectus is a part has been filed reflecting terms set forth in the no-transfer agreement, as amended, (B) 30 calendar days following the filing of such registration statement unless (x) such registration statement has been amended to reflect the terms set forth in the no-transfer agreement, as amended, (y) the holders party to the no-transfer agreement have been provided a reasonable opportunity to review and approve the final form and substance of such registration statement, such approval not to be unreasonably withheld and (z) such registration statement has been declared effective; and (C) two business days after such registration statement has been declared effective if the exchange offer has not been commenced by such time;

  •
  the earliest to occur of (1) the 21st business day following the commencement of the exchange offer, and (2) the termination or abandonment of the exchange offer;

  •
  a material breach by any of Foster Wheeler Ltd., Foster Wheeler LLC or any holder party to the no-transfer agreement of its respective obligations, representations or warranties under the no-transfer agreement that is not cured within 10 calendar days after notice of breach;

  •
  the filing of any voluntary or involuntary bankruptcy or other insolvency case or proceeding involving either Foster Wheeler Ltd. or Foster Wheeler LLC;

  •
  a determination by the board of directors of either Foster Wheeler Ltd. or Foster Wheeler LLC that termination is required by its fiduciary duty to Foster Wheeler Ltd. or Foster Wheeler LLC, its shareholders and/or creditors, based on advice received from counsel;

  •
  a determination (1) by a governmental agency that the securities to be issued pursuant to the exchange offer will not be freely tradable or (2) by the SEC not to take the necessary action to permit the exchange offer to be declared effective;

  •
  in the determination of the security holders representing a majority in principal amount of securities subject to the no-transfer agreement, failure of Foster Wheeler LLC to timely pay the fees and expenses of certain advisors to the security holders; and

  •
  the commencement of a proceeding by a tribunal of relevant authority seeking to enjoin, restrict, modify or prohibit the exchange offer or the issuance of the upsize notes.

        The no-transfer agreement provides that any security holder may become a party to it by executing a signature page thereto.

Lockup Agreement

        We and the holders of approximately 85% of the aggregate principal amount of convertible notes and approximately 61% of the aggregate principal amount of 2005 notes, 92.6% of the combined aggregate principal amount, or the aggregate accreted principal amount, as the case may be, of the 2009 Series C Robbins bonds and the Series D Robbins bonds, 7.1% of the aggregate principal amount of the 2024 Series C Robbins and 22.2% of the aggregate principal amount of the trust securities notes have entered into a lockup agreement dated July 30, 2004 (as described in this prospectus). The obligations of the parties to the lockup agreement supercede their respective obligations under the no-transfer agreement, to the extent that such parties have signed both agreements. Under the lockup agreement, Foster Wheeler Ltd. and Foster Wheeler LLC each agree to as promptly as practicable, and in any event within 2 business days following the effectiveness of the registration statement of which this prospectus is a part, to commence the exchange offer, and each has agreed:

  •
  to use its commercially reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part;

  •
  not to file any post effective amendments to the registration statement of which this prospectus is a part changing any terms of the exchange offer or the related transactions, and to allow the holders who have signed the lockup agreement to review and approve any material changes to the documentation that will be required in order for a holder to tender its securities in the exchange offer;

  •
  not to extend the solicitation period for the exchange offer if the minimum tender condition has been satisfied or waived by the holders (as described below), and in no event for longer than 60 days following commencement of the exchange offer (as it is described in this prospectus), other than pursuant to a subsequent offering period, as described in this prospectus;

  •
  to use its commercially reasonable best efforts to consummate the exchange offer described in this prospectus;

  •
  in the event it fails to consummate the exchange offer, to seek thereafter to commence, within 30 days of the expiration date of the exchange offer and thereafter to consummate, the same economic transactions contemplated by the exchange offer through an alternative implementation structure that is reasonably likely to succeed. Foster Wheeler intends to agree that in the event it fails to so commence and complete such an alternative transaction it will pay a reimbursement fee of 2.5% of the outstanding principal amount of securities tendered by the security holders prior to the exchange offer expiration;

  •
  in the event that the lockup agreement is terminated by Foster Wheeler Ltd. or Foster Wheeler LLC due to a determination by their respective board of directors that termination is required by their respective fiduciary duty to Foster Wheeler Ltd., Foster Wheeler LLC, their respective shareholders, and/or creditors based on advice received from counsel it will pay a termination fee of the lesser of (i) 2.5% of the outstanding principal amount of securities subject to the lockup agreement and (ii) $10 million;

  •
  not to waive any conditions to or otherwise modify any material terms or conditions of the exchange offer (including the fees payable to any broker-dealer or security holder in connection therewith) described in this prospectus without the prior written consent of each security holder; provided that if so directed by the holders of not less than two-thirds in aggregate principal amount of the outstanding securities listed in the agreement, it will waive the minimum tender condition to facilitate completion of the exchange offer;

  •
  not to, as long as the lockup agreement is in effect, without the prior written consent of each security holder,

  •
  initiate any exchange offer for the securities except the exchange offer contemplated by the registration statement of which this prospectus is a part;

  •
  otherwise seek to restructure or recapitalize, or negotiate or provide confidential information to any person known by either of Foster Wheeler Ltd. or Foster Wheeler LLC to be contemplating an alternative plan of restructuring, except as contemplated by the exchange offer and concurrent related transactions; or

  •
  except as otherwise contemplated by the exchange offer and concurrent related transactions, do, or cause its subsidiaries to do the following:

  (1)
  engage in any transaction outside the ordinary course of business, other than certain identified transactions;

  (2)
  issue, sell, pledge, dispose of or encumber any additional shares of its equity interests or derivative securities;

      (3)
      amend or propose to amend its respective articles of incorporation, partnership agreement, operating agreement or comparable organizational documents;

      (4)
      split, combine, reclassify, or acquire any of its equity interests (other than intercompany distributions);

      (5)
      redeem, purchase or acquire any of its equity interests;

      (6)
      acquire, transfer or sell any material business entity or material assets thereof;

      (7)
      incur debt outside the ordinary course of business, other than the refinancing of existing debt;

      (8)
      grant any lien, pledge, charge, mortgage, or other encumbrance to secure indebtedness on any asset other than certain permitted liens or in connection with the refinancing of existing debt;

      (9)
      adopt, enter into, amend, modify, terminate, make grants under any equity employee benefit plan or compensation agreement, other than in the ordinary course of business; or

      (10)
      incur or propose to incur capital expenditure in excess of $1,000,000 above the amount of capital expenditures budgeted for in each company's current fiscal year;

      (11)
      enter into or propose to enter into any transactions with any officers, directors or 5% shareholders other than in the ordinary course of business;

  •
  to comply with the other covenants regarding the maintenance of its business;

  •
  that within five business days following the consummation of the exchange offer (1) Foster Wheeler Ltd. will increase its number of directors from seven to eight, (2) three of the six incumbent directors will resign, and (3) the continuing directors will nominate and appoint four directors to be proposed by the informal committee of security holders, that are in each case independent of management and are reasonably acceptable to Foster Wheeler Ltd. We have agreed to pay to the holders certain distributions in the event that we fail to fulfill the obligations outlined in this paragraph. See "Description of Share Capital—Preferred Shares—Terms of the Series B Convertible Preferred Shares Offered";

  •
  to hold shareholder meetings as soon as practicable, and in any event no later than November 30, 2004 to (1) approve a reduction in the par value of our shares from $1.00 to $0.01 each, (2) increase the number of our authorized common shares and (3) effect a reverse split of our common shares on a one-for-twenty basis; provided that such reverse split shall be effective subject to and following the shareholder votes on the matters set forth in (1) and (2) above. We have agreed to pay to the holders certain distributions in the event that we fail to fulfill the obligations outlined in this paragraph. See "Description of Share Capital—Preferred Shares—Terms of the Series B Convertible Preferred Shares Offered";

  •
  to use its commercially reasonable best efforts to (1) list the common shares on the New York Stock Exchange or the NASDAQ Stock Market, (2) if the preferred shares have not become convertible into common shares on or prior to November 30, 2004, cooperate in facilitating the listing of the preferred shares on the OTC Bulletin Board, or as promptly as practicable to list the preferred shares on the New York Stock Exchange or the NASDAQ Stock Market and after the preferred shares have become convertible, not to apply to list, and, if listed, to use its reasonable best efforts (which in any event shall include any action within its control) to promptly delist, the preferred shares and (3) cooperate to the extent allowed by applicable laws or rules in facilitating the quotation of the warrants on the OTC Bulletin Board or, at such time as Foster Wheeler Ltd. meets the applicable listing criteria, list the warrants on the New York

    Stock Exchange or the NASDAQ Stock Market; in each case as promptly as practicable. We have agreed to pay to the holders certain distributions in the event that we fail to fulfill the obligations outlined in this paragraph. See " Description of Share Capital—Preferred Shares—Terms of the Series B Convertible Preferred Shares Offered";

  •
  to use its commercially reasonable best efforts to obtain a rating of the new notes as promptly as practicable by Moody's Investors Service, Inc. or Standard & Poor's (but not as a condition to the exchange offer);

  •
  to enter into a registration rights agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part, if requested by any security holder that will hold 5% or more of the voting shares of Foster Wheeler Ltd. upon the consummation of the proposed exchange offer and holders that are broker-dealers (see "—Terms of the Exchange Offer—Registration Rights"); and

  •
  that the rights plan dated May 21, 2001 of Foster Wheeler Ltd. shall have been amended to expire prior to the consummation of the exchange offer.

        Under the lockup agreement, Foster Wheeler Ltd. and Foster Wheeler LLC also make a number of representations, which if breached could result in the termination of the lockup agreement, or in the payment of damages to holders.

        Each holder that signed a lockup agreement has agreed:

  •
  to deliver the documentation required to tender its securities in accordance with the exchange offer within five business days following receipt of the relevant documentation by the individuals responsible for tendering securities as specified in the agreement and not to withdraw or revoke such securities unless the lockup agreement is terminated in accordance with its terms;

  •
  as long as the agreement is in effect, not to transfer any securities of Foster Wheeler held by it, in whole or in part, other than (1) to any person that agrees in writing to be bound by the terms of the agreement, (2) to Foster Wheeler Ltd. or Foster Wheeler LLC, (3) pursuant to certain pledge terms or (4) through conversion of the securities in accordance with their terms;

  •
  not to vote for, consent to, provide any support for, participate in or solicit or encourage any other person to formulate, any other tender offer, settlement offer or exchange offer for the securities other than the exchange offer described in this prospectus;

  •
  as long as the agreement is in effect, it will not object to or otherwise commence any proceeding to oppose the restructuring of debt and equity capital of Foster Wheeler as contemplated by the exchange offer and concurrent offerings described in this prospectus. Specifically, as long as the lockup agreement is in effect, each security holder will agree that it will not:

  •
  directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of winding up, liquidation, reorganization, merger, amalgamation, consolidation, dissolution or restructuring of either Foster Wheeler Ltd. or Foster Wheeler LLC; or

  •
  commence or support any action filed by any party to appoint a trustee, conservator, receiver or examiner for either Foster Wheeler Ltd. or Foster Wheeler LLC, or otherwise to commence an involuntary bankruptcy case against either Foster Wheeler Ltd. or Foster Wheeler LLC.

        We have agreed in the lockup agreement that within five business days following the consummation of the exchange offer, (i) Foster Wheeler Ltd. will increase its number of directors from seven to eight, (ii) three of the six incumbent independent directors will resign, and (iii) the continuing directors will nominate and appoint four directors to be proposed by the informal committee of security holders, that are reasonably acceptable to Foster Wheeler Ltd. (in accordance with the lockup agreement.)

        We have also agreed in the lockup agreement to hold a shareholder meeting as soon as practicable to reduce the par value of our shares and to increase our authorized common shares: see "Description of Share Capital—Preferred Shares—Terms of the Series B Convertible Preferred Shares Offered," and "Description of the Warrants."

        If Foster Wheeler Ltd. or Foster Wheeler LLC changes the terms of the restructuring, as reflected in the registration statement of which this prospectus is a part, in any manner whatsoever that modifies, amends, or alters the treatment of, consideration to or distribution to holders of 2005 notes, convertible notes, Robbins bonds, trust securities, common shares, any other claims or equity interests against or in Foster Wheeler Ltd. or Foster Wheeler LLC, or other persons, the lockup agreement shall terminate.

        Unless the restructuring described in this prospectus has been consummated as contemplated by the lockup agreement, the lockup agreement shall terminate upon the earliest to occur of:

  •
  the 65th calendar day following the commencement of the exchange offer, if the exchange offer has not been consummated by such 65th calendar day;

  •
  the end of the second business day following the date of execution of the lockup agreement, if the exchange offer has not been commenced by such second business day;

  •
  a material breach by any of Foster Wheeler Ltd., Foster Wheeler LLC or any holder party to the lockup agreement that is not cured by the earliest of (1) the 10th calendar day following notice of such breach or (2) the fourth business day prior to the last date for withdrawal of securities or revocation of consents under the exchange offer;

  •
  the filing of any voluntary or involuntary bankruptcy or other insolvency case or proceeding involving either Foster Wheeler Ltd. or Foster Wheeler LLC;

  •
  a determination by the board of directors of either Foster Wheeler Ltd. or Foster Wheeler LLC that termination is required by its fiduciary duty to Foster Wheeler Ltd., Foster Wheeler LLC, its shareholders and/or creditors based on advice received from counsel;

  •
  in the determination of holders of a majority of the securities subject to the lockup agreement, failure of Foster Wheeler LLC to pay the fees and expenses of certain advisors to the security holders for at least three business days, following written notice of such failure;

  •
  the commencement of a proceeding by a tribunal as relevant authority seeking to enjoin, restrict, modify or prohibit the exchange offer or the issuance of the upsize notes;

  •
  a determination by a governmental agency that the securities to be issued pursuant to the exchange offer will not be freely tradable other than with respect to a particular holder due to that holder's status as an affiliate of either Foster Wheeler Ltd. or Foster Wheeler LLC.

Terms of the Exchange Offer

  Trust Securities Exchange

        Foster Wheeler Ltd. is offering to exchange up to 5,320,000 common shares and up to 86,100 preferred shares, or in the aggregate 117,250,000 common shares on an as converted basis and up to 7,000,000 warrants to purchase in the aggregate up to 293,389,891 common shares, for any and all of the 7,000,000 outstanding trust securities. Each holder will be entitled to receive 0.760 common shares and 0.0123 preferred shares, or in the aggregate 16.750 common shares on an as converted basis and one warrant to purchase a specified number of common shares, as is described below under "Description of the Warrants," for each trust security (liquidation amount $25). Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange.

        You will not receive any consideration for accrued and unpaid dividends on your trust securities tendered in the exchange offer. You may exchange any or all of your trust securities in the exchange offer in increments of $25 in liquidation amount, which is equal to one trust security. As described below, if you choose to tender any portion of your trust securities, you will be deemed to have consented to the proposed amendments to the junior subordinated indenture underlying the trust securities.

  Convertible Notes Exchange

        Foster Wheeler Ltd. is offering to exchange up to 33,726,000 of its common shares and up to 318,570 of its preferred shares, or in the aggregate 447,867,000 common shares on an as converted basis, for any and all of the $210 million in aggregate principal amount of the convertible notes. For each $1,000 in principal amount of convertible notes that you validly tender in the exchange offer, you will receive 160.600 common shares and 1.517 preferred shares of Foster Wheeler Ltd. plus accrued and unpaid interest through the exchange date. You may exchange any or all of your convertible notes in the exchange offer in increments of $1,000 in principal amount. As described below, if you choose to tender any portion of your convertible notes, you will be deemed to have consented to the proposed amendments to the convertible notes indenture with respect to the tendered notes.

  Robbins Bonds Exchange

        Foster Wheeler Ltd. is offering to exchange up to 19,519,327 of its common shares, approximately 184,187.74 of its preferred shares, or in the aggregate 258,963,384 common shares on an as converted basis plus accrued and unpaid interest for any and all of the $114.108 million in aggregate principal amount outstanding as of June 25, 2004 of the Robbins bonds. For each $1,000 in principal amount outstanding as of June 25, 2004 of 2009 Series C Robbins bonds that you validly tender in the exchange offer, you will receive 192.900 common shares, and 1.817 preferred shares of Foster Wheeler Ltd., plus accrued and unpaid interest through the exchange date. For each $1,000 in principal amount outstanding as of June 25, 2004 of 2024 Series C Robbins bonds that you validly tender in the exchange offer, you will receive 160.600 common shares and 1.517 preferred shares of Foster Wheeler Ltd., plus accrued and unpaid interest through the exchange date. For each $1,000 in accreted principal amount outstanding as of June 25, 2004 of Series D Robbins bonds that you validly tender in the exchange offer, you will receive 192.900 common shares and 1.817 preferred shares of Foster Wheeler Ltd. You may exchange any or all of your 2009 Series C Robbins bonds and 2024 Series C Robbins bonds in the exchange offer in increments of $1,000 in principal amount. You may exchange any or all of your Series D Robbins bonds in the exchange offer in increments of $1,000 in principal amount at maturity.

  2005 Notes Exchange

        Foster Wheeler LLC is offering to exchange up to $150 million in aggregate principal amount of its new notes and up to 9,220,000 common shares and 87,400 preferred shares, or in the aggregate 122,840,000 common shares on an as converted basis, for any and all of its $200 million in aggregate principal amount of 2005 notes. For each $1,000 in principal amount of 2005 notes you validly tender in the exchange offer, you will receive $750 aggregate principal amount of new notes, 46.100 common shares and 0.437 preferred shares of Foster Wheeler Ltd. plus accrued and unpaid interest through the exchange date. The common shares and preferred shares will be issued by Foster Wheeler Ltd. on behalf of Foster Wheeler LLC and in consideration of the exchange with Foster Wheeler LLC. You may tender your 2005 notes only in increments of $1,000 in principal amount. As described below, if you choose to tender any portion of your 2005 notes, you will be deemed to have consented to the proposed amendments to the 2005 notes indenture with respect to the tendered notes.

  Management and Existing Shareholder Participation

        Management Stock.    Foster Wheeler Ltd. intends to adopt a restricted stock plan prior to the closing of the exchange offer. The plan will entitle members of senior management and the board of directors of Foster Wheeler to receive 39,172,675 common shares in conjunction with consummation of the exchange offer. The respective entitlements under the plan of our directors and executive officers are expected to be as follows:

Name	Number of Shares under Plan*
Raymond J. Milchovich	15,484,453
Bernard H. Cherry	4,645,336
John La Duc	2,090,401
Thierry Desmaris	653,788
Brian K. Ferraioli	476,921
All directors and executive officers as a group	24,434,811

*
These numbers do not include the options described below.

        Warrants to Equity Shareholders; Options to Management.    In connection with the exchange offer, Foster Wheeler intends to issue warrants to purchase a maximum of 73,347,473 common shares in the aggregate to its shareholders of record on the date immediately preceding the consummation of the exchange offer and will grant options to purchase a maximum of 73,347,473 common shares to its management. These warrants and options will have substantially the same terms as the warrants to be issued to the holders of trust securities, although they will expire on the third anniversary, subject to extension as provided in this prospectus, of the consummation of the exchange offer, two years before the warrants issued to the holders of trust securities in the exchange offer. The aggregate amount of all warrants to be issued to existing shareholders will be exercisable for that number of common shares in the aggregate equal to:

        5% of (A) the number of common shares that will be outstanding immediately following the consummation of the exchange offer assuming the preferred shares are converted and including 39,172,675 common shares to be issued under a restricted stock plan to members of Foster Wheeler's senior management and directors divided by (B) 1 minus 30%, which is the sum of the pro forma ownership percentage of (i) the warrants and the options to be provided to existing common shareholders and management respectively (or 10%) and (ii) warrants to be provided to the holders of the trust securities (or 20% assuming 100% participation).

        The options to be granted to management will be exercisable for the same number of common shares as the warrants issued to the existing shareholders. These options will be issued pursuant to a newly adopted option plan it intends to adopt prior to the closing of the exchange offer and allocated among members of management in proportion to the number of common shares to be issued under the restricted stock plan described above.

        Shares issued under the restricted stock plan will be issued but will be subject to forfeiture in certain circumstances, as described in the plan.

        The exercise price of these warrants and options will be $0.4689. See "Description of the Warrants."

  Beneficial Ownership After the Exchange Offer

        The following table shows the beneficial ownership of certain categories of holders of Foster Wheeler Ltd.'s securities after the consummation of the exchange offer.

	Title of Security
	Existing common shareholders and restricted stock plan		Trust securities	Convertible notes	2009 Series C Robbins bonds and Series D Robbins bonds		2024 Series C Robbins bonds		2005 notes
Aggregate liquidation or principal amount outstanding at June 25, 2004	N/A		$175 million	$210 million	$36.9 million	(1)	$77.2 million	(1)	$200 million
Accrued and unpaid interest or dividends through June 25, 2004	N/A		$47.7 million	$1.1 million	$0.2 million		$1.2 million		$1.7 million
Total obligation as of June 25, 2004	N/A		$222.7 million	$211.1 million	$37.1 million		$78.4 million		$201.7 million
% of aggregate principal amount that have executed lockup agreements	N/A		22.2%	85%	92.6%		7.1%		61%
Minimum % required to tender for consummation of exchange offer	N/A		75%	90%	90%		20%		90%
Total number of preferred shares to be issued(2)	N/A		64,575	286,713	60,429		23,409		78,660
Total number of common shares to be issued(2)	N/A		3,990,000	30,353,400	6,415,410		2,478,219		8,298,000
% of common shares (assuming conversion of preferred shares) outstanding after exchange offer(2)(4)	10%	(3)	11.0%	50.4%	10.6%		4.1%		13.9%
% of common shares outstanding (assuming conversion of the preferred shares and the exercise of the warrants and options for common shares) after the exchange offer(2)(5)	17.5%	(3)	23.2%	37.8%	8.0%		3.1%		10.4%

(1)
The 2009 Series C Robbins bonds had a face amount of $17.8 million at issuance. Since issuance, in accordance with the terms of the 2009 Series C Robbins bonds, Foster Wheeler LLC has made principal repayments of $5.7 million. The total amount due as of June 25, 2004, was $12.1 million. The 2024 Series C Robbins bonds had a face amount of $77.2 million at issuance. No principal repayments are scheduled until 2023, and the total amount due under the 2024 Series C Robbins bonds as of June 25, 2004 was $77.2 million. The Series D Robbins bonds had a face amount of $18 million at issuance. The total amount due under the Series D Robbins bonds as of June 25, 2004, which includes $6.8 million of accreted principal through this date, was $24.8 million.

(2)
Assumes minimum conditions with respect to percentages tendered into the exchange offer are tendered, and excludes the common shares to be issued upon the exercise of warrants and stock options discussed in note (5) below.

(3)
Includes 39,172,675 common shares, or 4.9% of the common shares on an as converted basis, to be issued in conjuction with the consummation of the exchange offer under a restricted stock plan which we intend to adopt prior to the closing of the exchange offer to members of Foster Wheeler's senior management and directors. See "The Exchange Offer and Consent Solicitation—Management Participation" for more information about the restricted stock plan. Of the total common shares to be issued under the restricted stock plan, 37,031,227 common shares have been allocated to members of senior management and the board of directors while 2,141,448 common shares are issuable at the discretion of the compensation committee of the board of directors. Excludes approximately 8,959,501 shares reserved for issuance pursuant to employee stock option plans and approximately 1,309,000 shares reserved for issuance upon conversion of convertible notes that remain outstanding.

(4)
Assumes the conversion of each preferred share offered in the exchange offer into 1,300 common shares. Excludes warrants to purchase common shares of Foster Wheeler Ltd. to be issued to existing common shareholders and holders of trust securities' in conjunction with the consummation of the exchange offer under a warrant agreement to be adopted upon the closing of the exchange offer. Based on minimum participation levels of the exchange offer, existing common shareholders would receive warrants to purchase 53,293,410 common shares and holders of trust securities would receive warrants to purchase 159,880,230 common shares. See "Description of the Warrants" for more information about the warrants. Also excludes options to purchase common shares of Foster Wheeler Ltd. to be issued to members of Foster Wheeler Ltd.'s senior management and directors in conjunction with the consummation of the exchange offer under a stock option plan to be adopted upon or prior to the closing of the exchange offer. Based on minimum participation levels of the exchange offer, management would receive options to purchase 53,293,410 common shares.

(5)
Assumes the conversion of each preferred share offered in the exchange offer into 1,300 common shares. Assumes the exercise for common shares of warrants to purchase common shares to be issued to existing common shareholders and holders of the trust securities in conjunction with the consummation of the exchange offer under a warrant agreement to be adopted upon the closing of the exchange offer. Based on minimum participation levels of the exchange offer, existing shareholders would receive warrants to purchase 53,293,410 common shares and holders of trust securities would receive warrants to purchase 159,880,230 common shares. See "Description of the Warrants" for more information about the warrants. Assumes the exercise of options to purchase common shares of Foster Wheeler Ltd. to be issued to members of Foster Wheeler Ltd.'s senior management and directors in conjunction with the consummation of the exchange offer under the restricted stock plan. Based on minimum participation levels of the exchange offer, management would receive options to purchase 53,293,410 common shares.

  General

        On the expiration date, Foster Wheeler Ltd. and Foster Wheeler LLC will accept all validly tendered securities and consents which are not withdrawn or revoked before 5:00 p.m., New York City time.

        This prospectus, together with the Trust Securities Letter of Transmittal and Consent, the Convertible Notes Letter of Transmittal and Consent, the Robbins Bonds Letter of Transmittal and the 2005 Notes Letter of Transmittal and Consent, which we refer to collectively as the letters of transmittal, are being sent to you and to others whom Foster Wheeler Ltd. and Foster Wheeler LLC believe to have beneficial interests in the securities.

        You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under Bermuda law. We intend to conduct the exchange offer in compliance with the requirements of the Exchange Act and the rules and regulations of the SEC.

        Foster Wheeler Ltd. and Foster Wheeler LLC reserve the right to purchase or make offers for any securities that remain outstanding after the expiration date, including by having a subsequent offering period or to terminate the exchange offer and consent solicitation and, to the extent permitted by applicable law, purchase securities in the open market in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could (except in the case of a subsequent offering period) differ from the terms of this exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC are not aware of any jurisdiction where the making of the exchange offer or the consent solicitation is not in compliance with the laws of such jurisdiction. If we become aware of any jurisdiction where the making of the exchange offer or the consent solicitation would not be in compliance with such laws, the exchange offer and the consent solicitation will not be made to (nor will tenders of securities or, in the case of the trust securities, convertible notes and 2005 notes, delivery of consents be accepted from or on behalf of) a holder residing in such jurisdiction.

  No Fractional Tenders

        You may not tender your securities except in the minimum increments denoted above.

  Acceptance and Delivery of Common Shares, Preferred Shares, Warrants and New Notes; Other Settlement Matters

        As further described in, and otherwise qualified by, this prospectus, we will accept all securities validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The acceptance for exchange of securities validly tendered and the issuance of common shares, preferred shares, warrants or new notes, as the case may be, will be made promptly after the expiration date. Foster Wheeler Ltd. will issue the common shares, preferred shares and warrants and Foster Wheeler LLC will deliver the new notes, as the case may be, promptly after the expiration of the exchange offer.

        The exchange agent will, as a participant in the DTC Fast Automated Securities Transfer program, issue the common shares, preferred shares, warrants and new notes to holders by effecting book-entries to electronically credit the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission System. The issuance of all shares will be recorded on the register of shareholders.

        Foster Wheeler Ltd. and Foster Wheeler LLC, as the case may be, will have accepted your validly tendered securities when it has given oral or written notice to the exchange agent, which will occur promptly after the expiration date. The exchange agent will act as agent for you for the purpose of receiving any and all certificates representing the common shares, preferred shares, warrants or new notes, as the case may be, from us. If your tendered securities are not accepted for exchange because of an invalid tender or another valid reason, Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, will return the securities without expense, to you promptly after the expiration date.

        In consideration for Foster Wheeler Ltd. issuing the common shares, the preferred shares and warrants, and Foster Wheeler LLC issuing the new notes, as the case may be, as contemplated in this prospectus, Foster Wheeler Ltd. and Foster Wheeler LLC, as the case may be, will receive the securities tendered for exchange. The securities surrendered in exchange for the common shares, the preferred shares, warrants or new notes, as the case may be, will not be reissued or resold. We intend to retire the convertible notes and 2005 notes we receive in the exchange offer. Following the consummation of the exchange offer, Foster Wheeler LLC will no longer have any obligation with respect to the Robbins bonds that are exchanged in the exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC expressly reserve the right to terminate the exchange offer and consent solicitation and not accept for exchange any securities not previously accepted for exchange if any of the conditions set forth under "—Conditions to the Exchange Offer" have not been satisfied or waived by Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, or at their option for any reason on or before 5:00 p.m., New York City time, on the expiration date. In all cases, exchange of the securities accepted for exchange and payment of the common shares, preferred shares, warrants or new notes, as the case may be, will be made only after timely receipt by the exchange agent of certificates representing the original securities and, in the case of the trust securities, the convertible notes and 2005 notes, consent to the proposed amendments, or by confirmation of book-entry transfer, together with a properly completed and duly executed letter of transmittal, a manually signed facsimile of the letter of transmittal, or satisfaction of DTC's ATOP procedures, and any other documents required by the letter of transmittal.

        If you wish to exchange more than one class of securities eligible for exchange in the exchange offer, you must properly complete and duly execute each letter of transmittal which corresponds to each such class of securities.

  Registration Rights

        We have agreed with certain of the holders of the 2005 notes, the convertible notes, the Robbins bonds and the trust securities that will hold 5% or more of the voting shares of Foster Wheeler Ltd. upon consumation of the proposed exchange offer and holders that are broker-dealers, that we will, at our cost, use commercially reasonable efforts to cause to become effective a shelf registration statement with respect to resales of common shares, preferred shares, warrants and notes of Foster Wheeler LLC and Foster Wheeler Ltd. held by such holders, and to keep the registration statement effective until the earlier of (i) the fifth anniversary of the effective date of the shelf registration statement, (ii) the date on which none of such holders are broker-dealers or beneficially owns 5% or more of the voting shares of Foster Wheeler Ltd.; provided that no voting shares acquired after the issue date (other than as a result of any stock dividend, stock split or other similar event) by such holders shall be counted for this purpose, (iii) if no such holders are broker-dealers, the date on which our legal counsel delivers an opinion to each of the holders to the effect that such holders are not an affiliate, as that term is used in Rule 144 under the Securities Act and that all of such securities beneficially owned by such holders may be sold without registration under the Securities Act and counsel for the holders shall deliver a concurring opinion; provided that the holders have agreed to use their good faith efforts to obtain such concurring opinion or (iv) the date when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement or have otherwise become freely tradable. We have agreed to file the registration statement relating to the shelf within 45 days of the issue date and to use our reasonable best efforts to have it declared effective within 90 days of the issue date. In the event we do not satisfy our registration obligations under this agreement within or for the time periods specified, we have agreed to pay these holders as a group liquidated damages in an aggregate amount of approximately $13,700 per day until such registration default is cured. We will, in connection with the shelf registration, provide copies of the prospectus to each holder that is entitled to include its securities under such shelf registration statement, notify each such holder when the shelf registration statement for the securities has become effective and take certain other actions as are required to permit resales of the securities. A holder that sells its securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to a selling holder, including certain indemnification obligations.

  Delivery of Consent

        Trust Securities.    If you are a holder of trust securities and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the debentures underlying the trust securities. Your tender of trust securities will be deemed a consent to these proposed amendments.

        Convertible Notes.    If you are a holder of convertible notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the convertible notes. Your tender of convertible notes will be deemed a consent to these proposed amendments.

        2005 Notes.    If you are a holder of 2005 notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the 2005 notes. Your tender of 2005 notes will be deemed a consent to these proposed amendments.

Trust Securities Consent Solicitation

        Foster Wheeler LLC is seeking the consent of the holders of the trust securities to amend the terms of the indenture governing the junior subordinated debentures underlying the trust securities to eliminate the provisions that restrict the ability of Foster Wheeler LLC to enter into a merger or consolidation transaction or to sell, lease or otherwise convey substantially all of its assets. Further, Foster Wheeler LLC is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying trust securities letter of transmittal and consent in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments relating to the trust securities. The holders of at least a majority in aggregate liquidation amount of the trust securities must consent to the proposed amendments relating to the trust securities for them to be effective.

Convertible Notes Consent Solicitation

        Foster Wheeler Ltd. is seeking the consent of holders of the convertible notes to amend the terms of the indenture governing the convertible notes to eliminate the provisions that restrict the ability of

Foster Wheeler Ltd. or Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities. Further, Foster Wheeler Ltd. is seeking consent to eliminate from the indenture the covenant requiring it to provide to the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying convertible notes letter of transmittal and consent in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the convertible notes must consent to the proposed amendments relating to the convertible notes for them to be effective.

2005 Notes Consent Solicitation

        Foster Wheeler LLC is seeking the consent of holders of the 2005 notes to amend the terms of the indenture governing the 2005 notes to eliminate the provisions that restrict the ability of Foster Wheeler LLC to (1) merge with, or convey, transfer or lease its properties and assets to, other entities, (2) permit its subsidiaries to incur debt in excess of 10% of its net tangible assets, (3) incur certain liens without securing the 2005 notes equally and ratably, and (4) enter into sale and leaseback transactions. The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted, and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying 2005 notes letter of transmittal and consent in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the 2005 notes must consent to the proposed amendments relating to the 2005 notes for them to be effective.

        The proposed amendments to the terms of the 2005 notes will not affect the terms of the new notes offered in the exchange offer.

Expiration Date; Extensions; Termination; Amendments; Subsequent Offering Period

        The exchange offer will expire at 5:00 p.m., New York City time, on August 30, 2004, or the expiration date, unless we extend the exchange offer. In any event, we will hold the exchange offer open for at least 20 full business days. In order to extend the exchange offer, we will issue a notice on our website (www.fwc.com) and by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Foster Wheeler Ltd. and Foster Wheeler LLC reserve the right, in their sole discretion, subject to the obligations under the no-transfer and lockup agreement, to:

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  delay accepting your securities;

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  extend the exchange offer;

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  terminate the exchange offer and consent solicitation, if any of the conditions to the exchange offer have not been satisfied or waived, or for any other reason in their sole discretion, by giving oral or written notice of any delay, extension or termination to the exchange agent, in accordance with the notice procedures described above relating to an extension of the exchange offer prior to 5:00 p.m., New York City time, on the expiration date; and

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  amend the terms of the exchange offer in any manner.

        All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer unless the exchange offer is terminated. Foster Wheeler will pay for any securities accepted promptly following the expiration of the exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC also reserve the right, in their sole discretion, to provide for a subsequent offering period after the expiration of the exchange offer. The subsequent offering period will be not less than three business days or more than 20 business days and shall begin on the next business day after the expiration date of the exchange offer. To provide for a subsequent offering period, we will, among other things:

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  immediately accept for exchange and promptly exchange (1) common shares, preferred shares and warrants for all trust securities, (2) common shares and preferred shares for all convertible notes, Robbins bonds and 2005 notes and (3) new notes for all 2005 notes tendered in the initial exchange offer period;

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  announce the results of the exchange offer by issuing a notice on our website (www.fwc.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period;

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  exchange (1) common shares, preferred shares and warrants for all trust securities, (2) common shares and preferred shares for all convertible notes, Robbins bonds and 2005 notes and (3) new notes for all 2005 notes, tendered in the subsequent offering period promptly after the expiration date; and

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  offer the same form and amount of consideration to holders of each class of securities in the subsequent offering period that was offered during the initial exchange offer period.

        You will not have the right to withdraw any securities that you tender during any subsequent offering period.

        If we make a material change in the terms of the exchange offer, we will disseminate additional offering materials and extend the exchange offer to the extent required by law, and you will have the right to withdraw your securities. Except as set forth in the next succeeding sentence, the exchange offer will be extended by five business days if there are any material changes to the terms of the exchange offer. If any changes are made to the consideration offered in the exchange offer or in fees paid to the dealer manager or any other entity soliciting on our behalf in the exchange offer, the exchange offer will be extended by ten business days.

        Foster Wheeler Ltd. and Foster Wheeler LLC will not accept for exchange any securities you tender and no common shares, preferred shares, warrants or new notes, as the case may be, will be issued to you in exchange for your securities, if at any time any stop order is threatened or in effect with respect to the registration statement relating to the exchange offer and the issuance and sale of common shares, preferred shares, warrants or new notes, as the case may be.

        Notwithstanding any other provision of the exchange offer, subject to the terms of the lockup agreement and the commitment letter, we may terminate or amend the exchange offer in our sole discretion at any time prior to expiration of the exchange offer if any of the conditions set forth below are not satisfied or waived. Upon termination of the exchange offer for any reason, any trust securities, convertible notes, Robbins bonds or 2005 notes previously tendered in the exchange offer will be promptly returned to the tendering holders.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon among other things:

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  holders of at least 75% of the aggregate liquidation amount of trust securities having validly tendered, and not validly withdrawn, those trust securities; and

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  holders of at least 90% of the aggregate principal amount of convertible notes having validly tendered, and not validly withdrawn, those convertible notes; and

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  holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of June 25, 2004, of 2009 Series C Robbins bonds and Series D Robbins bonds having validly tendered, and not validly withdrawn, those 2009 Series C Robbins bonds and Series D Robbins bonds; and

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  holders of 20% of the aggregate principal amount outstanding as of June 25, 2004, of 2024 Series C Robbins bonds having validly tendered, and not validly withdrawn, those Series C Robbins bonds; and

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  holders of at least 90% of the aggregate principal amount of 2005 notes having validly tendered, and not validly withdrawn, those 2005 notes.

        In order to complete the exchange offer, we must receive the consent of the lenders under our senior secured credit facility. We have entered into an amendment to our senior secured credit facility that permits the exchange offer and the private upsize notes offering subject to the satisfaction of certain conditions. The amendment is an exhibit to the registration statement of which this prospectus is a part. The amendment will reduce the aggregate letter of credit availability from $149,900,000 to $125,000,000 upon the closing of the exchange offer. If the lenders do not consent, we will be unable to consummate the proposed exchange offer.

        In addition, the private upsize notes offering must be completed in order to complete the exchange offer.

        The exchange offer does not require the approval of any U.S. federal or state regulatory authorities other than the satisfaction of the registration requirements of the Securities Act, and any applicable state securities laws and the applicable rules under the Exchange Act, nor is it subject to any financing condition.

        Subject to the terms of the lockup agreement and the commitment letter, we may, in our sole and reasonable discretion, waive any of the conditions to the exchange offer prior to expiration of the exchange offer. The conditions to the exchange offer and consent solicitation are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any of our rights will not be a waiver of our rights. If we waive a material condition to the exchange offer, we will notify holders of securities of such waiver and hold the offer open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition.

Procedures for Tendering Your Securities, and Delivering Your Consent to the Proposed Amendments

  General

        Only a holder of securities or the holder's legal representative or attorney-in-fact, or a person who has obtained a properly completed irrevocable proxy acceptable to us that authorizes such person, or that person's legal representative or attorney-in-fact, to tender securities on behalf of the holder, may validly tender the securities and, in the case of trust securities, convertible notes and 2005 notes, thereby validly deliver a consent to the proposed amendments with respect to those trust securities, convertible notes or 2005 notes, as the case may be.

        In order for a holder to receive common shares, preferred shares, warrants or new notes, as the case may be, such holder must validly tender its securities pursuant to the exchange offer and not withdraw those securities pursuant to the exchange offer.

        Delivery of securities through DTC and acceptance of an Agent's Message (as defined below) transmitted through DTC's Automated Tender Offer Program, or ATOP, and the method of delivery of all other required documents, is at the election and risk of the person tendering securities and delivering a letter of transmittal and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery of any document is by mail, we suggest that the holder use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

  Tender of Securities and Consent

        The tender by a holder of securities pursuant to the procedures set forth below, and the subsequent acceptance of that tender by us, will constitute a binding agreement between that holder, Foster Wheeler Ltd. and Foster Wheeler LLC in accordance with the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal. The tender of securities pursuant to the exchange offer on or prior to the expiration date and in accordance with the procedures described below will, in the case of trust securities, convertible notes or 2005 notes, constitute the delivery of a consent, to all of the proposed amendments with respect to the securities tendered.

  Valid Tender

        Except as set forth below, for a holder to validly tender securities and, in the case of the trust securities, convertible notes and 2005 notes, deliver consent pursuant to the exchange offer, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with any signature guarantees and any other document required by the instructions to the letter of transmittal, or a properly transmitted Agent's Message, must be received by the exchange agent at the address set forth on the back cover of this prospectus prior to 5:00 p.m., New York City time, on the expiration date and such trust securities must be transferred pursuant to the procedures for book-entry transfer described under "—Book-Entry Delivery Procedures" below and a Book-Entry Confirmation (as defined below) must be received by the exchange agent, in each case prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

        The letter of transmittal and securities must be sent only to the exchange agent. Do not send letters of transmittal or securities to Foster Wheeler Ltd., Foster Wheeler LLC, the dealer manager, or the information agent.

        In all cases, notwithstanding any other provision of this prospectus, the exchange of (1) common shares, preferred shares and warrants for trust securities, (2) common shares and preferred shares for convertible notes, Robbins bonds and 2005 notes (3) and new notes for 2005 notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (1) a Book-Entry Confirmation with respect to such securities, (2) the letter of transmittal (or a facsimile thereof) properly completed and duly executed or a properly transmitted Agent's Message and (3) any required signature guarantees and other documents required by the letter of transmittal.

        If you tender less than all your outstanding securities you should fill in the number of securities so tendered in the appropriate box on the letter of transmittal. All of your securities deposited with the exchange agent will be deemed to have been tendered unless otherwise indicated.

  Book-Entry Delivery Procedures

        Within two business days after the date of this prospectus, the exchange agent will establish an account at DTC for purposes of the exchange offer, and any financial institution that is a DTC participant and whose name appears on a security position listing as the record owner of the securities may make book-entry delivery of securities by causing DTC to transfer such securities into the exchange agent's account at DTC in accordance with DTC's procedure for such transfer. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute a valid tender of the securities to the exchange agent.

        A letter of transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees, or a properly transmitted Agent's Message, must in any case be transmitted to and received by the exchange agent at one of the addresses set forth on the back cover of this prospectus on or prior to the expiration date. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to as a "Book-Entry Confirmation."

  Tender of Securities Held Through DTC

        The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. DTC has authorized any DTC participant who has securities credited to its DTC account to tender their securities and, in the case of the trust securities, convertible notes, and 2005 notes, provide consents to the proposed amendments as if it were the beneficial holder. Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer (and thereby tender their securities and, in the case of the trust securities, convertible notes, and 2005 notes, provide their consent to the proposed amendments) by causing DTC to transfer securities to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send to the exchange agent an Agent's Message which is a message transmitted by DTC, received by the exchange agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC that is tendering securities and, in the case of the trust securities, convertible notes, and 2005 notes, delivering a consent that are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable letter of transmittal and that we may enforce such agreement against such participant.

        Holders of securities desiring to tender their securities by 5:00 p.m., New York City time, on the expiration date of the exchange offer must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on that date.

  Tender of Securities Held Through Custodians

        To validly tender its securities and, in the case of the trust securities, convertible notes, and 2005 notes, validly deliver its consent pursuant to the exchange offer, a beneficial owner of securities held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, must instruct that holder to tender the beneficial owner's securities and, in the case of the trust securities, convertible notes, and 2005 notes, deliver the related consent on behalf of the beneficial owner. A letter of instructions is included in the materials provided with this prospectus. The letter to custodians may be used by a beneficial owner to instruct a custodian to tender securities and, in the case of the trust securities, convertible notes, and 2005 notes, deliver a consent on the beneficial owner's behalf.

        Except with respect to guaranteed delivery procedures described below, unless the securities being tendered are deposited with the exchange agent by 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message, we may, at our option, treat such tender as invalid. Exchange of (1) common shares, preferred shares and warrants for trust securities, (2) common shares and preferred shares for convertible notes, Robbins bonds and 2005 notes and (3) new notes for 2005 notes will be made only against the valid tender of the securities.

  Guaranteed Delivery

        If you wish to exchange your securities and time will not permit your letter of transmittal and all other required documents to reach the exchange agent, or if the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may still exchange your securities if you comply with the following requirements:

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  you tender your securities by or through a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program;

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  on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent has received from such participant a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus; and

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  the exchange agent receives properly completed and validly executed letter of transmittal (or facsimile thereof) together with any required signature guarantees, or a book-entry confirmation, and any other required documents, within three NYSE trading days after the date of the notice of guaranteed delivery.

  Signature Guarantees

        Signatures on the applicable letter of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a Medallion Signature Guarantor, unless the securities tendered thereby are tendered: (1) by a holder whose name appears on a security position listing as the owner of those securities who has not completed any of the boxes entitled "Special Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal; or (2) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an "Eligible Guarantor Institution."

        If the holder of the securities being tendered is a person other than the signer of the related letter of transmittal, or if securities not accepted for exchange or securities previously tendered and being withdrawn are to be returned to a person other than the registered holder or a DTC participant, then the signatures on the letter of transmittal accompanying the tendered securities must be guaranteed by a Medallion Signature Guarantor as described above.

        The method of delivery of letters of transmittal, any required signature guarantees and any other required documents, including delivery through DTC, is at the option and risk of the tendering holder and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. In all cases, sufficient time should be allowed to ensure timely delivery.

  Effect of a Tender

        By causing an Agent's Message to be transmitted to the exchange agent, or by executing a letter of transmittal as set forth above, and subject to our acceptance for exchange of, and exchange for, the securities tendered, a tendering holder irrevocably sells, assigns and transfers to us, or upon our order, all right, title and interest in and to all those securities and irrevocably constitutes and appoints the exchange agent the true and lawful agent of the tendering holder, with full power of substitution to:

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  transfer ownership of the tendered securities on the account books maintained by DTC and deliver all accompanying evidences of transfer and authenticity to us, or upon our order, upon receipt by the exchange agent, as the holder's agent, of the (1) common shares, preferred shares and warrants in exchange for trust securities, (2) common shares and preferred shares issued in exchange for the trust securities, convertible notes, Robbins bonds and 2005 notes, or (3) new notes issued in exchange for the 2005 notes; and

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  present the tendered securities for transfer on our books and receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered securities all in accordance with the terms of the exchange offer.

  Transfers of Ownership of Tendered Securities

        Beneficial ownership in tendered securities may be transferred by the registered holder by delivering to the exchange agent, at one of its addresses set forth on the back cover of this prospectus, an executed letter of transmittal identifying the name of the person who deposited the securities to be transferred, and completing the special payment instructions box with the name of the transferee (or, if tendered by book-entry transfer, the name of the participant in DTC whose name appears on the security position listing as the transferee of such notes) and the principal amount of the securities to be transferred. If certificates have been identified through a book-entry confirmation with respect to such securities, the name of the holder who tendered the securities, the name of the transferee and the certificate numbers, if any, relating to such securities should also be provided in the letter of transmittal. A person who succeeds to the beneficial ownership of tendered securities pursuant to the procedures set forth herein will be entitled to receive common shares and preferred shares or new notes, as the case may be, if securities are accepted for exchange or to receive the tendered securities if the exchange offer is terminated.

  Other Matters

        Notwithstanding any other provision of this prospectus, exchange of (1) common shares, preferred shares and warrants for trust securities, (2) common shares and preferred shares for convertible notes, Robbins bonds and 2005 notes, and (3) new notes for 2005 notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after receipt by the exchange agent of:

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  Book-Entry Confirmation of the transfer of such securities into the exchange agent's account at DTC as described above; and

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  a letter of transmittal, or a facsimile of that document, with respect to the tendered securities properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent's Message.

        A tender of securities pursuant to the procedures described above, and acceptance by us of that tender, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, deliveries of consents and the withdrawal or revocation thereof will be determined by Foster Wheeler Ltd. and Foster Wheeler LLC, in our sole discretion, and our determination will be final and binding. Foster Wheeler Ltd. and Foster Wheeler LLC reserve the absolute right to reject any or all tenders of securities or, in the case of trust securities, convertible notes and 2005 notes, deliveries of consents determined by us not to be in proper form or, if the acceptance or exchange for such securities may, in our opinion, be unlawful.

        Foster Wheeler Ltd. and Foster Wheeler LLC also reserve the absolute right to waive any defects, irregularities or contingencies of tenders to particular securities or, in the case of trust securities, convertible notes or 2005 notes, of delivery as to particular consents. Our interpretations of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Any defect or irregularity in connection with tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, consent, must be cured within such time as we determine, unless waived by Foster Wheeler Ltd. and Foster Wheeler LLC. Tenders of securities and, in the case of trust securities, convertible notes or 2005 notes, consent, shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of Foster Wheeler Ltd., Foster Wheeler LLC, the guarantors, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notice of any defects or irregularities in tenders of securities or in the case of trust securities, convertible notes or 2005 notes, deliveries of consents, or will incur any liability to holders for failure to give any such notice. The dealer manager, the exchange agent, the trustee and the information agent assume no responsibility for the accuracy or completeness of the information contained in this prospectus.

        PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT AND NOT TO FOSTER WHEELER LTD., FOSTER WHEELER LLC, THE DEALER MANAGER, THE TRUSTEE, THE INFORMATION AGENT OR DTC.

Withdrawal of Tenders and Revocation of Consents

        Securities tendered on or prior to the expiration date may be withdrawn and, in the case of trust securities, convertible notes and 2005 notes, the related consents may be revoked, at any time on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any tendered securities not accepted by the sixtieth business day after commencement of the exchange offer may be withdrawn. Tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, related consents, received on or prior to 5:00 p.m., New York City time, on the expiration date will become irrevocable, except as set forth below, at 5:00 p.m., New York City time, on the expiration date of the exchange offer, if not validly revoked prior to that time. If we provide for a subsequent offering period, you will not have the right to withdraw any securities tendered previously and not withdrawn or that you tender during that subsequent offering period. Securities tendered during the subsequent offering period will be accepted promptly after the expiration of the subsequent offering period. In the event of a termination of the exchange offer, the securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder and the proposed amendments related to the trust securities, the convertible notes and the 2005 notes will not be executed and will not become effective.

        Prior to the delivery by the exchange agent of consents to the Trustee, Foster Wheeler Ltd. and Foster Wheeler LLC intend to consult with the exchange agent to determine whether the exchange agent has received any revocations of consents, whether such revocations are valid and whether we have received the requisite consents to effect the proposed amendments related to the trust securities, convertible notes and the 2005 notes. Each of Foster Wheeler Ltd. and Foster Wheeler LLC reserves the right to contest the validity of any such revocations. A purported notice of revocation that is not received by the exchange agent in a timely fashion will not be effective to revoke a consent previously given. You may not revoke any consent without also withdrawing the tender of such trust securities, convertible notes or the 2005 notes.

        Beneficial owners desiring to withdraw securities previously tendered through DTC should contact the DTC participant through which such beneficial owners hold their securities. In order to withdraw securities previously tendered, a DTC participant may, prior to the withdrawal time, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notices of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph. Registered holders who tendered other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the holder who tendered the securities being withdrawn and the principal amount of the securities being withdrawn. All signatures on a notice of withdrawal must be guaranteed by a Medallion Signature Guarantor; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the securities being withdrawn are held for the account of an Eligible Guarantor Institution. Withdrawal of a prior tender will be effective upon receipt of the notices of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the holder, and notice of withdrawal must be timely received by the exchange agent.

        Withdrawals of tenders of securities may not be rescinded and any securities withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn securities, however, may be retendered by following the procedures described above at any time prior to the expiration date of the exchange offer.

Prior Tenders of Securities and Related Consents

        If you have already tendered your securities and, if applicable, the related consents in the exchange offer, and do not wish to participate in the exchange offer under the terms described in this prospectus, then, you must withdraw your securities and your related consent from the exchange offer in the manner described herein. See "The Exchange Offer and the Consent Solicitation—Withdrawal of Tenders and Revocation of Consents."

Consequences of Not Participating in the Exchange Offer

Holders of Trust Securities

        If you are a holder of trust securities and you do not participate in the exchange offer and the proposed amendments to the indenture governing the junior subordinated debentures underlying the trust securities are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture governing the junior subordinated debentures underlying the trust securities and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture governing the junior subordinated debentures underlying the trust securities that are deleted as a part of the consent solicitation.

        The terms of the indenture prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

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  there has been an event of default under the terms of the indenture,

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  there has been an event of default under the guarantee agreement relating to the junior subordinated debentures, or

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  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures as permitted by the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        As required by the terms of Foster Wheeler LLC's senior secured credit agreement, Foster Wheeler LLC will continue to defer payments on the junior subordinated debentures issued by Foster Wheeler LLC to the trust in respect of the trust securities. As a result, you will continue (1) not to receive distributions and (2) to experience adverse tax effects from original issue discount. In addition, if the amendments relating to the trust securities constitute a significant modification of the trust securities for U.S. federal income tax purposes, you would be deemed to have exchanged your trust securities for new trust securities. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007.

        If a large enough number of holders of the trust securities decide to participate in the exchange offer, the liquidity of the trust securities may be impaired and your ability to sell the trust securities may be adversely affected.

Holders of Convertible Notes

        If you are a holder of convertible notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the convertible notes are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture and will have fewer remedies available to you in the event Foster Wheeler Ltd. were to commit an act constituting an event of default under the terms of the existing indenture that are deleted as part of the consent solicitation. In addition, if the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, you would be deemed to have exchanged your convertible notes for new convertible notes. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Also, if a large enough number of holders of the convertible notes decide to participate in the exchange, the liquidity of the convertible notes may be impaired and your ability to sell convertible notes may be adversely affected.

Holders of 2005 Notes

        If you are a holder of 2005 notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the 2005 notes are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture governing the 2005 notes and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture governing the 2005 notes that are deleted as a part of the consent solicitation. In addition, if the amendments to the indenture governing the 2005 notes constitute a significant modification of the 2005 notes for U.S. federal income tax purposes, you would be deemed to have exchanged your 2005 notes for new 2005 notes. In this regard, please refer to "U.S. Federal Income Tax Considerations" in the new notes prospectus.

        The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted, and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

        Also, if a large enough number of holders of 2005 notes decide to participate in the exchange, the liquidity of the 2005 notes may be impaired and your ability to sell the 2005 notes may be adversely affected.

Dealer Manager and Soliciting Dealers

        Subject to the terms and conditions set forth in the dealer manager agreement dated June 9, 2004, among Foster Wheeler Ltd., Foster Wheeler LLC, and Rothschild Inc., we have retained Rothschild to act as dealer manager in connection with the exchange offer and consent solicitation. Foster Wheeler Ltd. and Foster Wheeler LLC have agreed to pay the dealer manager customary fees for its services in connection with the exchange offer and consent solicitation. Foster Wheeler Ltd. and Foster Wheeler LLC have also agreed to reimburse the dealer manager for certain of its reasonable out-of-pocket expenses incurred in connection with the exchange offer and consent solicitation and to indemnify it against certain liabilities, including certain liabilities under federal securities laws, and will contribute to payments the dealer manager may be required to make in respect thereof.

        The dealer manager and its affiliates have and may in the future provide investment banking and financial advisory services to Foster Wheeler Ltd. and its affiliates in the ordinary course of business. The dealer manager does not own any of the securities.

        The dealer manager will assist with the mailing of this prospectus and related materials to holders of the securities, respond to inquiries of, and provide information to, holders of securities in connection with the exchange offer, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this prospectus, letters of transmittal and any other required documents should be directed to the dealer manager, the exchange agent or the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus.

        In addition to the dealer manager, our directors, officers and regular employees, who will not be specifically compensated for such services, may contact holders personally or by mail, telephone, telex or telegraph regarding the exchange offer and the consent solicitation and may request brokers, dealers and other nominees to forward this prospectus and related materials to beneficial owners of the securities.

        We will pay to soliciting dealers solicitation fees of $0.50 for each trust security ($25 liquidation amount) validly tendered, not properly withdrawn and accepted for exchange if the soliciting dealer has affirmatively solicited and obtained this tender.

        We will not pay a solicitation fee:

  •
  in connection with a tender by a holder residing outside the United States; or

  •
  to the dealer manager.

        Soliciting dealers include:

  •
  any broker or dealer in securities who is a member of any national securities exchange in the United States or of the National Association of Securities Dealers, Inc.; or

  •
  any bank or trust company located in the United States.

        To receive a solicitation fee for the tender of trust securities, the exchange agent must receive a properly completed and duly executed letter of transmittal, including a completed Notice of Solicited Tenders. If the letter of transmittal is not received within the time periods described in this prospectus, no solicitation fee will be paid for such trust securities.

        We will not pay a solicitation fee to a soliciting dealer if the soliciting dealer is required, for any reason, to transfer the amount of this fee to a tendering holder, other than itself. Soliciting dealers are not entitled to a solicitation fee on the trust securities that they beneficially own or for any shares registered in their name, unless they hold the trust securities as nominee and tender them for the benefit of beneficial holders identified in the letter of transmittal. Brokers, dealers, banks, trust companies or fiduciaries acting as soliciting dealers are not our agents or agents of Foster Wheeler Ltd., the exchange agent, the dealer manager or of the information agent. Under no circumstances will a fee be paid to any soliciting dealer more than once with respect to any trust securities.

Exchange Agent

        The Bank of New York, London branch has been appointed as exchange agent for the exchange offer and consent solicitation. Questions and requests for assistance, and all correspondence in connection with the exchange offer and consent solicitation, or requests for additional letters of transmittal and any other required documents, may be directed to the exchange agent at one of its addresses and telephone numbers set forth on the back cover page of this prospectus.

Information Agent

        Georgeson Shareholder Communications Inc. is serving as information agent in connection with the exchange offer and consent solicitation. The information agent will assist with the mailing of this prospectus and related materials to holders of securities, respond to inquiries of and provide information to holders of securities in connection with the exchange offer and consent solicitation, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this prospectus, letters of transmittal and any other required documents should be directed to the dealer manager or to the information agent at one of its addresses and telephone numbers set forth on the back cover page of this prospectus.

Warrant Agent

        Mellon Investor Services LLC has been appointed as warrant agent under the warrant agreement governing the warrants.

Fees and Expenses of Foster Wheeler

        In addition to the fees and expenses payable to the dealer manager pursuant to the dealer manager agreement described above, we will pay the exchange agent and the information agent reasonable and customary fees for their services (and will reimburse them for their reasonable out-of-pocket expenses in connection therewith), and will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in connection with forwarding copies of this prospectus and related documents to the beneficial owners of the securities and in handling or forwarding tenders for exchange and payment. In addition, we will indemnify the exchange agent and the information agent against certain liabilities in connection with their services, including liabilities under the federal securities laws.

        The total cash expenditures to be incurred by us in connection with the exchange offer and consent solicitation, including printing, accounting and legal fees, and the fees and expenses of the dealer manager, exchange agent, information agent and the trustee, are estimated to be approximately $19,050,000, of which $3,150,000 was paid in 2003 and $8,415,000 was paid in the first six months of 2004.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of securities pursuant to the exchange offer. If, however, common shares, preferred shares and warrants issued in exchange for trust securities not accepted for tender, common shares and preferred shares issued in exchange for convertible notes, Robbins bonds or 2005 notes not accepted for tender or new notes issued in exchange for 2005 notes not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the trust securities, convertible notes, Robbins bonds or 2005 notes, as applicable, or if common shares, preferred shares, warrants or new notes are to be registered in the name of any person other than the person signing the letter of transmittal or, in the case of tender through DTC transmitting instructions through ATOP, or if a transfer tax is imposed for any reason other than the exchange of securities pursuant to the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

Brokerage Commissions

        Holders that tender their securities directly to the exchange agent do not have to pay a brokerage commission.

Fairness Opinion

        We have not obtained, and do not intend to obtain, a fairness opinion from an independent investment banking firm regarding the terms of the exchange offer.

THE PROPOSED AMENDMENTS

Trust Securities Amendments

        Foster Wheeler LLC is seeking your consent to amend the provisions described below of the indenture governing the junior subordinated debentures issued by Foster Wheeler LLC to FW Preferred Capital Trust I.

        The proposed amendments relating to the indenture governing the junior subordinated debentures underlying the trust securities, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC and the trustee as promptly as practicable after we accept the trust securities tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments relating to the trust securities will become effective when the supplemental indenture is executed. The indenture governing the junior subordinated debentures underlying the trust securities without giving effect to the proposed amendments will remain in effect until the proposed amendments become effective. If the exchange offer is terminated, or the requisite amount of trust securities are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective. A copy of the proposed form of supplemental indenture has been filed as an exhibit to the registration statement for the exchange offer, of which this prospectus is a part.

        To implement the proposed amendments relating to the trust securities, Foster Wheeler LLC must obtain the consent of the trustee, as holder of the junior subordinated debentures, and the consent of a majority in aggregate liquidation amount of the trust securities. Under the declaration of trust, the holders of at least a majority in aggregate liquidation amount of the trust securities must direct the trustee in writing to give its consent to the proposed amendments, and the trustee may not provide its consent to the proposed amendments unless it is acting at the direction of such liquidation amount of the trust securities. Thus, when holders of trust securities return the letter of transmittal that accompanies this prospectus, they will be directing the trustee to consent to the proposed amendments, as well as providing their own consent to the proposed amendments. If Foster Wheeler LLC obtains the consent from at least a majority in aggregate liquidation amount of the trust securities, we will implement the proposed amendments relating to the trust securities.

        Set forth below is a summary of the provisions we propose to eliminate:

Location	Restrictive Covenants
Section 4.03 of the Indenture (to be deleted)	Reports by the Company. For so long as the debentures are outstanding, this provision requires Foster Wheeler LLC to provide to the trustee and to the holders of the junior subordinated debentures, in summary form, copies of all reports that it files with the Commission and any additional information that it is required by the Commission to file with respect to its compliance with the conditions and covenants set forth in the indenture or, if it is not required to file with the commission provide such information to the Trustee which would have been required pursuant to Section 13 of the Exchange Act.
Section 10.01 of the Indenture (to be deleted)	Limitation on Consolidations; Mergers, Sales, Conveyances and Leases: This provision restricts the ability of Foster Wheeler LLC to merge with, or sell, convey or lease its assets to, other entities.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture becomes effective, the proposed amendments relating to the trust securities will be binding on all non-tendering holders of trust securities.

        The indenture will remain in effect in the form in which it currently exists until the proposed amendments relating to the trust securities become effective as described above, whereupon the indenture will be modified as provided in the proposed amendments.

Convertible Notes Amendments

        Foster Wheeler Ltd. is seeking the consent of the holders of convertible notes to amend the provisions described below of the indenture governing the convertible notes.

        The proposed amendments to the indenture governing the convertible notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler Ltd. and the trustee that will be executed as promptly as practicable after we accept the convertible notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture governing the convertible notes will become effective when the supplemental indenture is executed. The indenture, without giving effect to the proposed amendments, will remain in effect until the proposed amendments relating to the convertible notes become effective. If the exchange offer is terminated, or the requisite amount of convertible notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective. The proposed form of supplemental indenture has been filed as an exhibit to the registration statement for the exchange offer, of which this prospectus is a part.

        To implement the proposed amendments relating to the convertible notes, Foster Wheeler Ltd. must obtain the consent of holders of at least a majority in aggregate principal amount of the convertible notes. Thus, when holders of the convertible notes return the letter of transmittal that accompanies this prospectus, they will be providing their own consent to the proposed amendments. If Foster Wheeler Ltd. obtains the consent from at least a majority in aggregate principal amount of the convertible notes and the exchange offer is consummated, it will implement the proposed amendments relating to the convertible notes.

        Set forth below is a summary of the provisions we propose to eliminate:

Location	Indenture Provisions
Section 6.1 of the Indenture (to be deleted)	Company and Guarantor May Consolidate, Etc., Only on Certain Terms. This provision restricts the ability of each of Foster Wheeler Ltd. and Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities.
Section 9.4 of the Indenture (to be deleted)	Reports. For so long as the convertible notes are outstanding, this provision requires Foster Wheeler Ltd. to provide to the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture becomes effective, the proposed amendments relating to the convertible notes will be binding on all non-tendering holders.

        The indenture relating to the convertible notes will remain in effect in the form in which it currently exists until the proposed amendments relating to the convertible notes become effective as described above, whereupon the indenture will be modified as provided in the proposed amendments.

2005 Notes Amendments

        Foster Wheeler LLC is seeking the consent of the holders of 2005 notes to amend the provisions described below of the indenture governing the 2005 notes. The proposed amendments to the 2005 notes will not affect the terms of the new notes.

        The proposed amendments to the indenture governing the 2005 notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC, the guarantors and the trustee that will be executed as promptly as practicable after we accept the 2005 notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments will become effective when the supplemental indenture is executed. The indenture, without giving effect to the proposed amendments, will remain in effect until the proposed amendments relating to the 2005 notes become effective. If the exchange offer is terminated, or the requisite amount of 2005 notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective. The proposed form of supplemental indenture has been filed as an exhibit to the registration statement for the exchange offer, of which this prospectus is a part.

        To implement the proposed amendments relating to the 2005 notes, Foster Wheeler LLC must obtain the consent of holders of at least a majority in aggregate principal amount of the 2005 notes. Thus, when holders of the 2005 notes return the letter of transmittal that accompanies this prospectus they will be providing their own consent to the proposed amendments. If Foster Wheeler LLC obtains the consent from at least a majority in aggregate principal amount of the 2005 notes and the exchange offer is consummated, it will implement the proposed amendments relating to the 2005 notes.

Set forth below is a summary of the provisions we propose to eliminate:

Location	Indenture Provisions
Article Eight of the Indenture (to be deleted)	Consolidation, Merger, Conveyance, Transfer of Lease. This provision restricts the ability of Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to other entities.
Section 1004 of the Indenture (to be deleted)
Limitation on Liens. This provision prevents Foster Wheeler LLC and its subsidiaries from incurring any liens on any principal property to secure indebtedness without securing the 2005 notes equally and ratably. The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to the security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted, and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

Section 1005 of the Indenture (to be deleted)	Limitation on Sales and Leasebacks. This provision restricts the ability of Foster Wheeler LLC and its subsidiaries to enter into sale and leaseback transactions.
Section 1008 of the Indenture (to be deleted)
Limitation on Debt Incurred by Restricted Subsidiaries. This provision limits Foster Wheeler LLC's restricted subsidiaries' ability to incur debt in excess of 10% of Foster Wheeler LLC's consolidated net tangible assets, as defined in the indenture.
Section 2 of the Second Supplemental Indenture (to be deleted)	Granting of Security Interest. This provision grants security as, and to the extent, required under the indenture, such requirement being deleted as described above.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture becomes effective, the proposed amendments relating to the 2005 notes will be binding on all non-tendering holders.

        The indenture relating to the 2005 notes will remain in effect in the form in which it currently exists until the proposed amendments relating to the 2005 notes become effective as described above, whereupon the indenture will be modified as provided in the proposed amendments.

THE TRUST

        FW Preferred Capital Trust I is a statutory business trust organized under Delaware law pursuant to (1) a declaration of trust, dated as of May 8, 1998, as amended and restated on January 13, 1999 (the "declaration"), executed by Foster Wheeler LLC (formerly known as Foster Wheeler Corporation), and the trustees of such trust and (2) the filing of a certificate of trust with the Secretary of the State of Delaware on May 8, 1998.

        Pursuant to the declaration, the trust has five trustees. The trust's business and affairs are conducted by its trustees, which initially were Harris Trust and Savings Bank, as property trustee, Wilmington Trust Company, as Delaware trustee, and three administrative trustees. The administrative trustees are employees or officers of, or are affiliated with, Foster Wheeler LLC. BNY Midwest Trust Company, an Illinois trust company and successor to the obligations of Harris Trust and Savings Bank, currently acts as property trustee under the amended guarantee agreement.

        Foster Wheeler LLC has the right to appoint, remove and replace the administrative trustees, the property trustee and the Delaware trustee. In certain cases, the holders of a majority in liquidation amount of the trust securities will also have this right as to the property trustee and the Delaware trustee.

        The trust exists for the following purposes only:

  •
  to issue and sell common securities of the trust and the trust securities;

  •
  to use the proceeds from the sale of the common securities of the trust and the trust securities to acquire the junior subordinated debentures; and

  •
  to engage in activities that are directly related to these activities and other activities as are necessary or incidental thereto.

        Under the declaration, the trust shall not, and the trustees of such trust shall cause such trust not to, engage in any activity other than in connection with the purposes of such trust or other than as required or authorized by such declaration.

        Because the trust is established only for the purposes listed above, the junior subordinated debentures are the sole assets of the trust, and the payments under the junior subordinated debentures are the sole source of income to the trust.

        All of the common securities of the trust are owned directly or indirectly by Foster Wheeler LLC, the total liquidation amount of which is equal to approximately 3% of the total capital of the trust. The common securities rank equally with the trust securities, and payments on the common securities will be made pro rata with the trust securities, unless Foster Wheeler LLC fails to pay amounts that become due under the junior subordinated debentures and under certain other circumstances. If Foster Wheeler LLC fails to pay these amounts, the trust will be unable to make payments under the common securities of the trust until it satisfies its obligations under the trust securities. We directly or indirectly own all of the common securities of the trust.

        The books and records of the trust are maintained at its principal office and are available for inspection by a holder of the trust securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in such trust during normal business hours.

        The address of the executive offices of the trust is c/o Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

MARKET PRICE INFORMATION

Market Prices for the Trust Securities

        The trust securities were traded on the NYSE under the symbol "FWC-A" until November 14, 2003, and since then have been quoted on the OTC Bulletin Board under the symbol "FWLRP.OB."

        The table below sets forth, for the periods indicated, the high and low market prices for the trust securities as reported on the NYSE and the high and low bid prices on the OTC Bulletin Board. The OTC Bulletin Board prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
	(in $)
2001
First Quarter	23.00	13.19
Second Quarter	23.55	15.50
Third Quarter	20.15	16.80
Fourth Quarter	19.55	12.70
2002
First Quarter	17.00	4.50
Second Quarter	10.22	2.80
Third Quarter	5.25	2.00
Fourth Quarter	2.38	1.30
2003
First Quarter	3.10	1.20
Second Quarter	7.09	2.32
Third Quarter	5.50	1.80
Fourth Quarter	3.75	1.10
2004
First Quarter	6.75	2.95
Second Quarter	8.40	4.91
Third Quarter (through August 12, 2004)	12.16	7.70

        On August 12, 2004, the closing price of the trust securities on the OTC Bulletin Board was $12.00. As of June 25, 2004, there were seven million shares of trust securities outstanding.

        The trust securities are entitled to receive cumulative cash distributions at an annual rate of 9.0%. Distributions are paid quarterly in arrears on April 15, July 15, October 15 and January 15 of each year. Distributions may be deferred for periods up to five years during which time additional interest accrues at 9.0%. Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007. In addition, the terms of the senior secured credit agreement require Foster Wheeler LLC to continue to defer such interest payments so long as the senior secured credit agreement remains outstanding which we expect will be until maturity in April 2005.

Market Prices for the Preferred Shares, 2005 Notes, Convertible Notes and Robbins Bonds.

        There is no established trading market for the preferred shares, 2005 notes, convertible notes or Robbins bonds.

Market Prices for the Common Shares

        The common shares into which the preferred shares are convertible were traded on the NYSE under the symbol "FWC" until November 14, 2003 and since then, the common shares have been quoted on the OTC Bulletin Board under the symbol "FWLRF.OB".

        The table below sets forth, for the periods indicated, the high and low market prices for the common shares as reported on the NYSE and the high and low bid prices on the OTC Bulletin Board. The OTC Bulletin Board prices reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

	High	Low
	(in $)
2001
First Quarter	18.74	5.31
Second Quarter	17.75	7.20
Third Quarter	9.50	4.30
Fourth Quarter	5.83	3.93
2002
First Quarter	5.39	1.60
Second Quarter	3.75	1.30
Third Quarter	2.35	1.35
Fourth Quarter	1.90	1.00
2003
First Quarter	1.87	0.85
Second Quarter	3.00	1.20
Third Quarter	2.24	1.07
Fourth Quarter	1.38	0.75
2004
First Quarter	1.92	0.98
Second Quarter	1.83	1.08
Third Quarter (through August 12, 2004)	1.46	0.57

        On August 12, 2004, the closing price of the common shares on the OTC Bulletin Board was $0.75. As of June 25, 2003, there were 40,771,560 common shares outstanding.

        Foster Wheeler Ltd. has not paid dividends on its common shares since July, 2001 and does not anticipate paying any dividends on its common shares or preferred shares in the foreseeable future. Under Bermuda law, Foster Wheeler Ltd. can only pay dividends out of its profits available for that purpose if there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividends would be, unable to pay its liabilities as they become due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts. In addition, under the terms of the senior secured credit agreement and the indentures governing the new notes and the upsize notes, Foster Wheeler Ltd.'s subsidiaries face restrictions on their ability to pay dividends to Foster Wheeler Ltd. In addition, certain of Foster Wheeler Ltd.'s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law which could result in civil or criminal penalties.

DESCRIPTION OF SHARE CAPITAL

        The following description of Foster Wheeler Ltd.'s share capital summarizes certain provisions of Foster Wheeler Ltd.'s memorandum of association and bye-laws and a certificate of designation in respect of the preferred shares and of applicable Bermuda law. Such summaries are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of Foster Wheeler Ltd.'s memorandum of association and bye-laws, and the certificate of designation in respect of the preferred shares, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors are urged to read those exhibits carefully.

General

        Foster Wheeler Ltd. is an exempted company incorporated under the Companies Act 1981 of Bermuda on 20 December 2000 and registered with the Registrar of Companies in Bermuda under registration number 29761. Foster Wheeler Ltd.'s registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda. Our agent for service of process in the United States in connection with this offering is Foster Wheeler LLC, Perryville Office Park, Clinton, NJ 08809-4000, USA.

Share Capital

        The authorized share capital of Foster Wheeler Ltd. consists of 160,000,000 common shares, par value US$1.00 per share and 1,500,000 preferred shares par value US$1.00 per share, 400,000 of which have been designated as Series A Junior Participating Preferred Shares and 1,014,785 of which will be designated as Series B Convertible Preferred Shares (liquidation preference $0.01 per preferred share) which will be offered in the exchange offer. Upon completion of this exchange offer, assuming securities satisfying the minimum tender conditions are tendered and not withdrawn, there will be 129,337,816 common shares issued and outstanding, excluding 8,959,501 common shares issuable upon exercise of options granted and available for grant as of June 25, 2004, excluding 2,141,448 common shares issuable at the discretion of the compensation committee of the board of directors, and excluding the common shares issuable upon conversion of the convertible notes, and approximately 513,786 Series B Convertible Preferred Shares issued and outstanding. All of the issued and outstanding common shares prior to completion of this offering are and will be fully paid, and all of the common shares and preferred shares to be issued in the exchange offer will be fully paid.

        Subject to any resolution of the shareholders to the contrary, the board of directors of Foster Wheeler Ltd. is authorized to issue any authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote shares of Foster Wheeler Ltd.

Common Shares

        Generally.    Foster Wheeler Ltd.'s common shares, into which the Series B Convertible Preferred Shares are convertible, are quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB". Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights.

        Liquidation Rights.    In the event of the liquidation, dissolution or winding up of Foster Wheeler Ltd., the holders of common shares are entitled to share equally and ratably (with the holders of other shares of Foster Wheeler Ltd., entitling the holders to liquidation rights pro rata with the common shares, including holders of preferred shares) in the assets, if any, remaining after the payment of all of Foster Wheeler Ltd.'s debts and liabilities, subject to any liquidation preference on any outstanding preferred shares.

        Voting Rights.    Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by

Foster Wheeler Ltd.'s bye-laws, resolutions to be approved by holders of common shares require approval by an affirmative majority of the votes cast at a meeting at which a quorum is present. The common shares and, prior to their becoming convertible, the preferred shares offered in the exchange offer will vote together as a single class except in the case of circumstances which constitute a variation of the rights of the common shares or the preferred shares, as described below or as required by applicable law, when holders of common shares and preferred shares will each vote as a separate class.

        The bye-laws of Foster Wheeler Ltd. provide that any variation of the rights attached to the common shares, whether by the amendment, alteration or repeal of the terms of the memorandum of association and bye-laws of Foster Wheeler Ltd. relating to the common shares or resulting from any merger, amalgamation or similar business combination, or otherwise would require the approval of holders of at least three-fourths of the issued and outstanding common shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed by the requisite majority at a meeting of the holders of the common shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding common shares is present.

        Dividend Rights.    Foster Wheeler Ltd.'s board of directors may declare and pay dividends on the common shares or the preferred shares or make distributions out of contributed surplus from time to time unless there are reasonable grounds for believing Foster Wheeler Ltd. is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. There are no restrictions on Foster Wheeler Ltd.'s ability to transfer funds, other than funds denominated by Bermuda dollars, in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preferred shares. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Foster Wheeler Ltd. and/or specific assets.

Preferred Shares

  Generally

        Foster Wheeler Ltd.'s board of directors may establish one or more series of preferred shares without any further shareholder approval. The board may fix the number, designations, rights, preferences, limitations and voting rights of such series, provided that such provisions must, at a minimum, (1) entitle the holders of such shares, voting as a class, to elect at least two directors upon certain defaults with respect to the payment of dividends; and (2) require the affirmative approval of holders of at least two-thirds of the issued preferred shares for any amendments to the memorandum of association or bye-laws of Foster Wheeler Ltd. altering materially any provision of such shares. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of Foster Wheeler Ltd.

  Terms of the Series B Convertible Preferred Shares

        The 1,014,785 preferred shares offered in the exchange offer will be designated the "Series B Convertible Preferred Shares" pursuant to a certificate of designation to be adopted by resolution of the board of directors of Foster Wheeler Ltd. In this section, and in this prospectus generally, we refer to the Series B Convertible Preferred Shares as the preferred shares. The material terms of the preferred shares are described below. The description contained in this section is qualified in its entirety by the certificate of designation relating to the preferred shares which has been filed as an exhibit to the registration statement of which this prospectus is a part. Holders of preferred shares have no pre-emptive, redemption, or sinking fund rights.

        Conversion Rights.    The certificate of designation provides that each preferred share will become convertible at the holder's option into 1,300 common shares, if, as, and when (i) the reduction of the par value of Foster Wheeler Ltd.'s shares from $1.00 per share to $0.01 per share is approved by the shareholders and (ii) the number of authorized common shares of Foster Wheeler Ltd. is increased from 160 million to at least 1,475.9 million subject in each case to adjustment for certain dilutive events. Foster Wheeler Ltd. intends to hold a general meeting of voting shareholders to effect this reduction of par value and subsequent increase of its authorized capital promptly after the completion of the exchange offer. If the par value of the shares is so reduced, and the number of authorized common shares is so increased, the preferred shares will become convertible at the holder's option on the date of the shareholder meeting described above. If the par value of the shares is not so reduced, and/or the number of authorized common shares is not so increased, the preferred shares will not be convertible into common shares but will remain preferred shares. For a discussion of the risks relating to the conversion of the preferred shares, see "Risk Factors—Risk Factors Relating to the Preferred Shares and the Warrants—The preferred shares issued in the exchange offer may not become convertible into, and the warrants issued in the exchange offer may not become exercisable for, common shares of Foster Wheeler Ltd."

        In order to effect a conversion of preferred shares, a holder must deliver a notice of conversion to Foster Wheeler Ltd. Upon receipt by Foster Wheeler Ltd. of the notice of conversion, the holder's preferred shares will immediately cease to have the rights and restrictions of a preferred share, and the holder will simultaneously receive common shares in accordance with the terms outlined above. We will deliver a copy of the form of notice of conversion to each holder of preferred shares prior to the convening of the shareholders' meeting to reduce par value and increase our authorized capital (described below), or at any time at the request of a holder of preferred shares.

        Voting Rights.    Prior to becoming convertible, if ever, each preferred share will have the number of votes that the common shares issuable upon conversion of a preferred share would have. We refer to this as voting on an "as converted" basis. Immediately following the completion of the exchange offer, each preferred share will have 1,300 votes. Until the preferred shares become convertible, the common shares and preferred shares will vote together as a single class, except in the limited circumstances provided by the certificate of designation and described in this section or as required under applicable law. If and when the preferred shares become convertible at each holders' option, they will cease to vote except in limited circumstances described below, or as required under Bermuda law and Foster Wheeler Ltd.'s bye-laws.

        The terms of the preferred shares provide that any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or in the certificate of designation relating to the preferred shares which would affect the powers, preferences or rights of the preferred shares, including but not limited to variations resulting from or in connection with any merger, amalgamation or asset sale, will require the approval of holders of at least three-fourths of the issued and outstanding preferred shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed by the requisite majority at a meeting of the holders of the preferred shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding preferred shares is present.

        Foster Wheeler Ltd. will cause a notice of any meeting at which holders of the preferred shares are entitled to vote to be given to each holder of record of the preferred shares in accordance with its bye-laws.

        Dividend Rights.    The preferred shares will have the right to receive dividends, when, as and if declared by the board of directors of Foster Wheeler Ltd., and paid on the common shares on a pro rata basis, as though the preferred shares had been converted immediately prior to the declaration of such dividend, whether or not the share capital has been increased and the shares have in fact become convertible. Foster Wheeler Ltd.'s board of directors may declare and pay dividends on the common shares and preferred shares or make distributions to shareholders out of contributed surplus from time to time unless there are reasonable grounds for believing that Foster Wheeler Ltd. is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. There are no restrictions on Foster Wheeler Ltd.'s ability to transfer funds, other than funds denominated by Bermuda dollars, in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preferred shares. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Foster Wheeler Ltd. and/or specific assets. In addition, the holders of preferred shares will be entitled to dividends as set forth below, in each case subject to Bermuda law.

        Under the lockup agreement we have agreed, and the certificate of designation provides:

        (1)   that, within five business days following the issue date of the preferred shares (i) we shall have increased the number of directors of Foster Wheeler Ltd. from seven to eight and, until the actions described in clause (iii) of this paragraph (1) have been taken, we shall not increase the number of directors to more than eight; (ii) three of the six incumbent independent directors of Foster Wheeler Ltd. shall have resigned; and (iii) the continuing members of the board of directors of Foster Wheeler Ltd. shall have nominated and appointed four directors proposed by the holders who are party to the lockup agreement that qualify as independent directors and are reasonably acceptable to the continuing members of the board of directors. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take any of the actions described in, or take any action prohibited under, the first sentence of this paragraph, then on the sixth business day following the issue date that occurs before the preferred shares become optionally convertible, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the sixth business day following the issue date, if we have not taken any of the actions described in, or takes any action prohibited under, clauses (i), (ii) and (iii) of the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. Notwithstanding the foregoing, we shall not be required to declare or pay any dividend under this paragraph unless the holders who were party to the lockup agreement have delivered to us the names and resumes of no less than seven potential nominees that are in each case independent of management and are reasonably expected to be reasonably acceptable to the continuing members of the board on or before the date that is two weeks prior to the date such dividends would have otherwise been required to be declared and paid.

        (2)   as soon as practicable following the issue date of the preferred shares, and in any event no later than thirty calendar days thereafter, to file a preliminary proxy statement with the Commission regarding meetings of the shareholders of Foster Wheeler Ltd. in order to recommend adoption and approval of the following actions: (A) to authorize a reverse split (i.e., consolidation) of its issued and outstanding common shares on a one-to-twenty basis; provided that such reverse split shall be effective subject to and following the shareholder votes on the matters set forth in clauses (B) and (C) hereof, (B) to approve the Par Value Reduction, (as defined in the certificate of designation) and (C) to increase its authorized capital sufficient to allow conversion of the preferred shares (taking into account any outstanding warrants, options and similar rights for which common shares have been or may be separately reserved). The reverse stock split must be approved by a majority of votes cast by the shareholders as a whole and by holders of three-fourths of the issued and outstanding common shares voting as a separate class. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to file such proxy statement, then on the 31st day following the issue date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the 31st day following the issue date, if we have not filed such proxy statement, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares.

        (3)   that we will mail the proxy statement described above within five business days following the date that the Commission clears such proxy to be mailed. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take the action described in the first sentence of this paragraph, then on the sixth day following such clearance date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the sixth day following such clearance date, if we have not mailed such proxy, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares.

        (4)   that we will convene meetings of the shareholders of Foster Wheeler Ltd. to approve the actions described in clauses (A), (B) and (C) of paragraph (2) above on or prior to November 30, 2004. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take the action described in the first sentence of this paragraph, then on December 1, 2004, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of December 1, if we have not taken the action described in the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares.

        (5)   that we will use our commercially reasonable best efforts to (i) list the common shares on the New York Stock Exchange or the NASDAQ Stock Market as promptly as practicable; provided that we shall not be obliged to apply for such listing until such time as we reasonably believe we meet the applicable listing criteria, (ii) to cooperate to the extent allowed by applicable laws or rules in facilitating the quotation of the preferred shares on the OTC Bulletin Board or, at such time as we meet the applicable listing criteria, to list the preferred shares on the New York Stock Exchange or the NASDAQ Stock Market; provided that we shall not be obligated to apply for such listing until such time as we reasonably believe we meet the applicable listing criteria and (iii) to cooperate to the extent allowed by applicable laws or rules in facilitating the quotation of the warrants on the OTC Bulletin Board or, at such time as we meet the applicable listing criteria, to list the warrants on the New York Stock Exchange or the NASDAQ Stock Market; provided that we shall not be obligated to apply for such listing until such time as we reasonably believe we meet the applicable listing criteria, in each case as promptly as practicable if the preferred shares have not become convertible as described above on or prior to November 30, 2004, provided that, after the preferred shares have become convertible, we have agreed not to apply to list, and if listed, to use our reasonable best efforts (which in any event shall include any action within our control) to promptly delist, the preferred shares. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to use our commercially reasonable best efforts to take such actions as may be required under clause (i) of the first sentence of this paragraph, to cooperate under clauses (ii) or (iii) of the first sentence of this paragraph as it relates to listing but not delisting of the preferred shares then on the 30th business day following the receipt of notice of such failure from the holders of 25% of the preferred shares outstanding, if such failure shall not have been cured prior to such date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the first such payment date, if we have not used our commercially reasonable best efforts to take such actions as may be required under clause (i) of the first sentence of this paragraph, or to cooperate under clauses (ii) or (iii) of the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares.

        (6)   that we will take all steps necessary to adopt the appropriate amendments to the organizational documents of Foster Wheeler Ltd. to effect the actions described in the first sentence of paragraph (2) above, including (A) adopting board resolutions recommending such actions, (B) distributing timely notice of such meetings to its shareholders, (C) complying with applicable proxy solicitation requirements as soon as practicable, (D) if a quorum is not present on a scheduled date of any such meeting, postponing and reconvening such meeting at least twice and (E) with respect to the action described in clause (B) of paragraph (2) above, duly conveying and holding a separate general meeting of the holders of the common shares. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we fail to take such actions as may be required under the first sentence of this paragraph, then on the 30th business day following receipt of notice of such failure from the holders of 25% of the preferred shares outstanding, if such failure shall not have been cured prior to such date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. Thereafter, on each quarterly anniversary of the first such payment date, if we have failed to take such action as may be required under the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares.

        (7)   that (i) we will adopt the board resolution necessary to issue the common shares issuable upon conversion of the preferred shares on the date that the certificate of designation is approved in final form, with effect on the date on which the preferred shares are issued and (ii) following its adoption, we are required (x) to refrain from taking any action to impair, rescind or alter such resolution following its adoption, to at all times after our authorized capital has been increased as described in paragraph (2) above, reserve that number of common shares (taking into account any outstanding warrants, options and similar rights for which the common shares have been or may be separately reserved) sufficient to allow, and maintain sufficient share premium to effect, the conversion of the preferred shares and issuance of related common shares. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take the action described in clause (i), or if we have failed to take or to refrain from taking, as the case may be, the actions described in clause (ii) of the first sentence of this paragraph, then on the sixth day following its failure, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the first such payment date, if we have not taken the action described in clause (i) (or refrain from taking the action described in clause (ii)) of the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregated amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares.

        (8)   all dividends payable on the preferred shares shall be cumulative. Without limiting any other rights of the holders under the certificate of designation (including, without limitation, the rights to receive dividends payable under the certificate of designation and the right under the lockup agreement to be paid an amount equal to any dividends not paid as required under the Certificate of Designation) or under the lockup agreement (including the holders' right to specific performance thereunder), upon the default of the equivalent of six quarterly dividends on the preferred shares, the holders may, voting as a class, elect at least two members of our board of directors at each annual general meeting of Foster Wheeler Ltd., such right to continue until all dividends payable hereunder have been paid in full.

        Capital Distribution.    The preferred shares will have the right to receive a pro rata share of any return or distribution by Foster Wheeler Ltd. of its share capital to holders of common shares, whether by way of a repurchase of common shares, a reduction of issued share capital, a bonus issue of shares (except any bonus issue made in accordance with and to effect the conversion rights described above) or otherwise as though the preferred shares had been converted into common shares prior to the return or distribution, whether or not the share capital has been increased and the shares have in fact become convertible.

        Liquidation Rights.    The preferred shares offered in the exchange offer have a liquidation preference of $0.01.

        There are currently no issued and outstanding shares of Foster Wheeler Ltd. that rank senior in right of payment to the preferred shares upon liquidation, dissolution or winding up. The preferred shares will rank equally with the issued and outstanding common shares of Foster Wheeler Ltd. upon liquidation, dissolution or winding up as though the preferred shares had been converted immediately prior to such liquidation, dissolution or winding up, whether or not the share capital has been increased and the shares have in fact become convertible, and, as such, will share equally and ratably in the assets, if any, remaining after the payment of all of Foster Wheeler Ltd.'s debts and liabilities. For a discussion of risks relating to future issuances of additional preferred shares, see "Risk Factors—Risk Factors Relating to the Preferred Shares—A future issuance of additional preferred shares of Foster Wheeler Ltd. may adversely affect the rights of Foster Wheeler Ltd.'s equity holders."

        Liability for Further Calls or Assessments.    The preferred shares will be duly and validly issued, and when received in exchange for tendered trust securities, convertible notes, Robbins bonds or 2005 notes will be fully paid and will not be subject to further calls or assessments.

        Listing.    The preferred shares are not listed on an exchange or quoted on any national securities association.

        Fractional Shares.    The preferred shares may be issued as fractional shares and Bermuda law and our bye-laws allow the transfer and sale of fractional shares.

Variation of Rights

        The rights attaching to any class of shares, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Any action which may be construed to constitute a variation of the rights of a class of shares including but not limited to variations resulting from or in connection with mergers, amalgamations, and asset sales, may give the holders of the affected class of shares the right to vote in respect of the variation as a separate class. The creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. Under Bermuda law, the holders of a class of shares may also be entitled to vote separately as a class in certain other circumstances including, but not limited to, a scheme of arrangement under the Companies Act as described below. See "Compulsory Acquisition of Shares Held by Minority Holders" The preferred shares will vote on proposals to reduce the par value of the shares of Foster Wheeler Ltd. and to increase the authorized share capital of Foster

Wheeler Ltd. (as described in the section entitled "Terms of the Preferred Shares") on an as converted basis together with the common shares as a single class. The reduction of par value and subsequent increase of authorized share capital shall be effected upon the affirmative vote of a majority of such votes cast.

Repurchase

        Under Foster Wheeler Ltd.'s bye-laws and subject to the solvency and minimum capital requirements of the Companies Act, Foster Wheeler Ltd. may purchase any issued common shares or preferred shares in the circumstances and on the terms as are agreed by Foster Wheeler Ltd. and the holders of common shares or preferred shares, as applicable, from time to time. No repurchase may be effected if there are reasonable grounds for believing that Foster Wheeler Ltd. is, or after effecting the repurchase would be, unable to pay its liabilities as they become due. A repurchase of more than 10% of the shares from a shareholder for more than market value requires the prior approval of the board of directors and the holders of a majority of all voting shares.

Transfer of Shares

        Foster Wheeler Ltd.'s fully paid shares are transferable by a transfer form signed by the transferor and delivered to Foster Wheeler Ltd. or its transfer agent together with the certificate, if any, for such shares. Foster Wheeler Ltd.'s board of directors may refuse to register, or otherwise restrict, the transfer of any share if the board believes that the transfer would cause Foster Wheeler Ltd. to violate any applicable law or if the transfer is not in accordance with the bye-laws.

Meetings of Shareholders

        Foster Wheeler Ltd. must convene at least one general meeting of shareholders each calendar year. A general meeting of shareholders may be called by Foster Wheeler Ltd.'s board of directors and a special meeting of shareholders must be called upon the request of not less than 10% of Foster Wheeler Ltd.'s voting shares. Foster Wheeler's bye-laws require not more than 60 and at least 10 days' notice of an annual general meeting must be given to each shareholder entitled to vote at such meeting, and not less than 30 nor more than 60 days' notice of a special general meeting must be given. The quorum required for a general meeting of shareholders is one or more persons present in person and representing in person or by proxy in excess of 50% of Foster Wheeler Ltd.'s issued voting shares.

Access to Books and Records and Dissemination of Information

        Members of the general public have the right to inspect the public documents of Foster Wheeler Ltd. at the office of the Registrar of Companies in Bermuda. These documents include the memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. Shareholders may inspect Foster Wheeler Ltd.'s bye-laws, minutes of general meetings and the audited financial statements, which must be presented at the annual general meeting. The register of members is also open to inspection by shareholders without charge and by members of the general public on the payment of a fee. The register of members must be open for inspection for not less than two hours in any business day (but may be closed for not more than thirty days in a year). Foster Wheeler Ltd.'s register of directors and officers is maintained at its registered office in Bermuda and is open for inspection for not less than two hours in any business day by members of the public without charge.

Election and Removal of Directors

        Foster Wheeler Ltd.'s board of directors may consist of between three and twenty directors. The number of directors within such range is fixed from time to time by the board. Foster Wheeler Ltd.'s board of directors resolved that, as of January 27, 2004, the board of directors would be comprised of seven directors and as of March 1, 2004, there were seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

        Any shareholder wishing to nominate for election as a director someone who is not nominated by Foster Wheeler Ltd.'s board of directors must give notice of the intention to nominate the person for election. Such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

        A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. Under Foster Wheeler Ltd.'s bye-laws, the board of directors is responsible to fill vacancies on the board and any newly created directorships.

Amendment of Memorandum of Association and Bye-laws

        Foster Wheeler Ltd.'s memorandum of association may be amended by a resolution passed at a duly called general meeting of shareholders. Upon compliance with applicable Bermuda law, amendments to the memorandum of association may be subjected to review by a Bermuda court by dissenting shareholders holding not less than 20% of the par value of Foster Wheeler Ltd.'s issued capital.

        Foster Wheeler Ltd.'s bye-laws may be amended by resolutions of the board of directors and shareholders, or by the unanimous vote of the shareholders without prior approval of the board. Any proposed amendment to the bye-law relating to removal of directors, however, must be approved by the board and the affirmative vote of at least 75% of the shareholders. Any amendment to vary the rights attached to a class of shares must comply with the bye-law relating to a variation of class rights.

        Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws which would affect the powers, preferences or special rights of the preferred shares or vary the rights of the common shares will require the approval of holders of at least three-fourths of the outstanding affected class of shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the affected class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding affected class of shares is present.

        If any Series A Junior Participating Preferred Shares are issued, the memorandum of association and bye-laws of Foster Wheeler Ltd. may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the issued Series A Junior Participating Preferred Shares voting as a single class. See "—Rights Plan" below.

Amalgamations and Business Combinations

        Foster Wheeler Ltd.'s bye-laws provide that a merger or an amalgamation must be approved by 66 2/3% of the votes cast at a general meeting of the shareholders at which the quorum shall be one or more persons representing more than 50% of the issued voting shares.

        Certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the acquisition date of such holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following such acquisition date.

Appraisal Rights and Shareholder Suits

        A shareholder who is not satisfied that fair value has been offered for such shareholder's shares on an amalgamation may apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company if the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company's memorandum of association or bye-laws. A Bermuda court would also be expected to review acts that are alleged to constitute a fraud against the minority shareholders or any act which requires the approval of a greater percentage of the shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Capitalization of Profits and Reserves

        Pursuant to Foster Wheeler Ltd.'s bye-laws, the board of directors may capitalize any part of the amount of its share premium or other reserve accounts or any amount credited to its profit and loss account or otherwise available for distribution by applying such sum in paying up (1) unissued shares to be allotted as fully paid bonus shares pro-rata to the shareholders or any class thereof; or (2) in full or partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Registrar and Transfer Agent

        Mellon Investor Services LLC serves as registrar and transfer agent of Foster Wheeler Ltd. in the United States.

Untraced Shareholders

        Foster Wheeler Ltd.'s bye-laws provide that the board of directors may forfeit any dividend or bonuses which remain unclaimed for six years from the date of declaration.

Compulsory Acquisition of Shares Held by Minority Holders

        The shares of minority holders may be acquired by certain statutory procedures under the Companies Act including upon the approval of an arrangement with shareholders in a court supervised process and upon the acquisition of 90% or more of the issued shares or class of shares. Such procedures include:

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  A scheme of arrangement under the Companies Act. Such a scheme could be effected upon the agreement of Foster Wheeler Ltd. and of holders of common shares or preferred shares, representing in the aggregate a majority in number and at least 75% in value of the common or preferred shareholders present and voting at a court ordered meeting held to consider the scheme. The scheme must then be sanctioned by the Bermuda Supreme Court. If such a scheme receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares or preferred shares could be compelled to sell their shares under the terms of the scheme.

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  If an acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Bermuda Supreme Court (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

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  Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Bermuda Supreme Court for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Anti-Takeover Provisions

        Foster Wheeler Ltd.'s bye-laws have provisions that could have an anti-takeover effect. These provisions of the bye-laws are summarized below.

        Foster Wheeler Ltd.'s board of directors is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

        Foster Wheeler Ltd.'s board of directors consists of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be elected.

        At any annual general meeting of shareholders, the only business that may be conducted is as shall have been brought before the meeting by or at the direction of the board or by any shareholder who complies with certain notice procedures. To be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice of a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting. Under Bermuda law, not less than one hundred shareholders, or shareholders holding at least 5% of the voting power of Foster Wheeler Ltd., may require Foster Wheeler Ltd. give notice of a resolution that may properly be moved at an annual general meeting, or to circulate to shareholders entitled to notice of any meeting a statement of any proposed resolution or business to be dealt with at that meeting.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Foster Wheeler Ltd.'s common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of voting shares. Under the bye-laws, special general meetings may only be called by a majority of the entire board of directors. Under Bermuda law, a special general meeting must also be called upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote. The bye-laws of Foster Wheeler Ltd. provide that any action to be taken at such a shareholder meeting would require the approval of 100% of the shares eligible to vote at such meeting.

        Foster Wheeler Ltd.'s board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any other classes or series of shares with the designations, rights, preferences, limitations and voting rights, if any, as they consider fit. The board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the voting shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

        Certain business combinations between Foster Wheeler Ltd. and an interested members are prohibited. Specifically, business combinations between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

        "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

        "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

Rights Plan

        Pursuant to Foster Wheeler Ltd.'s rights plan dated May 21, 2001, each holder of one common share of Foster Wheeler Ltd. has the right under certain circumstances, or a purchase right, to purchase from Foster Wheeler Ltd. a one one-hundredth interest in a Series A Junior Participating Preferred Share of Foster Wheeler Ltd., par value $1.00 per share, or the Series A preferred shares. These Series A preferred shares are super-voting and act to dilute the ownership of the holders of common shares that do not receive such Series A preferred shares. The purchase rights become exercisable when any person, together with its affiliates, acquires 20% or more of Foster Wheeler Ltd.'s common shares.

        The board of directors of Foster Wheeler Ltd. is permitted to amend the rights plan prior to the exchange offer in order to (1) cure any ambiguity, (2) correct or supplement any provision which may be defective or inconsistent with any other provision in the rights plan, or (3) make any other provisions in regard to matters or questions arising under the rights plan which Foster Wheeler Ltd. and the rights agent may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the board of directors of Foster Wheeler Ltd. in adopting the rights plan. Foster Wheeler Ltd. intends to and will be required under the lockup agreement to amend the rights plan so that the rights terminate before the consummation of the exchange offer.

Certain Provisions of Bermuda Law

        Foster Wheeler Ltd. has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows Foster Wheeler Ltd. to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on its ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to United States residents who are holders of Foster Wheeler Ltd.'s shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of all the shares of Foster Wheeler Ltd. to and between non-residents of Bermuda for exchange control purposes, provided a class of shares of Foster Wheeler Ltd. are: (1) listed on an appointed stock exchange, which includes the New York Stock Exchange; (2) quoted in the "Pink Sheets"; or (3) quoted on the OTC Bulletin Board. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to performance or creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of Foster Wheeler Ltd.'s business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

        This prospectus will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of Foster Wheeler Ltd.'s business or for the correctness of any opinions or statements expressed in this prospectus.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity, for example as a trustee, certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, Foster Wheeler Ltd. is not bound to investigate or see to the execution of any such trust. Foster Wheeler Ltd. will take no notice of any trust applicable to any of its shares, whether or not it has been notified of such trust.

DESCRIPTION OF THE WARRANTS

        Each warrant offered in the exchange offer will, upon the circumstances described in this prospectus, entitle its owner to purchase a specified number of common shares, as described in this section, for $0.4689 per common share issuable thereunder, or, if applicable, for a specified number of preferred shares. Currently, Foster Wheeler Ltd. does not have a sufficient number of authorized common shares to cover the exercise of all of the warrants being offered in, and in connection with, the exchange offer. The warrants will become exercisable one year after their issue date, and will be exercisable for preferred shares, only, unless and until the number of authorized common shares of Foster Wheeler Ltd. is increased from 160 million to at least 1,475.9 million and the par value of Foster Wheeler Ltd.'s shares is reduced from $1.00 per share to $0.01 per share, subject to adjustment for certain dilutive events, in which case they will be exercisable for common shares as described herein. Foster Wheeler Ltd. intends to hold a general meeting of its voting shareholders to effect these alterations to its capital promptly following the completion of the exchange offer. If the number of authorized shares is not so increased and the par value is not so reduced, the warrants will not become exercisable for common shares, but will be exercisable for preferred shares.

        Foster Wheeler is also issuing warrants to its shareholders of record prior to the closing of the exchange offer. See "The Exchange Offer and the Consent Solicitation—Management and Existing Shareholder Participation" for more information.

Exercise of Warrants

        A warrant may be exercised by completing and signing the appropriate form on the warrant and mailing or delivering the warrant to Mellon Investor Services LLC, the warrant agent, in time to reach the warrant agent by the expiration date of the warrants, accompanied by payment of the full purchase price. Payment of the purchase price must be made in United States funds (by check, cash or bank draft) payable to the order of Foster Wheeler Ltd. Common shares will be issued as soon as practicable after exercise and payment of the purchase price.

        The warrants are exercisable, subject to the satisfaction of the conditions described above, only after the first anniversary of the consummation of the exchange offer and on or before the fifth anniversary of the consummation of the exchange offer, subject to extension as described below under "—Shelf Registration."

Common Shares Issuable under the Warrants

        We will reserve a sufficient number of common shares for issuance upon exercise of the warrants if, as and when the number of authorized common shares is increased and the par value is reduced as described above, and such common shares, when issued in accordance with the terms of the warrants, will be fully paid and non-assessable. The aggregate amount of 7,000,000 warrants will be exercisable into that number of common shares in the aggregate equal to:

        (x) 20% (assuming 100% participation of the trust securities in the exchange offer) of (y) which is equal to (A) the number of common shares that will be outstanding immediately following the consummation of the exchange offer assuming the preferred shares are converted and including 39,172,675 common shares to be issued under a restricted stock plan to members of Foster Wheeler's senior management and directors divided by (B) 1 minus 30%, which is the sum of the pro forma ownership percentage of (i) the warrants and the options to be provided to existing common shareholders and management respectively (or 10%) and (ii) warrants to be provided to the holders of the trust securities (or 20% assuming 100% participation).

        If less than 100% of the trust securities participate in the exchange offer, then the percentages in (x) and (B) will be reduced. If the minimum tender condition is satisfied, it would be 15% in (x) and 25% in (B).

        The number of common shares issuable under each warrant will be calculated by dividing the aggregate number of common shares issuable by the number of trust securities validly tendered in the exchange offer and not withdrawn.

        Assuming the minimum conditions with respect to the percentage of each class of securities tendered into the exchange offer are satisfied, the number of common shares issuable upon exercise of each warrant will be approximately 30.45 and in the aggregate will represent 15% of the fully diluted common shares of Foster Wheeler Ltd. assuming the conversion of the preferred shares and the exercise of the warrants and options issued in and in connection with the exchange offer. Assuming 100% participation in the exchange offer the number of common shares for which each warrant will be exercisable will be approximately 41.91 and in the aggregate will represent 20% of the fully diluted common shares of Foster Wheeler Ltd. assuming the conversion of the preferred shares and the exercise of the warrants and options issued in and in connection with the exchange offer.

Preferred Shares Issuable under the Warrants

        If the increase in authorized common shares or the reduction in par value referred to above are not authorized, the warrants will not become exercisable for common shares, but will be exercisable for preferred shares. In the event that the warrants will be exercisable for preferred shares rather than for common shares, each warrant will be exercisable for that number of preferred shares that would entitle the holder to convert its preferred shares into the number of common shares for which the warrants would have been exercisable had the conditions described above been satisfied. Assuming the minimum conditions with respect to the percentage of each class of securities tendered in the exchange offer are satisfied, the number of preferred shares issuable upon the exercise of each warrant will be approximately 0.0234 shares. Foster Wheeler Ltd. has a sufficient number of authorized preferred shares available to satisfy the exercise of the warrants, and will, for so long as the warrants are or may become exercisable for preferred shares, reserve a sufficient number of preferred shares to cover the exercise of all warrants being offered in, and in connection with, the exchange offer.

Dilution

        As long as any warrants remain outstanding, common shares to be issued upon the exercise of warrants will be adjusted in the event of one or more splits, consolidations, amalgamation, subdivisions, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of common shares still subject to the warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of common shares outstanding and the purchase price per share shall be decreased or increased as the case may be in the same proportion. The warrants contain provisions protecting against dilution resulting from the sale of additional common shares at a price less than the exercise price of the warrants.

Voting and Dividends

        The holders of the warrants as such are not entitled to vote, to receive dividends or to exercise any of the rights of holders of shares of common shares for any purpose until such warrants shall have been duly exercised and payment of the purchase price shall have been made. There is no market for the warrants and there is no assurance that any such market will ever develop.

Shelf Registration

        We have agreed to use our best efforts to file and maintain, at all times during which the warrants are exercisable, a resale "Shelf" registration statement relating to the offer and sale of common shares, or, if applicable, preferred shares, underlying the warrants for the benefit of the warrant holders. In certain circumstances, the exercisability of the warrants may be suspended. The expiration date of the warrants will be extended for a period equal to the aggregate time during which a registration statement is not available to the holders of the warrants once they become exercisable. In addition, if the registration statement is unavailable at any time during the 30 business days preceding the expiration date, then the expiration date will be extended so that the registration statement is available during the 30 consecutive business days preceding the expiration date as so extended. We will promptly notify the holders of the warrants of any extensions.

Global Form

        The warrants will be issued initially in book entry form under a global warrant certificate issued to the Depositary Trust Company ("DTC") pursuant to a warrant agreement between us and Mellon Investor Services LLC, as the warrant agent. Beneficial interests in the global warrant certificate may be exchanged for warrant certificates in definitive form by the holder of such interest upon receipt by the warrant agent of written instructions or other form of instructions as is customary for the DTC. We will initially appoint the principal office of the warrant agent as the location at which warrants may be surrendered for exercise, transfer or exchange.

COMPARISON OF RIGHTS

        The rights of holders of trust securities are governed by the declaration of trust, the junior subordinated indenture, the guarantee agreement and the Statutory Trust Act of the State of Delaware. The rights of holders of convertible notes are governed by the convertible notes indenture and the global convertible note. The rights of holders of Robbins bonds are governed by the Second Amended and Restated Mortgage, Security Agreement and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as trustee, or the Robbins indenture. Upon completion of the exchange offer, holders of trust securities, convertible notes, Robbins bonds and 2005 notes who have tendered their securities in the exchange offer will become holders of common shares and preferred shares of Foster Wheeler Ltd. The rights of holders of common shares will be governed by the Companies Act and Foster Wheeler Ltd.'s memorandum of association and bye-laws and the rights of holders of preferred shares will be governed by the Companies Act, the certificate of designation for the preferred shares and Foster Wheeler Ltd's memorandum of association and bye-laws. The term "member" when used under the Companies Act, the certificate of designation and the memorandum of association and bye-laws of Foster Wheeler Ltd. is used interchangeably with the term "shareholder" in this prospectus.

        There are many differences between the rights of holders of trust securities under Delaware law, holders of convertible notes issued under an indenture governed by New York law and the rights of holders of Robbins bonds issued under the Robbins indenture governed by Illinois law, and supported by the exit funding agreement which is governed by New York law, on the one hand, and the rights of security holders under Bermuda law, on the other hand, which is modeled after the corporate laws of England. In addition, there are differences between the governing documents of FW Preferred Capital Trust I and Foster Wheeler LLC, on the one hand, and Foster Wheeler Ltd., on the other hand.

        The following discussion is a summary of the material differences between the rights of holders of trust securities, convertible notes and Robbins bonds and the rights of holders of common shares and preferred shares of Foster Wheeler Ltd. We encourage you to read this summary carefully. This summary does not purport to be complete or to cover all of the respects in which Bermuda law may differ from the laws generally applicable to holders of trust securities, convertible notes and Robbins bonds and, while we believe that this summary is materially accurate, this summary is subject to the complete text of the relevant provisions of the Companies Act, the Statutory Trust Act, the declaration of trust, the indentures, the global notes, and each of Foster Wheeler Ltd.'s and Foster Wheeler LLC's governing documents.

Trust Securities Compared to Common Shares and Preferred Shares

Provision Applicable to Holders of Trust Securities	Provision Applicable to Holders of Common Shares and Preferred Shares
Shareholders' Meetings
Meetings of the holders of the trust securities may be called at any time by the administrative trustees to consider and act on any matter on which holders of the trust securities are entitled to act under the terms of the declaration of trust, the terms of the trust securities or the rules of any stock exchange on which the trust securities are then listed or admitted for trading.	Under Bermuda law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
The administrative trustees shall call a meeting of the holders of a class of trust securities if directed to do so by the holders of at least 10% of the aggregate liquidation amount of such class.

Quorum
There are no quorum requirements for meetings of holders of trust securities.	The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings
Notice of meeting of the holders of the trust securities must be given at least seven days and not more than 60 days before the date of such meeting.	Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees
If an event of default under the junior subordinated indenture has occurred and is continuing, the holders of a majority of the aggregate liquidation amount of the trust securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust.

In no event do the holders of the trust securities have the right to vote to remove or replace the administrative trustees; such voting rights are vested exclusively in the holders of the common securities of the trust.	The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.
Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.
A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.

Approval Requirements Generally

Holders of the trust securities generally do not have voting rights. However, termination of the junior subordinated indenture may not be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of all the outstanding trust securities, unless and until the principal of (and premium, if any, on) the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions are satisfied.
No amendment, modification or termination of the junior subordinated indenture or the junior subordinated debentures, may be made by the property trustee, as holder of the junior subordinated debentures without the prior consent of (1) each holder of the trust securities, in the case of an amendment to (A) change the stated maturity on the debentures, reduce the rate or extend the time of payment of interest on, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest premium thereon payable in any coin or currency other than that provided in such debentures, or impair or affect the right of any holder thereof to institute suit for payment thereof, (B) reduce the percentage of holders of debentures of any series required for amendments to the junior subordinated indenture or the junior subordinated debentures or (C) modify provisions of the junior subordinated indenture relating to (i) the direction of proceedings by holders of the junior subordinated debentures for any remedy available to the trustee, (ii) waiver of defaults under the junior subordinated indenture or (iii) the amendment provisions discussed in this paragraph, except to increase any such percentage or to provide that certain other provisions cannot be modified without the consent of each holder or (2) 66 2/3% of the aggregate liquidation amount of the trust securities voting together as a single class, in the case of other amendments to the junior subordinated indenture. In addition, any amendment to the guarantee agreement that materially adversely affects the rights of the holders of the trust securities requires the approval of at least 66 2/3% of the aggregate liquidation amount of the trust securities.
Each holder of common shares is entitled to one vote in person, or by proxy, for each common share, registered in the name of such holder. Prior to becoming convertible, each holder of preferred shares will have the number of votes the common shares issuable upon conversion of such preferred shares would have. If and when the preferred shares become convertible at each holder's option, they will cease to vote except in limited circumstances as described in the next paragraph or as otherwise required under applicable law.
Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the certificate of designation which would affect the powers, preferences, or special rights of the preferred shares and any variation of the rights of the common shares or the preferred shares as a class will require the approval of holders of at least three-fourths of the outstanding affected class of shares. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the relevant class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding shares of the relevant class is present.

Amendment of Constitutional Documents and Terms of Securities

If any amendment would (1) adversely affect the powers, preferences or special rights of the holders of the trust securities and the common securities of the trust whether by amendment to the declaration of trust or otherwise, (2) result in the dissolution, winding up or termination of the trust other than pursuant to the terms of the Declaration of Trust, (3) change the amount or timing of any distribution of the trust securities or common securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities or common securities of the trust as of a specified date, or (4) restrict the right of a holder of trust securities or common securities of the trust to institute suit for the enforcement of any such payment on or after such date, then the holders of the trust securities and common securities of the trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of each of the holders of the trust securities and common securities of the trust affected thereby.
Any amendment that would adversely affect only the trust securities or the common securities of the trust must be approved by a majority of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid distributions to the date upon which the voting percentages are determined) of such class affected thereby.
Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments.

Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board of directors, provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd. If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of all of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.

Approval of Business Combinations

Generally, the trust may not merge with, or undertake any other business combination as described in the declaration of trust, with any corporation or other body. However, the trust may, at the request of Foster Wheeler LLC or with the consent of the administrative trustees, or if there are more than two, a majority of the administrative trustees and without the consent of the holders of the trust securities or common securities of the trust, the Delaware trustee or the property trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state if certain conditions are met (including the assumption of all of the obligations of the trust by the successor entity and the substitution for the trust securities of other securities having the same terms as the trust securities).

The trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the outstanding trust securities and common securities of the trust, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such action would cause the trust or successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes and each holder of the trust securities or common securities of the trust not to be treated as owning an undivided interest in the junior subordinated debentures.
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.
The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may in its discretion grant such order as it thinks fit.

Dissenters' Rights
Holders of trust securities do not have dissenters' rights.	Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and certain affiliated companies) may apply to the court to appraise the fair value of his or her shares.

Distributions and Dividends

Distributions on the trust securities are payable on a quarterly basis, but only to the extent that payments are made by Foster Wheeler LLC on the junior subordinated debentures and only to the extent that the trust has sufficient funds available to make such payments.

If Foster Wheeler LLC defers interest payments on the junior subordinated debentures, the trust will also defer quarterly distributions on the trust securities. During a deferral period, the amount of distributions due to the holder would continue to accrue and such deferred distributions will themselves accrue interest. Deferral periods may not exceed 20 consecutive quarterly periods.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions to shareholders out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In certain circumstances, the preferred shares may be entitled to distributions as described under "Description of Share Capital—Preferred Shares—Terms of the Series B Convertible Preferred Shares Offered in the Exchange Offer—Dividend Rights."
The holders are entitled to receive cumulative cash distributions at an annual rate of 9%. Distributions accrue from the date the trust issues the trust securities and will be paid quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning April 15, 1999.

Repurchase and Redemptions

The trust will redeem all of the trust securities when the junior subordinated debentures are paid at maturity on January 15, 2029. In addition, if Foster Wheeler LLC redeems any junior subordinated debentures before their maturity, the trust must use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a pro rata basis, trust securities and common securities of the trust having a total liquidation amount equal to the total principal amount of the junior subordinated debentures redeemed.

Foster Wheeler LLC has the right to redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption: (1) on one or more occasions any time on or after January 15, 2004; and (2) at any time, if Foster Wheeler LLC receives an opinion of counsel as to certain changes in tax or investment company law or regulations, provided Foster Wheeler LLC chooses to redeem within 90 days of the occurrence of the receipt of the opinion. If Foster Wheeler LLC redeems the junior subordinated debentures because of the receipt of an opinion discussed in the prior sentence, it must redeem all of them.
Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (1) capital paid-up on the shares in question; (2) proceeds of a new issue of shares made for the purposes of the repurchase; or (3) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.
Enforcement Rights

If an event of default with respect to the junior subordinated debentures has occurred and is continuing and such event is attributable to the failure of Foster Wheeler LLC to pay any amounts in respect of such junior subordinated debentures on the date such amounts are otherwise payable, a holder of the trust securities may institute a legal proceeding directly against Foster Wheeler LLC for enforcement of payment to such holder of an amount equal to the aggregate liquidation amount of the trust securities held by such holder. Foster Wheeler LLC may not amend the indenture or the junior subordinated debentures to remove this right to bring an action without the prior written consent of the holders of all of the trust securities.

In connection with such action, the rights of Foster Wheeler LLC will be subrogated to the rights of such holder of the trust securities under the declaration of trust to the extent of any payment made by Foster Wheeler LLC to such holder of trust securities in such action. Consequently, Foster Wheeler LLC will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution that resulted in the bringing of an action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the trust. The holders of trust securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Guarantees
The obligations of the trust are guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. The guarantees rank junior in right of payment to all liabilities of the guarantors.	The common shares and preferred shares are not guaranteed by any entity.
Derivative Suits
The Statutory Trust Act of the State of Delaware provides that a beneficial owner may bring an action in the Court of Chancery in the right of a statutory trust to recover a judgment in its favor if the trustees with the authority to do so have refused to bring the action or if an effort to cause those trustees to bring the action is not likely to succeed. If the property trustee fails to enforce its rights under the junior subordinated debentures after a holder of trust securities has made a written request, such holder of trust securities may, to the extent permitted by applicable law, institute a legal proceeding directly against Foster Wheeler LLC to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.	The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.
Indemnification of Directors, Officers and Trustees
Foster Wheeler LLC has agreed to indemnify to the fullest extent permitted by law any administrative trustee, any affiliate of an administrative trustee, any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate thereof, or any officer or agent of FW Preferred Capital Trust I or its affiliates other than the property trustee, the Delaware trustee and their respective affiliates.	Under the Companies Act, a company is permitted to indemnify any officer or director against (1) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (2) any loss or liability resulting from negligence, default, breach of duty or breach of trust, except for his or her fraud or dishonesty. The bye-laws of Foster Wheeler Ltd. provide for the indemnity by Foster Wheeler Ltd. of the officers and directors of Foster Wheeler Ltd., except with respect to fraud, dishonesty or willful misconduct.

Limited Liability of Directors and Officers
Except as expressly set forth in the declaration of trust, the guarantee agreement and the terms of the trust securities, the officers and directors of Foster Wheeler LLC: (1) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the holders of the trust securities which shall be made solely from assets of the trust; and (2) shall not be required to pay to the trust or to any holder of trust securities any deficit upon dissolution of the trust or otherwise.	Under the Companies Act, a director must observe the statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. Foster Wheeler Ltd.'s bye-laws contain a provision by virtue of which its shareholders waive any claim or right of action that they have, both individually and on Foster Wheeler Ltd.'s behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.
Inspection of Books and Records
Each holder of trust securities has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the trustees, to obtain from the trust, from time to time upon reasonable demand for any purpose reasonably related to the holder's interest in the trust, business and financial records of the trust.	Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of general shareholders' meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge.

Trust Securities Compared to Warrants

Provision Applicable to Holders of Trust Securities	Provision Applicable to Holders of Warrants
Shareholders' Meetings
Meetings of the holders of the trust securities may be called at any time by the administrative trustees to consider and act on any matter on which holders of the trust securities are entitled to act under the terms of the declaration of trust, the terms of the trust securities or the rules of any stock exchange on which the trust securities are then listed or admitted for trading.	Holders of warrants will have no rights to call or cause to be called meetings of securityholders.
The administrative trustees shall call a meeting of the holders of a class of trust securities if directed to do so by the holders of at least 10% of the aggregate liquidation amount of such class.
Quorum
There are no quorum requirements for meetings of holders of trust securities.	Not applicable.
Notice of Meetings
Notice of meeting of the holders of the trust securities must be given at least seven days and not more than 60 days before the date of such meeting.	If Foster Wheeler Ltd. proposes (a) to offer or distribute to the holders of common shares rights to subscribe to or purchase any additional shares of any class of its share capital, any debt or assets, or any other rights or options, (b) to effect certain reclassifications of common shares or any capital reorganization, tender or exchange offer, or any consolidation, merger or amalgamation to which Foster Wheeler Ltd. is a party and for which approval of any shareholders of Foster Wheeler Ltd. is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of Foster Wheeler Ltd., or (c) take any action that, under section 9(c) of the certificate of designation relating to the preferred shares, requires delivery of a notice to the holders of the preferred shares of such event, then, Foster Wheeler Ltd. shall mail to all registered holders of warrants notice of such proposed action, specifying the record date for such offer of rights or options, or the date on which such event shall take place or commence, as the case may be, and any record date for common shares entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the exercise price of the warrants and the number or kind of shares or other securities purchasable upon exercise of warrants which will be required as a result of such action. Such notice shall be filed and mailed in the case of (a) above, at least ten days prior to the record date, and, in the case (b) above, at least 20 days prior to the earlier of the date on which such event is expected to become effective and the date on which it is expected that holders of common shares of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such event.

Election and Removal of Directors/Trustees
If an event of default under the junior subordinated indenture has occurred and is continuing, the holders of a majority of the aggregate liquidation amount of the trust securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust.

In no event do the holders of the trust securities have the right to vote to remove or replace the administrative trustees; such voting rights are vested exclusively in the holders of the common securities of the trust.	Holders of warrants will have no rights to elect or remove directors.
Approval Requirements Generally

Holders of the trust securities generally do not have voting rights. However, termination of the junior subordinated indenture may not be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of all the outstanding trust securities, unless and until the principal of (and premium, if any, on) the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions are satisfied.
No amendment, modification or termination of the junior subordinated indenture or the junior subordinated debentures, may be made by the property trustee, as holder of the junior subordinated debentures without the prior consent of (1) each holder of the trust securities, in the case of an amendment to (A) change the stated maturity on the debentures, reduce the rate or extend the time of payment of interest on, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest premium thereon payable in any coin or currency other than that provided in such debentures, or impair or affect the right of any holder thereof to institute suit for payment thereof, (B) reduce the percentage of holders of debentures of any series required for amendments to the junior subordinated indenture or the junior subordinated debentures or (C) modify provisions of the junior subordinated indenture relating to (i) the direction of proceedings by holders of the junior subordinated debentures for any remedy available to the trustee, (ii) waiver of defaults under the junior subordinated indenture or (iii) the amendment provisions discussed in this paragraph, except to increase any such percentage or to provide that certain other provisions cannot be modified without the consent of each holder or (2) 66 2/3% of the aggregate liquidation amount of the trust securities voting together as a single class, in the case of other amendments to the junior subordinated indenture. In addition, any amendment to the guarantee agreement that materially adversely affects the rights of the holders of the trust securities requires the approval of at least 66 2/3% of the aggregate liquidation amount of the trust securities.
Holders of warrants will not generally have any voting rights, however the terms of the warrants may only be amended, or compliance therewith may be waived with the consent of holders of a majority of the warrants then outstanding; provided, that, without the consent of each warrantholder affected, no such amendment or waiver shall (i) reduce the number of common shares, preferred shares or other property or securities that can be issued pursuant to a warrant, (ii) increase the exercise price in respect of the warrants, (iii) bring forward the expiration date of the warrants, (iv) change any provision governing adjustments to the number or type of securities for which warrants are exercisable in a manner adverse to any warrantholder or (v) modify the provisions governing such amendment or waiver.

Amendment of Constitutional Documents and Terms of Securities

If any amendment would (1) adversely affect the powers, preferences or special rights of the holders of the trust securities and the common securities of the trust whether by amendment to the declaration of trust or otherwise, (2) result in the dissolution, winding up or termination of the trust other than pursuant to the terms of the Declaration of Trust, (3) change the amount or timing of any distribution of the trust securities or common securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities or common securities of the trust as of a specified date, or (4) restrict the right of a holder of trust securities or common securities of the trust to institute suit for the enforcement of any such payment on or after such date, then the holders of the trust securities and common securities of the trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of each of the holders of the trust securities and common securities of the trust affected thereby.
Any amendment that would adversely affect only the trust securities or the common securities of the trust must be approved by a majority of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid distributions to the date upon which the voting percentages are determined) of such class affected thereby.
The terms of the warrants may only be amended, or compliance therewith may be waived with the consent of a holders of a majority of the warrants then outstanding (excluding Foster Wheeler and its affiliates); provided that, without the consent of each warrantholder affected, no such amendment or waiver shall (i) reduce the number of common shares, preferred shares or other property or securities that can be issued pursuant to a warrant, (ii) increase the exercise price in respect of the warrants, (iii) bring forward the expiration date of the warrants, (iv) change any provision governing adjustments to the number or type of securities for which warrants are exercisable in a manner adverse to any warrantholder or (v) modify the provisions governing such amendment or waiver.

Approval of Business Combinations

Generally, the trust may not merge with, or undertake any other business combination as described in the declaration of trust, with any corporation or other body. However, the trust may, at the request of Foster Wheeler LLC or with the consent of the administrative trustees, or if there are more than two, a majority of the administrative trustees and without the consent of the holders of the trust securities or common securities of the trust, the Delaware trustee or the property trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state if certain conditions are met (including the assumption of all of the obligations of the trust by the successor entity and the substitution for the trust securities of other securities having the same terms as the trust securities).

The trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the outstanding trust securities and common securities of the trust, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such action would cause the trust or successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes and each holder of the trust securities or common securities of the trust not to be treated as owning an undivided interest in the junior subordinated debentures.
Foster Wheeler Ltd. need not obtain the approval of the holders of the warrants in order to effect any business combination. If Foster Wheeler Ltd. proposes to effect any consolidation or merger or amalgamation to which Foster Wheeler Ltd. is a party and for which approval of any shareholders of Foster Wheeler Ltd. is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of Foster Wheeler Ltd., then, Foster Wheeler Ltd. shall mail to all registered holders of warrants notice of such proposed action, specifying the date on which such event shall take place or commence, and any record date for common shares entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the exercise price of the warrants and the number or kind of shares or other securities purchasable upon exercise of warrants which will be required as a result of such action. Such notice shall be filed and mailed at least 20 days prior to the earlier of the date on which such event is expected to become effective and the date on which it is expected that holders of common shares of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such event.
Dissenters' Rights
Holders of trust securities do not have dissenters' rights.	Holders of warrants will not have dissenters' rights.
Distributions and Dividends

Distributions on the trust securities are payable on a quarterly basis, but only to the extent that payments are made by Foster Wheeler LLC on the junior subordinated debentures and only to the extent that the trust has sufficient funds available to make such payments.

If Foster Wheeler LLC defers interest payments on the junior subordinated debentures, the trust will also defer quarterly distributions on the trust securities. During a deferral period, the amount of distributions due to the holder would continue to accrue and such deferred distributions will themselves accrue interest. Deferral periods may not exceed 20 consecutive quarterly periods.	Holders of warrants will not be not entitled to any distributions or dividends.

The holders are entitled to receive cumulative cash distributions at an annual rate of 9%. Distributions accrue from the date the trust issues the trust securities and will be paid quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning April 15, 1999.
Repurchase and Redemptions

The trust will redeem all of the trust securities when the junior subordinated debentures are paid at maturity on January 15, 2029. In addition, if Foster Wheeler LLC redeems any junior subordinated debentures before their maturity, the trust must use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a pro rata basis, trust securities and common securities of the trust having a total liquidation amount equal to the total principal amount of the junior subordinated debentures redeemed.

Foster Wheeler LLC has the right to redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption: (1) on one or more occasions any time on or after January 15, 2004; and (2) at any time, if Foster Wheeler LLC receives an opinion of counsel as to certain changes in tax or investment company law or regulations, provided Foster Wheeler LLC chooses to redeem within 90 days of the occurrence of the receipt of the opinion. If Foster Wheeler LLC redeems the junior subordinated debentures because of the receipt of an opinion discussed in the prior sentence, it must redeem all of them.	Neither the holders of the warrants nor Foster Wheeler Ltd. will have any right to redeem the warrants.
Enforcement Rights

If an event of default with respect to the junior subordinated debentures has occurred and is continuing and such event is attributable to the failure of Foster Wheeler LLC to pay any amounts in respect of such junior subordinated debentures on the date such amounts are otherwise payable, a holder of the trust securities may institute a legal proceeding directly against Foster Wheeler LLC for enforcement of payment to such holder of an amount equal to the aggregate liquidation amount of the trust securities held by such holder. Foster Wheeler LLC may not amend the indenture or the junior subordinated debentures to remove this right to bring an action without the prior written consent of the holders of all of the trust securities.

In connection with such action, the rights of Foster Wheeler LLC will be subrogated to the rights of such holder of the trust securities under the declaration of trust to the extent of any payment made by Foster Wheeler LLC to such holder of trust securities in such action. Consequently, Foster Wheeler LLC will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution that resulted in the bringing of an action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the trust. The holders of trust securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.	Neither the warrant agreement between Foster Wheeler Ltd. and the warrant agent nor the warrants will provide any specific enforcement rights to holders of warrants.

Guarantees
The obligations of the trust are guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. The guarantees rank junior in right of payment to all liabilities of the guarantors.	The obligations of Foster Wheeler Ltd. under the warrants will not be guaranteed by any party.
Derivative Suits
The Statutory Trust Act of the State of Delaware provides that a beneficial owner may bring an action in the Court of Chancery in the right of a statutory trust to recover a judgment in its favor if the trustees with the authority to do so have refused to bring the action or if an effort to cause those trustees to bring the action is not likely to succeed. If the property trustee fails to enforce its rights under the junior subordinated debentures after a holder of trust securities has made a written request, such holder of trust securities may, to the extent permitted by applicable law, institute a legal proceeding directly against Foster Wheeler LLC to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.
Not applicable.

Indemnification of Directors, Officers, Trustees and Agents
Foster Wheeler LLC has agreed to indemnify to the fullest extent permitted by law any administrative trustee, any affiliate of an administrative trustee, any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate thereof, or any officer or agent of FW Preferred Capital Trust I or its affiliates other than the property trustee, the Delaware trustee and their respective affiliates.	Foster Wheeler Ltd. will agree to indemnify the warrant agent for, and to hold it harmless against, any loss, judgment, fine, cost, damage, penalty, demand, claim, liability or expense (including the reasonable fees and expenses of a single counsel to the warrant agent), incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the warrant agent, arising out of or in connection with the acceptance and administration of the warrant agreement.

Convertible Notes

Provision Applicable to Holders of Convertible Notes	Provision Applicable to Holders of Common Shares and Preferred Shares
Shareholders' Meetings

A meeting of the holders of convertible notes may be called by the Trustee, the Company or holders of at least 10% in aggregate principal amount of convertible notes to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by holders of the convertible notes.

A special meeting of holders of convertible notes may be called by the holders of at least 10% in aggregate principal amount of the convertible notes, upon not less than 21 days or more than 180 days notice.
Under Bermuda Law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
Quorum

The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the convertible notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of the aggregate principal amount.
The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings
Notice of every meeting will be given not less than 21 days nor more than 180 days prior to the meeting date and will set forth the time and place of such meeting and the action proposed to be taken.
Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees
Holders of the convertible notes do not have the right to elect or remove directors.
The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one

Provision Applicable to Holders of Convertible Notes	Provision Applicable to Holders of Common Shares and Preferred Shares
class of directors expires at each annual general meeting.

Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.
Approval Requirements Generally
Changes Requiring Majority Approval The indenture (including the terms and conditions of the notes and the guarantee) may be modified or amended either:

Each holder of common shares is entitled to one vote in person, or by proxy, for each common share registered in the name of such holder. Prior to becoming convertible, each holder of preferred shares will have the number of votes the common shares issuable upon conversion of such common shares would have. If and when the preferred shares become convertible at each holder's option, they will cease to vote except in limited circumstances as described in the next paragraph or as otherwise required under applicable law.

Provision Applicable to Holders of Convertible Notes		Provision Applicable to Holders of Common Shares and Preferred Shares
•	with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding, or	Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the certificate of designation which would affect the powers, preferences, or special rights of the preferred shares and any variation of the rights of the common shares or the preferred shares as a class will require the approval of holders of at least three-fourths of the outstanding affected class of shares. This approval can be evidenced either
•	by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the notes represented at such meeting.	by a consent in writing or by a resolution passed at a meeting of the holders of the relevant class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding shares of the relevant class is present.

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the convertible notes and the guarantee) cannot be modified or amended without the written consent or the affirmative vote of the holder of each convertible note affected by such change to:
•	change the maturity of the principal of or any installment of interest on any convertible note (including any payment of liquidated damages),
•	reduce the principal amount of, or any premium or interest on (including any payment of liquidated damages), any convertible note,
•	change the currency of payment of such convertible note or interest thereon,
•	impair the right to institute suit for the enforcement of any payment on or with respect to any convertible note,
•	modify Foster Wheeler Ltd.'s obligations to maintain an office or agency in New York City,
•	except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders upon a change of control or the

Provision Applicable to Holders of Convertible Notes		Provision Applicable to Holders of Common Shares and Preferred Shares
conversion rights of holders of the convertible notes,
•	modify the subordination provisions of the indenture or the guarantee of Foster Wheeler LLC in a manner adverse to the holders of convertible notes,
•	modify the redemption provisions of the indenture in a manner adverse to the holders of convertible notes,
•	reduce the percentage in aggregate principal amount of convertible notes outstanding necessary to modify or amend the indenture or to waive any past default, or
•
reduce the percentage in aggregate principal amount of convertible notes outstanding required for the adoption of a resolution or the quorum required at any meeting of holders of convertible notes at which a resolution is adopted.
Amendment of Constitutional Documents and Terms of Securities
Changes Requiring Majority Approval The indenture (including the terms and conditions of the notes and the guarantee) may be modified or amended either:		Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments.
•	with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding, or	Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is
•	by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the notes represented at such meeting.	required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd. If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise

Provision Applicable to Holders of Convertible Notes		Provision Applicable to Holders of Common Shares and Preferred Shares
Changes Requiring Approval of Each Affected Holder		provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in

The indenture (including the terms and conditions of the convertible notes and the guarantee) cannot be modified or amended without the written consent or the affirmative vote of the holder of each convertible note affected by such change to:		writing of the holders of all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued
•	change the maturity of the principal of or any installment of interest on any convertible note (including any payment of liquidated damages),	shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights
•	reduce the principal amount of, or any premium or interest on (including any payment of liquidated damages), any convertible note,	attached to existing shares.
•	change the currency of payment of such convertible note or interest thereon,
•	impair the right to institute suit for the enforcement of any payment on or with respect to any convertible note,
•	modify Foster Wheeler Ltd.'s obligations to maintain an office or agency in New York City,
•
except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders upon a change of control or the conversion rights of holders of the convertible notes,
•	modify the subordination provisions of the indenture or the guarantee of Foster Wheeler LLC in a manner adverse to the holders of convertible notes,
•	modify the redemption provisions of the indenture in a manner adverse to the holders of convertible notes,
•	reduce the percentage in aggregate principal amount of convertible notes outstanding necessary to modify or amend the indenture or to waive any past default, or

Provision Applicable to Holders of Convertible Notes	Provision Applicable to Holders of Common Shares and Preferred Shares
•
reduce the percentage in aggregate principal amount of convertible notes outstanding required for the adoption of a resolution or the quorum required at any meeting of holders of convertible notes at which a resolution is adopted.
Approval of Business Combinations

The consent of holders of at least a majority in aggregate principal amount of the convertible notes is needed for Foster Wheeler Ltd. or Foster Wheeler LLC to consolidate, merge or transfer substantially all of their assets and properties to a person that is not a U.S. or Bermuda corporation, partnership or trust.
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.
The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the

Provision Applicable to Holders of Convertible Notes	Provision Applicable to Holders of Common Shares and Preferred Shares
holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court, in its discretion, may grant such order.
Dissenters' Rights
Holders of convertible notes may require Foster Wheeler Ltd. to repurchase their convertible notes only upon a change of control involving Foster Wheeler Ltd., subject to certain limitations.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and certain affiliated companies) may apply to the court to appraise the fair value of his or her shares.
Distributions and Dividends

The convertible notes bear interest from May 31, 2001 at a rate of 6.50% per year, payable semi-annually on June 1 and December 1 of each year, subject to adjustment upon the occurrence of a change of control involving Foster Wheeler Ltd. or an issuance of rights or warrants to purchase common shares of Foster Wheeler Ltd. below the current market value of the common shares.

Foster Wheeler Ltd. will not pay interest on any note that is converted into common shares of Foster Wheeler Ltd.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In certain circumstances, the preferred shares may be entitled to distributions as described under "Description of Share Capital—Preferred Shares—Terms of the Series B Convertible Preferred Shares Offered in the Exchange Offer—Dividend Rights."
Repurchase and Redemptions

The convertible notes are redeemable in whole or in part at the option of Foster Wheeler Ltd. beginning June 1, 2004. The aggregate amount of unpaid principal and interest outstanding on the convertible notes is due in full on June 1, 2007.

Holders of convertible notes may require Foster Wheeler Ltd. to repurchase their convertible notes only upon a change of control involving Foster Wheeler Ltd, subject to certain limitations.
Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (1) capital paid-up on the shares in question; (2) proceeds of a new issue of shares made for the purposes of the repurchase; or (3) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds

Provision Applicable to Holders of Convertible Notes	Provision Applicable to Holders of Common Shares and Preferred Shares
which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.
Enforcement Rights

If Foster Wheeler Ltd. (1) fails to pay any amount due on the convertible notes, including principal, premium, if any, or interest, (2) fails to perform any provision contained in the indenture, (3) upon notice from the trustee or at least 25% in aggregate principal amount of the holders of the convertible notes, defaults in the payment of principal or interest under any of its indebtedness or if such default results in the acceleration of such indebtedness, or if Foster Wheeler LLC defaults in the payment of principal or interest under any of its indebtedness or if such default results in the acceleration of such indebtedness in an amount in excess of $15 million or (4) the guarantee of Foster Wheeler LLC ceases to be in full force or effect, then the trustee or the holders of at least 25% in aggregate principal amount of the convertible notes may declare the convertible notes due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

If Foster Wheeler Ltd. files for bankruptcy or similar proceeding, the aggregate principal amount of all the notes and the interest thereon shall become immediately due and payable.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Guarantees

The convertible notes are fully and unconditionally guaranteed as to principal, premium, if any, and interest by Foster Wheeler LLC. If Foster Wheeler Ltd. defaults in the payment of the principal of, or premium, if any, or interest on the convertible notes when and as the same becomes due, Foster Wheeler LLC is required to promptly pay such amount in full. In addition, Foster Wheeler LLC has guaranteed all other obligations of Foster Wheeler Ltd. under	The common shares and preferred shares are not guaranteed by any entity.

Provision Applicable to Holders of Convertible Notes	Provision Applicable to Holders of Common Shares and Preferred Shares
the convertible notes, including the obligation to deliver common shares of Foster Wheeler Ltd. upon conversion by a holder.

The convertible notes are general unsecured obligations of Foster Wheeler Ltd., subordinated in right of payment to all of its existing and future debt and are effectively subordinated to all indebtedness and liabilities of all subsidiaries of Foster Wheeler Ltd.
The guarantee is subordinate to the prior payment of all senior debt of Foster Wheeler LLC.

Robbins Bonds

Provision Applicable to Holders of Robbins Bonds	Provision Applicable to Holders of Common Shares and Preferred Shares
Shareholders' Meetings

Holders of Robbins bonds are not entitled to attend meetings of shareholders or other organizational meetings of Foster Wheeler LLC, Robbins Resource Recovery Partners, L.P., which we refer to as RRRP, the trustee or the Village of Robbins, Cook County, Illinois, unless they are entitled to attend under other applicable law.
Under Bermuda law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
Quorum
Neither the Robbins indenture nor the exit funding agreement contains provisions for convening meetings of the holders of the Robbins bonds.
The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings
Neither the Robbins indenture nor the exit funding agreement contains provisions for convening meetings of the holders of the Robbins bonds.
Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees

Holders of a majority in aggregate principal amount of the Robbins bonds may remove the trustee by notifying the trustee in writing and may appoint a successor trustee with the prior written consent of the issuer of the Robbins bonds.
In the event of the resignation of the trustee, the issuer of the Robbins bonds shall appoint a successor trustee and provide notice to the holders of the Robbins bonds. Holders of a majority in aggregate principal amount of the Robbins bonds may remove the successor trustee and appoint a new, successor trustee within one year of its appointment by notifying the issuer of the Robbins bonds, the trustee and RRRP.
The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.
A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.
Approval Requirements Generally
Holders of the Robbins bonds do not have voting rights with regard to the organization or management of Foster Wheeler LLC, RRRP, or the issuer of the Robbins bonds.
Each holder of common shares is entitled to one vote in person, or by proxy, for each common share registered in the name of such holder. Prior to becoming convertible, each holder of preferred shares will have the number of votes the common shares issuable upon conversion of such preferred shares would have. If and when the preferred shares become convertible at each holder's option, they will cease to vote except in limited circumstances as described in the next paragraph or as otherwise required under applicable law.

Holders of a majority in aggregate principal amount of Robbins bonds can generally direct the trustee's actions under the indenture governing the Robbins bonds.
Amendments and supplements of the rights and obligations of the holders of the Robbins bonds require the written consent of a majority in aggregate principal amount of Robbins bonds. No such amendment or supplement, however, shall, without the consent of each holder of Robbins bonds, (1) reduce the rate of interest on any Robbins bond or extend the time of payment thereof or reduce the amount of principal of any Robbins bond or extend the principal payment date, (2) reduce the percentage of holders whose consent is required for the execution of any amendment or supplement to the Robbins indenture, or (3) effect a privilege or priority of any bond or bonds over any other bond.
Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the certificate of designation which would affect the powers, preferences, or special rights of the preferred shares, and any variation of the rights of the common shares or the preferred shares generally as a class, will require the approval of holders of at least three-fourths of the outstanding affected class of shares. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the relevant class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding shares of the relevant class is present.
The Robbins indenture and the Robbins bonds may be amended or supplemented without the consent of the holders of the Robbins bonds if the purpose of the amendment or supplement is:
•	the addition or subtraction of conditions and terms to be observed or performed by the issuer, so long as neither will adversely affect the interests of any holders of Robbins bonds;
•	clarification of ambiguity in the documents;
•	any other modification that will not adversely affect the interests of any holders of Robbins bonds;
•	the issuance of additional bonds;
•	the appointment of a successor;
•
to make changes required by rating agencies as a condition to the issuance or maintenance of a rating on the Robbins bonds, provided that such change will not adversely affect the interests of any holders of Robbins bonds; or
•	to maintain the exclusion from gross income under the provisions of the tax code of the interest on the Robbins bonds.

Amendment of Constitutional Documents and Terms of Securities

Amendments and supplements of the rights and obligations of the holders of the Robbins bonds require the written consent of a majority in aggregate principal amount of Robbins bonds.
No such amendment or supplement, however, shall, without the consent of each holder of Robbins bonds, (1) reduce the rate of interest on any Robbins bond or extend the time of payment thereof or reduce the amount of principal of any Robbins bond or extend the principal payment date (2) reduce the percentage of holders whose consent is required for the execution of any amendment or supplement to the Robbins indenture, or (3) effect a privilege or priority of any bond or bonds over any other bond.
The Robbins indenture and the Robbins bonds may be amended or supplemented without the consent of the holders of the Robbins bonds if the purpose of the amendment or supplement is:

Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments
Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board, provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd.
If a proposed rescission, alteration or amendment
•	the addition or subtraction of conditions and terms to be observed or performed by the issuer, so long as neither will adversely affect the interests of any holders of Robbins bonds;
varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of
•	clarification of ambiguity in the documents;	issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of
•	any other modification that will not adversely affect the interests of any holders of Robbins bonds;	all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class
•	the issuance of additional bonds;	of shareholders at which a quorum consisting of
•	the appointment of a successor trustee;	at least two persons holding or representing one-third of the issued shares of the relevant class is
•	to make changes required by rating agencies as a condition to the issuance or maintenance of a rating on the Robbins bonds, provided that such change will not adversely affect the interests of any holders of Robbins bonds; or	present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.
•	to maintain the exclusion from gross income under the provisions of the tax code of the interest on the Robbins bonds.

Approval of Business Combinations

The exit funding agreement limits the ability of Foster Wheeler LLC to, among other things, merge or consolidate with any other entity, change its form of organization, liquidate or dissolve itself, or sell or transfer all, or substantially all, of its assets without assumption by the surviving entity of Foster Wheeler LLC's obligations under the exit funding agreement.
Holders of Robbins bonds do not have the right to approve a business combination of either the issuer of the Robbins bonds or RRRP.

The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.

The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may be notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may grant such order as it thinks fit.
Dissenters' Rights
Holder of Robbins bonds do not have any dissenters' rights.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and one or more of its wholly-owned subsidiaries or between two or more subsidiaries of the same holding company) may apply to the court to appraise the fair value of his or her shares.
Distributions and Dividends

Series 1999 C Bonds bear interest at a rate of 7.25% per year, payable semi-annually on April 15 and October 15 of each year, subject to prior redemption.
Series 1999 D Bonds accrete interest on their original principal amount at a yield to maturity of 7.00% and in accordance with amounts set forth in the Robbins indenture.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions to shareholders out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In certain circumstances, the preferred shares may be entitled to distributions as described under "Description of Share Capital—Preferred Shares—Terms of the Series B Convertible Preferred Shares Offered in the Exchange Offer—Dividend Rights."

Repurchase and Redemptions

The aggregate amount of unpaid principal and interest outstanding on the Series 1999 C Bonds matures, subject to prior redemption, on the following dates and in the following amounts: (1) $12,130,000 on October 15, 2009 and (2) $77,155,000 on October 15, 2024.
The aggregate amount of unpaid principal and interest outstanding on the Series 1999 D Bonds matures on October 15, 2009.
RRRP can redeem the Robbins bonds prior to maturity at a redemption price of 100% of the principal amount of the Robbins bonds, plus accrued interest, if any, as of the redemption date.

Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (1) capital paid-up on the shares in question; (2) proceeds of a new issue of shares made for the purposes of the repurchase; or (3) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.
Non-RRRP Redemptions
Sinking Fund Installment
The Series 1999 C Bonds are subject to partial redemption on October 15 of each year, beginning October 15, 2000, by application of the trustee of funds on deposit in a sinking fund.
Determination of Taxability

The Robbins bonds are subject to special mandatory redemption within 180 days of the occurrence of (1) a final determination by the Internal Revenue Service or a court of competent jurisdiction or (2) a determination by RRRP or Foster Wheeler LLC, that, as a result of any event, the interest payable on the Robbins bonds is includable for federal income tax purposes in the gross income of an owner or former owner of the Robbins bonds. In the event of a special mandatory redemption, the Robbins bonds are subject to redemption at a redemption price of 100% of the principal amount of such bonds.
Damage, Condemnation or Loss of Title
The Robbins bonds are subject to partial redemption by application of moneys transferred from insurance and condemnation proceeds accounts upon the damage, condemnation, or loss of title of the recovery facility.

Retail Rate Litigation Proceeds
The Robbins bonds are subject to special mandatory redemption, in whole or in part, from moneys transferred from the Retail Rate Litigation Proceeds Fund as defined in the Robbins indenture.
Liquidation of DBT Trust Agreement
The Robbins bonds are subject to special mandatory redemption, in whole or in part, from moneys paid to the Trustee from the DBT Trust Agreement as defined in the Robbins indenture.
"Change in Use" Redemption
The Robbins bonds are subject to redemption, in whole or in part, at the option of the issuer of the Robbins bonds on August 3, 2010, at a redemption price of 100% of the principal amount of the Robbins bonds being redeemed, plus accrued interest, if any, if there is to be a "change in use" effected under Treasury Regulation Section 1.141-12.
Enforcement Rights

In the event that the issuer of the Robbins bonds defaults in the due and punctual payment of principal or interest on the Robbins bonds, which we refer to as a Robbins default, the holders of a majority in aggregate principal amount of Robbins bonds may declare the principal of the accrued interest on the outstanding Robbins bonds to be immediately due and payable.

In the event that Foster Wheeler LLC defaults under the exit funding agreement, the trustee shall immediately declare an amount equal to all exit payments due under the exit funding agreement to be immediately due and payable.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act

The holder of a majority in aggregate principal amount of Robbins bonds may direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The remedies available to the trustee are limited to: (1) enforcement of the exit funding agreement against Foster Wheeler LLC to pay the principal and interest on the Robbins bonds and (2) application of the funds in the various bond accounts to pay the principal and interest on the Robbins bonds.
requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Foster Wheeler Ltd.'s counsel, King & Spalding LLP, the following are the material U.S. federal income tax considerations of the exchange offer generally applicable to (1) holders of trust securities, convertible notes or Robbins bonds (which we refer to as the debt securities) who hold the debt securities as capital assets, and (2) holders of preferred shares or common shares (which we refer to collectively as shares) or warrants who hold such shares or warrants as capital assets and who acquire the shares or warrants in exchange for debt securities pursuant to the exchange offer. This description does not purport to address the potential tax considerations that may be material to a holder based on his or her particular situation and does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  dealers or traders in securities or currencies;

  •
  holders that hold debt securities, shares or warrants as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

  •
  holders that actually or constructively own or will own 10 percent or more of our voting stock; or

  •
  a Non-U.S. Holder (as defined below) that is a U.S. expatriate, "controlled foreign corporation," "passive foreign investment company," or "foreign personal holding company."

        Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the disposition of debt securities pursuant to the exchange offer or the acquisition, ownership or disposition of shares or warrants. Holders should consult their tax advisors with respect to the application of the U.S. tax laws to their particular situation.

        This description is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service or a court, which could affect the tax consequences described herein.

        For purposes of this description, a U.S. Holder is a beneficial owner of debt securities, shares or warrants who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the

    United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

        A Non-U.S. Holder is a beneficial owner of debt securities, shares or warrants that is not a United States person and not a partnership for U.S. federal income tax purposes.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, shares or warrants, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the application of the U.S. tax laws to its particular situation.

EXCHANGING U.S. HOLDERS

Treatment of Exchanges as Section 351 Transaction

  Requirements for Section 351 Treatment

        General.    If, pursuant to the exchange offer, the holders of trust securities, convertible notes, Robbins bonds and 2005 notes who transfer (or are deemed to transfer) property directly to Foster Wheeler Ltd. in exchange for shares own, immediately after the exchanges, shares representing "control" of Foster Wheeler Ltd. (that is, shares having at least 80% of the voting power of all classes of shares of Foster Wheeler Ltd. entitled to vote), the convertible notes constitute "securities" for U.S. federal income tax purposes and certain other requirements are satisfied, the exchanges would be characterized in the aggregate as a transaction that is described in Section 351 of the Code. Subject to the discussion below, we expect, assuming the minimum participation levels are met, that the exchanges should be characterized in the aggregate as a Section 351 transaction.

        Classification of Convertible Notes as Securities.    The term "security" is not defined in the Code or applicable Treasury regulations and has not been clearly defined by court decisions or administrative rulings. The determination of whether a debt instrument constitutes a security for U.S. federal income tax purposes depends upon an overall evaluation of the nature of the debt, the degree of participation and continuing interest of holders of the debt instrument in the affairs of the business and certain other considerations. In making this evaluation, courts have typically focused on the original term of the debt instrument, or the length of time between the issuance of the debt instrument and its maturity. In general, (1) debt instruments with an original term of 5 years or less are not likely to be considered securities, (2) debt instruments with an original term of 10 years or more are likely to be considered securities and (3) the classification as securities of debt instruments (such as the convertible notes) with an original term of more than 5 but less than 10 years is uncertain. Debt instruments (such as the convertible notes) that are convertible into stock of the issuer may be more likely to be treated as securities than nonconvertible debt instruments with otherwise similar terms because of the holders' potential equity participation in the issuer.

        Based upon an evaluation of the factors relevant to the classification of the convertible notes as securities, Foster Wheeler Ltd. intends to take the position that the convertible notes should be treated as "securities" for U.S. federal income tax purposes. However, due to the lack of clear authority with respect to the classification as securities of debt instruments, such as the convertible notes, that have an original term of more than 5 but less than 10 years, the treatment of the convertible notes as securities is uncertain. Because of this uncertainty, counsel will not render an opinion on this issue.

        "Control" Requirement.    Several aspects of the 80% control requirement make the factual determination of whether the exchanges will qualify as a Section 351 transaction uncertain. For example, exchanging holders of 2005 notes will transfer their 2005 notes to Foster Wheeler LLC rather than Foster Wheeler Ltd. While Foster Wheeler Ltd. will transfer shares directly to such exchanging holders, it will do so on behalf of Foster Wheeler LLC and in consideration for delivery of the 2005 notes to Foster Wheeler LLC. As a result, an exchanging holder of 2005 notes (that is not also an exchanging holder of other debt securities) may not qualify as a "transferor" (that is, a person that is treated as transferring property to Foster Wheeler Ltd. in exchange for shares), in which case the shares received by the holder would not count toward satisfaction of the 80% control test. We intend to take the position that such holders will not be considered transferors for this purpose.

        In addition, shares received by an exchanging holder generally would not count toward satisfaction of the 80% control test to the extent the holder is under a binding commitment to dispose of those shares to a person that is not a transferor. Information regarding any such dispositions will be difficult to ascertain.

        Moreover, in determining whether transferors are in control of Foster Wheeler Ltd. immediately after the exchanges, all shares owned by such transferors at that time (whether or not received pursuant to the exchange offer) will be taken into account. The extent of such ownership will be difficult to ascertain.

        In determining whether the control requirement is met, it is not clear whether shares deliverable upon the exercise of any warrants or options issued by Foster Wheeler Ltd. should be taken into account. If such shares were taken into account, it could dilute the ownership of shares by transferors to less than 80%. We intend to take the position, based on the terms of the warrants, that the warrants should not be taken into account for this purpose.

        For the reasons stated above, the satisfaction of the 80% control requirement (and thus qualification of the exchanges as a Section 351 transaction) is factually uncertain and will depend in part upon facts in existence at the time the exchanges occur that may be difficult to ascertain. U.S. Holders should consult their tax advisors regarding the possible application of Section 351 to the exchanges and the consequences to them, in their particular circumstances, of such possible application.

  Consequences of Section 351 Treatment

        If the exchanges are properly characterized in the aggregate as a transaction that is described in Section 351 of the Code, U.S. Holders of trust securities, convertible notes and, subject to the discussion below, Robbins bonds generally will not recognize gain (except to the extent described below with respect to accrued market discount or, in the case of trust securities, the receipt of warrants) on the receipt of shares and warrants, if any, in exchange for their debt securities. U.S. Holders will not recognize any loss on the exchange. If you are a U.S. Holder that will own 5 percent or more of our stock, by vote or value, immediately after the exchange, additional requirements with respect to transfers of securities to foreign corporations may apply in order to avoid gain recognition. Any such U.S. Holders should consult their tax advisors regarding the consequences of the exchange to them in their particular circumstances.

        Gain (determined in the manner described in "Consequences if Section 351 Does Not Apply" below), if any, on the exchange of your debt securities for shares and warrants, if any, should be includible in your gross income as ordinary income to the extent of any accrued market discount on those debt securities not previously included in income, although it is possible that exchanging holders of convertible notes may avoid such gain recognition if their exchange qualifies as a tax-free recapitalization. In addition, regulations authorized (but not yet issued) under Section 1276 of the Code may require that the full amount of any accrued market discount on your debt securities would be includible in your income regardless of the amount of any gain recognized on the exchange of your debt securities, so that you may recognize taxable income in excess of your economic gain, if any, including if you have a loss on the transaction. To the extent any accrued market discount is not currently includible in your income, it generally would be taxed as ordinary income upon your sale or other disposition of shares received in exchange for your debt securities. Market discount is the excess (subject to a de minimis exception), as of the date of your acquisition of a debt security, of (1) the debt security's stated redemption price at maturity (or in the case of a trust security acquired after we began deferring payments on the trust securities, the issue price of such trust security increased by the aggregate amount of original issue discount includible in the gross income of a holder of a trust security for periods prior to your acquisition) over (2) your tax basis in the debt security. Market discount, if any, accrues ratably from the date you purchase a debt security until its final maturity. Debt securities purchased at a substantial market discount may have substantial amounts of accrued market discount.

        Under applicable Treasury regulations, warrants received by holders of trust securities would constitute taxable "boot" in a Section 351 transaction. Accordingly, in addition to the consequences described above with respect to market discount, holders of trust securities who receive Foster Wheeler Ltd. shares and warrants in the exchange should recognize gain, if any, on their transfers, to the extent of the fair market value of the warrants received.

        Subject to the discussion above relating to U.S. Holders of debt securities with accrued market discount, any gain recognized by you would be capital gain. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. For U.S. foreign tax credit purposes, (i) capital gain, if any, recognized by you generally will be treated as U.S. source gain and (ii) ordinary income attributable to accrued market discount, if any, recognized by you generally will be treated as foreign source income in the case of trust securities and convertible notes and U.S. source income in the case of Robbins bonds.

        Your aggregate initial tax basis of the shares received in the exchange generally would be the same as the aggregate tax basis of the debt securities exchanged, (1) decreased, except in the case of trust securities, by the amount of any basis attributable to accrued but unpaid interest and, in the case of trust securities, by the fair market value of the warrants received and (2) increased by the amount of any gain recognized on the exchange. Your tax basis attributable to shares would be allocated to the common shares and preferred shares received in proportion to the fair market values of such common shares and preferred shares. Your holding period in the shares generally would include the period during which you held your debt securities. Your tax basis in any warrants received in the exchange would equal the fair market value of the warrants on the date of the exchange, and your holding period for the warrants would begin on the day following the date of the exchange.

        Notwithstanding possible classification of the exchanges as a Section 351 transaction, holders of Robbins bonds may recognize gain (but not loss) on their exchanges with Foster Wheeler Ltd. under special rules applicable to transfers of securities to foreign corporations. The application of these rules to the transfer of Robbins bonds, which are debt securities issued by a municipal corporation, is unclear. Accordingly, U.S. Holders of Robbins bonds should consult their tax advisors regarding the possible application of these special rules and consequences to them, in their particular circumstances, of the exchange of Robbins bonds for shares.

Consequences if Section 351 Does Not Apply

        The following discussion describes consequences to exchanging U.S. Holders if the exchanges are not properly characterized in the aggregate as a transaction described in Section 351 of the Code.

  Exchange of Trust Securities for Shares and Warrants

        The exchange of trust securities for shares and warrants pursuant to the exchange offer in a non-Section 351 transaction will be a taxable exchange for U.S. federal income tax purposes. If you are a U.S. Holder of trust securities, you will recognize net gain or loss on such exchange in an amount equal to the difference between (1) the fair market value of any shares and warrants received in the exchange offer and (2) your adjusted tax basis in the trust securities exchanged. Because you will not receive any consideration in payment of accrued but unpaid original issue discount, you may be able to recognize an ordinary loss in an amount equal to accrued but unpaid original issue discount that you have previously included in your gross income with respect to your trust securities. Subject to the possibility of recognizing such an ordinary loss and to the discussion below relating to U.S. Holders of trust securities with accrued market discount, any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held trust securities for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Market discount is the excess (subject to a de minimis exception) as of the date of your acquisition of a trust security, of (1) the security's stated redemption price at maturity (or, if you acquired a trust security after we began deferring payments on the trust securities, the issue price of the trust security increased by the aggregate amount of original issue discount includible in the gross income of holders of the trust security for periods prior to your acquisition) over (2) your tax basis in the trust security. Market discount, if any, accrues ratably from the date you purchase a trust security until its final maturity.

        Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Ordinary income or loss, if any, recognized by you generally will be treated as foreign source income or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange. Your tax basis in any warrants received in the exchange will equal the fair market value of the warrants on the date of the exchange and your holding period for the warrants will begin on the day following the date of the exchange.

  Exchange of Convertible Notes for Shares

        The U.S. federal income tax consequences to holders who exchange their convertible notes for shares in a non-Section 351 transaction will depend upon whether the convertible notes constitute "securities" for U.S. federal income tax purposes. Please refer to "—Treatment of Exchanges as Section 351 Transaction—Requirements for Section 351 Treatment—Classification of Convertible Notes as Securities" above. If the convertible notes constitute securities for U.S. federal income tax purposes, the exchange of convertible notes for shares pursuant to the exchange offer will be a tax-free "recapitalization" for U.S. federal income tax purposes. Accordingly, if you are a U.S. Holder of convertible notes, you generally will not recognize gain or loss on the receipt of shares in exchange for your convertible notes. However, if you are a U.S. Holder that will own 5 percent or more of our stock, by vote or value, immediately after the exchange, additional requirements may apply in order to avoid gain recognition. Such holders should consult their own tax advisors regarding the consequences of the exchange to them in their particular circumstances.

        Under regulations to be prescribed by the Treasury Department, rather than being included in income currently, any accrued market discount on your convertible notes (to the extent not previously included by you as ordinary income) would be taxed as ordinary income upon your sale or other disposition of the shares received in exchange for those convertible notes. Market discount is the excess, as of the date of your acquisition of a convertible note, of the note's stated redemption price at maturity over your tax basis in the note, subject to a de minimis rule. Market discount, if any, accrues ratably from the date you purchase a convertible note until its final maturity.

        If you are a U.S. Holder, (1) your aggregate initial tax basis of the shares received in the exchange generally would be the same as the aggregate tax basis of the convertible notes exchanged (less any basis attributable to accrued but unpaid interest) and would be allocated to the common shares and preferred shares received in proportion to the fair market values of such common shares and preferred shares, and (2) your holding period in the shares generally would include the period during which you held the convertible notes.

        Notes Not Treated as Securities.    If it is determined that the convertible notes are not "securities," the exchange of convertible notes for shares should be a taxable event for U.S. federal income tax purposes. In that case, if you are a U.S. Holder of convertible notes, you will recognize net gain or loss on such exchange in an amount equal to the difference between the fair market value of the shares received in the exchange offer and your adjusted tax basis in the convertible notes exchanged (less any basis attributable to accrued but unpaid interest). Subject to the discussion below relating to U.S. Holders of convertible notes with accrued market discount and provided that we are not a passive foreign investment company (as described below under "Passive Foreign Investment Company Rules"), any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held convertible notes for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain.

        Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Ordinary income or loss, if any, recognized by you generally will be treated as foreign source income or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

  Exchange of Robbins Bonds for Shares

        The exchange of Robbins bonds for shares pursuant to the exchange offer in a non-Section 351 transaction will be a taxable exchange for U.S. federal income tax purposes. If you are a U.S. Holder of Robbins bonds, you generally will recognize gain or loss on such exchange in an amount equal to the difference between the fair market value of the shares received in the exchange offer and your adjusted tax basis in the Robbins bonds exchanged (less any basis attributable to accrued but unpaid interest). Subject to the discussion below relating to U.S. Holders of Robbins bonds with accrued market discount, any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held Robbins bonds for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Market discount is the excess, as of the date of your acquisition of a Robbins bond, of the bond's stated redemption price at maturity over your tax basis in the bond, subject to a de minimis rule. Market discount, if any, accrues from the date you purchase a Robbins bond until its final maturity.

        Capital gain or loss, if any (and any ordinary income attributable to market discount), recognized by you on the exchange of Robbins bonds for shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

Cash Received for Accrued but Unpaid Interest

        Cash received, if any, by a U.S. Holder in respect of accrued but unpaid interest on its debt securities will be treated as a payment of interest on such debt securities.

Liquidated Damages

        Certain holders will be entitled under the lockup agreement to receive payments of liquidated damages from us under the circumstances described above in "The Exchange Offer and the Consent Solicitation—Lockup Agreement" and "—Terms of the Exchange Offer—Registration Rights." We intend to treat such liquidated damages, if any, as taxable income of such holders.

Possible Treatment of Transfers to Certain Exchanging Holders as Payments of Fees

        Foster Wheeler Ltd. intends to treat the transfer of shares to exchanging holders of debt securities, for U.S. federal income tax purposes, solely as consideration provided by it for the exchange. However, it is possible that, in the case of the trust securities or convertible notes, the transfer of a portion of the shares to exchanging holders could instead be treated as a fee paid to such holders as separate consideration for their participation in the exchange offer and consent to the proposed amendments to the trust securities indenture and related agreements or to the indenture governing the convertible notes (rather than as consideration for the trust securities or convertible notes exchanged). If a portion of the consideration paid to such exchanging holders is properly characterized as a fee, such portion would be taxable to U.S. Holders as ordinary income and the amount of gain or loss realized by U.S. Holders would be adjusted accordingly. U.S. Holders should consult their tax advisors regarding the possibility (and consequences to them in their particular circumstances) of such a characterization.

Ownership of Common Shares, Preferred Shares and Warrants

  Distributions

        We have not paid a dividend on our common shares since July, 2001. Except to the extent provided in this registration statement, we have no intention of paying any dividends on our common shares or preferred shares in the foreseeable future. If we were to pay dividends in the future on our common shares or preferred shares, they would be subject to U.S. federal income tax in the manner described below.

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. Holder, the gross amount of any distribution made to you with respect to your shares would be includible in your income as dividend income to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. In general, such dividends would not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders with respect to dividends received from a U.S. corporation. To the extent, if any, that the amount of any distribution exceeded our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it would be treated first as a tax-free return of your adjusted tax basis in your common shares and thereafter as capital gain. We do not maintain calculations of earnings and profits under U.S. federal income tax principles.

        If you are a U.S. Holder, subject to the succeeding sentence, any dividends paid to you with respect to your shares would generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. However, as long as 50 percent or more of our stock, by vote or value, is actually or constructively owned by U.S. Holders, a portion of such dividends would (subject to a de minimis exception) be treated as U.S. source income to the extent paid out of earnings and profits from U.S. sources. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends that we distribute generally would constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

        Under legislation enacted in 2003, certain dividend income received by non-corporate U.S. taxpayers from domestic corporations or "qualified foreign corporations" is eligible to be taxed at reduced rates. However, because Foster Wheeler Ltd. currently is not a qualified foreign corporation (as defined in the Code), dividends paid by Foster Wheeler Ltd. would not qualify for such reduced rates and would be taxed at ordinary income rates until such time, if any, that Foster Wheeler Ltd. becomes a qualified foreign corporation.

  Constructive Distributions

        Under Section 305(c) of the Code, adjustments (or failures to make adjustments) to the conversion ratio on the preferred shares or the number of shares deliverable upon the exercise of warrants that have the effect of increasing the proportionate interest of a U.S. Holder in our assets or earnings may result in a taxable deemed distribution to the holder. Any deemed distribution will be subject to U.S. federal income tax in the same manner as an actual distribution received by the holder, as described under "Distributions" above.

  Sale or Exchange of Common Shares, Preferred Shares or Warrants

        If you are a U.S. Holder, you generally will recognize gain or loss on the sale or exchange of your shares or warrants equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in your shares or warrants. We believe that a U.S. Holder of preferred shares generally should not recognize gain or loss with respect to (i) the shares becoming convertible upon an increase in our authorized capital, (ii) the corresponding reduction in par value of the shares or (iii) its receipt of common shares upon the conversion of its preferred shares (but may be required to recognize ordinary income with respect to its preferred shares on such events in respect of any accrued market discount on its debt securities, to the extent allocable to such preferred shares and not previously included in the holder's income). We also believe that a U.S. Holder of warrants generally should not recognize gain or loss with respect to the warrants (A) becoming exercisable for common shares in connection with an increase in the number of our authorized common shares and corresponding reduction in par value of the shares or (B) remaining exercisable for preferred shares if there is no such increase in the number of our authorized common shares and no such reduction in par value of the shares. However, no statutory, judicial or administrative authority directly addresses the tax consequences associated with stock or warrants having terms like the preferred shares or warrants, and it is possible that a U.S. Holder may recognize income, which may be ordinary income, on any of the events described above in addition to any other income or gain required to be recognized by the holder as described herein. U.S. Holders will not recognize any gain or loss on the proposed reverse split of common shares (but may be required to recognize ordinary income with respect to its common shares in respect of any accrued market discount on its debt securities, to the extent allocable to such common shares and not previoulsy included in the holder's income).

        Except as described above and subject to the passive foreign investment company rules discussed below, any gain or loss recognized on the sale or exchange of shares or warrants received in the exchange offer (or common shares received upon the conversion of such preferred shares, or common or preferred shares received upon the exercise of such warrants) generally will be capital gain or loss

(except that gain, if any, recognized by a holder that received such shares in exchange for debt securities in a tax-free transaction will be treated as ordinary income to the extent the gain is attributable to accrued market discount allocable to such shares and not previously includible in the holder's income). Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

  Passive Foreign Investment Company Rules

        We believe that we are not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, and thus that the shares issued pursuant to the exchange offer should not be treated as stock of a PFIC. This conclusion, however, is a factual determination that is made annually and thus is uncertain and may be subject to change. If the shares were treated as stock of a PFIC, gain realized on the sale or other disposition of the shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain, as well as certain "excess distributions" (if any) received on the shares, ratably over your holding period for the shares, as calculated for purposes of the PFIC rules, and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, and subject to an interest charge in respect of the tax attributable to each such year. Similar rules would apply with respect to warrants in a PFIC, although exercise generally would not be a taxable event, and a shareholder's holding period for shares received on the exercise of a warrant would include the holding period for the warrant for purposes of the gain and excess distribution calculations.

  Exercise of Warrants

        No gain or loss generally will be recognized by a U.S. Holder upon the exercise of any warrants received in exchange for trust securities. The basis of a U.S. Holder in common or preferred shares acquired pursuant to the exercise of a warrant will equal the sum of the holder's basis in the warrant plus the exercise price paid to acquire those shares. The holder's holding period for the shares will begin on the day following the date of exercise.

  Expiration of Warrants

        Upon the expiration of a warrant, a U.S. Holder will recognize a capital loss equal to the adjusted basis in the warrant.

NON-EXCHANGING U.S. HOLDERS

  Holders of Trust Securities and Convertible Notes

        U.S. Holders of debt securities (other than Robbins bonds) that do not tender their debt securities pursuant to the exchange offer would be deemed to exchange the debt securities for new debt securities if the proposed amendments to the indenture governing such debt securities and any related agreements are adopted and constitute a significant modification of the debt securities for U.S. federal income tax purposes. Whether such proposed amendments constitute a significant modification is a factual issue.

        In general, a modification of a debt instrument is a significant modification if, based on all facts and circumstances (and considering collectively all changes to the debt instrument other than certain specified changes that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." In addition, the applicable Treasury regulations provide an exception under which a modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification. However, there is no authority addressing the types of covenants that are considered customary accounting or financial covenants for this purpose and thus the application of this exception to the proposed amendments is uncertain. Based upon our interpretation of the applicable rules relating to the modification of debt instruments, we intend to take the position that the proposed amendments do not constitute a significant modification of the debt securities and therefore will not result in a deemed exchange.

        Consequences of Significant Modification of Trust Securities.    If the proposed amendments resulted in a significant modification of the trust securities and you are a U.S. Holder of trust securities, you would be deemed to exchange your trust securities for new trust securities for U.S. federal income tax purposes. Depending upon the facts and circumstances existing around the time of such deemed exchange, the exchange may be a taxable event with respect to which you would be required to recognize gain or loss for U.S. federal income tax purposes. In addition, such deemed exchange, whether or not taxable, may result in the creation of additional original issue discount on the new trust securities (based on the excess of the face amount of the new trust securities over their fair market value), which would be includible in your income over the term of the new trust securities in addition to the original issue discount relating to the deferral of payments on the junior subordinated debentures and the trust securities (subject to offset in the case of a holder that is treated as having acquired the new trust securities at an "acquisition premium" in a nontaxable deemed exchange). Thus, if the proposed amendments constitute a significant modification of the trust securities, you may recognize taxable gain and/or interest income without a corresponding receipt of cash. In general, the computation of gain or loss and whether (and to what extent) original issue discount is created would depend on the amount and type of trading activity with respect to the trust securities around the time of the deemed exchange.

        Consequences of Significant Modification of Convertible Notes.    If the proposed amendments resulted in a significant modification of the convertible notes and you are a U.S. Holder of convertible notes, you would be deemed to exchange your convertible notes for new convertible notes in a transaction with respect to which you would be required to recognize gain or loss for U.S. federal income tax purposes unless the convertible notes are "securities" and the new convertible notes are treated as "securities" under recently issued IRS guidance (treating as "securities" two-year debt instruments issued by an acquiring corporation in a reorganization in exchange for a target corporation's outstanding "securities" having substantially identical terms). Certain consequences of such a deemed exchange, including the appropriate measure for determining your amount realized (either face amount or fair market value of the new convertible notes) for purposes of computing your gain or loss and the possible creation of original issue discount with respect to your new convertible notes (based on the excess of the face amount of the new convertible notes over their fair market value), generally would depend upon the amount and type of trading activity with respect to the convertible notes around the time of the deemed exchange. If the proposed amendments constitute a significant modification, you may recognize taxable gain and/or interest income without a corresponding receipt of cash.

        Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues. Because of this uncertainty, you should consult your tax advisor regarding the possibility that the proposed amendments would constitute a significant modification of the trust securities or convertible notes and the potential consequences to you, in your particular situation, of any deemed exchange of trust securities or convertible notes.

  Holders of Robbins Bonds

        We have confirmed with our special tax counsel, Sidley, Austin, Brown & Wood LLP, that if you are a U.S. Holder of Robbins bonds and you do not exchange your Robbins bonds for shares pursuant to the exchange offer, you will continue to be exempt from U.S. federal income taxation with respect to interest on the Robbins bonds in the same manner as before the exchange offer.

NON-U.S. HOLDERS

Consequences of Exchange or Deemed Exchange

        If you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the exchange of debt securities for shares or warrants (or, if you are a non-tendering holder of debt securities, on any deemed exchange of debt securities resulting from the modification of such debt securities) unless:

  •
  the exchange (or deemed exchange) is not a tax-free exchange for U.S. federal income tax purposes, and

  •
  either

  •
  such gain is effectively connected with your conduct of a trade or business in the United States, or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such exchange and certain other conditions are met.

        In addition, you generally will not be subject to U.S. federal income or withholding tax on income attributable to accrued market discount, if any, unless such income is effectively connected with your conduct of a trade or business in the United States.

Ownership of Common Shares, Preferred Shares and Warrants

        Subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," if you are a Non-U.S. Holder, any dividends paid (or deemed paid) to you generally would not be treated as effectively connected with the conduct of a trade or business in the United States and would be exempt from U.S. federal income tax, including withholding tax, unless you:

  •
  have an office or other fixed place of business in the United States to which the dividends are attributable, and

  •
  derive the dividends in the active conduct of a banking, financing or similar business within the United States.

        In addition, subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," you generally will not be subject to U.S. federal income or withholding tax on any income or gain realized on the sale or exchange of shares or warrants unless:

  •
  such income or gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

U.S. BACKUP WITHHOLDING TAX AND INFORMATION REPORTING REQUIREMENTS

        Information reporting generally will apply to payments of accrued interest on the convertible notes, dividends on the shares and proceeds from the sale or redemption of shares or warrants made within the United States to a holder, other than an exempt recipient, including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons. If information reporting applies to any such payment, a payor will be required to withhold backup withholding tax from the payment if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the exchange of the trust securities, convertible notes or Robbins bonds and the acquisition, ownership and disposition of shares or warrants. You should consult your own tax advisor concerning the tax consequences to you, in your particular situation, of the exchange offer and of owning common or preferred shares or warrants.

LEGAL MATTERS

        The validity of the new notes and the guarantees will be passed upon for Foster Wheeler Ltd. and Foster Wheeler LLC by King & Spalding LLP, New York, New York. The validity of the common shares and preferred shares and the corporate authority of Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd. to issue the warrants and the guarantees will be passed upon by Bermuda counsel, Conyers Dill & Pearman.

EXPERTS

        The consolidated financial statements of Foster Wheeler Ltd. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003 incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Annual Report on Form 10-K/A for the year ended December 26, 2003 have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding Foster Wheeler Ltd.'s adoption of Statement of Financial Accounting Standards, or SFAS No. 142, "Goodwill and other Intangible Assets" as described in Note 2 to the consolidated financial statements and for the substantial doubt about Foster Wheeler Ltd.'s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements for Foster Wheeler Holdings Ltd. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003 incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Current Report on Form 8-K dated April 12, 2004 have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding Foster Wheeler Holdings Ltd.'s adoption of Statement of Financial Accounting Standards, or SFAS No. 142, "Goodwill and Other Intangible Assets" as described in Note 2 to the consolidated financial statements and for the substantial doubt about Foster Wheeler Holdings Ltd.'s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of:

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  Foster Wheeler LLC as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

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  Foster Wheeler International Holdings, Inc. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

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  Foster Wheeler International Corporation as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

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  Foster Wheeler Europe Limited as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003;

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  Financial Services S.a.r.l. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003;

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  FW Hungary Licensing Limited Liability Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 26, 2003; and

  •
  FW Netherlands C.V. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003,

incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Annual Report on Form 10-K/A for the year ended December 26, 2003 have been so incorporated in reliance on the reports (which each contain an explanatory paragraph regarding the substantial doubt about the ability of each entity to continue as a going concern as described in Note 2 to each of the financial statements and, for Foster Wheeler LLC and FW Netherlands C.V., which contains an explanatory paragraph regarding the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" as described in Note 3 and Note 4, respectively, to the consolidated financial statements), of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        In connection with the securities offered by this prospectus, Foster Wheeler LLC, Foster Wheeler Ltd. and certain subsidiary guarantors have filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our shares and Foster Wheeler Ltd., you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete, and you should refer to a copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to.

        Foster Wheeler Ltd. is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, Foster Wheeler Ltd. files reports, proxy and information statements and other information with the SEC. Financial information relating to Foster Wheeler LLC and the subsidiary guarantors is included in the notes to Foster Wheeler Ltd.'s consolidated financial statements incorporated by reference into this prospectus.

        You may read and copy any document Foster Wheeler Ltd. files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.

        A copy of this prospectus will be filed with the Bermuda Registrar of Companies under the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Bermuda Registrar of Companies does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

        Our website address is http://www.fwc.com. The information disclosed on the website is not incorporated herein and does not form a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus certain of the information Foster Wheeler Ltd. files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

  •
  Foster Wheeler Ltd.'s annual report on Form 10-K for the year ended December 26, 2003 filed on March 12, 2004, as amended by the Form 10-K/A filed on June 9, 2004.

  •
  Foster Wheeler Ltd.'s quarterly report on Form 10-Q for the quarter ended March 26, 2004 filed on May 5, 2004, as amended by the Form 10-Q/A filed on June 9, 2004 and as further amended by the Form 10-Q/A filed on August 13, 2004.

  •
  Foster Wheeler Ltd.'s quarterly report on Form 10-Q for the quarter ended June 25, 2004 filed on August 9, 2004.

  •
  Foster Wheeler Ltd.'s current reports on Form 8-K filed on January 28, 2004, February 5, 2004, April 12, 2004, April 14, 2004, April 15, 2004, May 20, 2004, May 25, 2004, July 8, 2004, July 23, 2004, August 13, 2004 and August 13, 2004.

        We will deliver copies of our latest annual report on Form 10-K and our latest quarterly report on Form 10-Q, along with the current reports on Form 8-K listed above, together with this prospectus. You may also request a copy of these filings at no cost, by writing or calling us at:

  Foster Wheeler Ltd.
  Perryville Corporate Park
  Clinton, New Jersey 08809-4000
  Attn: Lisa Fries Gardner
  Telephone: (908) 730-4000
  Facsimile: (908) 730-5300

If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the exchange offer period, initially scheduled for 5:00 pm New York City time on August 30, 2004. This means you must request this information no later than August 23, 2004.

ENFORCEMENT OF CIVIL LIABILITIES

        Foster Wheeler Ltd. is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against it in United States courts. Foster Wheeler Ltd. has irrevocably agreed that it may be served process with respect to actions based on offers and sales of securities made in the United States by having Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809-4000, be the United States agent appointed for that purpose.

        Foster Wheeler Ltd. has been advised by Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. It has also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

  (1)
  the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

  (2)
  the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

        A Bermuda court may impose civil liability on Foster Wheeler Ltd., or its directors or officers in a suit brought in the Supreme Court of Bermuda against it or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

FOSTER WHEELER LTD.

Offer to Exchange
up to 5,320,000 Common Shares, 86,100 Series B Convertible Preferred Shares
(Liquidation preference of $0.01 per preferred share)
and Warrants to purchase up to 293,389,891 Common Shares
for
Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC,
including accrued dividends

and

Up to 33,726,000 Common Shares and 318,570 Series B Convertible Preferred Shares
for
Any and All Outstanding 6.50% Convertible Subordinated Notes due 2007 issued by
Foster Wheeler Ltd. and Guaranteed by Foster Wheeler LLC

and

Up to 19,519,327 Common Shares and approximately 184,187.74 Series B Convertible Preferred Shares
for
Any and All Outstanding Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust
dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central
Florida, National Association, as Trustee)

and

Solicitation of Consents to Proposed Amendments to

the Indenture Relating to the 9.00% Junior Subordinated Deferrable Interest
Debentures, Series I of Foster Wheeler LLC
and

the Indenture Relating to the 6.50% Convertible Subordinated Notes due 2007

The dealer manager for this exchange offer is:

Rothschild Inc.
1251 Avenue of the Americas, 51st Floor
New York, New York 10020
(212) 403-3500

The exchange agent for this exchange offer is:

The Bank of New York, London branch
c/o The Bank of New York
ReOrg Unit
101 Barclay Street, Floor 7 East
New York, New York 10286
(212) 815-3750

The information agent for this exchange offer is:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, New York 10014
Banks and Brokers call (212) 440-9800
All Other Securityholders call toll free (800) 891-3214

QuickLinks

TABLE OF CONTENTS
SUMMARY
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
RISK FACTORS
FORWARD LOOKING STATEMENTS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SELECTED FINANCIAL DATA
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
ACCOUNTING TREATMENT FOR THE EXCHANGE OFFER
THE EXCHANGE OFFER AND THE CONSENT SOLICITATION
THE PROPOSED AMENDMENTS
THE TRUST
MARKET PRICE INFORMATION
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF THE WARRANTS
COMPARISON OF RIGHTS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
INCORPORATION OF DOCUMENTS BY REFERENCE
ENFORCEMENT OF CIVIL LIABILITIES